Exhibit 10.1

Execution Version

FIRST AMENDMENT TO

ASSET-BASED TERM LOAN AGREEMENT AND

FIRST AMENDMENT TO SECURITY AGREEMENT

This FIRST AMENDMENT TO ASSET-BASED TERM LOAN AGREEMENT AND FIRST AMENDMENT TO SECURITY AGREEMENT (this “Amendment”) is made as of this 23rd day of November, 2022, by and among:

EXPRESS HOLDING, LLC, a Delaware limited liability company (the “Parent”),

EXPRESS, LLC, a Delaware limited liability company (the “Borrower”),

EXPRESS, INC., a Delaware corporation (“Holdings”),

EXPRESS TOPCO LLC, a Delaware limited liability company (“Intermediate Holdings”),

the Subsidiary Guarantors,

the Lenders,

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“WFB”), as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”), and

WFB, as Collateral Agent for the Secured Parties (in such capacity, the “Collateral Agent”, and together with the Administrative Agent, collectively, the “Agents”),

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

W I T N E S S E T H :

WHEREAS, the Parent, the Borrower, the Lenders party thereto, and the Agents, among others, have entered into an Asset-Based Term Loan Agreement, dated as of January 13, 2021 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”);

WHEREAS, the Loan Parties have requested, and the Agents and the Lenders have agreed, to amend the Credit Agreement to (i) refinance the outstanding principal balance of the Initial Term Loan made on the Effective Date with a new First Amendment Term Loan in the aggregate original principal amount of $90,000,000, (ii) extend the Maturity Date, and (iii) make certain other changes to the terms and conditions of the Credit Agreement, in each case on the terms, and subject to the conditions, as set forth herein;

WHEREAS, the Loan Parties and the Collateral Agent have entered into a Security Agreement, dated as of January 13, 2021 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Security Agreement”);

WHEREAS, the Loan Parties have requested, and the Collateral Agent and the Lenders have agreed, to amend the Security Agreement to (i) increase certain baskets set forth therein, and (ii) make certain other changes to the terms and conditions of the Security Agreement, in each case on the terms, and subject to the conditions, as set forth herein; and

WHEREAS, each of ReStore Capital, LLC and ReStore Capital (EXPRS), LLC (each, a “New Lender”) desires to join the Credit Agreement as a Lender thereunder;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Definitions. All capitalized terms used in this Amendment and not otherwise defined shall have the same meanings herein as in the Credit Agreement.

2.	Joinder of New Lenders to the Credit Agreement. Subject to the satisfaction (or waiver) of the conditions precedent specified in Section 8 below, each New Lender:

(a)	becomes a party to the Credit Agreement as a Lender thereunder with the same force and effect as if originally named as a Lender therein;

(b)

is bound by all agreements, acknowledgments and obligations, and has all of the rights and benefits, of a Lender under the Credit Agreement and the other Loan Documents to which the Lenders are party, in each case, with the same force and effect as if such New Lender was a signatory to the Credit Agreement and such other Loan Documents and was expressly named as a Lender therein;

(c)	agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender;

(d)	acknowledges and agrees that its First Amendment Commitment shall be the amount specified for such New Lender set forth on Schedule I to the Credit Agreement (as amended hereby);

(e)

agrees that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement;

(f)

appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto;

(g)	confirms it has received such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; and

(h)

acknowledges that it has received and reviewed a copy of the Credit Agreement and each of the other Loan Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment.

3.	Amendments to Credit Agreement. Subject to the satisfaction (or waiver) of the conditions precedent specified in Section 8 below, the Credit Agreement is hereby amended as follows:

(a)

Composite Credit Agreement. By deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and by adding the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as reflected in the modifications identified in the document annexed hereto as Annex A attached to this Amendment.

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(b)

Amendments to Exhibits. By amending and restating each of Exhibits A (Form of Term Loan Note), B (Form of Notice of Borrowing), C (Form of Assignment and Assumption) and F (Form of Term Loan Borrowing Base Certificate) to the Credit Agreement in its entirety to read as set forth in the forms of such Exhibits A, B, C and F annexed hereto as Annex B attached to this Amendment.

(c)	Amendments to Schedules.

(i)	By deleting each of Schedules 4.01(b) (Loan Parties) and 4.01(u) (Intellectual Property Disclosures) therefrom in its entirety.

(ii)	By amending and restating each other Schedule to the Credit Agreement in its entirety to read as set forth in the corresponding Schedule annexed hereto as Annex C attached to this Amendment.

4.	Amendments to Security Agreement. Subject to the satisfaction (or waiver) of the conditions precedent specified in Section 8 below, the Security Agreement is hereby amended as follows:

(a)

Composite Security Agreement. By deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and by adding the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as reflected in the modifications identified in the document annexed hereto as Annex D attached to this Amendment.

(b)	Amendments to Schedules. By deleting each Schedule thereto in its entirety.

5.

First Amendment Commitments of Lenders. Each Lender hereby acknowledges and agrees that upon satisfaction (or waiver) of the conditions precedent specified in Section 8 below, after giving effect to this Amendment, such Lender’s First Amendment Commitment shall be the amount specified for the such Lender set forth on Schedule I to the Credit Agreement (as amended hereby).

6.

General Amendment to Loan Documents. Subject to the satisfaction (or waiver) of the conditions precedent specified in Section 8 below, any and all references in the Credit Agreement and the other Loan Documents to the title of the Credit Agreement being the “$140,000,000 Asset-Based Term Loan Agreement” shall hereafter mean and refer to the “Asset-Based Term Loan Agreement” without any dollar amount referenced therein.

7.

Ratification of Loan Documents. Except as otherwise expressly provided herein, all terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles (regardless of whether enforcement is sought in law or equity). The Loan Parties hereby ratify, confirm, and reaffirm (i) all Loan Documents as amended hereby, and (ii) that all representations and warranties of the Loan Parties contained in the Credit Agreement or any other Loan Document are true and correct in all material respects (except in the case of any representation or warranty qualified or modified by materiality, which are true and correct in all respects as so qualified or modified) on and as of the First Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects

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(or in all respects, as applicable) as of such earlier date. Without limiting the foregoing, each of the Loan Parties hereby acknowledges, confirms and agrees that any and all Collateral previously pledged to the Collateral Agent, for the benefit of the Secured Parties, pursuant thereto, shall continue to secure all Obligations of the Loan Parties at any time and from time to time outstanding under the Credit Agreement and the other Loan Documents, as such Obligations have been, and may hereafter be, amended, restated, supplemented, increased or otherwise modified from time to time. The Loan Parties hereby represent and warrant that, as of the First Amendment Effective Date and giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

8.

Conditions to Effectiveness. This Amendment shall become effective as of the first date when each of the following conditions precedent has been fulfilled (or concurrently fulfilled with the effectiveness of this Amendment or waived by the Administrative Agent), which date shall be November 28, 2022 (the “First Amendment Effective Date”):

(a)	Amendment Deliverables. The Administrative Agent shall have received on or before the First Amendment Effective Date the following, each dated the date of this Amendment (unless otherwise specified):

(i)	executed counterparts of this Amendment sufficient in number for distribution to the Agents, each Lender and the Borrower;

(ii)	each of the Post-Closing Letter and the Fee Letter (as such terms are defined in the Credit Agreement as amended hereby), duly executed by the parties thereto;

(iii)	an IP Security Agreement Supplement (as defined in the Security Agreement), duly executed by the parties thereto;

(iv)

certified copies of the resolutions of the board of directors, board of managers or members, as applicable, of each Loan Party approving each Loan Document to which it is or is to be a party, which resolutions shall be in form and substance reasonably satisfactory to the Agents;

(v)

a copy of a certificate or certificate(s) of the Secretary of State of the jurisdiction of incorporation or formation of each Loan Party, dated reasonably near the First Amendment Effective Date, certifying (A) as to a true and correct copy of the charter of such Loan Party and each amendment thereto on file in such Secretary’s office and (B) that (1) such amendments are the only amendments to such Loan Party’s charter, articles of organization, or certificate of formation, as applicable, on file in such Secretary’s office, (2) (to the extent customary for such jurisdiction’s Secretary of State’s certificate) such Loan Party has paid all franchise taxes to the date of such certificate and (3) such Loan Party is duly incorporated or formed and in good standing or presently subsisting (as the case may be) under the laws of the State of the jurisdiction of its incorporation or formation;

(vi)

a certificate of the Secretary or other Responsible Officer of each Loan Party, in form and substance reasonably satisfactory to the Agents and certifying as to (A) a true and correct copy of the charter, articles of organization, or certificate of formation, as applicable, of such Loan Party as in effect on the date of such certificate, (B) a true and correct copy of the bylaws, limited liability company agreement or operating agreement, as applicable, of such Loan Party as in effect

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on the date of such certificate, (C) the due incorporation or formation, as applicable, and good standing or valid existence of such Loan Party as a corporation or limited liability company organized under the laws of the jurisdiction of its incorporation or formation and (D) the names and true signatures of the officers of such Loan Party authorized to sign each Loan Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder;

(vii)

a favorable opinion of Kirkland & Ellis LLP, counsel for the Loan Parties, and of Vorys, Sater, Seymour and Pease LLP, special local counsel for Express GC, LLC, in each case in form and substance reasonably satisfactory to the Collateral Agent;

(viii)

a certificate, in form and substance reasonably satisfactory to the Agents, dated as of the First Amendment Effective Date and signed by a Responsible Officer of the Borrower, certifying as to the conditions specified in Sections 8(c), 8(f) and 8(g) below;

(ix)

a solvency certificate, substantially in the form of Exhibit E to the Credit Agreement, dated as of the First Amendment Effective Date and signed by a Responsible Officer of the Parent and certifying as to the Solvency of the Loan Parties, taken as a whole, before and after giving effect to the transactions contemplated to occur on the First Amendment Effective Date (including, without limitation, the funding of the First Amendment Term Loan on such date);

(x)	an Information Certificate, executed by Holdings and the Borrower, in form and substance reasonably satisfactory to the Agents;

(xi)	a Note, executed and delivered by the Borrower, made payable to the order of each Lender that requests a Note at least one (1) Business Day prior to the First Amendment Effective Date;

(xii)	a Notice of Borrowing, executed by a Responsible Officer of the Borrower;

(xiii)

a flow of funds indicating sources and uses of the proceeds of the First Amendment Term Loan and any ABL Advances to be made on the First Amendment Effective Date (including, as to uses, the payment in full of the Initial Term Loan); and

(xiv)	an Agreement Among Lenders, duly executed by each Lender.

(b)

Borrowing Base Certificates. The Administrative Agent shall have received (i) an ABL Borrowing Base Certificate and (ii) a Term Loan Borrowing Base Certificate, each relating to the Fiscal Month ended on October 29, 2022 and in form and substance satisfactory to the Administrative Agent.

(c)

Material Adverse Effect. There shall have been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.

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(d)

ABL Amendment. (i) An amendment to the ABL Credit Agreement shall have been entered into, shall be in form and substance satisfactory to the Administrative Agent, and shall become effective substantially concurrently herewith (the “ABL Amendment”), and (ii) the ABL Loan Documents shall be in full force and effect and no default or event of default shall exist under the ABL Loan Documents, or would result from the consummation of the transactions contemplated hereby (including the incurrence of the First Amendment Term Loan made on the First Amendment Effective Date).

(e)

Intercreditor Matters. Each of (i) an amendment to ABL Intercreditor Agreement (the “First Amendment to ABL Intercreditor”) and (ii) a ratification of the MGF Intercreditor Agreement, in each case, shall (A) have been duly executed by all parties thereto and delivered to the Administrative Agent, and (B) be in form and substance reasonably satisfactory to the Administrative Agent.

(f)

Representations and Warranties. All representations and warranties of the Loan Parties contained in the Credit Agreement or any other Loan Document shall be true and correct in all material respects (except in the case of any representation or warranty qualified or modified by materiality, which shall be true and correct in all respects as so qualified or modified) on and as of the First Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or in all respects, as applicable) as of such earlier date.

(g)

Default or Event of Default. After giving effect to this Amendment and the transactions contemplated hereby (including the incurrence of the First Amendment Term Loan made on the First Amendment Effective Date), no Default or Event of Default shall have occurred and be continuing.

(h)

KYC. The Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act, to the extent requested at least one (1) Business Day prior to the First Amendment Effective Date.

(i)

First Amendment Fees. Prior to, or substantially concurrently with, the First Amendment Effective Date, the Borrower shall have paid all fees required to be paid on or before the First Amendment Effective Date under the Fee Letter.

(j)

First Amendment Expenses. The Agents shall have been reimbursed by the Loan Parties for all reasonable and documented out-of-pocket costs and expenses of the Agents (including, without limitation, reasonable attorneys’ fees) in connection with the preparation, negotiation, execution, and delivery of this Amendment and related documents, to the extent invoiced and required to be paid pursuant to Section 9.04(a) of the Credit Agreement.

(k)

Repayment of Initial Term Loan. The Borrower shall have repaid (or substantially concurrently with the effectiveness of this Amendment on the First Amendment Effective Date shall repay) in full, in cash, the remaining outstanding principal balance of the Initial Term Loan, together with all accrued and unpaid interest and fees owing thereon and the applicable Early Termination Fee (subject to Section 10 below); provided, that any applicable Lender may exchange, continue or roll over any portion of the principal amount of the Initial Term Loan owing to it (which principal amount shall be deemed to be an equal amount of the First Amendment Term Loan to be funded by such Lender) pursuant to a cashless settlement mechanism acceptable to such Lender and the Administrative Agent.

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9.

Exiting Lenders. Notwithstanding anything to the contrary herein or any other document (including the Credit Agreement), each of the “Lenders” under the Credit Agreement (before giving effect to this Amendment) that does not have a First Amendment Commitment (which Lenders are identified as “Exiting Lenders” on the signature pages to this Agreement (collectively, the “Exiting Lenders”)) acknowledges and agrees that upon the payment of the amounts referred to in Section 8(k) above that are owing to such Exiting Lender, such Exiting Lender shall not be a Lender under the Credit Agreement and shall not have any obligations or liabilities under the Credit Agreement or any other Loan Document (it being understood and agreed, however, that the Exiting Lenders shall continue to benefit from the expense reimbursement and indemnification provisions set forth in the Credit Agreement and all other provisions thereof that expressly survive termination thereof). Notwithstanding the conditions precedent to effectiveness of this Amendment set forth in Section 8 above, the parties hereto agree that the provisions of this Section 9 shall be effective upon the execution and delivery of this Amendment by each of the parties hereto and the payment of the amounts referred to in Section 8(k) above that are owing to such Exiting Lender, notwithstanding any claim that one or more of the other conditions precedent in Section 8 above were not satisfied. The Loan Parties hereby release the Exiting Lenders and their respective affiliates and their respective officers, directors, employees, shareholders, agents, attorneys and representatives as well as their respective successors and assigns (collectively, the “Released Parties”) from any and all claims, obligations, rights, causes of action, and liabilities, of whatever kind or nature, whether known or unknown, whether foreseen or unforeseen, arising on or before the First Amendment Effective Date, which the Loan Parties ever had, now have or hereafter can, shall or may have for, upon or by reason of any matter, cause or thing whatsoever, which are based upon, arise under or are related to the Loan Documents, other than such claims, obligations, rights, causes of action, and liabilities arising from the gross negligence or willful misconduct of the Released Parties (in each case except to the extent that any Loan Party has actual knowledge thereof as of the First Amendment Effective Date), as determined by a court of competent jurisdiction in a final, non-appealable judgment (collectively, the “Released Matters”); provided that no Loan Party releases, discharges or acquits any Released Party from its agreements specifically set forth in this Agreement. Without limiting the generality of the foregoing, each Loan Party hereby waives the provisions of any statute or doctrine to the effect that a general release does not extend to claims which a releasing party does not know or suspect to exist in its favor at the time of executing the release, which if known by such releasing party would have materially affected the releasing party’s settlement with the party being released. Each Loan Party acknowledges that the agreements in this Section 9 are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters.

10.

Partial Waiver of Early Termination Fee. Each Lender that is not an Exiting Lender hereby waives any Early Termination Fee that would otherwise be payable in connection with the repayment of the portion of the Initial Term Loans owing to such Lender as contemplated under Section 8(k) above.

11.	Miscellaneous.

(a)	Section Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Amendment.

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(b)

Execution in Counterparts; Integration. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Sections 8 and 9, this Amendment shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Execution of any such counterpart may be executed by means of (a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, as in effect from time to time, state enactments of the Uniform Electronic Transactions Act, as in effect from time to time, or any other relevant and applicable electronic signatures law; (b) an original manual signature; or (c) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. The Administrative Agent reserves the right, in its sole discretion, to accept, deny, or condition acceptance of any electronic signature on this Amendment or on any notice delivered to the Administrative Agent under this Amendment. Any party delivering an executed counterpart of this Amendment by faxed, scanned or photocopied manual signature shall, upon the request of the Administrative Agent, also deliver an original manually executed counterpart, but the failure to deliver an original manually executed counterpart shall not affect the validity, enforceability and binding effect of this Amendment.

(c)

Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

(d)	GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(e)	Jurisdiction; Waiver of Jury Trial. Sections 9.14 (Jurisdiction, Etc.) and 9.16 (Waiver of Jury Trial) of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have hereunto caused this Amendment to be executed and their seals to be hereto affixed as of the date first above written.

EXPRESS, LLC, a Delaware limited liability company, as Borrower

By:	/s/ Jason Judd
Name:	Jason Judd
Title:	Chief Financial Officer

EXPRESS, INC., a Delaware corporation, as Holdings and a Guarantor

By:	/s/ Jason Judd
Name:	Jason Judd
Title:	Chief Financial Officer

EXPRESS TOPCO LLC, a Delaware limited liability company, as Intermediate Holdings and a Guarantor

By:	/s/ Jason Judd
Name:	Jason Judd
Title:	Chief Financial Officer

EXPRESS HOLDING, LLC, a Delaware limited liability company, as Parent and a Guarantor

By:	/s/ Jason Judd
Name:	Jason Judd
Title:	Chief Financial Officer

Signature Page to

First Amendment to Asset-Based Term Loan Agreement and

First Amendment to Security Agreement

EXPRESS FASHION LOGISTICS, LLC, a Delaware limited liability company
EXPRESS FASHION OPERATIONS, LLC, a Delaware limited liability company
EXPRESS FINANCE CORP., a Delaware corporation
EXPRESS GC, LLC, an Ohio limited liability company
UW, LLC, a Delaware limited liability Company, each as a Guarantor

By:	/s/ Jason Judd
Name:	Jason Judd
Title:	Chief Financial Officer

Signature Page to

First Amendment to Asset-Based Term Loan Agreement and

First Amendment to Security Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent and Collateral Agent

By:	/s/ Wai Yin Cheng
Name:	Wai Yin Cheng
Title:	Authorized Signatory

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Wai Yin Cheng
Name:	Wai Yin Cheng
Title:	Authorized Signatory

Signature Page to

First Amendment to Asset-Based Term Loan Agreement and

First Amendment to Security Agreement

BANK OF AMERICA, N. A., as a Lender

By:	/s/ Bryn MacGillivray
Name:	Bryn MacGillivray
Title:	Assistant Vice President

Signature Page to

First Amendment to Asset-Based Term Loan Agreement and

First Amendment to Security Agreement

RESTORE CAPITAL (EXPRS), LLC, as a New Lender

By:	/s/ Sarah Baker
Name:	Sarah Baker
Title:	Assistant Secretary

RESTORE CAPITAL, LLC, as a New Lender

By:	/s/ Sarah Baker
Name:	Sarah Baker
Title:	Secretary

Signature Page to

First Amendment to Asset-Based Term Loan Agreement and

First Amendment to Security Agreement

CLYBOURN STREET CAPITAL LLC, as an Exiting Lender

By:	/s/ Paul Fossati
Name:	Paul Fossati
Title:	Vice President

Signature Page to

First Amendment to Asset-Based Term Loan Agreement and

First Amendment to Security Agreement

Annex A

Composite Credit Agreement

[see attached]

~~Execution Version~~Annex A – Conformed Term Loan Agreement Through First Amendment

~~$140,000,000~~

ASSET-BASED TERM LOAN AGREEMENT

Dated as of

January 13, 2021 ,

as amended November 23, 2022

among

EXPRESS, INC.,

as Holdings,

EXPRESS TOPCO LLC,

as Intermediate Holdings,

EXPRESS HOLDING, LLC,

as Parent,

EXPRESS, LLC,

as Borrower,

THE OTHER LOAN PARTIES PARTY HERETO FROM TIME TO TIME,

~~and~~

THE LENDERS PARTY HERETO FROM TIME TO TIME,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent and Collateral Agent

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Sole Lead Arranger and Bookrunner

RESTORE CAPITAL, LLC,

as Syndication Agent

TABLE OF CONTENTS

Page
ARTICLE I DEFINITIONS AND ACCOUNTING TERMS	1
SECTION 1.01. Certain Defined Terms	1
SECTION 1.02. Computation of Time Periods; Other Definitional Provisions	49
SECTION 1.03. Accounting Terms	49
SECTION 1.04. [Intentionally Omitted]	~~43~~50
SECTION 1.05. Divisions	~~43~~50
SECTION 1.06. Rates	50

ARTICLE II AMOUNTS AND TERMS OF THE TERM LOAN ~~AND DELAYED DRAW TERM LOAN~~	~~43~~50
SECTION 2.01. ~~Term Loan; Delayed Draw~~ Term Loan; Protective Advances	~~43~~50
SECTION 2.02. ~~Borrowings~~Borrowing of the Term Loan ~~and Delayed Draw Term Loan~~	~~44~~52
SECTION 2.03. [Intentionally Omitted]	~~45~~52
SECTION 2.04. Early Termination Fee ~~45~~.	53
SECTION 2.05. Repayment of the Loans; Amortization	53
SECTION 2.06. Prepayments	53
SECTION 2.07. Interest	55
SECTION 2.08. Fees.	55
SECTION 2.09. [Intentionally Omitted]	55
SECTION 2.10. Increased Costs, Etc	55
SECTION 2.11. Payments and Computations	~~50~~59
SECTION 2.12. Taxes	61
SECTION 2.13. Sharing of Payments, Etc	~~55~~64
SECTION 2.14. Use of Proceeds	64
SECTION 2.15. ~~Defaulting Lenders~~[Intentionally Omitted]	66
SECTION 2.16. Evidence of Debt	~~58~~66
SECTION 2.17. Appraised Value and Net Orderly Liquidation Value; Eligibility Criteria	~~58~~67

ARTICLE III CONDITIONS TO EFFECTIVENESS AND OF LENDING	~~59~~67
SECTION 3.01. Conditions Precedent to Borrowing of Term Loan	~~59~~67
SECTION 3.02. ~~Conditions Precedent to Borrowing of Delayed Draw Term Loan63~~[Intentionally Omitted].	73
SECTION 3.03. Determinations ~~Under~~under Section ~~3.01 and 3.02~~	~~64~~73

ARTICLE IV REPRESENTATIONS AND WARRANTIES	~~64~~73
SECTION 4.01. Representations and Warranties	~~64~~73

ARTICLE V COVENANTS OF THE LOAN PARTIES	~~70~~79
SECTION 5.01. Affirmative Covenants	~~70~~79
SECTION 5.02. Negative Covenants	~~79~~88
SECTION 5.03. Reporting Requirements	~~89~~100
SECTION 5.04. Holding Company Status	~~95~~107
SECTION 5.05. Financial Covenant	~~96~~107

ARTICLE VI EVENTS OF DEFAULT	~~96~~108
SECTION 6.01. Events of Default	~~96~~108

ARTICLE VII THE AGENTS	~~99~~111
SECTION 7.01. Authorization and Action	~~99~~111
SECTION 7.02. Agents’ Reliance, Etc	~~100~~112
SECTION 7.03. Agents and Affiliates	~~101~~113
SECTION 7.04. Lender Credit Decision	~~102~~114
SECTION 7.05. Indemnification	~~102~~114
SECTION 7.06. Successor Agents	~~103~~114
SECTION 7.07. [Intentionally Omitted]	~~103~~115
SECTION 7.08. Collateral and Guaranty Matters	~~103~~115
SECTION 7.09. Notice of Transfer	~~104~~116
SECTION 7.10. Reports and Financial Statements	~~104~~116
SECTION 7.11. Agency for Perfection	~~105~~117

ARTICLE VIII GUARANTY	~~105~~117
SECTION 8.01. Guaranty; Limitation of Liability	~~105~~117
SECTION 8.02. Guaranty Absolute	~~106~~118
SECTION 8.03. Waivers and Acknowledgments	~~107~~119
SECTION 8.04. Subrogation	~~108~~120
SECTION 8.05. Guaranty Supplements	~~109~~121
SECTION 8.06. Subordination	~~109~~121
SECTION 8.07. Continuing Guaranty; Assignments	~~109~~121

ARTICLE IX MISCELLANEOUS	~~110~~122
SECTION 9.01. Amendments, Etc	~~110~~122
SECTION 9.02. Notices, Etc	~~112~~124
SECTION 9.03. No Waiver; Remedies	~~113~~125
SECTION 9.04. Costs and Expenses	~~113~~125
SECTION 9.05. Right of Set-off	~~115~~127
SECTION 9.06. Binding Effect	~~115~~127
SECTION 9.07. Assignments and Participations	~~115~~128
SECTION 9.08. Execution in Counterparts; Integration	~~118~~131
SECTION 9.09. Intercreditor Agreements	~~119~~131
SECTION 9.10. Confidentiality	~~119~~132
SECTION 9.11. Release of Collateral	~~120~~132
SECTION 9.12. Replacement of Holdout Lender	~~120~~133
SECTION 9.13. Patriot Act Notice, Etc	~~121~~133
SECTION 9.14. Jurisdiction, Etc	~~121~~134
SECTION 9.15. Governing Law	~~122~~134
SECTION 9.16. Waiver of Jury Trial	~~122~~134
SECTION 9.17. [Intentionally Omitted]	~~122~~134
SECTION 9.18. Keepwell	~~122~~134
SECTION 9.19. [Intentionally Omitted]	~~122~~135
SECTION 9.20. Acknowledgment and Consent to Bail-In of Affected Financial Institutions	~~123~~135
SECTION 9.21. Acknowledgment Regarding Any Supported QFCs	~~123~~135
SECTION 9.22. Severability	~~123~~136
SECTION 9.23. Erroneous Payments	136

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SCHEDULES TO THE ~~CREDIT~~ AGREEMENT

Schedule I	-	First Amendment Commitments and Applicable Percentages
Schedule II	-	Subsidiary Guarantors
Schedule III	-	Fiscal Months; Fiscal Quarters
Schedule ~~4.01(b)~~IV	-	~~Loan Parties~~Pending 2020 Tax Refund Claim
Schedule 4.01(c)	-	Subsidiaries and Other Equity Investments
Schedule 4.01(q)	-	Certain Employee Benefits Plans
Schedule 4.01(~~u~~s)	-	~~Intellectual Property Disclosures~~Tax Returns
Schedule 5.01(f)(iii)		Approved IP Appraisers
Schedule 5.02(a)	-	Existing Liens
Schedule 5.02(b)	-	Existing Debt
Schedule 5.02(f)	-	Existing Investments
Schedule 5.03(m)	-	Collateral Reporting

EXHIBITS TO THE ~~CREDIT~~ AGREEMENT

Exhibit A	-	Form of Note
Exhibit B	-	Form of Notice of Borrowing
Exhibit C	-	Form of Assignment and Assumption
Exhibit D	-	Form of Guaranty Supplement
Exhibit E	-	Form of Solvency Certificate
Exhibit F	-	Form of Term Loan Borrowing Base Certificate

iii

ASSET-BASED TERM LOAN AGREEMENT

This ASSET-BASED TERM LOAN AGREEMENT dated as of January 13, 2021 (as amended, amended and restated, restated, supplemented, modified or otherwise in effect from time to time, this “Agreement”), among EXPRESS, INC., a Delaware corporation (“Holdings”), EXPRESS TOPCO LLC, a Delaware limited liability company (“Intermediate Holdings”), EXPRESS HOLDING, LLC, a Delaware limited liability company (the “Parent”), EXPRESS, LLC, a Delaware limited liability company (the “Borrower”), the other Loan Parties (as hereinafter defined) party hereto from time to time, each lender party hereto from time to time (collectively, the “Lenders” and each individually, a “Lender”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent (together with any successor collateral agent appointed pursuant to Article VII, the “Collateral Agent”) for the Secured Parties (as hereinafter defined) and as administrative agent (together with any successor administrative agent appointed pursuant to Article VII, the “Administrative Agent” and, together with the Collateral Agent, the “Agents”) for the Lenders.

PRELIMINARY STATEMENTS:

The Borrower has requested that the Lenders provide ~~(i)~~ a ~~term loan facility and (ii) a delayed draw term loan facility,~~Term Loan (as hereinafter defined) and the Lenders have indicated their willingness to advance the Term Loan ~~(as hereinafter defined) and the Delayed Draw Term Loan (as hereinafter defined)~~ to the Borrower, in each case, on the terms and conditions set forth herein; and

The proceeds of the Term Loan ~~Facility (as hereinafter defined) and the Delayed Draw Term Loan Facility~~ are to be used from time to time to pay fees and expenses pursuant to this Agreement and the other Loan Documents (as hereinafter defined), for working capital, and for other general corporate purposes (including Capital Expenditures and Permitted Acquisitions (in each case, as hereinafter defined)) of the Parent and its Subsidiaries.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01. Certain Defined Terms

As used in this Agreement (including in the preamble and the preliminary statements), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“2020 Tax Refund Claim” means the refund claims of one or more of the Loan Parties resulting from (a) the application of 2020 Fiscal Year net operating loss carrybacks ~~with respect~~ to the taxable years 2015, 2016, 2017, and/or 2018 as permitted pursuant to Section 172(b)(1)(D) of the Internal Revenue Code and any similar rule of state or local law and (b) any claims for refunds of alternative minimum tax related to such net operating loss carrybacks, including without limitation the refund claims described on Schedule IV hereto (net of (x) any amounts that may be subject to setoff by the Internal Revenue Service or other Governmental Authority, including, without limitation, in respect of deferred social security Taxes, and (y) any reduction of the 2020 Tax Refund Claim as determined by the Internal Revenue Service or other Governmental Authority~~, and (z) any 2020 Tax Refund Proceeds received by one or more of the Loan Parties~~), in any case subject to (i) the completion of such actions with respect to the 2020 Tax Refund Claim as the Administrative Agent (or the Required Lenders) may reasonably require (including, without limitation, the filing and/or execution, as applicable, and the diligent prosecution, of Forms 7004, 1139, 1120-X, 2848, 8302, 234 and 235 with the Internal Revenue Service or other Governmental Authority in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders), and (ii) the adjustment of the foregoing amounts as determined by the Administrative Agent and the Required Lenders in their reasonable discretion upon the review and assessment of any relevant information obtained by the Administrative Agent and the Required Lenders, including the disclosures required to be delivered by the Loan Parties pursuant to Section 5.03(k).

“2020 Tax Refund Proceeds” means the cash proceeds actually received by the Loan Parties in respect of the 2020 Tax Refund Claim.

“ABL Administrative Agent” means (a) Wells Fargo, in its capacity as administrative agent for the ABL Lender Parties under the ABL Credit Agreement, (b) any successor to Wells Fargo in such capacity, by assignment or otherwise, and (c) any other party that may become administrative agent or trustee under the ABL Credit Agreement in connection with a refinancing, renewal or replacement thereof.

“ABL Advance” means an “Advance” as such term is defined in the ABL Credit Agreement.

“ABL Agents” means, collectively, the ABL Administrative Agent and the ABL Collateral Agent.

“ABL Borrowing Base” means the “Borrowing Base” as such term is defined in the ABL Credit Agreement.

“ABL Borrowing Base Certificate” means the “Borrowing Base Certificate” as such term is defined in the ABL Credit Agreement.

“ABL Collateral Agent” means (a) Wells Fargo, in its capacity as collateral agent for the ABL Secured Parties under the ABL Credit Agreement, (b) any successor to Wells Fargo in such capacity, by assignment or otherwise, and (c) any other party that may become collateral agent or trustee under the ABL Credit Agreement in connection with a refinancing, renewal or replacement thereof.

“ABL Commitments” means the “Commitments” as such term is defined in the ABL Credit Agreement.

“ABL Credit Agreement” means that certain Second Amended and Restated ~~$250,000,000~~ Asset-Based Loan Credit Agreement, dated as of May 20, 2015, by and among the Parent, the Borrower, the Subsidiary Guarantors (as defined therein) from time to time party thereto, the ABL Agents, the ABL Lenders, and the other parties from time to time party thereto, as amended pursuant to that certain First Amendment to Second Amended and Restated ~~$250,000,000~~ Asset-Based Loan Credit Agreement, dated as of May 24, 2019, as further amended pursuant to that certain Second Amendment to Second Amended and Restated ~~$250,000,000~~ Asset-Based Loan Credit Agreement, dated as of the Effective Date (the “ABL Second Amendment”), as further amended pursuant to that certain Third Amendment to Second Amended and Restated Asset-Based Loan Credit Agreement and First Amendment to Second Amended and Restated Security Agreement, dated as of the First Amendment Signing Date, and as may be further amended, amended and restated, supplemented, extended, or otherwise modified from time to time in accordance with the provisions hereof and of the Intercreditor Agreements, and any replacement credit agreement entered into pursuant to any Permitted Refinancing Debt (subject to the Intercreditor Agreements) in respect thereof.

“ABL Credit Card Advance Rate” means the “Credit Card Advance Rate” as such term is defined in the ABL Credit Agreement.

“ABL Excess Availability” means “Excess Availability” as such term is defined in the ABL Credit Agreement.

“ABL Intercreditor Agreement” means (a) that certain Intercreditor Agreement dated as of the Effective Date by and among the ABL Agents, the Administrative Agent and the Collateral Agent, and acknowledged and agreed to by the Loan Parties, as amended, modified, restated or replaced from time to time in accordance with the terms thereof or (b) any other intercreditor agreement reasonably acceptable to each Agent and the Required Lenders, among the Administrative Agent, the Collateral Agent and any administrative agent and collateral agent or trustee with respect to the ABL Credit Agreement or any Permitted Refinancing Debt thereof, as it may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

“ABL Inventory Advance Rate” means the “Inventory Advance Rate” as such term is defined in the ABL Credit Agreement.

“ABL Lender Party” means a “Lender Party” as such term is defined in the ABL Credit Agreement.

“ABL Lenders” means the “Lenders” as such term is defined in the ABL Credit Agreement.

“ABL Loan Cap” means the “Loan Cap” as such term is defined in the ABL Credit Agreement (but, as such term is used in the Loan Documents, calculated without giving effect to the Term Pushdown Reserve).

“ABL Loan Documents” means the “Loan Documents” as such term is defined in the ABL Credit Agreement.

“ABL Obligations” has the meaning specified in the ABL Intercreditor Agreement.

“ABL Priority Collateral” has the meaning specified in the ABL Intercreditor Agreement.

“ABL Second Amendment” has the meaning specified in the definition of “ABL Credit Agreement”.

“ABL Secured Party” means a “Secured Party” as such term is defined in the ABL Credit Agreement.

“ABL Used Commitment” means the aggregate “Used Commitment” (as such term is defined in the ABL Credit Agreement) of all ABL Lenders (which shall include, for certainty, the aggregate principal amount of all “Revolving Credit Advances”, the aggregate principal amount of all “Swing Line Advances” then outstanding, the aggregate principal amount of all “Protective Advances” then outstanding and the aggregate “Available Amount” of all “Letters of Credit” outstanding at such time, as each such term is defined in the ABL Credit Agreement).

“Account(s)” means “accounts” as defined in the UCC and also means a right to payment of a monetary obligation, whether or not earned by performance, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, or (b) for services rendered or to be rendered. The term “Account” does not include (a) rights to payment evidenced by chattel paper or an instrument, (b) commercial tort claims, (c) deposit accounts, (d) investment property, or (e) letter-of-credit rights or letters of credit.

“Account Debtor” means the Person obligated on an Account.

“Acquisition” has the meaning specified in Section 5.02(f)(vii).

“Additional Guarantor” has the meaning specified in Section 8.05.

~~“Adjustment Date” means the first day of each calendar month.~~

“Administrative Agent” has the meaning specified in the preamble to this Agreement.

“Administrative Agent’s Account” means the account of the Administrative Agent specified by the Administrative Agent in writing to the Borrower and the Lenders from time to time.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person by contract or other agreement.

“Agent Assignee” has the meaning specified in Section 9.23(d).

“Agents” has the meaning specified in the preamble to this Agreement.

“Agreement” has the meaning specified in the preamble hereto.

“Agreement Value” means, for each Hedge Agreement, on any date of determination, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreement, (a) for any date on or after the date such Hedge Agreement has been closed out and termination value determined in accordance therewith, such termination value, and (b) for any date prior to the date referenced in clause (a), the amount determined as the mark-to-market value for such Hedge Agreement, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreement (which may include a Lender or any Affiliate of a Lender).

“Anti-Corruption Laws” means the FCPA, the U.K. Bribery Act of 2010, as amended, and all other applicable laws and regulations or ordinances concerning or relating to bribery or corruption in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing business.

“Anti-Money Laundering Laws” means the applicable laws or regulations in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

“Applicable Lending Office” means, ~~as~~with respect to ~~any~~each Lender, the office or offices of such Lender described as such in such Lender’s administrative questionnaire provided to the Administrative Agent, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent in writing.

“Applicable Margin” means~~:~~ (a) in the case of SOFR Loans, 7.50%, and (b) in the case of Base Rate Loans, 6.50%.

~~(a) from and after the Effective Date until July 1, 2021, (i) in the case of LIBO Rate Loans, 8.00% per annum and (ii) in the case of Base Rate Loans, 7.00% per annum; and~~

~~(b) as of each Adjustment Date (commencing with July 1, 2021), and continuing until the next Adjustment Date, the percentage set forth below in the applicable column opposite the level corresponding to EBITDA for the then most recent Measurement Period for which monthly financial statements and the corresponding Responsible Officer certificate have been delivered (or are required to have been delivered) pursuant to Section 5.03(g):~~

~~EBITDA~~	~~Applicable Margin for LIBO Rate Loans~~		~~Applicable Margin for Base Rate Loans~~
~~Level I Greater than $100,000,000~~	~~7.00~~	%	~~6.00~~	%
~~Level II Greater than or equal to $20,000,000 and less than or equal to $100,000,000~~	~~8.00~~	%	~~7.00~~	%
~~Level III Less than $20,000,000~~	~~8.25~~	%	~~7.25~~	%

~~Notwithstanding the foregoing, (x) if the Borrower has failed to timely deliver the applicable monthly financial statements and the corresponding Responsible Officer certificate pursuant to Section 5.03(g) as of the applicable Adjustment Date, then effective as of such Adjustment Date, the Applicable Margin shall equal the percentage set forth above in the applicable column opposite Level III and shall remain at that level until three (3) Business Days after the date the Administrative Agent receives such monthly financial statements and corresponding Responsible Officer certificate, and (y) upon the occurrence of an Event of Default, the Administrative Agent may, and at the direction of the Required Lenders shall, immediately increase the Applicable Margin to that set forth in Level III above (even if the EBITDA requirements for a different Level have been met) and interest shall accrue at the Default Rate (it being understood and agreed that if interest is accruing at the Default Rate pursuant to Section 2.07(b) or (c), then the Applicable Margin shall be so increased and interest shall so accrue pursuant to this clause (y) without further action required by any Person). In the event that the information contained in any financial statement delivered pursuant to Section 5.03(g) is inaccurate and such inaccuracy, if corrected, would have led to the application of higher Applicable Margins for any period (an “Applicable Period”) than the Applicable Margins actually applied for such Applicable Period, then following knowledge thereof by the Borrower or the receipt by the Borrower of written notice thereof by the Administrative Agent or the Required Lenders, (i) the Borrower shall within five (5) Business Days deliver to the Administrative Agent correct financial statements for such Applicable Period, (ii) the Applicable Margins shall be determined as if such higher Applicable Margins (as set forth in the above table) were applicable for such Applicable Period, and (iii) the Borrower shall promptly (and in any event within five (5) Business Days) thereafter deliver to the Administrative Agent full payment in respect of the accrued additional interest on the Loans as a result of such increased Applicable Margins for such Applicable Period.~~

“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of such Lender’s ~~Delayed Draw Term Loan~~Initial Commitment, ~~Term Loan~~First Amendment Commitment~~, Term Loan Facility~~ or ~~Delayed Draw~~ Term Loan ~~Facility~~, as the context may require, subject to adjustment as provided in Section 9.07. The initial Applicable Percentage of each Lender, as of the First Amendment Effective Date, is set forth opposite the name of such Lender on Schedule I or in the Assignment and Assumption or other instrument pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Premium Trigger Event” has the meaning specified in the Fee Letter.

“Appraised Value” means, with respect to Eligible Intellectual Property, and subject to Section 2.17(a), the appraised forced liquidation value, net of costs and expenses to be incurred in connection with any such liquidation, which value, shall be determined from time to time by reference to the most recent appraisal received by the Administrative Agent that is reasonably acceptable to the Administrative Agent and the Collateral Agent, and is conducted by an independent appraiser that is retained by the Administrative Agent in its reasonable discretion.

“Appropriate Lender” means, at any time~~, with respect to (a) the Term Loan Facility~~, a Lender that has ~~a Term Loan~~an Initial Commitment ~~at such time, and (b) the Delayed Draw Term Loan Facility, a Lender that has a Delayed Draw Term Loan~~or a First Amendment Commitment at such time, as the context may require.

“Approved Accounting Firm” means any of the “Big 4” accounting firms or any other independent public accountant of recognized standing reasonably acceptable to the Administrative Agent.

“Approved Fund” means any Fund that is administered or managed by (i) a Lender, (ii) an Affiliate or branch of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.07 or by the definition of “Eligible Assignee”), and accepted by the Administrative Agent, in accordance with Section 9.07 and in substantially the form of Exhibit C hereto or any other form approved by the Administrative Agent and the Borrower.

“Audited Financial Statements” means the audited Consolidated balance sheet of Parent and its Subsidiaries for the Fiscal Year ended ~~February  1~~January 29, ~~2020~~2022, and the related Consolidated statements of income or operations and cash flows for such Fiscal Year of the Parent and its Subsidiaries, including the notes thereto.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from any definition providing for “interest periods” (or any similar or analogous definition) pursuant to Section 2.10(g)(iv). For the avoidance of doubt, the only Available Tenor as of the First Amendment Effective Date is three (3) months.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Law” means, collectively, Title 11, U.S. Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Base Rate” means ~~a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to~~, for any day, the ~~highest~~greatest of~~:~~

(a) the ~~rate of interest~~Floor plus 1%, (b) the Federal Funds Rate in effect ~~for~~on such day ~~as publicly~~plus 1⁄2%, (c) Term SOFR for a one month tenor in effect on such day, plus 1%, provided that this clause (c) shall not be applicable during any period in which Term SOFR is unavailable or unascertainable, and (d) the rate of interest announced, from time to time ~~by~~, within Wells Fargo at its principal office in San Francisco as its “prime rate” in effect on such day, with the understanding that the “prime rate” is ~~a rate set by Wells Fargo based upon various factors including~~one of Wells Fargo’s ~~costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate (if any such announced rate is below zero, then the rate determined pursuant to this clause (a) shall be deemed to be zero). Any change in such rate announced by Wells Fargo shall take effect at the opening of business on the day specified in the public~~base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement ~~of~~in such ~~change;~~

~~(b) 1⁄2 of 1% per annum above the Federal Funds Rate; and~~

~~(c) 1% above the LIBO Rate (determined in accordance with clause (b) of the definition of “LIBO Rate”)~~internal publications as Wells Fargo may designate.

“Base Rate Loan” means a Loan that bears interest at a rate based on the Base Rate.

“Base Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Basel III” means the set of reform measures designed to improve the regulation, supervision and risk management within the banking sector, as developed by the Basel Committee on Banking Supervision.

“Benchmark ”means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.10(g)(i).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate ~~(which may include Term SOFR)~~ that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate ~~of interest~~ as a replacement ~~to~~for the ~~LIBO Rate~~then-current Benchmark for Dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that~~,~~ if ~~the~~ such Benchmark Replacement as so determined would be less than ~~1.00%,~~ the Floor, such Benchmark Replacement shall be deemed to be ~~1.00%~~the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the ~~LIBO Rate~~then-current Benchmark with an Unadjusted Benchmark Replacement for ~~each~~any applicable ~~Interest Period~~Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (~~i~~a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of ~~the LIBO Rate~~such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (~~ii~~b ) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of ~~the LIBO Rate~~such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated, syndicated credit facilities at such time.

~~“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate”, the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).~~

“Benchmark Replacement Date” means, with respect to any then-current Benchmark, the earlier to occur of the following events with respect to ~~the LIBO Rate~~such Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of ~~the LIBO Rate~~such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide ~~the LIBO Rate~~all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date ~~of~~on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided, that such non-representativeness will be determined by reference to the ~~public~~most recent statement or publication ~~of information~~ referenced ~~therein~~in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to the then-current Benchmark, the occurrence of one or more of the following events with respect to ~~the LIBO Rate~~such Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of ~~the LIBO Rate~~such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide ~~the LIBO Rate~~all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide ~~the LIBO Rate~~any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of ~~the LIBO Rate~~such Benchmark (or the published component used in the calculation thereof), the Board, the Federal Reserve ~~System~~Bank of ~~the United States (or any successor)~~New York, an insolvency official with jurisdiction over the administrator for ~~the LIBO Rate~~such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for ~~the LIBO Rate~~such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for ~~the LIBO Rate~~such Benchmark (or such component), which states that the administrator of ~~the LIBO Rate~~such Benchmark (or such component) has ceased or will cease to provide ~~the LIBO Rate~~all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide ~~the LIBO Rate~~any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of ~~the LIBO Rate announcing that the LIBO Rate is no longer~~such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, if the then-current Benchmark has any Available Tenors, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means ~~(a)~~, in the case of a Benchmark Transition Event, the earlier of (~~i~~a) the applicable Benchmark Replacement Date and (~~ii~~b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the ninetieth (90th) day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than ninety (90) days after such statement or publication, the date of such statement or publication) ~~and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.~~

“Benchmark Unavailability Period” means, with respect to any then-current Benchmark, if a Benchmark Transition Event and its related Benchmark Replacement Date ~~have~~has occurred with respect to ~~the LIBO Rate~~such then-current Benchmark and solely to the extent that ~~the LIBO Rate~~such then-current Benchmark has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that ~~such~~a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced ~~the LIBO Rate~~such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.10(g) and (y) ending at the time that a Benchmark Replacement has replaced ~~the LIBO Rate~~such then-current Benchmark for all purposes hereunder ~~pursuant to~~and under any Loan Document in accordance with Section 2.10(g).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“BHC Act Affiliate” of a Person means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such Person.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” has the meaning specified in the preamble to this Agreement.

“Borrowing” means ~~(a)~~ the advance of the Initial Term Loan ~~made by each Appropriate Lender~~ pursuant to Section 2.01(a) to the Borrower on the Effective Date ~~and (b)~~, or the advance of the ~~Delayed Draw~~First Amendment Term Loan ~~made by each Appropriate Lender~~ pursuant to Section 2.01(b) to the Borrower on the First Amendment Effective Date, as the context may require.

“Borrowing Base Certificate” means, collectively, the ABL Borrowing Base Certificate and the Term Loan Borrowing Base Certificate.

“Business Day” means any day ~~other than~~that is not a Saturday, Sunday or other day on which ~~commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Administrative Agent’s office is located and, if such day relates to any LIBO Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank market~~the Federal Reserve Bank of New York is closed.

“Capital Expenditures” means, for any Person for any period, without duplication, all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries (or in the case of the Borrower or any Loan Party, solely its Restricted Subsidiaries) during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person. For purposes of this definition, “Capital Expenditures” shall not include expenditures (i) made to restore, replace, rebuild, develop, maintain, improve or upgrade property, to the extent such expenditure is made with, or subsequently reimbursed out of, insurance proceeds, indemnity payments, condemnation awards (or payments in lieu thereof) or damage recovery proceeds or other settlements relating to any damage, loss, destruction or condemnation of such property, (ii) constituting reinvestment of the net proceeds of any Transfer, to the extent permitted hereunder, (iii) made by the Parent or any of its Restricted Subsidiaries as payment of the consideration for Permitted Acquisitions or any other Permitted Investment, (iv) made by Parent or any of its Restricted Subsidiaries to effect leasehold improvements to any property leased by Parent or any of its Restricted Subsidiaries as lessee, to the extent that such expenses have been reimbursed in cash by the landlord, (v) actually paid for by a third party (excluding any Loan Party or any of its Restricted Subsidiaries) and for which no Loan Party or any of its Restricted Subsidiaries has provided or is required to provide or incur, directly or indirectly, any consideration or monetary obligation to such third party or any other person (whether before, during or after such period), or (vi) made with the cash proceeds from the sale or issuance of Qualified Capital Stock of Parent (or any direct or indirect holding company of Parent).

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases, subject to Section 1.03.

“Cash Equivalents” means any of the following, to the extent owned by the Parent or any of its Restricted Subsidiaries free and clear of all Liens other than Permitted Liens and Liens created under the Collateral Documents and, in each case, having a maturity of not greater than one year from the date of issuance thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) readily marketable direct obligations of any member of the European Economic Area, Switzerland or Japan, or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of such country, and, at the time of acquisition thereof having a credit rating of at least AA- (or the equivalent grade) by Moody’s or Aa3 by S&P, (c) marketable general obligations issued by any state of the United States or any political subdivision thereof or any or any instrumentality thereof that is guaranteed by the full faith and credit of such state and, at the time of acquisition thereof having a credit rating of at least AA- (or the equivalent grade) by Moody’s or Aa3 by S&P, (d) insured certificates of deposit, time deposits, eurodollar time deposits or overnight time deposits with any commercial bank that is organized under the laws of the United States or any State thereof, any member of the European Economic Area, Switzerland or Japan and has combined capital and surplus of at least $500 million, (e) commercial paper issued by any Lender or any corporation organized under the laws of any State of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or “A-1” (or the then equivalent grade) by S&P, (f) repurchase agreements and reverse repurchase agreements with a duration of not more than 30 days for underlying securities of the types set forth in clauses (a) through (e) entered into with any financial institution meeting the specifications in clause (d) above, (g) auction rate securities or (h) Investments in money market funds, of which at least 95% of the portfolios are limited solely to Investments of the character, quality and maturity described in clauses (a) through (f) of this definition. With respect to any Foreign Subsidiary, “Cash Equivalents” shall also include any Investment substantially comparable to the foregoing but in the currency of the jurisdiction of organization of such Subsidiary, Euros or Dollars.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“CFC” shall mean (i) a Subsidiary that is a controlled foreign corporation within the meaning of Section 957 of the Internal Revenue Code or (ii) a Subsidiary that has no material assets other than the Equity Interests or debt of one or more Subsidiaries that are CFCs.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority ~~or~~, (c) any new, or adjustment to, requirements prescribed by the Board for “Eurocurrency Liabilities” (as defined in Regulation D of the Board), requirements imposed by the Federal Deposit Insurance Corporation, or similar requirements imposed by any domestic or foreign governmental authority or resulting from compliance by any Agent or any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority and related in any manner to SOFR, the Term SOFR Reference Rate or Term SOFR, or (d) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means the occurrence of any of the following: (a) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13(d)-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), directly or indirectly, of Voting Interests (or other securities convertible into such Voting Interests) representing 50% or more of the combined voting power of all Voting Interests of the Parent; (b) during any period of up to 12 consecutive months, Continuing Directors shall cease for any reason to constitute a majority of the board of directors of the Parent,; (c) any “change of control” or similar event as defined in the ABL Credit Agreement,; (d) the Parent fails at any time to own 100% of the Equity Interests of the Borrower free and clear of all Liens (other than the Liens in favor of the Collateral Agent and Liens in favor of the ABL Collateral Agent permitted pursuant to clause (z) of the definition of “Permitted Liens”),; or (e) the Parent fails at any time to own, directly or indirectly, 100% of the Equity Interests of each other Loan Party (other than the Borrower) free and clear of all Liens (other than the Liens in favor of the Collateral Agent and Liens in favor of the ABL Collateral Agent permitted pursuant to clause (z) of the definition of “Permitted Liens”), except where such failure is as a result of a transaction permitted by the Loan Documents. As used in this definition of “Change of Control”, Parent shall be deemed to be a reference to Parent, or any direct or indirect holding company of Parent.

“Collateral” means all “Collateral” referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

“Collateral Access Agreement” means an agreement reasonably satisfactory in form and substance to the Administrative Agent (it being agreed that, prior to the Discharge of ABL Obligations, the form agreed to by the applicable ABL Agent shall be deemed to be reasonably acceptable to the Administrative Agent so long as the Collateral Agent is a party thereto and such agreement provides for the same rights in favor of the Collateral Agent as provided to the applicable ABL Agent, subject to the

ABL Intercreditor Agreement) executed by (a) a bailee or other Person in possession of Collateral, and/or (b) any landlord of real property leased by any Loan Party~~, pursuant to which such Person (i) acknowledges the Collateral Agent’s Lien on the Collateral, (ii) releases or subordinates such Person’s Liens in the Collateral held by such Person or located on such real property, (iii) provides the Collateral Agent with access to the Collateral held by such bailee or other Person or located in or on such real property, (iv) as to any landlord, provides the Collateral Agent with a reasonable time to sell and dispose of the Collateral from such real property, and (v) makes such other agreements with the Collateral Agent as the Collateral Agent may reasonably require~~.

“Collateral Agent” has the meaning specified in the preamble to this Agreement.

“Collateral Documents” means the Security Agreement, each Intellectual Property Security Agreement, each of the collateral documents, instruments and agreements delivered pursuant to Section 5.01(j) under this Agreement, and each other agreement that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

“Combined Total Outstandings” means, as of any date of determination, the sum of (a) the ABL Used Commitments, plus (b) the ~~Facilities~~Term Loan Facility.

“Commitments” means, ~~as to each Lender, its Delayed Draw Term Loan Commitment and Term Loan Commitment~~collectively, the Initial Commitments and the First Amendment Commitments.

“Commodity Exchange Act”means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Confidential Information” means information that any Loan Party or its Subsidiaries furnishes to any Agent or any Lender, but does not include any such information that is or becomes generally available to the public other than as a result of a breach by such Agent or any Lender of its obligations hereunder or that is or becomes available to such Agent or such Lender from a source other than the Loan Parties who is not subject to any legally binding obligation to any Loan Party or its Subsidiaries to keep such information confidential.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” any definition providing for “interest periods” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, and other technical, administrative or operational matters) that the Administrative Agent decides (in consultation with the Borrower) may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides (in consultation with the Borrower) is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Consolidated” refers to the consolidation of the accounts, financial condition or operating results of a Person and its Subsidiaries in accordance with GAAP; provided that for purposes of this Agreement and the other Loan Documents, when used with respect to the Loan Parties, the term “Consolidated” shall not include the accounts, financial condition or operating results of any Unrestricted Subsidiaries.

“Continuing Directors” means in the case of the Parent and, with respect to any period, the directors of the Parent on the first day of such period and each other director if, in each case, such other director’s nomination for election to the board of directors of the Parent is recommended by at least a majority of the then Continuing Directors.

“Costa Rica Subsidiary” means Express Fashion Digital Services Costa Rica, S.R.L., a limited liability company organized under the laws of Costa Rica.

“Covered Entity” means any of the following:

(a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning specified in Section 9.21.

“Credit Card Advance Rate” means the lesser of (x) 10% and (y) 100%, minus the ABL Credit Card Advance Rate.

“Credit Card Issuer” shall mean any person (other than a Borrower or other Loan Party) who issues or whose members issue credit cards, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., Visa, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club, Carte Blanche and other non-bank credit or debit cards, including, without limitation, private label cards, credit or debit cards issued by or through American Express Travel Related Services Company, Inc., Novus Services, Inc. and other issuers approved by (x) prior to the Discharge of the ABL Obligations, the ABL Administrative Agent in its Permitted Discretion or (y) thereafter, each Agent in its Permitted Discretion.

“Credit Card Processor” shall mean any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any Borrower’s sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.

“Credit Card Receivables” means each “payment intangible” (as defined in the UCC) together with all income, payments and proceeds thereof, owed by a Credit Card Issuer or Credit Card Processor to a Loan Party resulting from charges by a customer of a Loan Party on credit or debit cards issued by such Credit Card Issuer in connection with the sale of goods by a Loan Party, or services performed by a Loan Party, in each case in the ordinary course of its business.

“Customs Broker/Carrier Agreement” means an agreement in form and substance satisfactory to the Collateral Agent ~~and the Required Lenders~~ (it being agreed that, prior to the Discharge of ABL Obligations, the form agreed to by the ABL Collateral Agent shall be deemed to be reasonably acceptable to the Collateral Agent ~~and the Required Lenders~~ so long as the Collateral Agent is a party thereto and such agreement provides for the same rights in favor of the Collateral Agent as provided to the ABL Collateral Agent, subject to the ABL Intercreditor Agreement) among a Loan Party, a third party logistics provider, customs broker, freight forwarder, consolidator or carrier, and the Collateral Agent, in which the third party logistics provider, customs broker, freight forwarder, consolidator or carrier acknowledges that it has control over and holds the documents evidencing ownership of the subject Inventory for the benefit of the applicable Agent and agrees, upon notice from the Collateral Agent, to hold and dispose of the subject Inventory solely as directed by the applicable Agent.

“Debt” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than trade payables, deferred compensation and straight line rent and landlord allowance in each case incurred and then outstanding in the ordinary course of such Person’s business), (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (e) all Obligations of such Person as lessee under Capitalized Leases, (f) the maximum amount of all Obligations of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person with respect to Disqualified Stock and Prohibited Preferred Stock, (h) net Obligations of such Person in respect of Hedge Agreements, valued at the Agreement Value thereof, (i) all Guaranteed Debt and Synthetic Debt of such Person and (j) all indebtedness and other payment Obligations referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations; but limited in amount to the lesser of (i) the fair market value of such property ~~or~~and (ii) the amount of such indebtedness or other payment obligations.

Notwithstanding anything to the contrary contained herein, Debt shall not include (i) any amounts relating to preferred equity (other than Disqualified Stock and Prohibited Preferred Stock), employee consulting arrangements, accrued expenses, deferred rent (other than Capitalized Leases), deferred taxes, obligations under employment agreements, unredeemed gift card deferred revenue and deferred compensation, (ii) in connection with any Permitted Acquisition or other acquisition otherwise permitted hereunder or consented to by the Lenders in writing, post-closing purchase price adjustments, earn-outs or similar obligations that are dependent upon the performance of the acquisition target after such closing to which the seller in such Permitted Acquisition or acquisition may become entitled, (iii) contingent obligations incurred in the ordinary course of business, (iv) non-recourse obligations under or in respect of securitization transactions, (v) customary payables with respect to money orders or wire transfers, and (vi) the obligations of any Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations would be required to be classified and accounted for as an operating lease under GAAP as existing on December 31, 2018 (whether or not such lease existed on December 31, 2018 or thereafter arose). Notwithstanding anything to the contrary, the financial ratios and related definitions set forth in the Loan Documents shall be computed (a) to exclude (i) the application of ASC 815 (Derivatives and Hedging), ASC 480 (Distinguishing Liabilities from Equity) or ASC 718 (Stock Compensation) (to the extent that the pronouncements in ASC 718 result in recording an equity award as a liability on the Consolidated balance sheet of the Parent and its Subsidiaries in the circumstance where, but for the application of the pronouncements, such award would have been classified as equity), (ii) any mark-to-market adjustments to any derivatives (including embedded derivatives contained in other debt or equity instruments under ASC 815), (iii) any non-cash compensation charges resulting from the application of ASC 718, and (iv) any change to lease accounting rules from those in effect pursuant to ASC 842 (Leases) and other related lease accounting guidance as in effect on the Effective Date, and (b) by disregarding the effects of FASB ASC 825 (Financial Instruments) and ASC 470-20 (Debt with Conversion and Other Options) on financial liabilities.

“Debt for Borrowed Money” of any Person means, at any date of determination, the sum of (a) the outstanding principal amount of all Debt of the type referred to in clauses (a), (c) and (e) of the definition of “Debt”, (b) all reimbursement Obligations at such date of such Person under acceptance, letter of credit or similar facilities at such date for amounts that have been drawn under such facilities and (c) all Synthetic Debt of such Person at such date; provided, however, for purposes of calculating Debt for Borrowed Money, the amount of the ABL Advances included therein shall be equal to the average daily outstanding balance of such ABL Advances during the twelve (12) month period ended on such date.

“Debtor Relief Laws” means any Bankruptcy Law, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, arrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any Event of Default or any event that would constitute an Event of Default but for the passage of time or the requirement that notice be given or both.

“Default Rate” means an interest rate equal to two percent (2%) per annum in excess of the rate then applicable to such Obligation.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

~~“Defaulting Lender” means, at any time, any Lender that has a Delayed Draw Term Loan Commitment and that (a) has failed to fund any amounts required to be funded by it under this Agreement within one (1) Business Day of the date that it is required to do so under this Agreement, (b) has notified the Borrower, the Administrative Agent, or any Lender in writing that it does not intend to comply with all or any portion of its funding obligations under this Agreement, (c) has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements generally under which it has committed to extend credit, (d) has failed, within one (1) Business Day after written request by the Administrative Agent, to confirm that it will comply with the terms of the Agreement relating to its obligations to fund any amounts required to be funded by it under the Agreement, (e) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it under the Agreement within one (1) Business Day of the date that it is required to do so under the Agreement, or (f) has, or has a direct or indirect parent company that has, (i) taken any action or been the subject of any action or proceeding of a type described in Section 6.01(f), or (ii) become the subject of a Bail-in Action; provided, that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.~~

~~“Defaulting Lender Rate” means (a) for the first three (3) days from and after the date the relevant payment is due, the Base Rate, and (b) thereafter, the interest rate then applicable to Loans that are Base Rate Loans (inclusive of the Applicable Margin applicable thereto).~~

~~“Delayed Draw Term Loan” has the meaning specified in Section 2.01(b).~~

~~“Delayed Draw Term Loan Commitments” means, as to each Appropriate Lender, its obligation to make its pro rata portion of the Delayed Draw Term Loan to the Borrower pursuant to Section 2.01(b), in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule I. As of the Effective Date, the total Delayed Draw Term Loan Commitments of all Lenders is $50,000,000.~~

~~“Delayed Draw Term Loan Facility” means, at any time, the aggregate outstanding principal amount of the Delayed Draw Term Loan at such time.~~

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by Holdings or a Restricted Subsidiary in connection with a Transfer that is so designated as Designated Non-Cash Consideration, setting forth such valuation, less the amount of cash and Cash Equivalents received in connection with a subsequent sale, redemption, repurchase of or collection or payment on such Designated Non-Cash Consideration. A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with Section 5.02(e).

“Discharge of ABL Obligations” has the meaning specified in the ABL Intercreditor Agreement.

“Disqualified Stock” means any Equity Interest that, by its terms (or by the terms of any Equity Interests into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), matures or is Redeemable, in whole or in part, provides for scheduled payments, dividends or distributions in cash or is or becomes convertible into or exchangeable or exercisable for Debt or any other Equity Interests that would constitute Disqualified Stock, in each case on or prior to the date that is 91 days after the Maturity Date. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement shall be the maximum amount that the Loan Parties may become obligated to pay upon such maturity of, or pursuant to such Redeemable provisions in respect of, such Disqualified Stock.

“Dollars” and “$” means lawful money of the United States of America.

~~“Early Opt-in Election” means the occurrence of:~~

~~(a) (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that Dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.10(g) are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, and~~

~~(b) (i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.~~

“Early Termination Fee” has the meaning set forth in the Fee Letter.

“EBITDA” means, for any period and with respect to Parent and its Restricted Subsidiaries, Net Income of such ~~Person~~Persons for such period, plus

(a) without duplication and to the extent deducted in determining such Net Income (except with respect to ~~item~~ items (a)(xiv) and (a)(xx)(y)), the sum of:

(i) Consolidated interest expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Debt (including the Term Loan ~~and Delayed Draw Term Loan hereunder~~, the ABL Obligations, and any other Debt permitted under Section 5.02(b) hereof) of such ~~Person~~Persons for such period,

(ii) Consolidated income tax (and franchise tax in the nature of income tax) (including federal, state, local, franchise, excise and foreign income tax) expense and foreign withholding tax expense, in each case for such period, and any state single business unitary or similar tax of such ~~Person~~Persons for such period, including any penalties and interest relating to any tax examinations for such period, determined on a consolidated basis in accordance with GAAP,

(iii) depreciation and amortization expense (including amortization or impairment of intangibles (including goodwill) and organization costs) for such period (excluding amortization expense attributable to a prepaid cash item (except for deferred finance charges) that was paid in a prior period) of such ~~Person~~Persons for such period,

(iv) any other non-cash deductions, losses, charges or expenses made in determining Net Income (but excluding any such non-cash charge in respect of an item that increased Net Income in a prior period (to the extent of such increase)) of such ~~Person~~Persons for such period (including, without limitation, purchase accounting adjustments to revenue or expenses under ASC 805 or similar acquisition accounting under GAAP or similar provisions under GAAP); provided that if any Loan Party or any Restricted Subsidiary makes any cash payment in respect of any such non-cash deduction, loss, charge or expense, such cash payment shall be deducted from EBITDA in the period in which such payment is made,

(v) any extraordinary losses (determined on a Consolidated basis as reconciled to GAAP) and unusual or non-recurring expenses or charges, incurred in such period~~; provided that the aggregate amount of add-backs permitted pursuant to this clause (a)(v) and clause (a)(xvi) below shall not exceed at any time 15.0% of EBITDA~~,

(vi) any Transaction Expenses paid in such period,

(vii) ~~[intentionally omitted],~~ any addbacks or adjustments consistent with Regulation S-X of the Securities Act of 1933 (other than addbacks or adjustments that are only permitted under such Regulation S-X as “Management’s Adjustments” by virtue of the amendments adopted on May 21, 2020 by the SEC); provided that the aggregate amount added to EBITDA under this clause (vii) shall not exceed with respect to any period an amount equal to 20% of EBITDA for such period (calculated after giving effect to all such adjustments);

(viii) [intentionally omitted],

(ix) foreign exchange losses recorded in “other income” and net non-cash exchange, translation or performance losses relating to foreign currency transactions and currency fluctuations,

(x) expenses in connection with earn-out obligations,

(xi) ~~[intentionally omitted]~~the amount of any loss from stores which have been closed or identified to be closed during such period or within twelve (12) months after the end of such period,

(xii) expenses incurred to the extent reimbursable by third parties pursuant to indemnification, reimbursement, guaranty or purchase price adjustment provisions and either so collected or reasonably expected to be so collected within ninety (90) days of such incurrence,

(xiii) ~~[intentionally omitted],~~ addbacks, charges and items evidenced by or contained in any quality of earnings report prepared by any Approved Accounting Firm in connection with (A) the Transactions and shared with the Administrative Agent prior to the First Amendment Effective Date, or (B) after the First Amendment Effective Date, any Permitted Acquisition or other Investment permitted hereunder and shared with the Administrative Agent prior to the consummation of such Permitted Acquisition or other Investment permitted hereunder; provided, that the aggregate amount added to EBITDA under this clause (a)(xiii) shall not exceed with respect to any period, when aggregated with amounts added to EBITDA under clauses (a)(xvi) and (a)(xx) below with respect to such period, an amount equal to 25% of EBITDA for such period (calculated after giving effect to all such adjustments),

(xiv) proceeds received from business interruption insurance~~, in each case, with respect to~~ actually received during such period or, without duplication of amounts previously added back to Net Income pursuant to this clause (a)(xiv), reasonably expected to be received within twelve (12) months after the end of such ~~measurement~~ period,

(xv) non-cash expenses resulting from the grant or periodic re-measurement of stock options or other equity-related incentives (and, for the avoidance of doubt, including any non-cash expenses related to any stock option or other equity-related incentives resulting from the acceleration of vesting in the event of a change in control) to any director, officer, employee, former employee or consultant of Parent or any Restricted Subsidiary pursuant to a written plan or agreement approved by the board of directors of Parent,

(xvi) (A) salary, benefit and other direct savings resulting from workforce reductions actually implemented and (B) restructuring charges, business optimization costs and expenses, integration costs, retention, recruiting, relocation and signing bonuses and expenses, accruals or reserves (including restructuring costs related to any acquisition or Investment, adjustments to existing reserves, any one time expense relating to enhanced accounting function and the closure and/or consolidation of facilities and existing lines of business); provided, that, the aggregate amount ~~of add-backs permitted pursuant to clause (a)(v) above and~~added to EBITDA under this clause (a)(xvi) shall not exceed ~~at~~with respect to any ~~time 15.0% of EBITDA~~period, when aggregated with amounts added to EBITDA under clause (a)(xiii) above and clause (a)(xx) below with respect to such period, an amount equal to 25% of EBITDA for such period (calculated after giving effect to all such adjustments),

(xvii) losses in respect of post-retirement benefits, as a result of the application of FASB 106 (or any successor provision thereof),

(xviii) losses during such period in connection with the extinguishment, retirement or write-off of Debt, ~~and~~

(xix) directors’ fees and expenses paid or accrued, ~~minus~~ and

(xx) (x) the amount of “run rate” cost savings, operating expense reductions and synergies (excluding revenue synergies ) that have been realized during such period or are projected by the Borrower in good faith to be realized on or prior to the date that is twelve (12) months after the end of such period, in each case to the extent related to any Permitted Acquisition that has been consummated or, to the extent permitted hereunder, any operating-optimizing initiative that has been initiated by the Loan Parties or is projected by the Borrower in good faith to be initiated on or prior to the date that is twelve (12) months after the end of such period, and (y) any “run rate” EBITDA attributable to adjustments for contracted increases in revenues or margins pursuant to contracts that have been entered into and have become effective, which revenue or margin increases have been realized during such period or are projected by the Borrower in good faith to be realized on or prior to the date that is twelve (12) months after the end of such period; in each case of the foregoing clauses (x) and (y), net of the amount of any actual benefits realized during such period from such actions; provided, that, (A) such cost savings, operating expense reductions and synergies are factually supportable and reasonably identifiable, and (B) the aggregate amount added to EBITDA under this clause (xx) shall not exceed with respect to any period, when aggregated with amounts added to EBITDA under clauses (a)(xiii) and (a)(xvi) above with respect to such period, an amount equal to 25% of EBITDA for such period (calculated after giving effect to all such adjustments), minus

(b) without duplication and to the extent included in determining such Net Income of such ~~Person~~Persons, any non-cash gains included in Net Income of such ~~Person~~Persons for such period (other than any gains which represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period), minus

(c) without duplication and to the extent included in determining such Net Income of such ~~Person~~Persons, any extraordinary gains and unusual or non-recurring gains for such period, all determined on a Consolidated basis in accordance with GAAP, minus

(d) without duplication and to the extent included in determining such Net Income of such ~~Person~~Persons, foreign exchange gains recorded in “other income”, minus

(e) without duplication and to the extent included in determining such Net Income of such ~~Person~~Persons, all gains during such period resulting from the sale or disposition of any asset of Parent or any Restricted Subsidiary outside the ordinary course of business, minus

(f) without duplication and to the extent included in determining such Net Income of such ~~Person~~Persons, the amount of any gain in respect of post-retirement benefits as a result of the application of FASB 106 (or any successor provision thereof).

For purposes of calculating any financial ratio or test, EBITDA shall be calculated, without duplication, giving effect to the trailing twelve (12) month pro forma results for acquisitions and investments permitted hereunder (including the commencement of activities constituting such business) and material dispositions permitted hereunder (including the termination or discontinuance of activities constituting such business) of business entities or properties or assets, constituting a division or line of business of any business entity, division or line of business that is the subject of any such acquisition or disposition, and operational changes permitted hereunder, and any financial ratio or test shall, without duplication, give effect to the trailing twelve (12) month results for any retirement, extinguishment or repayment of Debt and any Debt incurred or assumed by Parent or any of its Restricted Subsidiaries in connection with such pro forma transaction (and all Debt so incurred or assumed shall be deemed to have borne interest (x) in the case of fixed rate Debt, at the rate applicable thereto or (y) in the case of floating rate Debt, at the rates which were or would have been applicable thereto during the period when such Debt was or was deemed to be outstanding), in each case, as if any such transaction occurred at the beginning of the applicable period.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means January 13, 2021.

“Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than an individual) approved by (w) the Administrative Agent and (x) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided, however, that (i) neither any Loan Party nor any Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition and (ii) the Borrower’s approval shall not be required for any assignment by ReStore Capital, LLC or any of its Affiliates of any portion of the First Amendment Term Loan that was made by ReStore Capital, LLC or any of its Affiliates.

“Eligible Credit Card Receivables” means at the time of any determination thereof, each Credit Card Receivable that satisfies the following criteria at the time of creation and continues to meet the same at the time of such determination, as determined by each Agent in its Permitted Discretion in accordance with Section 2.17: such Credit Card Receivable (x) has been earned by performance and represents the bona fide amounts due to a Loan Party from a Credit Card Issuer or Credit Card Processor, and in each case originated in the ordinary course of business of such Loan Party, and (y) in each case is not ineligible for inclusion in the calculation of the Term Loan Borrowing Base pursuant to any of clauses (a) through (j) below. Without limiting the foregoing, to qualify as an Eligible Credit Card Receivable, such Credit Card Receivable shall indicate no Person other than a Loan Party as payee or remittance party. In determining the amount to be so included, the face amount of a Credit Card

Receivable shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that a Loan Party may be obligated to rebate to a customer, a Credit Card Issuer or Credit Card Processor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Credit Card Receivable but not yet applied by the Loan Parties to reduce the amount of such Credit Card Receivable. Any Credit Card Receivable meeting the foregoing criteria shall be deemed to be an Eligible Credit Card Receivable, but only as long as such Credit Card Receivable is not included within any of the following categories as determined by each Agent in its Permitted Discretion in accordance with Section 2.17, in which case such Credit Card Receivable shall not constitute an Eligible Credit Card Receivable:

(a) Credit Card Receivables which do not constitute a “payment intangible” (as defined in the UCC);

(b) Credit Card Receivables that have been outstanding for more than five (5) Business Days from the date of sale, or for such longer period(s) as may be approved by each Agent in its Permitted Discretion;

(c) Credit Card Receivables with respect to which a Loan Party does not have good, valid and marketable title thereto, free and clear of any Lien (other than (i) Liens granted to the Collateral Agent for its own benefit and the benefit of the other Secured Parties pursuant to the Collateral Documents, and (ii) Permitted Liens (other than any Liens under clauses (i) and (j) of the definition of “Permitted Liens”));

(d) Credit Card Receivables that are not subject to a first priority (except (i) as permitted in clause (e) of this definition ~~and~~, (ii) for Liens in favor of the ABL Collateral Agent permitted under clause (z) of the definition of “Permitted Liens” and (iii) for Permitted Liens having priority by operation of applicable law) security interest in favor of the Collateral Agent for its own benefit and the benefit of the other Secured Parties;

(e) Credit Card Receivables which are disputed, or with respect to which a claim, counterclaim, offset or chargeback (other than chargebacks in the ordinary course by the Credit Card Issuer or Credit Card Processor) has been asserted, by the related credit card processor (but only to the extent of such dispute, counterclaim, offset or chargeback);

(f) Except as otherwise approved by each Agent in its Permitted Discretion, Credit Card Receivables as to which the Credit Card Issuer or Credit Card Processor has the right under certain circumstances to require a Loan Party to repurchase the Credit Card Receivables from such Credit Card Issuer or Credit Card Processor;

(g) Except as otherwise approved by each Agent in its Permitted Discretion in an aggregate amount not to exceed $10,000,000 (such approval not to be unreasonably withheld), Credit Card Receivables arising from any private label credit card program of the Loan Parties;

(h) Credit Card Receivables due from a Credit Card Issuer or Credit Card Processor which is the subject of any bankruptcy or insolvency proceedings;

(i) Credit Card Receivables which are not a valid, legally enforceable obligation of the applicable Credit Card Issuer or Credit Card Processor with respect thereto; and

(j) Credit Card Receivables which any Agent determines in its Permitted Discretion to be uncertain of collection.

“Eligible In-Transit Inventory” means, as of any date of determination thereof, without duplication of other Eligible Inventory, In-Transit Inventory:

(a) Which has been shipped from a foreign location for receipt by a Loan Party, but which has not yet been delivered to such Loan Party, which In-Transit Inventory has been in transit for sixty (60) days or less from the date of shipment of such Inventory;

(b) For which the purchase order is in the name of a Loan Party and title and risk of loss has passed to such Loan Party;

(c) For which an acceptable bill of lading or other document of title reasonably acceptable to the Administrative Agent has been issued, and in each case as to which the Collateral Agent has control (as defined in the UCC) over the documents of title which evidence ownership of the subject Inventory (such as, if requested by the Administrative Agent, by the delivery of a Customs Broker/Carrier Agreement);

(d) Which is insured to the reasonable satisfaction of the Administrative Agent in its Permitted Discretion (including, without limitation, marine cargo insurance);

(e) For which payment of the purchase price has been made by such Loan Party or the purchase price is supported by a Commercial Letter of Credit; and

(f) Which otherwise would constitute Eligible Inventory;

provided that any Agent may, in its Permitted Discretion in accordance with Section 2.17, exclude any particular Inventory from the definition of “Eligible In-Transit Inventory” in the event such Agent determines that such Inventory is subject to any Person’s right of reclamation, repudiation, stoppage in transit or any event has occurred or is reasonably anticipated by such Agent to arise which may otherwise adversely impact the ability of the Collateral Agent to realize upon such Inventory.

“Eligible Intellectual Property” means Intellectual Property of the Borrower determined by each Agent in its Permitted Discretion, to be eligible for inclusion in the calculation of the Term Loan Borrowing Base. Without limiting the foregoing, no Intellectual Property shall be Eligible Intellectual Property unless:

(a) the Borrower owns and has good and valid title to such Intellectual Property, free and clear of any Lien (other than (i) Liens granted to the Collateral Agent for its own benefit and the benefit of the other Secured Parties pursuant to the Collateral Documents, and (ii) Permitted Liens (other than any Liens under clauses (i) and (j) of the definition of “Permitted Liens”));

(b) the Borrower is in compliance with the representations, warranties and covenants set forth in this Agreement and the other Loan Documents relating to such Intellectual Property and such Intellectual Property conforms with the covenants or representation and warranties in the Loan Documents;

(c) if such Intellectual Property is issued or registered, then such Intellectual Property shall be validly issued or registered with the PTO or the USCO, as applicable, or such other equivalent foreign filing or registration office, as applicable;

(d) Administrative Agent shall have received evidence that all actions that the Administrative Agent may reasonably deem necessary in its Permitted Discretion in order to create a valid, perfected and enforceable first-priority Lien on such Intellectual Property under applicable law in favor of the Collateral Agent (including, without limitation, filings at the PTO or the USCO, as applicable, or such other equivalent foreign filing or registration office, as applicable) has been taken; and

(e) such Intellectual Property was included in the most-recent appraisal received by the Administrative Agent under this Agreement and over which each Agent has completed its legal and business due diligence (as determined by each Agent in its Permitted Discretion).

“Eligible Inventory” means, as of any date of determination, without duplication, (x) Eligible In-Transit Inventory, and (y) other items of Inventory of a Loan Party in each case that are not excluded as ineligible by virtue of one or more of the criteria set forth below and that are reflected in the most recent Borrowing Base Certificate delivered to the Administrative Agent. Except as otherwise agreed by each Agent, in its Permitted Discretion in accordance with Section 2.17 after completion of an updated field examination and appraisal, none of the following shall be deemed to be Eligible Inventory:

(a) Inventory with respect to which a Loan Party does not have good, valid and marketable title thereto, free and clear of any Lien (other than (i) Liens granted to the Collateral Agent for its own benefit and the benefit of the other Secured Parties pursuant to the Collateral Documents and (ii) other Permitted Liens (other than any Liens under clauses (i) or (j) of the definition of “Permitted Liens”)), or is leased by or is on consignment to a Loan Party, or that is not solely owned by a Loan Party;

(b) Inventory that (i) is not located in the United States of America (excluding territories or possessions of the United States) (other than Eligible In-Transit Inventory) or (ii) is stored at a leased or rented location (other than a retail store location) where the aggregate value of Inventory exceeds $~~250,000~~500,000, unless each Agent has given its prior consent thereto or unless either (x) a Collateral Access Agreement in respect of such location has been delivered to the Administrative Agent or (y) such inventory is included as “Eligible Inventory” (as defined in the ABL Credit Agreement) (provided that the Loan Parties shall use commercially reasonable efforts to ensure that the aggregate value of all Inventory stored at such leased or rented location and not deemed “Eligible Inventory” shall not exceed $~~5,000,000~~7,500,000 at any one time outstanding), (iii) is stored with a bailee or warehouseman where the aggregate value of Inventory exceeds $~~250,000~~500,000, unless either (x) an acknowledged Collateral Access Agreement which is in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent has been received by the Administrative Agent or (y) such inventory is included as “Eligible Inventory” (as defined in the ABL Credit Agreement) (provided that the Loan Parties shall use commercially reasonable efforts to ensure that the aggregate value of all Inventory stored with a bailee or warehouseman and not deemed “Eligible Inventory” shall not exceed $~~5,000,000~~7,500,000 at any one time outstanding),

(c) Inventory that represents goods which (i) are damaged, defective, “seconds”, or otherwise unmerchantable, (ii) are to be returned to the vendor and which is no longer reflected in the Loan Parties’ stock ledger, (iii) are obsolete or slow moving, or special-order items, work in process, raw materials, or that constitute spare parts, shipping materials or supplies used or consumed in a Borrower’s business, or (iv) are bill and hold goods;

(d) Except as otherwise agreed by each Agent in its Permitted Discretion, Inventory that represents goods that do not conform in all material respects to the representations and warranties contained in this Agreement or any of the Loan Documents;

(e) Inventory that is not subject to a perfected first priority security interest in favor of the Collateral Agent for its own benefit and the benefit of the other Secured Parties (subject only to (i) Permitted Liens having priority by operation of applicable law or (ii) Liens in favor of the ABL Collateral Agent permitted under clause (z) of the definition of “Permitted Liens”);

(f) Inventory that is not insured in compliance with the provisions of Section 5.01(d) hereof;

(g) Inventory which consists of samples, labels, bags (other than handbags), packaging materials, and other similar non-merchandise categories;

(h) Inventory which contains or bears any Intellectual Property rights licensed to such Loan Party unless each Agent is satisfied that the Collateral Agent may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor, or (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement;

(i) Inventory which has been sold but not yet delivered or Inventory to the extent that any Loan Party has accepted a deposit therefor; and

(j) Inventory acquired pursuant to Section 5.02(f), unless the Administrative Agent shall have received or conducted (A) appraisals, from appraisers reasonably satisfactory to each Agent, of such Inventory to be acquired in such Investment and has established an Inventory Advance Rate therefor and (B) such other due diligence as any Agent may reasonably require, all of the results of the foregoing to be reasonably satisfactory to each Agent in its Permitted Discretion. As long as each Agent has received reasonable prior notice of such acquisitions under Section 5.02(f) and the Loan Parties reasonably cooperate (and cause the Person being acquired to reasonably cooperate) with each Agent, each Agent shall use reasonable best efforts to complete such due diligence and a related appraisal on or prior to the closing date of such acquisition under Section 5.02(f).

~~“End Date” means the earlier to occur of (a) October 31, 2021, and (b) the date on which the Delayed Draw Term Loan has been Paid in Full.~~

“Environmental Action” means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any violation of, or liability under, any Environmental Law, or an Environmental Permit or arising from an alleged injury or threat to the environment, or to health and safety with regard to exposure to Hazardous Materials, including, without limitation, and to the extent arising from the foregoing, by any governmental or regulatory authority or third party for enforcement, cleanup, removal, response, remedial or other actions, damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

“Environmental Law” means any Federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction or decree relating to pollution or protection of the environment, natural resources or exposure of any individual to Hazardous Material, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 4001(a)(14) of ERISA.

“ERISA Event” means (a)(i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30 day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

“Erroneous Payment” has the meaning specified in Section 9.23(a).

“Erroneous Payment Deficiency Assignment” has the meaning specified in Section 9.23(d).

“Erroneous Payment Impacted Loans” has the meaning specified in Section 9.23(d).

“Erroneous Payment Return Deficiency” has the meaning specified in Section 9.23(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Events of Default” has the meaning specified in Section 6.01.

~~“Excess Cash” means, at any time, the amount by which the aggregate amount of cash and Cash Equivalents, marketable securities, treasury bonds and bills, certificates of deposit, investments in money market funds, and commercial paper, in each case, held or owned by a Loan Party in a deposit account (including, without limitation, operating accounts and disbursement accounts) or a securities account exceeds (a) so long as no Triggering Event has then occurred and is continuing, $40,000,000 (other than (i) ordinary course retail store operating cash and (ii) cash of the Loan Parties not to exceed amounts estimated in good faith to be necessary to fund expenditures in the ordinary course of their business as and when due and without acceleration thereof within the three (3) Business Days of any date of determination), or (b) if a Triggering Event has occurred and is continuing, $0.~~

“Excluded Issuance” shall mean (i) an issuance and sale of Qualified Capital Stock of the Parent (or any direct or indirect holding company of the Parent) or Subordinated Debt to the shareholders (or any other stockholder exercising preemptive rights triggered by such issuance), to the extent such Qualified Capital Stock or Subordinated Debt is used, or the net cash proceeds thereof shall be, within 90 days of the consummation of such issuance and sale, used or committed to be used (and so used within 180 days of consummation), without duplication, to finance Capital Expenditures or one or more permitted Investments permitted under Section 5.02(f) and (ii) an issuance and sale of Qualified Capital Stock of the Parent (or any direct or indirect holding company of the Parent) to satisfy legal requirements regarding the issuance of a de minimis amount of shares.

“Excluded Subsidiary” means (i) any CFC, (ii) any Subsidiary of a CFC, (iii) any Subsidiary of the Parent that is organized under the laws of a jurisdiction located inside the United States that is not a Material Subsidiary; provided that all Excluded Subsidiaries covered by this clause (iii) shall not represent, in the aggregate, more than 5% of EBITDA or 5% of Consolidated tangible assets of the Parent and its Subsidiaries, taken as a whole, and the Parent shall be obligated to designate one or more Subsidiaries that would otherwise qualify as Excluded Subsidiaries covered by this clause (iii) as Material Subsidiaries in order to comply with the terms of this proviso, (iv) Subsidiaries prohibited by applicable requirements of laws or by any contractual obligation existing on the First Amendment Effective Date (or the date of acquisition of such Subsidiary, as applicable) from guaranteeing the Obligations or which would require governmental or regulatory consent, approval, license or authorization to provide a guarantee of the Obligations unless the same shall have been received, (v) ~~[intentionally omitted]~~any non-wholly-owned Subsidiary of Parent or a joint venture permitted hereunder, (vi) any entity where the cost and/or burden (other than the documentation thereof) of granting a guarantee of the Obligations outweighs the benefit to the Lenders, as determined in the reasonable discretion of each Agent, the Required Lenders and Borrower, (vii) special-purpose entities (including receivables entities and securitization Subsidiaries), (viii) not-for-profit Subsidiaries, (ix) captive insurance companies ~~or~~, (x) Unrestricted Subsidiaries, and (xi) any Subsidiary with respect to which a guaranty by it of the Obligations would reasonably be expected to result in material adverse tax consequences or material adverse regulatory consequences, in each case of this clause (xi) as reasonably determined by the Borrower and the Administrative Agent.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest would otherwise have become effective with respect to such Swap Obligation but for such Guarantor’s failure to constitute an “eligible contract participant” at such time.

“Excluded Taxes” means, with respect to any Payee, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its Applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which any Loan Party is located, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 9.12), any withholding tax that is imposed on amounts payable hereunder at the time such Payee becomes a party hereto (or designates a new Applicable Lending Office) or is attributable to such Payee’s failure or inability (other than as a result of a Change in Law) to comply with Section 2.12, except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Applicable Lending Office (or assignment), to receive additional amounts from the Loan Parties with respect to such withholding tax pursuant to Section 2.12(a), (d) any U.S. federal, state or local backup withholding tax, and (e) any U.S. federal withholding tax imposed under FATCA.

“Existing Debt” means such Debt set forth on Schedule 5.02(b).

~~“Facilities” means, collectively, the Term Loan Facility and the Delayed Draw Term Loan Facility.~~

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with) and any current or future regulations or other official interpretations thereof, any intergovernmental agreements and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day which is a Business Day, the Federal Funds Rate for such day shall be the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it (and, if any such rate is below zero, then the rate determined pursuant to this definition shall be deemed to be zero).

~~“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.~~

“Fee Letter” means that certain ~~fee letter~~Amended and Restated Fee Letter, dated as of the ~~Effective~~First Amendment Signing Date, by and among the Loan Parties and the Agents.

“Financial Performance Projections” means the projected Consolidated statements of income or operations and cash flows of Parent and its Subsidiaries, the ABL Borrowing Base, the Term Loan Borrowing Base, and the ABL Excess Availability, in each case prepared by management of Parent and in form and substance reasonably satisfactory to each Agent and the Required Lenders.

“First Amendment” means that certain First Amendment to Asset-Based Term Loan Agreement and First Amendment to Security Agreement, dated as of the First Amendment Signing Date, by and among the Loan Parties, the Lenders party thereto and the Agents.

“First Amendment Commitments” means, as to each Appropriate Lender, its obligation to make its pro rata portion of the First Amendment Term Loan to the Borrower pursuant to Section 2.01(b) on the First Amendment Effective Date, in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule I. As of the First Amendment Effective Date, the total First Amendment Commitments of all Lenders is $90,000,000.

“First Amendment Effective Date” means November 28, 2022.

“First Amendment Signing Date” means November 23, 2022.

“First Amendment Term Loan” has the meaning specified in Section 2.01(b).

“Fiscal Month” means any fiscal month of the Parent and its Consolidated Subsidiaries ending on the dates set forth on Schedule III hereto, as such schedule may be updated from time to time by delivery of a new Schedule III hereto to the Administrative Agent.

“Fiscal Quarter” means any fiscal quarter of the Parent and its Consolidated Subsidiaries ending on the dates set forth on Schedule III hereto, as such schedule may be updated from time to time by delivery of a new Schedule III hereto to the Administrative Agent.

“Fiscal Year” means a fiscal year of the Parent and its Consolidated Subsidiaries ending on the Saturday closest to January 31 in any calendar year.

“Fixed Charges” means, with reference to any period, without duplication, cash Interest Expense, plus scheduled principal payments on Debt for Borrowed Money, plus expense for income taxes paid in cash (net of any cash refund in respect of income taxes actually received during such period ~~(including the 2020 Tax Refund Proceeds in excess of the amounts required to be paid by the Borrower in accordance with Section 2.06(b) of this Agreement and Section 2.06(b) of the ABL Credit Agreement, if any)~~; provided that the resulting net amount shall not be less than zero), plus all Restricted Payments made in reliance on ~~Section 5.02(g)(vii)(B)~~,Sections 5.02(g)(viii), 5.02(g)(ix), 5.02(g)(x) or 5.02(g)~~(x) of this Agreement~~xi) (whether in cash or other property, other than common Equity Interests), all calculated for the Parent and its Restricted Subsidiaries on a Consolidated basis.

“Fixed Charge Coverage Ratio” means the ratio, determined as of the end of a Fiscal ~~Month~~Quarter for the most recently completed Measurement Period, of (i) EBITDA minus the unfinanced portion of Capital Expenditures (including Capital Expenditures financed with ABL Advances or any other short-term Debt) to (ii) Fixed Charges, all calculated for the Parent and its Restricted Subsidiaries on a Consolidated basis.

“Floor ” means a rate of interest equal to 1.50%.

“Foreign Lender” means a Payee that is not a United States person within the meaning of Internal Revenue Code Section 7701(a)(30).

“Foreign Subsidiary” means a Subsidiary of the Parent that is organized under the laws of a jurisdiction located outside of the United States.

“Fund” means any Person (other than an individual) that is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” has the meaning specified in Section 1.03.

“Global Borrowing Base” means the sum of the ABL Borrowing Base and the Term Loan Borrowing Base.

“Global Loan Cap” means the sum of (x) the ABL Loan Cap plus (y) the lesser of (A) the outstanding principal balance of the Obligations and (B) the Term Loan Borrowing Base.

“Governmental Authority” means any nation or government, any state, province, city, municipal entity or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board, bureau or similar body, whether federal, state, provincial, territorial, local or foreign or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Governmental Authorization” means any authorization, approval, consent, franchise, license, covenant, order, ruling, permit, certification, exemption, notice, declaration or similar right, undertaking or other action of, to or by, or any filing, qualification or registration with, any Governmental Authority.

“Guaranteed Debt” means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (c) the grant of any Lien on any assets of such Person securing any Debt or other obligation of any other Person, whether or not such Debt or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Debt to obtain any such Lien) or (d) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term “Guaranteed Debt” shall not include any product warranties or other ordinary course contingent obligations incurred in the ordinary course of business, including indemnities. The amount of any Guaranteed Debt shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guaranteed Debt is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Guaranteed Debt) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

“Guaranteed Obligations” has the meaning specified in Section 8.01.

“Guaranties” means, collectively, the Parent Guaranty, the Holdings Guaranty, the Intermediate Holdings and the Subsidiary Guaranty.

“Guarantors” means, collectively, the Parent, the Holdings Entities and the Subsidiary Guarantors (in each case, for so long as such Person’s Guaranty remains in effect).

“Guaranty Supplement” has the meaning specified in Section 8.05.

“Hazardous Materials” means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls, radon gas and toxic mold and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or explosive or radioactive substances or as a pollutant or contaminant under any Environmental Law.

“Hedge Agreements” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Holdings” has the meaning specified in the preamble to this Agreement.

“Holdings Entities” means, collectively, Holdings and Intermediate Holdings. “Holdings Entity” means any one of such Persons.

“Holdings Guaranty” means the guaranty of Holdings set forth in Article VIII.

“Indemnified Party” has the meaning specified in Section 9.04(b).

“Indemnified Taxes” means Taxes imposed with respect to any Loan Document or any payment thereunder other than Excluded Taxes.

~~“Independent Consultant” means a financial advisor or other Person engaged by the Loan Parties for the purposes set forth in Section 5.01(n), which shall be acceptable to each Agent and the Required Lenders in its or their sole discretion, as applicable.~~

~~“Independent Consultant Termination Conditions” means, for any time of determination, that:~~

~~(a) as of such time of determination, (i) the Borrower has received the 2020 Tax Refund Proceeds, (ii) the 2020 Tax Refund Proceeds have been applied (A) to repay the Lenders that made the Delayed Draw Term Loans their Delayed Draw Term Loans pursuant to Section 2.06(b) of this Agreement and (B) to repay the ABL Obligations if and as required pursuant to Section 2.06(b) of the ABL Credit Agreement, and (iii) the Delayed Draw Term Loan has been paid in full in cash,~~

~~(b) no Default or Event of Default shall have occurred and be continuing at such time or would immediately result therefrom,~~

~~(c) ABL Excess Availability shall be, as of such time of determination, and for the 90-day period immediately following such time of determination, not less than, thirty-five percent (35%) of the ABL Borrowing Base (calculated without giving effect to the Term Pushdown Reserve), and~~

~~(d) EBITDA for the most recent Measurement Period for which monthly financial statements and the corresponding Responsible Officer certificate have been delivered (or are required to have been delivered) pursuant to Section 5.03(g), as of such time of determination, is at least equal to $50,000,000.~~

“Information Certificate” means that certain Information Certificate dated as of the First Amendment Signing Date, executed and delivered by Holdings and the Borrower on behalf of each other Loan Party, in favor of the Agents, the ABL Agents and the other Credit Parties referred to therein.

“Initial Commitments” means, as to each Appropriate Lender, its obligation to make its pro rata portion of the Initial Term Loan to the Borrower pursuant to Section 2.01(a) on the Effective Date, in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule I (as in effect on the Effective Date).

“Initial Term Loan” has the meaning specified in Section 2.01(a).

“Insufficiency” means, with respect to any Plan, the amount, if any, of a Plan’s accumulated benefit obligation (determined in accordance with GAAP) in excess of the Plan’s fair value of assets.

“Intellectual Property” means all “Intellectual Property Collateral” as defined in the Security Agreement; provided that Intellectual Property shall not exclude any “Excluded Assets” as defined in the Security Agreement.

“Intellectual Property Security Agreements” means each short-form intellectual property security agreement, dated as of the Effective Date, among the Loan Parties and the Collateral Agent, granting a Lien in the Intellectual Property of the Loan Parties, as the same now exists or may hereafter be amended, modified, supplemented, renewed, restated or replaced.

“Intercreditor Agreements” means, collectively, the ABL Intercreditor Agreement ~~and~~, the MGF Intercreditor Agreement, and each other intercreditor agreement entered into in accordance with the terms hereof by the Agents and the applicable holder(s) of any Debt.

“Intercreditor Provisions” has the meaning specified in Section 6.01(p).

“Interest Expense” means, for any Measurement Period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with Debt for Borrowed Money or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Hedge Agreements, but excluding any interest paid-in-kind or capitalized interest, or non-cash or deferred interest financing costs and to the extent directly related to the Transaction, debt issuance costs, debt discount or premium and other financing fees and expenses, (b) all interest paid or payable with respect to discontinued operations and (c) the portion of rent expense with respect to such period under Capitalized Leases that is treated as interest in accordance with GAAP minus (d) the sum of (i) Consolidated net gains of such Person and its Restricted Subsidiaries under Hedge Agreements (but excluding any unrealized gains) and (ii) interest income during such period (excluding any portion of interest income representing accruals of amounts received in a previous period), in each case of or by the Parent and its Restricted Subsidiaries for the most recently completed Measurement Period, all as determined on a Consolidated basis in accordance with GAAP.

“Interest Payment Date” means (i) the first day of each calendar month, (ii)~~on~~ any date of prepayment, with respect to the principal amount of the Loan being prepaid~~;~~, and (iii) ~~on~~ the Termination Date.

~~“Interest Period” means, with respect to the determination of the LIBO Rate on any Adjustment Date, the period commencing on such Adjustment Date and ending three (3) months after such date~~.

“Interim Financial Statements” has the meaning specified in Section 3.01(f)(ii).

“Intermediate Holdings” has the meaning specified in the preamble to this Agreement.

“Intermediate Holdings Guaranty” means the guaranty of Intermediate Holdings set forth in Article VIII.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time.

“In-Transit Inventory” means Inventory of a Loan Party which is in the possession of a common carrier and is in transit from a foreign vendor of a Loan Party from a location outside of the continental United States to a location of a Loan Party that is within the continental United States.

“Inventory” has the meaning given that term in the UCC.

“Inventory Advance Rate” means the lesser of (x) 15% and (y) 105%, minus the ABL Inventory Advance Rate.

“Investment” in any Person means any loan or advance to such Person (other than (a) third-party trade receivables or (b) intercompany trade receivables, in each case incurred in the ordinary course of such Person’s business), any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation (or similar transaction) and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (i) or (j) of the definition of “Debt” in respect of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IP Advance Rate” means fifty percent (~~50.00%~~50%) (as adjusted from time to time pursuant to the terms of this definition). In the case of any repayment or prepayment of Term Loans pursuant to the provisions hereof, the IP Advance Rate shall be reduced, with every $1,000,000 in aggregate principal amount of Term Loans so repaid or prepaid by the Borrower (from the First Amendment Effective Date) equating to a 75 basis point reduction in the IP Advance Rate (e.g., if the amount of any repayment or prepayment was $1,000,000 and the IP Advance Rate prior to such prepayment was 50%, such IP advance rate will be reduced to 49.25%). If any repayment or prepayment is of a greater or lesser amount than $1,000,000, the IP Advance Rate shall be reduced proportionally based on the formula set forth above, rounded to the second decimal place. Any such reduction in the IP Advance Rate shall be implemented by the Administrative Agent and shall become effective on the date of any applicable repayment or prepayment (regardless of amount).

“IP Appraisal” means an appraisal of Intellectual Property of the Loan Parties conducted by an independent appraisal firm and delivered pursuant to Section 5.01(f)(iii) hereof which shall be performed by an appraiser and on terms reasonably satisfactory to each Agent and the Required Lenders.

“Lenders” has the meaning specified in the preamble to this Agreement.

“Leverage Ratio” means, at any date of determination, the ratio of Consolidated Debt for Borrowed Money (net of (x) unrestricted cash and Cash Equivalents and (y) cash and Cash Equivalents (i) to the extent deemed restricted solely as a result of Permitted Liens in favor of the Agents, the ABL Agents or MGF or (ii) subject to Liens permitted pursuant to clause (x) of the definition of “Permitted Liens”) at such date to EBITDA, in each case of the Parent and its Restricted Subsidiaries for the most recently completed Measurement Period.

~~“LIBO Rate” means, for any day in any calendar month, (a) the greater of (i) 1.00% per annum, and (ii) the rate per annum as published by ICE Benchmark Administration Limited (or any other commercially available source as the Administrative Agent may designate from time to time) as of 11:00 a.m., London time, two Business Days prior to the Adjustment Date for such calendar month, for a term, and in an amount, comparable to the Interest Period commencing on such Adjustment Date and the amount of the applicable Borrowing (and, if any such published rate is below zero, then the rate determined pursuant to this clause (ii) shall be deemed to be zero), and (b) for any interest rate calculation with respect to any Base Rate Loan, an interest rate per annum equal to the LIBO Rate, determined in accordance with the foregoing clause (a) for an interest period commencing on the date of such calculation and ending on the date that is thirty (30) days thereafter. Each determination of the LIBO Rate shall be made by the Administrative Agent and shall be conclusive in the absence of manifest error.~~

~~“LIBO Rate Loan” means a Loan that bears interest at a rate based on the LIBO Rate.~~

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale, Capitalized Leases, Synthetic Debt, or other title retention agreement, any easement, right of way or other encumbrance on title to real property).

“Loan Account” has the meaning specified in Section 2.16(a).

“Loan Documents” means (i) this Agreement, (ii) the Notes, (iii) the Collateral Documents, (iv) the Fee Letter, (v) the Borrowing Base Certificates, (vi) the Intercreditor Agreements, (vii) the Post-Closing Letter and (viii) any other instrument or agreement now or hereafter executed and delivered in connection herewith, each as amended and in effect from time to time.

“Loan Parties” means, collectively, the Borrower and the Guarantors.

“Loans” means, collectively, the ~~Term Loan, the Delayed Draw~~ Term Loan and any Protective Advances.

“Margin Stock” has the meaning specified in Regulation U.

“Material Adverse Effect” means a material adverse effect on (a) the business, financial condition, operations, performance or properties of the Parent and its Subsidiaries, taken as a whole, (b) the rights and remedies of any Agent or any Lender under any Loan Document, (c) the Collateral, or the Collateral Agent’s Liens (on behalf of itself and the other Secured Parties) on the Collateral or the priority of such Liens, or (d) the ability of any Loan Party to perform its Obligations under any Loan Document to which it is a party.

“Material Intellectual Property” means Intellectual Property that is material to the conduct of business of any of the Loan Parties; provided, that any Intellectual Property that is Eligible Intellectual Property shall be deemed to be Material Intellectual Property.

“Material Subsidiary” means, at any time, (i) any Subsidiary of the Parent that represents more than 5% of the total revenues of the Companies on a consolidated basis and more than 5% of Consolidated tangible assets of the Parent and its Subsidiaries, determined at the end of the most recently completed Fiscal Quarter of the Parent based on the financial statements of the Parent delivered pursuant to Section 5.03(b) or (c) or (ii) any Subsidiary of the Parent designated by notice in writing given by the Parent to the Administrative Agent to be a “Material Subsidiary; provided that, any such Subsidiary so designated as a Material Subsidiary shall at all times thereafter remain a Material Subsidiary for purposes of this Agreement unless, in the case of a Subsidiary which became a Material Subsidiary pursuant to the terms of subclause (i) of this definition, such Subsidiary no longer continues to meet the thresholds set forth in such subclause (i) or, in the case of a Subsidiary designated by the Parent as a Material Subsidiary pursuant to the terms of subclause (ii) of this definition, the Parent or Borrower subsequently un-designates such Subsidiary as a Material Subsidiary so long as such Subsidiary does not meet the thresholds set forth in subclause (i) of this definition.

“Maturity Date” means the earlier of (a) ~~May 24~~November 26, ~~2024~~2027 and (b) the “Termination Date” under and as defined in the ABL Credit Agreement, as the same may be extended from time to time.

“Measurement Period” means each period of twelve (12) consecutive Fiscal Months of the Parent.

“MGF” means MGF Sourcing US, LLC, a Delaware limited liability company.

“MGF Intercreditor Agreement” means that certain Subordination and Intercreditor Agreement, dated as of the Effective Date, by and among the ABL Agents, the Administrative Agent, the Collateral Agent, MGF, and the Loan Parties, as amended, modified, restated or replaced from time to time in accordance with the terms thereof.

“Moody’s” means Moody’s Investors Services, Inc.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or with respect to which any Loan Party has any liability.

“Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA and subject to Title IV of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

“Net Income” means, for any period, the net income or loss of the Parent and the Restricted Subsidiaries for such period determined on a Consolidated basis in accordance with GAAP; provided that there shall be excluded (a) unrealized gains and losses with respect to Hedge Agreements during such period and (b) the impact of purchase accounting or similar adjustments required or permitted by GAAP in connection with any Permitted Acquisition (including the reduction of revenue from any write down of deferred revenue).

“Net Orderly Liquidation Value” means, with respect to Inventory of any Person, and subject to Section 2.17(a), the appraised orderly liquidation value thereof, net of costs and expenses to be incurred in connection with any such liquidation, as set forth in the most recently delivered or conducted appraisal (as required or permitted hereby) by an appraiser engaged by the ABL Administrative Agent and reasonably acceptable to each Agent or, subject to Section 5.01(f), the Administrative Agent and reasonably acceptable to the Collateral Agent.

“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, minus (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a Transfer of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Debt (other than the ~~Term Loan, Delayed Draw~~ Term Loan or the ABL Obligations) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and (iii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a financial officer of the Borrower).

~~“Non-Defaulting Lender” means each Lender other than a Defaulting Lender.~~

“Note” means the promissory note made by the Borrower in favor of a Lender evidencing the Term Loan ~~or Delayed Draw Term Loan, as applicable,~~ made by such Lender from time to time, substantially in the form of Exhibit A attached hereto.

“Notice of Borrowing” has the meaning specified in Section 2.02(a).

“NPL” means the National Priorities List under CERCLA.

“Obligation” means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents include all advances to, and debts (including principal, interest, fees (including the Early Termination Fee), costs, and expenses), liabilities, obligations, covenants, indemnities, and duties of, any Loan Party arising under any Loan Document or otherwise with respect to the Loans (including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral therefor), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees, costs, expenses and indemnities that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees (including the Early Termination Fee), costs, expenses and indemnities are allowed claims in such proceeding. Notwithstanding the foregoing, the Obligations shall not include any Excluded Swap Obligations.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Other Taxes” has the meaning specified in Section 2.12(b).

“Parent” has the meaning specified in the preamble to this Agreement.

“Parent Guaranty” means the guaranty of the Parent set forth in Article VIII.

“Participant Register” has the meaning specified in Section 9.07(g).

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, signed into law October 26, 2001.

“Payee” shall mean any Agent, Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party under any Loan Document, including any participant.

“Payment Conditions” means, at the time of determination with respect to any transaction or payment to which the Payment Conditions apply, that:

~~(a) the date of consummation of such transaction or payment is after the End Date,~~

(~~b~~a) no Event of Default shall have occurred and be continuing at such time or would immediately result therefrom,

(~~c~~b) either, at the Borrower’s sole option, (i) ABL Excess Availability shall be, on the date of such transaction or payment, and for the three (3) month period immediately preceding such transaction or payment, not less than~~, thirty-five~~ twenty percent (~~35~~20%) of the Global ~~Borrowing Base (calculated without giving effect to the Term Pushdown Reserve) (in each case~~ Loan Cap (calculated on a pro forma basis after giving effect to such transaction or payment), or (~~d~~ii ) (x) the Fixed Charge Coverage Ratio as of the end of the most recently ended Measurement Period for which financial statements have been or are required to have been delivered pursuant to Section 5.03(b), (c) or (g) shall be greater than or equal to 1.00 to 1.00 (calculated on a pro forma basis after giving effect to such transaction or payment as if such transaction or payment had been made as of the first day of such Measurement Period), ~~the Applicable Margin (determined in accordance with the definition thereof)~~and (y) ABL Excess Availability shall be ~~at Level I~~, on the date of such transaction or payment, and for the ~~Borrower would be able to incur at least $1 of Debt pursuant to Section 5.02~~three (~~b~~3)~~(xi) (without taking into account the requirement therein to satisfy the Payment Conditions) on the date of~~ month period immediately preceding such transaction or payment, not less than fifteen percent (15%) of the Global Loan Cap (calculated on a pro forma basis after giving effect to such transaction or payment~~,~~); and

~~(e~~c) at least ~~five~~two ~~(5~~2) ~~days~~Business Days (or such shorter period as the Administrative Agent may agree in its sole discretion) prior to the consummation of such transaction or the making of such payment, the Borrower shall have provided to the ~~Agents and each Lender~~Administrative Agent a certificate signed by a Responsible Officer of the Borrower, in form and substance reasonably satisfactory to ~~each~~the Administrative Agent ~~and the Required Lenders~~, certifying as to and attaching evidence (including, without limitation, financial statements for the applicable period to the extent necessary to demonstrate calculation of the Payment Conditions, whether or not otherwise required to be delivered pursuant to Section 5.03~~; provided, however, that in the event such certificate is being delivered concurrently with the financial statements most recently required to be delivered pursuant to Section 5.03 and such financial statements cover the applicable period for which Payment Conditions are required to be satisfied, the delivery of such financial statements pursuant to Section 5.03 shall satisfy the requirement to deliver financial statements pursuant to this clause (e)~~) of satisfaction of the conditions contained in ~~clauses~~clause (b~~), (c) and (d~~) above on a basis (including, without limitation, giving due consideration to results for prior periods) reasonably satisfactory to ~~each~~the Administrative Agent ~~and the Required Lenders~~.

“Payment Recipient” has the meaning specified in Section 9.23(a).

“Payment in Full” means the payment in Dollars in full in cash or immediately available funds of all outstanding obligations (excluding contingent indemnification obligations for which a claim has not then been asserted) and the termination of the Commitments. “Paid in Full” shall have the correlative meaning.

“PBGC” means the Pension Benefit Guaranty Corporation (or any successor).

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Permitted Acquisition” has the meaning specified in Section 5.02(f)(vii).

“Permitted Discretion” means a determination made in good faith and in the exercise of its commercially reasonable (from the perspective of, and with customary business practices for, a secured asset-based lender in the retail industry) business judgment, based upon its consideration of any factor that the applicable Agent reasonably believes (i) could materially adversely affect the quantity, quality, mix or value of Collateral (including any applicable laws that may inhibit collection of a receivable), the enforceability or priority of an Agent’s liens thereon, or the amount that any Agent or the Lenders could receive in liquidation of any Collateral; (ii) that any collateral report or financial information delivered by a Borrower or any Guarantor is incomplete, inaccurate or misleading in any material respect; or (iii) creates or could result in an event of default. In exercising such judgment, each Agent may consider any factors that could materially increase the credit risk of lending to the Borrower on the security of the Collateral. Any eligibility criteria established or modified by any Agent shall have a reasonable relationship to circumstances, conditions, events or contingencies which are the basis for such eligibility criteria, as reasonably determined, without duplication, by such Agent in good faith.

“Permitted Distributions” shall mean (i) [intentionally omitted], (ii) payments by the Borrower or its Subsidiaries to or on behalf of Parent for franchise taxes and other fees required to maintain the legal existence of Parent or to pay the out-of-pocket legal, accounting and other fees and expenses in the nature of overhead in the ordinary course of business of Parent, including without limitation payment of fees and reimbursement of expenses of the board of directors and payments by the Parent to its direct or indirect parent company for such taxes, fees and expenses applicable to such parent company, and (iii) any payments to Parent (and payments by Parent to its direct or indirect parent company) in order for Parent (or such direct or indirect parent company) to pay for any taxable period for which Parent, the Borrower and any of its Subsidiaries are members of a consolidated, combined or similar income tax group for federal and/or applicable state or local income tax purposes or are entities treated as disregarded from any such member for U.S. federal income tax purposes (a “Tax Group”) of which Parent (or any direct or indirect parent company of Parent) is the common parent, any consolidated, combined or similar income taxes of such Tax Group that are due and payable by Parent (or any such direct or indirect parent company of Parent) for such taxable period; provided that the amount of such payment shall not exceed the amount that the Borrower would be required to pay in respect of federal, state, local or non-US taxes were the Borrower a corporation filing a consolidated return with each of its domestic Subsidiaries.

“Permitted Investment” has the meaning specified in Section 5.02(f).

“Permitted Liens” means: (a) Liens for taxes, assessments and governmental charges or levies to the extent not yet due or not required to be paid under Section 5.01(b) and Liens for taxes, assessments or governmental charges or levies, which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP; (b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations that (i) in the aggregate do not materially adversely affect the use of the property to which they relate and (ii) are being contested in good faith and for which adequate reserves have been established in accordance with GAAP; (c) Liens in the ordinary course of business to secure obligations under workers’ compensation laws, unemployment insurance, social security or similar legislation or to secure public or statutory obligations; (d) deposits to secure the performance of bids, trade contracts and leases (other than Debt), contracts for the purchase of property otherwise permitted by this Agreement, statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business; (e) Liens securing judgments, decrees, attachments or awards (or the payment of money) not constituting an Event of Default under Section 6.01(g) or securing appeal or other surety bonds related to such judgments; (f) easements, rights of way, restrictions, zoning, building codes and other land use laws and other encumbrances on imperfections of title to real property that do not materially adversely affect the use of such property for its present purposes; (g) statutory or common law Liens of landlords, creditor depository institutions or institutions holding securities accounts (including rights of set-off or similar rights and remedies); (h) any interest or title of a lessor or sublessor under any lease of real estate or non-exclusive licensor or sublicensor of Intellectual Property not prohibited hereby; (i) Liens on the property of a Person existing at the time such Person becomes a Subsidiary of the Borrower securing Debt permitted by Section 5.02(b)(ix); provided that, any such Lien may not extend to any other property of the Borrower or any other Subsidiary that is not a direct Subsidiary of such Person; and provided further that, any such Lien was not created in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Subsidiary of the Borrower; (j) Liens on property at the time the Borrower or any Subsidiary acquired such property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Borrower or any of its Subsidiaries; provided that, such Lien may not extend to any other property of the Borrower or any of its Subsidiaries; provided further that, such Liens shall not have been created in anticipation of or in connection with the transaction or series of transactions pursuant to which such property was acquired by the Borrower or any Subsidiary; (k) Liens in favor of MGF securing obligations (consisting solely of trade receivables and not, for the avoidance of doubt, any Debt for borrowed money) owing to MGF by the Borrower or any Subsidiary, to the extent such Liens are subject to the MGF Intercreditor Agreement; provided that any such Liens are junior to the Liens on the Collateral securing the Obligations; (l) Liens arising under conditional sale, title retention, consignment or similar arrangements for the sale of goods in the ordinary course of business; (m) Liens on insurance proceeds securing the payment of financed insurance premiums; (n) leases or subleases and licenses or sublicenses granted to others in the ordinary course of business and otherwise permitted by Section 5.02(e); (o) [intentionally omitted]; (p) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods; (q) the filing of precautionary financing statements in connection with operating leases, consignment, Transfers permitted under Section 5.02(e) and similar matters; (r) Liens (i) on proceeds of sales of assets held in escrow pending resolution of indemnity or purchase price reduction claims and (ii) on cash advances in favor of the seller of any property to be acquired in any Permitted Investment to be applied against the purchase price for such Investment so long as such Investment would have been permitted on the date of the creation of such Lien; (s) other Liens on assets securing ~~Debt or other~~ obligations ~~(excluding any Debt for borrowed money)~~ not prohibited hereunder in an aggregate amount not to exceed $~~1,000,000~~20,000,000 at any time outstanding; provided that, to the extent such Liens encumber any Collateral, such Liens shall be junior to the Liens securing the Obligations pursuant to a customary intercreditor agreement in form and substance reasonably satisfactory to the Collateral Agent and the Required Lenders,between the holder of such other Lien and the Agents; (t) Liens granted pursuant to the Collateral Documents; (u) any Lien in existence on the First Amendment Effective Date and set forth on Schedule 5.02(a) or securing Debt permitted pursuant to Section 5.02(b)(iii); (v) replacement, extension and renewal of any Lien permitted hereby (provided, however, that (1) no such Lien shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced and (2) the aggregate amount secured shall not exceed the amount permitted to be secured prior to such extension, renewal, replacement, refinancing, refunding or defeasance (plus the amount of any premium paid in respect thereof in connection with any such extension, refunding, refinancing, renewing, replacing or defeasing and plus the amount of reasonable expenses incurred in connection therewith)); (w) Liens securing ~~purchase money~~ Debt incurred pursuant to Section 5.02(b)(ii), provided that any such Liens attach only to the property being financed pursuant to such Debt and do not encumber any other property of any Loan Party; (x) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by any Loan Party, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements, provided that, unless such Liens are non-consensual and arise by operation of law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Debt; (y) [intentionally omitted]; and (z) Liens in favor of the ABL Collateral Agent securing the ABL Obligations to the extent permitted under Section 5.02(b)(viii), to the extent such Liens are subject to the ABL Intercreditor Agreement; provided that any such Liens on any Term Priority Collateral are junior to the Liens on the Term Priority Collateral securing the Obligations.

“Permitted Preferred Stock” means any Preferred Stock issued by the Parent (or its direct or indirect parent) that is not Prohibited Preferred Stock.

“Permitted Refinancing Debt” means, with respect to any Person, any refinancing, replacing, refunding, renewing, defeasance or extension of any Debt of such Person (or any successor of such Person); provided that (A) the amount of such refinancing, replacing, refunding, renewing, defeasing or extending Debt does not result in an increase in the aggregate principal or facility amount thereof (plus the amount of any premium paid in respect of such Debt in connection with any such refinancing, replacing, refunding, renewing, defeasance or extension and plus the amount of reasonable expenses incurred by Parent and its Restricted Subsidiaries in connection therewith), provided that in the case of Permitted Refinancing Debt incurred in respect of the ABL Credit Agreement, the aggregate principal amount thereof shall not exceed the amount permitted to be incurred pursuant to Section 5.02(b)(viii), (B) such Debt (if it is term debt) does not have a weighted average life to maturity that is less than the weighted average life to maturity of the Debt being extended, refunded, refinanced, renewed, replaced or defeased, (C) such Debt (if it is term debt) does not have a final maturity earlier than the final maturity of the Debt being extended, refunded, refinanced, renewed, replaced or defeased, (D) the direct and contingent obligors therefor shall not be changed (unless any contingent obligor is released), as a result of or in connection with such refinancing, replacing, refunding, renewing, defeasance or extension, (E) if the Debt being refinanced, replaced, refunded, renewed, defeased or extended, is subordinate or junior to the Obligations and any Guaranty thereof, then the Debt incurred to extend, refund or refinance such Debt shall be subordinate to the Obligations and any Guaranty, as the case may be, at least to the same extent and in the same manner as the Debt being refinanced, replaced, refunded, renewed, defeased or extended, (F) the terms of any agreement entered into and of any instrument issued in connection with such Debt are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Debt being refinanced, replaced, refunded, renewed, defeased or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Debt does not exceed the then applicable market interest rate, (G) if such Debt is Subordinated Debt, such Permitted Refinancing Debt shall be subject to a subordination agreement in form and substance satisfactory to each Agent and the Required Lenders, and (H) in the case of Permitted Refinancing Debt incurred in respect of the ABL Credit Agreement, if such Permitted Refinancing Debt is secured, such Permitted Refinancing Debt and the Liens securing such Permitted Refinancing Debt shall be permitted by, and subject to the terms of, the Intercreditor Agreements.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Plan” means a Single Employer Plan or a Multiple Employer Plan.

“Post-Closing Letter” means the letter agreement, dated as of the ~~Effective~~First Amendment Signing Date (as amended, restated, supplemented or otherwise modified from time to time), by and between the Administrative Agent and the Loan Parties.

“Post-Petition Interest” has the meaning specified in Section 8.06.

“Preferred Stock” means, as applied to the Equity Interests of any Person, the Equity Interests of any class or classes (however designated) that is preferred with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Equity Interests of any other class of such Person.

“Prohibited Preferred Stock” means any Preferred Stock that by its terms is mandatorily redeemable or subject to any other payment obligation (including any obligation to pay dividends, other than dividends of shares of Preferred Stock of the same class and series payable in kind or dividends of shares of common stock) on or before a date that is less than 1 year after the Maturity Date, or, on or before the date that is less than 1 year after the Maturity Date, is redeemable at the option of the holder thereof for cash or assets or securities (other than distributions in kind of shares of Preferred Stock of the same class and series or of shares of common stock).

“Protective Advances” has the meaning specified in Section 2.01(c).

“PTO” means the United States Patent and Trademark Office (or any equivalent office).

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).

“QFC Credit Support” has the meaning specified in Section 9.21.

“Qualified Capital Stock” of any person shall mean any Equity Interests of such person that are not Disqualified Stock.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Redeemable” means, with respect to any Equity Interest, any such Equity Interest that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

“Register” has the meaning specified in Section 9.07(d).

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Relevant Governmental Body” means the Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Required Lenders” means, at any time of determination, Lenders holding 50.1% of the sum of (a) the aggregate principal amount of the Loans outstanding at such time and (b) the aggregate Commitments at such time; provided that at any time there are two (2) or more non-Affiliate Lenders, “Required Lenders” must include at least two (2) non-Affiliate Lenders~~; provided, further that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time (A) the aggregate principal amount of the Loans owing to such Lender (in its capacity as a Lender) and outstanding at such time and (B) such Lender’s pro rata share of the aggregate Commitments at such time~~.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the Chief Executive Officer, Chief Financial Officer and Treasurer of the Parent or the Borrower, as applicable, or any other individual designated in writing to the Administrative Agent by an existing Responsible Officer of a Loan Party as an authorized signatory of any certificate or other document to be delivered hereunder, which other individual has been authenticated through the Administrative Agent’s electronic platform or portal in accordance with its procedures for such authentication.

“Restricted Payment” has the meaning specified in Section 5.02(g).

“Restricted Subsidiary” means a Subsidiary of Holdings other than an Unrestricted Subsidiary.

“S&P” means S&P Global Ratings, a division of The McGraw-Hill Companies, Inc.

“Sanctioned Entity” means (a) a country or territory or a government of a country or territory, (b) an agency of the government of a country or territory, (c) an organization directly or indirectly controlled by a country or territory or its government, or (d) a Person resident in or determined to be resident in a country or territory, in each case of clauses (a) through (d) that is a target of Sanctions, including a target of any country or territory sanctions program administered and enforced by OFAC.

“Sanctioned Person” means, at any time (a) any Person named on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, OFAC’s consolidated Non-SDN list or any other Sanctions-related list maintained by any Governmental Authority, (b) a Person or legal entity that is a target of Sanctions, (c) any Person operating, organized or resident in a Sanctioned Entity that would be prohibited by applicable Sanctions, or (d) any Person directly or indirectly owned or controlled (individually or in the aggregate) by or acting on behalf of any such Person or Persons described in clauses (a) through (c) above.

“Sanctions” means individually and collectively, respectively, any and all economic sanctions, trade sanctions, financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes anti-terrorism laws and other sanctions laws, regulations or embargoes, including those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by OFAC, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future applicable executive order, (b) the United Nations Security Council, (c) the European Union or any European Union member state, (d) Her Majesty’s Treasury of the United Kingdom, or (d) any other Governmental Authority with jurisdiction over any Secured Party or any Loan Party or any of their respective Subsidiaries or Affiliates.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Obligations” has the meaning specified in Section 3 of the Security Agreement.

“Secured Parties” means the Agents, the Lenders, or Affiliates thereof, the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, each other Person to whom Obligations under this Agreement and other Loan Documents are owing, and the successors and assigns of each of the foregoing.

“Security Agreement” means the Security Agreement, dated as of the Effective Date (as amended, restated, supplemented or otherwise modified from time to time), by the Loan Parties in favor of the Collateral Agent.

“Significant Guarantor “means, at any date of determination, any (i) Subsidiary Guarantor of the Borrower that individually has or (ii) group of Subsidiary Guarantors of the Borrower, that in the aggregate has, in either case, revenues, assets or earnings in an amount equal to at least 5% of (a) the Consolidated revenues of the Parent and its Subsidiaries for the most recently completed Fiscal Quarter for which financial statements have been or are required to have been delivered pursuant to Section 5.03(b) or (c), (b) the Consolidated assets of the Parent and its Subsidiaries as of the last day of the most recently completed Fiscal Quarter for which financial statements have been or are required to have been delivered pursuant to Section 5.03(b) or (c), or (c) the Consolidated net earnings of the Parent and its Subsidiaries for the most recently completed Fiscal Quarter for which financial statements have been or are required to have been delivered pursuant to Section 5.03(b) or (c), in each case determined in accordance with GAAP for such period.

“Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA and subject to Title IV of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

“SOFR” ~~with respect to any day~~ means a rate equal to the secured overnight financing rate ~~published for such day~~as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York~~, as the administrator of the benchmark,~~ (or a successor administrator~~) on~~ of the ~~Federal Reserve Bank of New York’s Website~~secured overnight financing rate).

“SOFR Loan” means a Loan that bears interest at a rate determined by reference to Term SOFR (other than pursuant to clause (c) of the definition of “Base Rate”).

“Solvent” and “Solvency” mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Default” means any of the events described in (a) Section 6.01(a)(ii) (without giving effect to the three (3) Business Day grace period specified therein), (b) Section 6.01(f) (without giving effect to the sixty (60) day period for any proceeding described therein to be undismissed or unstayed) or (c) Section 6.01(g) (without giving effect to the sixty (60) day period specified in clause (ii) thereof).

“Specified Event of Default” means an Event of Default described in any of Sections 6.01(a), 6.01(b) (solely with respect to a misrepresentation with respect to the calculation of the ABL Borrowing Base or the Term Loan Borrowing Base), 6.01(c) (solely with respect to a breach of Sections 5.03(m) or Section 5.05, or Sections 5 or 6 of the Security Agreement), 6.01(f) (without giving effect to the sixty (60) day period for any proceeding described therein to be undismissed or unstayed), or 6.01(g) (without giving effect to the sixty (60) day period specified in clause (ii) thereof).

“Subordinated Debt” means any Debt of any Loan Party that is secured by a Lien that is junior to Liens securing the Obligations (other than Debt under the ABL Credit Agreement) or subordinated to the Obligations of such Loan Party under the Loan Documents, which Debt is on, and ~~that~~ otherwise contains, terms and conditions satisfactory to each Agent and the Required Lenders.

“Subordinated Obligations” has the meaning specified in Section 8.06.

“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is, in the case of clauses (a), (b) and (c), at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“Subsidiary Guarantors” means the Subsidiaries of the Parent listed on Schedule II hereto and each other Subsidiary of the Parent that executes and delivers a guaranty pursuant to Section 5.01(j) (in each case, for so long as such Subsidiary’s Subsidiary Guaranty remains in effect). For the avoidance of doubt, no Excluded Subsidiary shall be a Subsidiary Guarantor.

“Subsidiary Guaranty” means the guaranty of the Subsidiary Guarantors set forth in Article VIII, together with each other guaranty and guaranty supplement delivered pursuant to Section 5.01(j) of this Agreement, in each case, as amended, amended and restated, modified or otherwise supplemented.

“Supplemental Collateral Agent” has the meaning specified in Section 7.01(c).

“Supported QFC” has the meaning specified in Section 9.21.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

~~“Sycamore” means Clybourn Street Capital LLC.~~

“Synthetic Debt” means, with respect to any Person, without duplication of any clause within the definition of “Debt,” all (a) Obligations of such Person under any lease that is treated as an operating lease for financial accounting purposes and a financing lease for tax purposes (i.e., a “synthetic lease”) and (b) Obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including, without limitation, any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of “Debt” or as a liability on a Consolidated balance sheet of such Person and its Restricted Subsidiaries in accordance with GAAP.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” ~~has~~means, collectively, the ~~meaning specified in Section 2.01(a)~~Initial Term Loan and the First Amendment Term Loan.

“Term Loan Borrowing Base” means, at any time, the sum of :

(a) the product of the Inventory Advance Rate at such time and the Net Orderly Liquidation Value of the Eligible Inventory of the Loan Parties at such time, plus

(b) the product of the Credit Card Advance Rate at such time and the face amount of Eligible Credit Card Receivables of the Loan Parties at such time, plus

(c) the lesser of (i) the product of the IP Advance Rate at such time and the Appraised Value of the Eligible Intellectual Property of the Borrower, and (ii) $55,000,000~~, plus~~

~~(d) at all times after the advance of the Delayed Draw Term Loan pursuant to Section 2.01(b), the lesser of (i) the amount of the 2020 Tax Refund Claim at such time and (ii) the Delayed Draw Term Loan Facility at such time.~~

“Term Loan Borrowing Base Certificate” means a certificate of the Borrower on behalf of the Loan Parties, signed by a Responsible Officer of the Borrower, in the form of Exhibit F (or another form which is mutually acceptable to each Agent and the Borrower).

~~“Term Loan Commitments” means, as to each Appropriate Lender, its obligation to make its pro rata portion of the Term Loan to the Borrower pursuant to Section 2.01(a) on the Effective Date, in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule I. As of the Effective Date, the total Term Loan Commitments of all Lenders is $90,000,000.~~

“Term Loan Facility” means, at any time, the aggregate outstanding principal amount of the Term Loan at such time.

“Term Loan Priority Account” has the meaning ~~set forth for such term~~specified in the ABL Intercreditor Agreement.

“Term Priority Collateral” has the meaning ~~set forth for such term~~specified in the ABL Intercreditor Agreement.

“Term Pushdown Reserve” means, at any time, an amount equal to the greater of (a) $0 and (b) the amount, if any, by which the ~~Facilities exceed~~Term Loan Facility exceeds the Term Loan Borrowing Base. The Loan Parties hereby agree and acknowledge that the ABL Administrative Agent has agreed at all times to implement and maintain the Term Pushdown Reserve against the ABL Borrowing Base, as and when applicable.

“Term SOFR” means:

(a) for any calculation with respect to a SOFR Loan, for any day in any calendar month, the Term SOFR Reference Rate for a tenor of three (3) months on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such calendar month, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to a Base Rate Advance on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day; provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate “means the forward-looking term rate based on SOFR ~~that has been selected or recommended by the Relevant Governmental Body~~.

“Termination Date” means the earliest to occur of (i) the Maturity Date, (ii) the date on which the maturity of the Obligations is accelerated (or deemed accelerated) in accordance with Article VI or (iii) the date on which all of the Obligations are Paid in Full.

“Trading With the Enemy Act” has the meaning specified in Section 4.01(h)(ii).

“Transaction” means the transactions contemplated by the Loan Documents, including any amendments thereto.

“Transaction Expenses” means fees, costs and expenses incurred in connection with the Transaction, whether before or after the Effective Date.

“Transfer” has the meaning specified in Section 5.02(e).

“Triggering Event” means that either (a) ~~an~~a Specified Event of Default has occurred and is continuing, or (b) at any time, ABL Excess Availability is less than ~~20~~the greater of (x) 12.5% of the ABL Borrowing Base (calculated without giving effect to the Term Pushdown Reserve) ~~at any time~~, and (y) $35,000,000. A Triggering Event shall be deemed to be continuing until either (a) such Specified Event of Default has been waived in accordance with the terms of this Agreement, or (b) ABL Excess Availability exceeds ~~20% of the ABL Borrowing Base (calculated without giving effect to the Term Pushdown Reserve)~~the foregoing requisite amount for 30 consecutive days. ~~Notwithstanding anything to the contrary, if a Triggering Event occurs during the period commencing on the Effective Date and continuing through and including the End Date, such Triggering Event shall be deemed to be continuing until the first date following the End Date on which the conditions described in the immediately preceding sentence shall have been satisfied.~~

“UCC” has the meaning specified in the Security Agreement.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unmatured Surviving Obligations” means Obligations under this Agreement and the other Loan Documents that by their terms survive the termination of this Agreement or the other Loan Documents but are not, as of the date of determination, due and payable and for which no outstanding claim has been made.

“Unrestricted Subsidiary” means any Subsidiary of Parent (other than any Loan Party) designated by the Borrower as an Unrestricted Subsidiary pursuant to Section 5.01(l) ~~subsequent to the End Date, and subject to Section 5.02(k); provided that no Subsidiary may be, or may be designated as, an Unrestricted Subsidiary unless (a) it does not have any material liabilities, is not engaged in any business or commercial activities, does not own any assets with a book value of more than $3,000,000 in the aggregate, and is not obligated or liable, directly or indirectly, contingently or otherwise, in respect of any Debt in any material amount, and~~ .

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association, or any successor thereto, recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided, that for purposes of notice requirements in Section 2.06(~~b~~a) ~~it does not own any Intellectual Property~~, such day is also a Business Day.

“U.S. Special Resolution Regimes” has the meaning specified in Section 9.21.

“USCO” means the United States Copyright Office (or any equivalent office).

~~“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.~~

~~“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.~~

“Voting Interests” means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

“Wells Fargo” means Wells Fargo Bank, National Association and its successors.

“Withdrawal Liability” has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Notwithstanding anything to the contrary herein or in any other Loan Document, any reference to a defined term as defined in the ABL Credit Agreement or any other ABL Loan Document shall refer to the definition of such term as in effect on the ~~date hereof~~First Amendment Effective Date (including with respect to any component definitions (or any sub-component definitions)), except with respect to any amendment or modification thereto (or to any component definitions (or any sub-component definitions)) permitted under this Agreement and the ABL Intercreditor Agreement or otherwise consented to by each Agent and the Required Lenders.

SECTION 1.02. Computation of Time Periods; Other Definitional Provisions.

In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.” References in the Loan Documents to any agreement or contract “as amended” shall mean and be a reference to such agreement or contract as amended, amended and restated, restated, supplemented or otherwise modified from time to time in accordance with its terms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

SECTION 1.03. Accounting Terms.

All accounting terms not specifically or completely defined herein shall be construed in accordance with generally accepted accounting principles as in effect from time to time in the United States (“GAAP”), applied on a consistent basis; provided, however, that if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and the Borrower or any Agent (or the Required Lenders) shall so request, the Agents, the Required Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein. Notwithstanding anything herein to the contrary or any changes in GAAP after December 31,

2018 that would require lease obligations (whether or not such lease existed on December 31, 2018 or thereafter arose) that would be treated as operating leases as of December 31, 2018 to be classified and accounted for as a Capitalized Lease or otherwise reflected on a Person’s consolidated balance sheet, such obligations shall continue to be excluded from the definition of Debt and shall not be treated as an obligation under a Capitalized Lease for any purposes hereunder or under any Loan Document.

SECTION 1.04. [Intentionally Omitted].

SECTION 1.05. Divisions.

For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

SECTION 1.06. Rates

The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Term SOFR or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 2.10(g), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Term SOFR or any other Benchmark, prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate or Term SOFR, or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II

AMOUNTS AND TERMS OF THE TERM LOAN ~~AND DELAYED DRAW TERM LOAN~~

SECTION 2.01. ~~Term Loan; Delayed Draw~~ Term Loan; Protective Advances.

(a) On the Effective Date, each Appropriate Lender made to the Borrower a term loan in the principal amount equal to such Lender’s Initial Commitment (collectively, the “Initial Term Loan”). The Initial Term Loan is not a revolving credit facility and if repaid, may not be redrawn, and any repayments or prepayments of principal on the Initial Term Loan shall permanently reduce the Initial

Term Loan. The Borrower irrevocably authorized the Administrative Agent and the Lenders to disburse the proceeds of the Initial Term Loan on the Effective Date in accordance with the terms of this Agreement. Upon the making of the Initial Term Loan on the Effective Date, the Initial Commitments were irrevocably terminated.

(b) ~~(a)~~ Subject to the terms and conditions set forth herein, on the First Amendment Effective Date, each Appropriate Lender shall make to the Borrower a term loan in the principal amount equal to its pro rata share of Ninety Million Dollars ($90,000,000) (the “First Amendment Term Loan”); provided that, in no event shall the First Amendment Term Loan made by any Lender exceed the lesser of (i) the amount of such Lender’s ~~Term Loan~~First Amendment Commitment or (ii) such Lender’s Applicable Percentage of the Term Loan Borrowing Base ~~(calculated without giving effect to clause (d) of the definition of “Term Loan Borrowing Base”)~~ (based upon the Term Loan Borrowing Base Certificate delivered by the Borrower to the Administrative Agent on the First Amendment Effective Date). The First Amendment Term Loan is not a revolving credit facility and if repaid, may not be redrawn, and any repayments or prepayments of principal on the First Amendment Term Loan shall permanently reduce the First Amendment Term Loan. The Borrower irrevocably authorizes the Administrative Agent and the Lenders to disburse the proceeds of the ~~First~~ Amendment Term Loan on the First Amendment Effective Date in accordance with the terms of this Agreement. Upon the making of the First Amendment Term Loan on the First Amendment Effective Date, the ~~Term Loan Commitments shall be irrevocably terminated~~.

~~(b) Subject to the terms and conditions set forth herein, upon satisfaction (or waiver) of the conditions set forth in Section 3.02, each Appropriate Lender shall make to the Borrower a single term loan in the principal amount equal to its pro rata share of Fifty Million Dollars ($50,000,000) (the “Delayed Draw Term Loan”); provided that, in no event shall the Delayed Draw Term Loan made by any Lender exceed the lesser of (i) the amount of such Lender’s Delayed Draw Term Loan Commitment or (ii) such Lenders’ Applicable Percentage of the amount of the 2020 Tax Refund Claim. The Delayed Draw Term Loan is not a revolving credit facility and if repaid, may not be redrawn, and any repayments or prepayments of principal on the Delayed Draw Term Loan shall permanently reduce the Delayed Draw Term Loan. Upon the making of the Delayed Draw Term Loan, the Delayed Draw Term Loan~~First Amendment Commitments shall be irrevocably terminated.

(c) Any provision of this Agreement to the contrary notwithstanding, subject to the limitations set forth below, any Agent, with the consent of each other Agent ~~and the Required Lenders~~, is authorized by the Borrower and the Lenders, from time to time in each Agent’s sole discretion (but each Agent shall have absolutely no obligation), to make advances (“Protective Advances”) to or on behalf of the Borrower, which such Agent, in its reasonable discretion, deems necessary or desirable after the occurrence and during the continuance of an Event of Default (x) to preserve or protect the Collateral, or any portion thereof, (y) to enhance the likelihood of, or maximize the amount of, repayment of the Obligations, or (z) to pay any other amount chargeable to or required to be paid by the Borrower pursuant to the terms of this Agreement, including payments of principal, interest, fees, reimbursable expenses (including costs, fees and expenses as described in Section 9.04) and other sums payable under the Loan Documents; provided that the aggregate amount of Protective Advances outstanding at any time shall not at any time, unless otherwise consented to by each Lender, exceed the lesser of (1) $9,000,000 and (2) 10% of the Term Loan Borrowing Base (calculated without giving effect to clause (d) of the definition of “Term Loan Borrowing Base”). Protective Advances shall be secured by Liens in favor of the Collateral Agent in and to the Collateral and shall be deemed to constitute principal of the Loans and Obligations hereunder. The Agents’ authorization to make Protective Advances may be revoked at any time by the Required Lenders. Any such revocation must be in writing and shall become effective prospectively upon each Agent’s receipt thereof. Each Lender shall have the right (but not the obligation) to participate in each Protective Advance (and in any portion of such Protective Advance in which any other Lender declines to participate) in accordance with its Applicable Percentage of all other Loans. Any provision of this Agreement to the contrary notwithstanding, (i) each Protective Advance will be made and maintained as a Base Rate Loan and accrue interest at the Default Rate to the fullest extent permitted by applicable law and (ii) the Borrower shall repay to the Administrative Agent for the ratable account of the Agents and Lenders that have made a Protective Advance the outstanding principal amount of each Protective Advance made by each of them on the earlier of demand and the Termination Date.

SECTION 2.02. ~~Borrowings~~Borrowing of the ~~Term Loan and Delayed Draw~~ Term Loan.

(a) ~~Each~~The Borrowing of the First Amendment Term Loan on the First Amendment Effective Date shall be made on notice, given not later than ~~(i) in the case of the Borrowing of the Term Loan on the Effective Date,~~ 11:00 A.M. (New York City time) on the Business Day prior to the First Amendment Effective Date (~~ii) in the case of the Borrowing of the Delayed Draw Term Loan, by 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing, in each case, by the Borrower to the Administrative Agent, which shall give to each Appropriate Lender prompt notice thereof by telecopier or electronic communication~~. ~~Each such~~Such notice of ~~a~~ Borrowing (a “Notice of Borrowing”) shall be by telephone, confirmed immediately in writing, or by telecopier or electronic communication, in substantially the form of Exhibit B hereto, specifying therein (1) the requested date of such Borrowing~~,~~ (which shall be the First Amendment Effective Date) and (2) the aggregate amount of such Borrowing (which shall be Ninety Million Dollars ($90,000,000)). Each Appropriate Lender shall, before 11:00 A.M. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent’s Account, in same day funds, such Lender’s ratable portion of such Borrowing in accordance with ~~the respective Commitments under the applicable Facility of such Lender and the other Appropriate Lenders~~Section 2.01(b). After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in ~~Article III~~the First Amendment, the Administrative Agent will make such funds available to the Borrower. ~~All~~Such Borrowing ~~requests~~request shall be subject to (and unless the Administrative Agent elects otherwise in the exercise of its sole discretion, such ~~Borrowings~~Borrowing shall not be made until the completion of) the Administrative Agent’s authentication process (with results satisfactory to the Administrative Agent) prior to the funding of any such requested Borrowing. The Loans shall be ~~LIBO Rate~~SOFR Loans at all times, ~~subject to~~except as otherwise provided in Sections 2.01(c), 2.10(~~f~~d) and 2.10(g).

(b) To the extent not paid by the Borrower when due (after taking into consideration any grace period), the Administrative Agent, without the request of the Borrower, may advance any interest, fee, service charge (including direct wire fees), costs and expenses of any Secured Party in accordance with Section 9.04(a), or other payment to which any Secured Party is entitled from the Loan Parties pursuant hereto or any other Loan Document, as and when due and payable, and may charge the same to the Loan Account. The Administrative Agent shall advise the Borrower of any such advance or charge promptly after the making thereof. Such action on the part of the Administrative Agent shall not constitute a waiver of the Administrative Agent’s rights and the Borrower’s obligations under Section 2.06. Any amount which is added to the principal balance of the Loan Account as provided in this Section 2.02(b) shall constitute a part of the Loans and shall bear interest at the interest rate then and thereafter applicable to the Loans.

SECTION 2.03. [Intentionally Omitted].

SECTION 2.04. Early Termination Fee.

Upon the occurrence of an Applicable Premium Trigger Event, the Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders, the Early Termination Fee. ~~Notwithstanding anything to the contrary in this Agreement, the Fee Letter or any other Loan Document, it is understood and agreed that if the Obligations are accelerated as a result of the occurrence and continuance of any Event of Default (including automatically, by operation of law or otherwise), the Early Termination Fee, if any, determined as of the date of acceleration, will also be due and payable and will be treated and deemed as though the Loans were prepaid as of such date and shall constitute part of the Obligations for all purposes herein and without further notice or action shall be deemed to be capitalized and added to the principal balance of the applicable Loans. Any Early Termination Fee payable in accordance with this Section 2.04 and the Fee Letter shall be presumed to be equal to the liquidated damages sustained by the Lenders as the result of the occurrence of the Applicable Premium Trigger Event, and the Loan Parties agree that it is reasonable under the circumstances currently existing. The Early Termination Fee shall also be payable in the event the Obligations (and/or this Agreement or the other Loan Documents) are satisfied or released by foreclosure (whether by power of judicial proceeding or otherwise), deed in lieu of foreclosure or by any other means whatsoever. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LOAN PARTIES EXPRESSLY WAIVES THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING EARLY TERMINATION FEE IN CONNECTION WITH ANY SUCH ACCELERATION OR OTHERWISE. Each of the Loan Parties expressly agrees that (A) the Early Termination Fee is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel, (B) the Early Termination Fee shall be payable notwithstanding the then prevailing market rates at the time payment is made, (C) there has been a course of conduct between Lenders and the Loan Parties giving specific consideration in this transaction for such agreement to pay the Early Termination Fee, (D) the Loan Parties shall be estopped hereafter from claiming differently than as agreed to in this Section 2.04 and the Fee Letter, (E) the agreement of the Loan Parties to pay the Early Termination Fee is a material inducement to the Lenders to make the Loans, and (F) the Early Termination Fee represents a good faith, reasonable estimate and calculation of the lost profits or damages of the Lenders and that it would be impractical and extremely difficult to ascertain the actual amount of damages to the Lenders or profits lost by the Lenders as a result of such Applicable Premium Trigger Event. The Early Termination Fee shall be payable in Dollars in immediately available funds~~.

SECTION 2.05. Repayment of the Loans; Amortization.

(a) The Borrower shall repay to the Lenders on the Termination Date the aggregate principal amount of the ~~Term Loan and Delayed Draw~~ Term Loan outstanding on such date.

(b) The Borrower shall repay the Term Loan on the first day of each Fiscal Quarter, commencing with the Fiscal Quarter beginning on or about January ~~30~~29, ~~2022~~2023 , in the principal amount of (i) $2,250,000, for each such installment payable on or prior to the first date after the First Amendment Effective Date as of which a mandatory prepayment of the Term Loan has been made pursuant to Section 2.06(b)(iii), and (ii) $1,125,000, for each such installment payable thereafter.

SECTION 2.06. Prepayments.

(a) Optional. The Borrower may, upon irrevocable notice from the Borrower to the Administrative Agent, at any time or from time to time voluntarily prepay the Loans in whole or in part without premium or penalty (subject to the payment of the Early Termination Fee, if any, as provided in Section 2.04 above); provided that (i) such notice must be received by the Administrative Agent not later than 1:00 p.m. three (3) U.S. Government Securities Business Days prior to any date of prepayment of the Loans; (ii) any prepayment of the Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. The

Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided, that the Borrower may rescind any notice of prepayment under this Section 2.06(a) if such prepayment would have resulted from a refinancing of the Loans, or the consummation of an acquisition or disposition, which refinancing, acquisition or disposition shall not be consummated or shall otherwise be delayed. Any prepayment of the Loans shall be accompanied by all accrued interest on the amount prepaid and the applicable Early Termination Fee, if any. Each such prepayment shall be applied ~~(x)~~ to the Term Loan ~~or Delayed Draw Term Loan, as applicable,~~ of the Lenders in accordance with their respective Applicable Percentages ~~and (y) ratably as between the Term Loan Facility and the Delayed Draw Term Loan Facility~~.

(b) Mandatory.

(i) Upon the incurrence by a Loan Party of any Debt for borrowed money other than Debt permitted to be incurred pursuant to Section 5.02(b), not later than two (2) Business Days following the date of receipt of any Net Proceeds thereof, the Borrower shall make a prepayment of the Term Loan in an amount equal to 100% of such Net Proceeds.

(ii) If for any reason the Combined Total Outstandings at any time exceed the Global Borrowing Base as then in effect, then (A) until the Discharge of ABL Obligations, the Borrower shall immediately prepay first, the ABL Obligations and, then, the Loans ~~(which prepayment shall be applied ratably as between the Term Loan Facility and the Delayed Draw Term Loan Facility)~~ and (B) thereafter, the Borrower shall immediately prepay the Loans ~~(which prepayment shall be applied ratably as between the Term Loan Facility and the Delayed Draw Term Loan Facility)~~, in each case in an aggregate amount to eliminate such excess.

(iii) Within one (1) Business Day following receipt by any Loan Party or any Affiliate thereof of any portion of the 2020 Tax Refund Proceeds, the Borrower shall (~~A) first,~~ make a prepayment of the ~~Delayed Draw~~ Term Loan in an amount equal to the sum (which shall not be less than zero) of (A) the lesser of (x) 65% (or 100% if an Event of Default has occurred and continuing) of the amount of the 2020 Tax Refund Proceeds (or portion thereof) so received and (y) the ~~Delayed Draw~~ Term Loan Facility at such time ~~(plus accrued interest thereon and the Early Termination Fee, if any, payable pursuant to Section 2.04 in connection therewith), and (B) second, to the extent the amount of the 2020 Tax Refund Proceeds so received is greater than,~~ minus (B) the aggregate amount of scheduled repayments of the Term Loan that have been made pursuant to Section 2.05(b) after the First Amendment Effect Date and on or prior to the date of such prepayment (without duplication of the amount of ~~the~~any such scheduled repayments that reduced any prior prepayment ~~required~~ pursuant to ~~the foregoing clause~~ this Section 2.06(~~A~~b)~~, prepay any ABL Obligations then outstanding~~(iii)).

(iv) Each prepayment of the Loans made pursuant to this Section 2.06(b) shall be accompanied by the payment of (A) accrued interest to the date of such payment on the amount prepaid and (B) whether before or after an Event of Default or acceleration, the Early Termination Fee, if any, payable pursuant to Section 2.04 in connection with any prepayment of the Loans.

(c) ~~If the Loan Parties have Excess Cash as of the end of any Business Day, the Borrower shall prepay the ABL Obligations on the immediately following Business Day, which prepayment shall be in an amount equal to the lesser of (i) the amount of such Excess Cash as of the end of such immediately preceding Business Day, and (ii) the aggregate principal amount of ABL Obligations then outstanding.~~[Intentionally Omitted].

SECTION 2.07. Interest.

(a) Subject to the provisions of Section 2.07(b) below, each Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to ~~the LIBO Rate~~Term SOFR (or, solely to the extent provided in Section 2.01(c), 2.10(~~f~~d ) or 2.10(g), as applicable, the Base Rate) plus the Applicable Margin.

(b) If any amount payable under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable law and shall be payable on demand.

(c) If any Event of Default has occurred and is continuing, then the Administrative Agent may, and upon the request of the Required Lenders shall, notify the Borrower that all outstanding Obligations shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate and thereafter, until such Event of Default has been duly waived as provided in Section 9.01 hereof, such Obligations shall bear interest at the Default Rate to the fullest extent permitted by applicable law and shall be payable on demand.

(d) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

SECTION 2.08. Fees.

The Borrower shall pay to the Administrative Agent the fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever~~; provided, however, that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender~~.

SECTION 2.09. [Intentionally Omitted].

SECTION 2.10. Increased Costs, Etc.

(a) If, due to either (i) any Change in Law or (ii) the compliance with any guideline or request or directive from any central bank or other governmental authority (whether or not having the force of law), (A) any reserve, deposit, or similar requirement is or shall be imposed ~~or~~, modified or deemed applicable in respect of the Loans or obligations to make the Loans hereunder or hereby, or (B) there shall be imposed on any Lender any other condition regarding the Loans or obligations to make the Loans hereunder, and the result of the foregoing is to increase the cost to any Lender of agreeing to make or of making, funding or maintaining ~~LIBO~~SOFR Loans (or Base Rate ~~Loan~~Loans determined with reference to Term SOFR) (excluding, for purposes of this Section 2.10, any such increased costs resulting from (x) Taxes described in the definitions of Excluded Taxes, Indemnified Taxes or Other Taxes (as to which Section 2.12 shall govern) and (y) changes in the basis of imposition, or the rate, of any taxes, levies, imposts, deductions, charges, withholdings or liabilities that are excluded from the definition of Taxes), or to reduce the amount receivable in respect thereof, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost or reduced receipt. A certificate as to the amount of such increased cost or reduced receipt, submitted to the Borrower by such Lender, shall be conclusive and binding for all purposes, absent manifest error. Notwithstanding anything contained herein to the contrary, the Borrower shall not be required to compensate a Lender pursuant to this Section 2.10(a) for any such increased cost or reduced receipt incurred more than one-hundred-eighty (180) days prior to the date that such Lender demands compensation therefor; provided that, if the circumstance giving rise to such increased cost or reduced receipt is retroactive, then such 180 day period shall be extended to include the period of retroactive effect thereof.

(b) If any Lender determines that any compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital or liquidity required or expected to be maintained by such Lender or any holding company controlling such Lender and that the amount of such capital or liquidity is increased by or based upon the existence of such Lender’s commitment to lend hereunder, then, upon demand by such Lender or such holding company (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital or liquidity to be allocable to the existence of such Lender’s commitment to lend hereunder, for any reduction in the rate of return on such Lender’s capital or liquidity or on the capital or liquidity of such Lender’s holding company. A certificate as to such amounts submitted to the Borrower by such Lender shall be conclusive and binding for all purposes, absent manifest error. Notwithstanding anything contained herein to the contrary, the Borrower shall not be required to compensate a Lender pursuant to this Section 2.10(b) for any such increased cost incurred more than one-hundred-eighty (180) days prior to the date that such Lender demands compensation therefor; provided that, if the circumstance giving rise to such increased cost is retroactive, then such 180 day period shall be extended to include the period of retroactive effect thereof.

(c) [Intentionally Omitted].

(d) ~~[Intentionally Omitted]~~.Notwithstanding any other provision of this Agreement, but subject to Section 2.10(g) below, if (x) any Change in Law shall make it unlawful or impractical, or any central bank or other Governmental Authority shall assert that it is unlawful or impractical, for any Lender or its Applicable Lending Office to perform its obligations hereunder to make SOFR Loans (or Base Rate Loans determined with reference to Term SOFR) or to continue to maintain SOFR Loans (or Base Rate Loans determined with reference to Term SOFR) hereunder, or to charge interest rates based upon Term SOFR, (y) the Required Lenders determine that, for any reason in connection with any SOFR Loan, Term SOFR cannot be determined pursuant to the definition thereof, or (z) the Required Lenders determine that Term SOFR will not adequately reflect the cost to such Lenders of making, funding or maintaining their SOFR Loans, then, in any case of clauses (x), (y) or (z), on notice thereof and demand therefor by such Lender (in the case of clause (x)) to the Borrower through the Administrative Agent or by the Administrative Agent on behalf of the Required Lenders (in the case of clauses (y) or (z)) to the Borrower, (i) each applicable SOFR Loan will automatically, upon such demand, convert into a Base Rate Loan (and, if applicable, determined without reference to Term SOFR), and the Borrower shall pay accrued interest on the amount so converted, and (ii) with respect to each applicable Base Rate Loan, to the extent such Base Rate Loan is determined with reference to Term SOFR, interest upon such Base Rate Loan after the date specified in such notice shall accrue interest at the rate then applicable to Base Rate Loans without reference to the Term SOFR component thereof, until the Administrative Agent shall notify the Borrower that such Lender has (in the case of clause (x)), or the Required Lenders have (in the case of clauses (y) or (z)), determined that the circumstances causing such suspension no longer exist.

(e) ~~The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each LIBO Rate Loans equal to the actual costs of such reserves allocated to such LIBO Rate Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such LIBO Rate Loan, provided that the Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant interest payment date, such additional interest shall be due and payable 10 days from receipt of such notice.~~[Intentionally Omitted].

(f) ~~Subject to Section 2.10(g) below, if the Administrative Agent determines (which determination shall be conclusive absent manifest error) that for any reason that (i) Dollar deposits are not being offered to banks in the London interbank market for the applicable amount and Interest Period of such LIBO Rate Loan, (ii) adequate and reasonable means do not exist for determining the LIBO Rate for any Interest Period with respect to a LIBO Rate Loan, (iii) the LIBO Rate for any Interest Period with respect to a LIBO Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding the Loans, (iv) any requirement of law or Change in Law has made it, or that any Governmental Authority has asserted that it is, unlawful for any Lender to make, maintain or fund LIBO Rate Loans or to determine or charge interest rates based upon the LIBO Rate or (v) a specific date after which the LIBO Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to maintain the affected LIBO Rate Loans shall be suspended (and such affected LIBO Rate Loans will be deemed to have been converted into Base Rate Loans solely during such period of suspension) until the Administrative Agent revokes such notice, which revocation of notice shall be provided at the earliest time that the circumstances in clauses (i) through (v) in the immediately preceding sentence no longer exist.~~ [Intentionally Omitted].

(g) Effect of Benchmark Transition Event.

(i) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event ~~or an Early Opt-in Election, as applicable~~, the Administrative Agent and the Borrower may amend this Agreement to replace the ~~LIBO Rate~~then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. ~~Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment, notwithstanding anything (including, without limitation, Section 9.01) herein to the contrary~~. No replacement of ~~the LIBO Rate~~a Benchmark with a Benchmark Replacement pursuant to this Section 2.10(g) will occur prior to the applicable Benchmark Transition Start Date.

(ii) ~~Benchmark Replacement~~ Conforming Changes. In connection with the use, administration, adoption or implementation of Term SOFR or a Benchmark Replacement, the Administrative Agent will have the right (in consultation with the Borrower) to make ~~Benchmark Replacement~~ Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document (including, without limitation, Section 9.01 hereof), any amendments implementing such ~~Benchmark Replacement~~ Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (1) the implementation of any ~~occurrence of a~~ Benchmark ~~Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark~~ Replacement ~~Date and Benchmark Transition Start Date~~, (2) the ~~implementation of any Benchmark Replacement, (3) the~~ effectiveness of any ~~Benchmark Replacement~~ Conforming Changes in connection with the use, administration, adoption or implementation of Term SOFR or a Benchmark Replacement, and (~~4~~3) the commencement or conclusion of any Benchmark Unavailability Period. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.10(g)(iv) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or ~~the~~, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.10(g), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party ~~hereto~~to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.10(g).

(iv) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify any definition providing for “interest periods” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify any definition providing for “interest periods” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v) ~~(iv)~~ Benchmark Unavailability Period. ~~Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Borrowing of LIBO Rate Loans to be made during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of Base Rate Loans.~~ During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the ~~LIBO Rate~~then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

~~(v) Effect of Amendment. Notwithstanding anything to the contrary herein, any amendment contemplated by this Section 2.10(g) in connection with a Benchmark Transition Event or an Early Opt-in Election shall be effective as contemplated by this Section 2.10(g).~~

(h) Anything to the contrary contained herein notwithstanding, neither any Agent, nor any Lender, nor any of their participants, is required actually to acquire ~~eurodollar deposits to fund or otherwise~~ match fund any Obligation as to which interest accrues at Term SOFR or the ~~LIBO~~Term SOFR Reference Rate.

SECTION 2.11. Payments and Computations.

(a) The Borrower shall make each payment hereunder and under the other Loan Documents, irrespective of any right of counterclaim or set-off, not later than 10:30 A.M. (New York City time) on the day when due in Dollars to the Administrative Agent at the Administrative Agent’s Account in same day funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day (it being acknowledged and agreed by the Borrower that should any payment item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment). The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the other Loan Documents to more than one Lender, to such Lenders for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lenders and (ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender, to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Assumption and recording of the information contained therein in the Register pursuant to Section 9.07(d), from and after the effective date of such Assignment and Assumption, the Administrative Agent shall make all payments hereunder and under the other Loan Documents in respect of the interest assigned thereby to the assignee thereunder, and the parties to such Assignment and Assumption shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

(b) [Intentionally Omitted].

(c) All computations of interest based on the Base Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on ~~the LIBO Rate~~Term SOFR or any other Benchmark and of fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(d) Whenever any payment hereunder or under the other Loan Documents shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment or commission, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of ~~LIBO Rate~~SOFR Loans to be made in the next following calendar month, such payment shall be made on the preceding Business Day.

(e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

(f) Whenever any payment received by the Administrative Agent from the Borrower under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Agents and the Lenders by the Borrower under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Agents and the Lenders in the following order of priority (x) upon the occurrence and during the continuance of an Event of Default or (y) at any other time that the Administrative Agent receives a payment from the Borrower without direction as to the application of such payment, ~~or (z) whenever any cash proceeds are received by the Administrative Agent from any sale of, collection from, or other realization upon all or any part of the Collateral pursuant to Section 23 of the Security Agreemen~~t:

(i) first, to the payment of all of the fees, indemnification payments, costs and expenses that are due and payable to the Agents (solely in their respective capacities as Agents) under or in respect of this Agreement and the other Loan Documents on such date by the Borrower, ratably based upon the respective aggregate amounts of all such fees, indemnification payments, costs and expenses owing to the Agents on such date;

(ii) second, to the payment of accrued and unpaid interest on Protective Advances, ratably based upon the respective amounts of such interest owing to the Agents and the Lenders on such date;

(iii) third, to the payment of principal of Protective Advances, ratably based upon the respective amounts of such principal owing to the Agents and the Lenders on such date;

(iv) fourth, to the payment of all of the fees, indemnification payments other than indemnification payments as set forth in clause (v) below, costs and expenses that are due and payable to the applicable Lenders under or in respect of this Agreement and the other Loan Documents on such date by the Borrower, ratably based upon the respective aggregate amounts of all such fees, indemnification payments, costs and expenses owing to the applicable Lenders on such date;

(v) fifth, to the payment of all of the indemnification payments, costs and expenses that are due and payable to the Lenders under Sections 9.04 hereof, Section 24 of the Security Agreement and any similar Section of any other Loan Documents on such date by the Borrower, ratably based upon the respective aggregate amounts of all such indemnification payments, costs and expenses owing to the applicable Lenders on such date;

(vi) sixth, to the payment of all of the amounts that are due and payable to the Agents and the Lenders under Sections 2.10 and 2.12 hereof on such date by the Borrower, ratably based upon the respective aggregate amounts thereof owing to the Agents and the Lenders on such date;

(vii) seventh, to the payment of all of the fees that are due and payable to the applicable Lenders under Section 2.08 on such date by the Borrower, ratably based upon the respective aggregate amounts of all such principal owing to the applicable Lenders on such date;

(viii) eighth, to the payment of all of the accrued and unpaid interest on the Obligations of the Borrower under or in respect of the Loan Documents that is due and payable to the Agents and the applicable Lenders under Section 2.07(b) on such date, ratably based upon the respective aggregate amounts of all such interest owing to the Agents and the applicable Lenders on such date;

(ix) ninth, to the payment of all of the accrued and unpaid interest on the applicable Loan that are due and payable to the applicable Lenders under Section 2.07(a) on such date, ratably based upon the respective aggregate amounts of all such interest owing to such applicable Lenders on such date;

(x) tenth, to the payment of the principal amount of all of the outstanding applicable Loans that are due and payable to the Agents and the applicable Lenders on such date by the Borrower, ratably based upon the respective aggregate amounts of all such principal owing to the Agents and the applicable Lenders on such date; and

(xi) eleventh, to the payment of all other Obligations owing under or in respect of the Loan Documents that are due and payable to the Agents and the other Secured Parties on such date by the Borrower, ratably based upon the respective aggregate amounts of all such Obligations owing to the Agents and the other Secured Parties on such date.

(g) [Intentionally Omitted].

(h) For the avoidance of doubt, notwithstanding any other provision of any Loan Document, no amount received directly or indirectly from any Loan Party that is not a Qualified ECP Guarantor shall be applied directly or indirectly by Administrative Agent or otherwise to the payment of any Excluded Swap Obligations.

SECTION 2.12. Taxes.

(a) Any and all payments by any Loan Party to or for the account of any Lender or any Agent hereunder or under any other Loan Document shall be made, in accordance with Section 2.11 or the applicable provisions of such other Loan Document, if any, free and clear of and without deduction for any Indemnified Taxes or Other Taxes. If any Loan Party shall be required by law to deduct any Indemnified Taxes or Other Taxes from or in respect of any sum payable hereunder or under any other Loan Document to any Lender or any Agent, (i) the sum payable by such Loan Party shall be increased as may be necessary so that after such Loan Party and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make all such deductions and (iii) such Loan Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b) Without limiting the provisions of clause (a) above, each Loan Party shall timely pay any present or future stamp, documentary, excise, property, intangible, mortgage recording or similar taxes, charges or levies that arise from any payment made by such Loan Party hereunder or under any other Loan Documents or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement or the other Loan Documents (collectively, the “Other Taxes”) to the relevant Governmental Authority in accordance with applicable law.

(c) The Loan Parties shall indemnify each Lender and each Agent for and hold them harmless against the full amount of Indemnified Taxes and Other Taxes, and for the full amount of taxes of any kind imposed or asserted by any jurisdiction on amounts payable under this Section 2.12, imposed on or paid by such Lender or such Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or such Agent (as the case may be) makes written demand therefor. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent) or by the Agents on their own behalf or on behalf of a Lender shall be conclusive absent manifest error.

(d) Within 30 days after the date of any payment of Indemnified Taxes, the appropriate Loan Party shall furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment, to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent. For purposes of subsections (d) and (e) of this Section 2.12, the terms “United States” and “United States person” shall have the meanings specified in Section 7701 of the Internal Revenue Code.

(e) (I) Each Payee organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender and on the date pursuant to which it becomes a Payee in the case of each other Payee, and from time to time thereafter as reasonably requested in writing by the Borrower (but only so long thereafter as such Lender remains lawfully able to do so), provide each of the Administrative Agent and the Borrower with two executed copies of Internal Revenue Service Forms W-8IMY (together with certification documents from the applicable beneficial owners), W-8BEN, W-8BEN-E or W-8ECI or (in the case of a Payee that has certified in writing to Borrower and the Administrative Agent that it is not (i) a “bank” as defined in Section 881(c)(3)(A) of the Internal Revenue Code, (ii) a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of any Loan Party or (iii) a controlled foreign corporation related to any Loan Party (within the meaning of Section 864(d)(4) of the Internal Revenue Code)), Internal Revenue Service Form W-8BEN or W-8BEN-E, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Payee is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or any other Loan Document. If, at the time such Payee first becomes a Payee hereunder payments pursuant to this Agreement or any other Loan Document are subject to withholding tax rate at a rate in excess of zero, withholding tax at such rate shall be considered excluded from Indemnified Taxes unless and until such Lender provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Indemnified Taxes for periods governed by such forms; provided, however, that if, at the effective date of the Assignment and Assumption pursuant to which a Lender becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) of this Section 2.12 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Indemnified Taxes shall include (in addition to withholding taxes that may be imposed in the future as a result of a Change in Law after the date that a Lender becomes a party to this Agreement) United States withholding tax, if any, applicable with respect to the Lender assignee on such date.

(II) Each Payee that is a “United States person” shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9. If such Payee fails to deliver such forms, then Borrower and the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable backup withholding tax imposed by the Internal Revenue Code, without reduction, and such amount shall be excluded from Indemnified Taxes.

(f) For any period with respect to which a Payee has failed to provide the Borrower with the appropriate form, certificate or other document described in subsection (e) above (other than if such failure is due to a Change in Law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided), such Lender shall not be entitled to indemnification under subsection (a) or (c) of this Section 2.12 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Payee become subject to Taxes because of its failure to deliver a form, certificate or other document required hereunder, the Loan Parties shall take such steps as such Payee shall reasonably request to assist such Payee to recover such Taxes.

(g) If a payment made to a Payee under this Agreement would be subject to withholding tax imposed by the United States of America with respect to FATCA if such Payee were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Payee shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code or any intergovernmental agreement) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with its obligations under FATCA, to determine that such Payee has or has not complied with such Payee’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(h) If a Payee determines that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Loan Parties or with respect to which the Loan Parties have paid additional amounts pursuant to this Section, it shall pay to the Loan Parties an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Loan Parties under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses such Payee, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Parties, upon the request of such Payee, agrees to repay the amount paid over to the Loan Parties (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Payee in the event such Payee is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Loan Parties or any other Person.

(i) If any Payee requests compensation under Section 2.10 or requires the Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to this Section 2.12, then such Payee shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates or to file any certificate or document reasonably requested by the Borrower, if, in the judgment of such Payee, such designation, assignment or filing would (x) eliminate or reduce amounts payable pursuant to Section 2.10 or 2.12, as the case may be, in the future and (y) would not subject such Payee to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Payee. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Payee in connection with any such designation or assignment. A certificate setting forth such costs and expenses submitted by such Payee to the Borrower shall be conclusive absent manifest error.

SECTION 2.13. Sharing of Payments, Etc.

If any Lender shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, other than as a result of an assignment pursuant to Section 9.07) (a) on account of Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) on account of Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time, such Lender shall forthwith purchase from the other Lenders such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each other Lender shall be rescinded and such other Lender shall repay to the purchasing Lender the purchase price to the extent of such Lender’s ratable share (according to the proportion of (i) the purchase price paid to such Lender to (ii) the aggregate purchase price paid to all Lenders) of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such other Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Loan Parties agree that any Lender so purchasing an interest or participating interest from another Lender pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Lender were the direct creditor of the Loan Parties in the amount of such interest or participating interest, as the case may be.

SECTION 2.14. Use of Proceeds.

The proceeds of the ~~Facilities~~First Amendment Term Loan (i) first, shall be used (and the Borrower agrees that it shall use such proceeds) on the First Amendment Effective Date, together with cash on hand and/or proceeds of ABL Advances, (x) to refinance in full the remaining outstanding principal balance of the Initial Term Loan, and to pay all accrued and unpaid interest owing on the Initial Term Loan and the applicable Early Termination Fee, (y) to pay fees pursuant to the Fee Letter and (z) to pay transaction expenses in connection with the foregoing, and (ii) second, shall be available (and the Borrower agrees that it shall use such proceeds), in part, to pay fees and expenses under this Agreement and the other Loan Documents, to finance working capital for the Parent and its Subsidiaries and for their other general corporate purposes (including Permitted Acquisitions and Capital Expenditures). No ~~Loan Party shall use any~~ proceeds of the ~~Facilities~~Term Loan, whether directly or, to the Loan Parties’ knowledge after due care and inquiry, indirectly, and whether immediately, incidentally or ultimately, shall be used (a) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or extending credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board; (b) to make any payments to a Sanctioned Entity (that would be prohibited by applicable Sanctions) or a Sanctioned Person, to finance any investments in a Sanctioned Entity or a Sanctioned Person, to fund any investments, loans or contributions in, or otherwise make such proceeds available to, a Sanctioned Entity (that would be prohibited by applicable Sanctions) or a Sanctioned Person, to fund any operations, activities or business of a Sanctioned Entity (that would be prohibited by applicable Sanctions) or a Sanctioned Person, or in any other manner that would result in a violation of Sanctions by any Person that is a party to any Loan Document; (c) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person ~~in violation~~, or otherwise in any manner that would result in a violation by any Person (including any Secured Party or other individual or entity participating in any transaction) of any applicable Sanctions, Anti-Corruption Laws or Anti-Money Laundering Laws; or (d) for purposes other than those permitted under this Agreement.

~~SECTION 2.15. Defaulting Lenders.~~

~~(a) Notwithstanding the provisions of Section 2.11 hereof, the Administrative Agent shall not be obligated to transfer to a Defaulting Lender any payments made by the Borrower to the Administrative Agent for the Defaulting Lender’s benefit or any proceeds of Collateral that would otherwise be remitted hereunder to the Defaulting Lender, and, in the absence of such transfer to the Defaulting Lender, the Administrative Agent shall transfer any such payments (i) first, to each Non-Defaulting Lender ratably in accordance with their pro rata share of the Loans (but, in each case, only to the extent that such Defaulting Lender’s portion of any Loan (or other funding obligation) was funded by such other Non-Defaulting Lender), and (ii) from and after the date on which all other Obligations have been paid in full, to such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents and for the purpose of calculating any commitment fee, such Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Commitment shall be deemed to be zero; provided, that the foregoing shall not apply to any of the matters governed by Section 9.01(c). The provisions of this Section 2.15 shall remain effective with respect to such Defaulting Lender until the earlier of (y) the date on which all of the Non-Defaulting Lenders, the Administrative Agent and the Borrower shall have waived, in writing, the application of this Section 2.15 to such Defaulting Lender, or (z) the date on which such Defaulting Lender pays to the Administrative Agent all amounts owing by such Defaulting Lender in respect of the amounts that it was obligated to fund hereunder, and, if requested by the Administrative Agent, provides adequate assurance of its ability to perform its future obligations hereunder. The operation of this Section 2.15 shall not be construed to increase or otherwise affect the Commitments of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by Borrower of its duties and obligations hereunder to the Administrative Agent or to the Lenders other than such Defaulting Lender. Any failure by a Defaulting Lender to fund amounts that it was obligated to fund hereunder shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle the Borrower, at its option, upon written notice to the Administrative Agent, to arrange for a substitute Lender to assume the Commitments of such Defaulting Lender pursuant to Section 9.12, such substitute Lender to be reasonably acceptable to the Administrative Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a~~

~~completed form of Assignment and Assumption in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being paid its share of the outstanding Obligations (including all interest, fees (except any commitment fees not due to such Defaulting Lender in accordance with the terms of this Agreement), and other amounts that may be due and payable in respect thereof, and an assumption of its pro rata share of its participation in the Delayed Draw Term Loan Commitments); provided, that any such assumption of the Commitments of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Secured Parties’ or the Loan Parties’ rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund. In the event of a direct conflict between the priority provisions of this Section 2.15 and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.15 shall control and govern.~~

SECTION 2.15. ~~(b)~~ [Intentionally ~~omitted~~Omitted].

~~(c) The rights and remedies against a Defaulting Lender under this Section 2.15 are in addition to other rights and remedies that the Borrower or any Agent or any Lender Party may have against such Defaulting Lender with respect to any amounts not funded or obligations not fulfilled by such Default Lender.~~

SECTION 2.16. Evidence of Debt.

(a) The Loans and other credit extensions made by each Lender shall be evidenced by one or more accounts or records maintained by the Administrative Agent (the “Loan Account”) in the ordinary course of business. In addition, each other Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from the Loans owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. The Borrower agrees that upon notice by any Lender to the Borrower (with a copy of such notice to the Administrative Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Loans owing to, or to be made by, such Lender, the Borrower shall promptly execute and deliver to such Lender, with a copy to the Administrative Agent, a Note, in substantially the form of Exhibit A hereto payable to the order of such Lender in a principal amount equal to the Commitment of such Lender. All references to Notes in the Loan Documents shall mean Notes, if any, to the extent issued hereunder.

(b) The Register maintained by the Administrative Agent pursuant to Section 9.07(d) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, (ii) the terms of each Assignment and Assumption delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iv) the amount of any sum received by the Administrative Agent from the Borrower hereunder and each Lender’s share thereof.

(c) Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

SECTION 2.17. Appraised Value and Net Orderly Liquidation Value; Eligibility Criteria.

(a) To the extent the Appraised Value or Net Orderly Liquidation Value, as applicable, based on any new or updated appraisal completed after the Effective Date, is greater than the Appraised Value or Net Orderly Liquidation Value, as applicable, in effect immediately before giving effect to such new or updated appraisal, such Appraised Value or Net Orderly Liquidation Value shall not become effective unless such new or updated appraisal is reasonably acceptable to the Required Lenders, in addition to each Agent; provided that no such inventory appraisal conducted by an ABL Agent or its retained professionals in accordance with the ABL Credit Agreement shall be required to be reasonably acceptable to the Required Lenders if the Agents and the Lenders are required to rely on such appraisal pursuant to Section 5.01(f)(ii).

(b) The Administrative Agent may (and upon the request of the Required Lenders shall) hereafter establish new, or modify existing, eligibility criteria in its (or the Required Lenders’) Permitted Discretion as set forth in the definitions of “Eligible Intellectual Property” and, after the Discharge of ABL Obligations, “Eligible Inventory”, “Eligible In-Transit Inventory” and “Eligible Credit Card Receivables”; provided that such criteria shall not be established or changed except upon not less than three (3) Business Days’ notice to the Borrower (during which period the Agents shall be available to discuss any such proposed criterion with the Borrower and the Borrower may take such action as may be required so that the event, condition or matter that is the basis for such criterion no longer exists, in a manner and to the extent reasonably satisfactory to the applicable Agent or the Required Lenders, as applicable, in its or their Permitted Discretion), except that no such prior notice shall be required if an Event of Default is continuing; provided, further, that any such adjustment or modification that would increase amounts available to be borrowed by the Borrower shall be subject to the requirements of Section 9.01(a)(viii); and provided, further, that if, as a result of such adjustment or modification, the ~~Facilities exceed~~Term Loan Facility exceeds the Term Loan Borrowing Base then in effect, then the Borrower shall immediately advise the ABL Administrative Agent to implement a Term Pushdown Reserve in the amount of such excess and the Borrower will not be permitted to request any borrowings or extensions of credit under the ABL Credit Agreement so as to cause an Overadvance (as defined in the ABL Credit Agreement) or an Event of Default after giving effect to such adjustment or modification.

ARTICLE III

CONDITIONS TO EFFECTIVENESS AND OF LENDING

SECTION 3.01. Conditions Precedent to Borrowing of Term Loan.

The obligation of each Lender to make the Term Loan and provide the Delayed Draw Term Loan Commitments (as defined in this Agreement as in effect on the Effective Date) on the Effective Date is subject to the satisfaction (or waiver) of the following conditions precedent (except to the extent such conditions are permitted to be satisfied after the Effective Date pursuant to the Post-Closing Letter):

(a) The Administrative Agent shall have received on or before the Effective Date the following, each dated such day (unless otherwise specified), in form and substance reasonably satisfactory to each Agent and the Required Lenders (unless otherwise specified):

(i) executed counterparts of this Agreement sufficient in number for distribution to the Agents, each Lender and the Borrower;

(ii) the Security Agreement, duly executed by the parties thereto;

(iii) each other applicable Loan Document, duly executed by the parties thereto;

(iv) results of searches or other evidence reasonably satisfactory to the Collateral Agent (in each case dated as of a date reasonably satisfactory to the Collateral Agent) indicating the absence of Liens on the assets of the Loan Parties, except for Permitted Liens and Liens for which termination statements and releases, satisfactions and discharges of any mortgages, or subordination agreements reasonably satisfactory to the Collateral Agent are being tendered concurrently with such extension of credit or other arrangements reasonably satisfactory to the Collateral Agent for the delivery of such termination statements and releases have been made;

(v) evidence of the insurance required by the terms of the Loan Documents;

(vi) certified copies of the resolutions of the board of directors, board of managers or members, as applicable, of each Loan Party approving each Loan Document to which it is or is to be a party;

(vii) a copy of a certificate or certificate(s) of the Secretary of State of the jurisdiction of incorporation or formation of each Loan Party, dated reasonably near the Effective Date certifying (A) as to a true and correct copy of the charter of such Loan Party and each amendment thereto on file in such Secretary’s office and (B) that (1) such amendments are the only amendments to such Loan Party’s charter, articles of organization, or certificate of formation, as applicable, on file in such Secretary’s office, (2) (to the extent customary for such jurisdiction’s Secretary of State’s certificate) such Loan Party has paid all franchise taxes to the date of such certificate and (3) such Loan Party is duly incorporated and in good standing or presently subsisting under the laws of the State of the jurisdiction of its incorporation or formation;

(viii) a certificate of the Secretary, Assistant Secretary or Responsible Officer of each Loan Party certifying as to (A) the absence of any amendments to the charter, articles of organization, or certificate of formation, as applicable, of such Loan Party since the date of the Secretary of State’s certificate referred to in Section 3.01(a)(vii), (B) a true and correct copy of the bylaws, limited liability company agreement or operating agreement, as applicable, of such Loan Party as in effect on the date on which the resolutions referred to in Section 3.01(a)(vi) were adopted and on the Effective Date, (C) the due incorporation or formation, as applicable, and good standing or valid existence of such Loan Party as a corporation organized under the laws of the jurisdiction of its incorporation or formation and (D) the names and true signatures of the officers of such Loan Party authorized to sign each Loan Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder;

(ix) a certificate, in substantially the form of Exhibit E, attesting to the Solvency of the Loan Parties, taken as a whole, immediately before and immediately after giving effect to the Effective Date;

(x) a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 3.01(b) and (c) have been satisfied, (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect (other than resulting from any event, development or circumstance related to the COVID-19 pandemic occurring prior to the Effective Date that was disclosed to the Agents and the Lenders in writing on or prior to the Effective Date); provided that solely on the Effective Date for purposes of determining whether the condition precedent in this clause (x)(B) is satisfied and for purposes of compliance on the Effective Date with the representations and warranties contained in Section 4.01(k), it is agreed that any non-cash adjustment to prior period financial statements shall not constitute a Material Adverse Effect, individually or in the aggregate, (C) either that (1) no consents, licenses or approvals are required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, or (2) that all such consents, licenses and approvals have been obtained and are in full force and effect, and (D) a calculation of Fixed Charge Coverage Ratio as of the Fiscal Quarter ended October 31, 2020, in form and detail reasonably satisfactory to each Agent;

(xi) the other Collateral Documents (including, without limitation, the Deposit Account Control Agreements and the Securities Account Control Agreement (each as defined in the Security Agreement) (it being agreed that, prior to the Discharge of ABL Obligations, the form agreed by the applicable ABL Agent (other than with respect to the Term Loan Priority Account) shall be deemed to be reasonably acceptable to the Agents so long as the Collateral Agent is a party thereto and such Deposit Account Control Agreement and such Securities Account Control Agreement, in each case provide for the same rights in favor of the Collateral Agent as provided to the ABL Collateral Agent, subject to the ABL Intercreditor Agreement), each duly executed by the applicable Loan Parties;

(xii) (A) an appraisal by a third party appraiser of all Inventory of the applicable Loan Parties, the results of which are satisfactory to each Agent, and on which each Agent and each Lender are specifically permitted to rely, (B) an IP Appraisal, the results of which are satisfactory to each Agent in its sole discretion and on which each Agent and each Lender are specifically permitted to rely, and (C) a written report regarding the results of a commercial finance examination by a third party examiner of the applicable Loan Parties, the results of which are satisfactory to each Agent in its sole discretion, and on which each Agent and each Lender are specifically permitted to rely;

(xiii) all documents and instruments, including UCC financing statements and Intellectual Property filings, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create or perfect the Liens (having the priority contemplated by the Loan Documents) intended to be created under the Loan Documents and all such documents and instruments shall have been so filed, registered or recorded to the satisfaction of the Collateral Agent;

(xiv) a favorable opinion of Kirkland and Ellis LLP, counsel for the Loan Parties, in form and substance reasonably satisfactory to each Agent, and of Vorys, Sater, Seymour and Pease LLP, special local counsel for Express GC, LLC, in form and substance reasonably satisfactory to each Agent; and

(xv) an Agreement Among Lenders duly executed by each of the Lenders, in form and substance acceptable to each of the Lenders in their respective sole discretion.

(b) The representations and warranties of the Loan Parties contained in each Loan Document are correct in all material respects (unless any such representation or warranty is qualified by materiality in the text thereof, in which case, such representation or warranty shall be true and correct in all respects) on and as of the Effective Date, immediately after giving effect to the Borrowing of the Term Loan and to the application of the proceeds therefrom, as though made on and as of the Effective Date, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Borrowing, in which case as of such specific date.

(c) No Default has occurred and is continuing, or would result immediately after giving effect to the Borrowing of the Term Loan on the Effective Date or from the application of the proceeds therefrom.

(d) [Intentionally omitted].

(e) The Administrative Agent shall have received a Term Loan Borrowing Base Certificate dated the Effective Date, relating to the week ended on Saturday, January 9, 2021, and executed by a Responsible Officer of the Borrower.

(f) The Administrative Agent shall have received (i) Audited Financial Statements; (ii) unaudited financial statements (including an income statement and a balance sheet) for the Fiscal Quarter ended October 31, 2020 (the “Interim Financial Statements”), and (iii) the Financial Performance Projections for the Fiscal Year following the Effective Date (on a monthly basis) and for each Fiscal Year thereafter through the 2024 Fiscal Year (on an annual basis).

(g) Each Agent shall be reasonably satisfied that the Audited Financial Statements, the Interim Financial Statements and Financial Performance Projections, delivered to it fairly present the business and financial condition of the Loan Parties in all material respects and that there has been no Material Adverse Effect (other than resulting from any event, development or circumstance related to the COVID-19 pandemic occurring prior to the Effective Date that was disclosed to the Agents and the Lenders in writing on or prior to the Effective Date) since the date of the most recent financial information delivered to the Agents; provided that for purposes of this clause (g), it is agreed that any non-cash adjustments to prior period financial statements shall not constitute a Material Adverse Effect, individually or in the aggregate.

(h) [Intentionally omitted].

(i) Each Agent shall have attend a virtual meeting with the Loan Parties’ senior management prior to the Effective Date.

(j) Substantially concurrently with the satisfaction of other conditions precedent set forth in this Section 3.01, the Borrower and the other Loan Parties shall have entered into the ABL Second Amendment and the Administrative Agent shall have received (i) a counterpart of the ABL Intercreditor Agreement, signed by the ABL Agents, the Administrative Agent and the Collateral Agent, and acknowledged by the Loan Parties party thereto, and (ii) a certificate signed by a Responsible Officer certifying that true, correct and complete copies of all material documents relating to the ABL Second Amendment (A) have been delivered to Administrative Agent on or prior to the Effective Date, and (B) are in full force and effect.

(k) There shall not have occurred any material default of the ABL Loan Documents.

(l) All fees required to be paid to the Agents on or before the Effective Date shall have been paid in full, and all fees required to be paid to the Lenders on or before the Effective Date shall have been paid in full.

(m) The Borrower shall have paid all fees, charges and disbursements of counsel to the Agents to the extent invoiced prior to the Effective Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Agents).

(n) Each Agent shall have received (i) a tax diligence report in respect of the 2020 Tax Refund Claim prepared by Nardella & Taylor, LLP, and (ii) all calculations prepared by KPMG US LLP and reporting to management, as well as supporting analysis as may be requested by any Agent, in respect of the 2020 Tax Refund Claim, in each case in form and substance reasonably satisfactory to each Agent.

(o) The Administrative Agent shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act.

(p) The Administrative Agent shall have received a counterpart of the MGF Intercreditor Agreement, which shall be on terms (including as to the priority of MGF’s Liens) acceptable to the Agents and the Required Lenders, signed by the ABL Agents, the Administrative Agent, the Collateral Agent, MGF and the Loan Parties.

~~SECTION 3.02. Conditions Precedent to Borrowing of Delayed Draw Term Loan~~

~~The obligation of each Lender to make the Delayed Draw Term Loan after the Effective Date hereunder is subject to the satisfaction (or waiver) of the following conditions precedent:~~

~~(a) The representations and warranties of the Loan Parties contained in each Loan Document are correct in all material respects (unless any such representation or warranty is qualified by materiality in the text thereof, in which case, such representation or warranty shall be true and correct in all respects) on and as of the date of the Borrowing of the Delayed Draw Term Loan, immediately before and immediately after giving effect to the Borrowing of the Delayed Draw Term Loan and to the application of the proceeds therefrom, as though made on and as of the date of such Borrowing, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Borrowing, in which case as of such specific date.~~

~~(b) No Default has occurred and is continuing, or would result immediately after giving effect to the Borrowing of the Delayed Draw Term Loan or from the application of the proceeds therefrom.~~

~~(c) The Administrative Agent shall have received a Notice of Borrowing in accordance with Section 2.02.~~

~~(d) The date of the proposed Borrowing shall occur on or prior to the last day of the Fiscal Year ending January 30, 2022.~~

~~(e) The Administrative Agent and the Lenders with Delayed Draw Term Loan Commitments shall be reasonably satisfied with the Loan Parties’ entitlement to, the anticipated timing of receipt of the payment of, and the attachment, perfection and priority of the Lien securing the Obligations on the 2020 Tax Refund Proceeds. In addition, and without limiting the foregoing:~~

~~(i) all information provided to the Lenders in respect of the 2020 Tax Refund Claim shall have been and remain true and correct as of the date provided and as of each date of Borrowing, in all material respects, and without limiting the foregoing, the Administrative Agent and the Lenders with Delayed Draw Term Loan Commitments shall be reasonably satisfied that there has not been any material change to such information, including the information contained in the tax diligence report in respect of the 2020 Tax Refund Claim prepared by Nardella & Taylor, LLP and the calculations with respect to the 2020 Tax Refund Proceeds prepared by KPMG US LLP delivered pursuant to Section 3.01(n);~~

~~(ii) all claims or amended returns or other Forms making claims for the 2020 Tax Refund Proceeds available to the Loan Parties (and any Subsidiary filing as a part of a consolidated, combined or unitary Tax group), including, without limitation, filing of IRS Form 1139 with respect to the carryback of 2020 net operating losses and IRS Form 1120-X with respect to related alternative minimum tax refunds, and related Forms 2848, 8302, 234 and 235 shall have been appropriately filed and/or executed, as applicable, and shall have been and be reasonably satisfactory to the Administrative Agent and the Lenders with Delayed Draw Term Loan Commitments~~;

~~(iii) all such claims or amended returns or other Forms shall have been filed as soon as practicable following the Effective Date, in a manner reasonably acceptable to the Administrative Agent and the Lenders with Delayed Draw Term Loan Commitments, and shall reflect the anticipated receipt by the Borrower of not less than $95,500,000 in 2020 Tax Refund Proceeds;~~

~~(iv) all documents and instruments required by law or reasonably requested by the Collateral Agent or the Lenders with Delayed Draw Term Loan Commitments to be executed, filed, registered or recorded to create or perfect first priority Liens with respect to the 2020 Tax Refund Proceeds shall have been so executed, filed, registered or recorded to the satisfaction of the Collateral Agent and the Lenders with Delayed Draw Term Loan Commitments;~~

~~(v) the Agents and the Lenders shall have received a favorable opinion of Kirkland and Ellis LLP, counsel for the Loan Parties, in form and substance reasonably satisfactory to each Agent and the Lenders with Delayed Draw Term Loan Commitments, as to the attachment and perfection of the Liens securing the Delayed Draw Term Loans~~

SECTION 3.02. [Intentionally Omitted].

SECTION 3.03. Determinations ~~Under~~under Section 3.01 ~~and 3.02~~.

For purposes of determining compliance with the conditions specified in Section 3.01 ~~and 3.02~~, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the Effective Date ~~(in the case of Section 3.01) or date of the proposed Borrowing of the Delayed Draw Term Loan (in the case of Section 3.02)~~ specifying its objection thereto.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties.

To induce the Agents and the Lenders to enter into this Agreement and to make the Loans hereunder, each Loan Party represents and warrants as follows, each of which shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on the Effective Date and on the ~~date of the Borrowing of the Delayed Draw Term Loan~~First Amendment Effective Date:

(a) Each Loan Party and each of its Restricted Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (ii) is duly qualified and in good standing (to the extent applicable in the relevant jurisdiction) in each other jurisdiction in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not be reasonably expected to have a Material Adverse Effect and (iii) has all requisite power and authority (including, without limitation, all Governmental Authorizations) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted except where the failure to have such power and authority could not be reasonably expected to have a Material Adverse Effect. All of the outstanding Equity Interests in the Borrower have been validly issued, are fully paid and non-assessable and are owned, directly or indirectly, by the Parent free and clear of all Liens except the Liens in favor of the Collateral Agent and ~~Liens in favor of the ABL Collateral Agent permitted pursuant to clause (z) of the definition of “~~other Permitted Liens~~”~~.

(b) Set forth ~~on Schedule 4.01(b) is a~~in Sections I.A. and I.B. of the Information Certificate are complete and accurate ~~list~~lists of all Loan Parties, showing as of the First Amendment Effective Date (as to each Loan Party) the jurisdiction of its incorporation or formation, the address of its principal place of business and its U.S. taxpayer identification number or, in the case of any non-U.S. Loan Party that does not have a U.S. taxpayer identification number, its unique identification number issued to it by the jurisdiction of its incorporation or formation.

(c) Set forth on Schedule 4.01(c) is a complete and accurate list of all Subsidiaries of each Loan Party as of the First Amendment Effective Date, showing as of the First Amendment Effective Date (as to each such Subsidiary) the jurisdiction of its formation, the number of shares, membership interests or partnership interests (as applicable) of each class of its Equity Interests authorized, and the number outstanding, on the First Amendment Effective Date and the percentage of each such class of its Equity Interests owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the First Amendment Effective Date. ~~Each Subsidiary set forth on~~In addition, Schedule 4.01(c) sets forth, in each case as of the First Amendment Effective Date, whether any such Subsidiary is (w) a ~~Material~~Foreign Subsidiary ~~and~~, (x) a Restricted Subsidiary or an Unrestricted Subsidiary, (y) a Material Subsidiary, and/or (z) an Excluded Subsidiary (and if an Excluded Subsidiary, pursuant to which clause of the definition of such term). All of the outstanding Equity Interests in each Loan Party’s Restricted Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by such Loan Party or one or more of its Restricted Subsidiaries free and clear of all Liens except ~~the~~ Liens in favor of the Collateral Agent and ~~Liens in favor of the ABL Collateral Agent permitted pursuant to clause (z) of the definition of “~~other Permitted Liens~~”~~.

(d) The execution, delivery and performance by each Loan Party of each Loan Document to which it is or is to be a party, and the consummation of the transactions contemplated hereby and thereby, are within such Loan Party’s powers, have been duly authorized by all necessary action, and do not (i) contravene such Loan Party’s charter, bylaws, limited liability company agreement, partnership agreement or other constituent documents, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board), order, writ, judgment, injunction, decree, determination or award, except for violations that (either individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any material contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties, except for violations, defaults or the creation of such rights that could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect, or (iv) except for the Liens created under the Loan Documents, Liens in favor of the ABL Agent ~~under the ABL Loan Documents (subject~~permitted pursuant to clause (z) of the ~~ABL Intercreditor Agreement)~~ definition of “Permitted Liens”, Liens in favor of MGF ~~(subject~~permitted pursuant to clause (k) of the ~~MGF Intercreditor Agreement)~~ definition of “Permitted Liens”, and other Permitted Liens, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. Each Loan Party and each of its Restricted Subsidiaries is in compliance with (i) all applicable laws, rules and regulations, except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect, and (ii) Sections 2.14 and 9.13.

(e) No Governmental Authorization, and no notice to or filing with, any Governmental Authority or any other third party is required for (i) the due execution, delivery or performance by any Loan Party of any Loan Document to which it is or is to be a party, or for the consummation of the transactions contemplated hereby or thereby, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the applicable priority thereof) or (iv) the exercise by any Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (v) any notices or filings which are required to be made with the SEC in connection with the Transaction, (w) the authorizations, approvals, actions, notices and filings contemplated by the Collateral Documents, (x) those authorizations, approvals, actions, notices and filings, the failure of which to obtain, take, give or make could not be reasonably expected to have a Material Adverse Effect, (y) notices and filings which customarily are required in connection with the exercise of remedies in respect of the Collateral and (z) landlord consents and waivers.

(f) This Agreement has been, and each other Loan Document when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto. This Agreement is, and each other Loan Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles (regardless of whether enforcement is sought in equity or at law).

(g) There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or threatened before any Governmental Authority or arbitrator that (i) could be reasonably expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Loan Document.

(h) Each Loan Party and each of its Subsidiaries is:

(i) not a “blocked” person listed in the Annex to Executive Order Nos. 12947, 13099 and 13224 and all modifications thereto or thereof (the “Annex”),

(ii) in compliance in all material respects with the applicable requirements of the Patriot Act, the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the “Trading With the Enemy Act”), and all other requirements contained in the rules and regulations of OFAC,

(iii) operated under policies, procedures and practices, if any, that are in compliance with the Patriot Act,

(iv) not in receipt of any notice from the Secretary of State of the Attorney General of the United States or any other department, agency or office of the United States claiming a violation or possible violation of the Patriot Act,

(v) not listed as a Specially Designated Terrorist (as defined in the Patriot Act) or as a “blocked” person on any lists maintained by the OFAC pursuant to the Patriot Act or any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of the OFAC issued pursuant to the Patriot Act or on any other list of terrorists or terrorist organizations maintained pursuant to the Patriot Act,

(vi) not a Person who has been determined by competent authority to be subject to any of the prohibitions contained in the Patriot Act, and

(vii) not owned or controlled by or now acting and or will be in the future act for or on behalf of any Person named in the Annex or any other list promulgated under the Patriot Act or any other Person who has been determined to be subject to the prohibitions contained in the Patriot Act.

(i) No Loan Party nor any of its Subsidiaries is in violation of any Sanctions. No Loan Party nor any of its Subsidiaries nor, to the knowledge of such Loan Party, any director, officer, employee, agent or Affiliate of such Loan Party or such Subsidiary (a) is a Sanctioned Person or a Sanctioned Entity, (b) has any assets located in Sanctioned Entities that would be prohibited by applicable Sanctions, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. Each of the Loan Parties and its Subsidiaries (x) has implemented and maintains in effect policies and procedures reasonably designed to promote compliance by the Loan Parties and their Subsidiaries and their respective directors, officers and employees with all applicable Anti-Corruption Laws, and (y) has implemented and maintains in effect policies and procedures reasonably designed to promote compliance by the Loan Parties and their Subsidiaries and their respective directors, officers and employees with all applicable Sanctions and Anti-Money Laundering Laws. Each of the Loan Parties and its Subsidiaries, and to the knowledge of each such Loan Party, each director, officer, employee, agent and Affiliate of each such Loan Party and each such Subsidiary, is in compliance (i) with all applicable Sanctions, and (ii) in all material respects, with all applicable Anti-Corruption Laws and Anti-Money Laundering Laws. No proceeds of the Loans will be used ~~to fund~~in any ~~operations in, finance any investments or activities in, or make any payments to, a Sanctioned Entity (that would be prohibited by applicable Sanctions) or a Sanctioned Person, or otherwise used in any manner that would result in a violation of any applicable Sanctions, Anti-Corruption Laws or Anti-Money Laundering Laws by any Person (including any Secured Party or other individual or entity participating in any transaction)~~ manner prohibited by Section 2.14.

(j) The Consolidated forecasted balance sheets, statements of income and statement of cash flows of the Borrower and the Parent and their respective Subsidiaries delivered to the Administrative Agent pursuant to Section 5.03 were prepared in good faith on the basis of the assumptions believed to be reasonable (it being understood that (i) such Consolidated forecasted balance sheets, statements of income and statement of cash flows are not to be viewed as facts and are subject to significant uncertainties and contingencies, many of which are beyond the Borrower’s control, (ii) no assurance can be given that such Consolidated forecasted balance sheets, statements of income and statement of cash flows will be realized, (iii) actual results may differ and (iv) such differences may be material).

(k) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Parent and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material Debt and other liabilities, direct or contingent, of Parent and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Debt. Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect ~~(other than resulting from any event, development or circumstance related to the COVID-19 pandemic occurring prior to the Effective Date that was disclosed to the Agents and the Lenders in writing on or prior to the Effective Date)~~.

(l) None of the Loan Parties is engaged or will be engaged, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of the Loans will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or for any purpose that violates the provisions of Regulations T, U or X promulgated by the Board. Neither any Loan Party nor any of its Subsidiaries expects to acquire any Margin Stock.

(m) Neither any Loan Party nor any of its Restricted Subsidiaries (other than Foreign Subsidiaries) is ~~an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for,~~or is required to be registered as an “investment company,” as such ~~terms are~~term is defined in the Investment Company Act of 1940, as amended.

(n) The Collateral Documents create in favor of the Collateral Agent for the benefit of the Secured Parties a valid security interest in the Collateral, securing the payment of the Obligations under the Loan Documents, and (i) as of the First Amendment Effective Date, the Collateral Agent has fully perfected Liens on, and security interests in, all right, title and interest of the grantors in the Collateral (other than such Collateral in which a security interest cannot be perfected by (A) filing financing statements, (B) the filing of each Intellectual Property Security Agreement with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, or (C) the taking of possession or control by the Collateral Agent (or, with respect to ABL Priority Collateral, by the ABL Collateral Agent, as bailee for the Collateral Agent pursuant to the ABL Intercreditor Agreement) of the Collateral), and (ii) on each date after the First Amendment Effective Date, assuming (A) financing statements and other filings in appropriate form have been filed in the offices specified ~~on Schedule V to the Security Agreement~~in Section I.B. of the Information Certificate and (B) the Collateral Agent (or, with respect to ABL Priority Collateral, the ABL Collateral Agent, as bailee for the Collateral Agent pursuant to the ABL Intercreditor Agreement) has taken possession or control of the Collateral with respect to which a security interest may be perfected only by possession or control, the Collateral Agent has fully perfected Liens on, and security interests in, all right, title and interest of the grantors in the Collateral (other than such Collateral in which a security interest cannot be perfected by (1) filing financing statements, (2) filing Intellectual Property Security Agreements with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, or (3) the taking of possession or control by the Collateral Agent (or, with respect to ABL Priority Collateral, by the ABL Collateral Agent, as bailee for the Collateral Agent pursuant to the ABL Intercreditor Agreement) of the Collateral), in each case of clauses (i) and (ii) above, subject to no Liens other than Liens in favor of the ABL Collateral Agent permitted pursuant to clause (z) of the definition of “Permitted Liens”, the other Permitted Liens and other Liens created or permitted by the Loan Documents. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for Liens in favor of the ABL Collateral Agent permitted pursuant to clause (z) of the definition of “Permitted Liens” and the other Permitted Liens.

(o) ~~The~~As of the First Amendment Effective Date, the Borrower and each Guarantor, taken as a whole, are Solvent.

(p) No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

(q) (i) Set forth on Schedule 4.01(q) is a complete and accurate list of all Plans and Multiemployer Plans as of the First Amendment Effective Date, (ii) no ERISA Event has occurred or is reasonably expected to occur with respect to any Plan that has resulted in or is reasonably expected to result in a material liability of any Loan Party or any ERISA Affiliate, (iii) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and made available to the Administrative Agent, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status, (iv) neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan, and (v) neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

(r) Except as would not reasonably be expected to result in a Material Adverse Effect (which representations are, along with clause (g) above, the sole representations of the Loan Parties in respect of environmental matters):

(i) the operations and properties of each Loan Party and each of its Subsidiaries comply with all applicable Environmental Laws and Environmental Permits and all past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs;

(ii) to the knowledge of each Loan Party of any of its Subsidiaries, no Hazardous Materials have been released at or from any property currently or, to the knowledge of each Loan Party or any of its Subsidiaries, formerly owned or operated by any Loan Party or any of its Subsidiaries in a manner that would be reasonably likely to (A) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties or (B) cause any such property to be subject to any restrictions on ownership, occupancy, transferability or use under any Environmental Law;

(iii) none of the properties currently or, to the knowledge of each Loan Party or any of its Subsidiaries, formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list;

(iv) Hazardous Materials have not been released, discharged or disposed of, or maintained, on any property currently or, to the knowledge of each Loan Party or any of its Subsidiaries, formerly owned or operated by any Loan Party or any of its Subsidiaries, except in each case for Hazardous Materials in the ordinary course of business in such quantities and in a manner that (x) does not constitute a violation of any Environmental Law or require any reporting or disclosure under any Environmental Law; (y) is consistent with product labeling; and (z) is consistent with customary business practice for such operations in the jurisdiction where such property is located;

(v) neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; and

(vi) all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or, to the knowledge of each Loan Party or any of its Subsidiaries, formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in liability to any Loan Party or any of its Subsidiaries.

(s) Except as set forth on Schedule 4.01(s):

(i) [Intentionally omitted].

(ii) Each Loan Party and each of its Restricted Subsidiaries (A) has filed, has caused to be filed or has been included in all material tax returns (federal, state, local and foreign) required to be filed and such tax returns are true and correct in all material respects and (B) has paid all taxes shown thereon to be due, together with applicable interest and penalties or adequate provision therefor has been made in accordance with GAAP except for taxes (x) that are being contested in good faith by appropriate proceedings and for which such Loan Party has set aside on its books adequate reserves in accordance with GAAP and (y) that could not (individually or in the aggregate) have a Material Adverse Effect. The information the Loan Parties have provided to the Lenders in respect of the 2020 Tax Refund Claim is true and correct in all material respects.

(iii) No issues have been raised in writing by any tax authorities that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(t) [Intentionally Omitted].

(u) Each Loan Party and each of its Subsidiaries owns, or holds licenses in, all trademarks, trade names, domain names, ~~patent~~patents, industrial designs, copyrights, trade secrets and other Intellectual Property that are used in the conduct of business of the Loan Parties and their Subsidiaries as currently conducted and as currently proposed to be conducted, and ~~attached hereto as Schedule 4.01(u) and~~ set forth in Section III.A. of the Information Certificate ~~(as defined in the Security Agreement)~~ is a true, correct, and complete listing of all patents, patent applications, industrial designs, registrations, industrial design applications, registered trademarks, trademark applications, copyrights applications, and copyright registrations as to which a Loan Party is the owner or is an exclusive licensee. To the knowledge of the Borrower, (i) there is no action, proceeding, claim or complaint pending or, threatened in writing to be brought against any Loan Party or any Subsidiary which might jeopardize or challenge the validity or enforceability of any of the foregoing patents, copyrights, trademarks, trade names, domain names, or designs, except those which are not Material Intellectual Property, (ii) no Material Intellectual Property (including, without limitation, any Material Intellectual Property set forth in the Information Certificate), infringes upon any rights held by any other Person, and (iii) no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Parent or any of its Subsidiaries infringes upon any rights held by any other Person. All issued or registered Intellectual Property (and applications therefor) owned or exclusively licensed by, or otherwise subject to any exclusive interests of, any Loan Party or any Subsidiary is set forth ~~on Schedule 4.01(u)~~in the Information Certificate. The Loan Parties have taken commercially reasonable actions that in the exercise of their reasonable business judgment should be taken to protect the Material Intellectual Property, including Material Intellectual Property that is confidential in nature.

~~(v) As of the Effective Date, no Loan Party, directly or indirectly, owns any Equity Interests of any Unrestricted Subsidiary, Excluded Subsidiary, or Foreign Subsidiary, and each Subsidiary of each Loan Party is a Restricted Subsidiary and a Material Subsidiary.~~

ARTICLE V

COVENANTS OF THE LOAN PARTIES

SECTION 5.01. Affirmative Covenants.

Until the Payment in Full of the Obligations (other than Unmatured Surviving Obligations), each Loan Party will (unless Required Lenders consent in writing):

(a) Compliance with Laws, Etc.

(i) Comply, and cause each of its Subsidiaries to comply, with (x) (i) with all applicable Sanctions, and (ii) in all material respects, all applicable Anti-Corruption Laws and Anti-Money Laundering Laws, and (y) Sections 2.14 and 9.13. Each of the Loan Parties and its Subsidiaries shall implement and maintain in effect policies and procedures reasonably designed to promote compliance by the Loan Parties and their Subsidiaries and their respective directors, officers and employees with all applicable Anti-Corruption Laws. Each of the Loan Parties shall and shall cause their respective Subsidiaries to comply with all applicable Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.

(ii) Implement and maintain in effect, and cause each of its Subsidiaries to implement and maintain in effect, policies and procedures reasonably designed to promote compliance by the Loan Parties and their Subsidiaries and their respective directors, officers and employees with all applicable Sanctions and Anti-Money Laundering Laws.

(iii) Comply, and cause each of its Restricted Subsidiaries to comply with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b) Payment of Taxes, Etc.

(i) Pay and discharge, and cause each of its Restricted Subsidiaries to pay and discharge, before the same shall become delinquent, (A) all material taxes, assessments and governmental charges or levies imposed upon it or upon its property and (B) all material lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Parent nor any of its Restricted Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

(ii) File claims or amended returns making claims for the maximum amount of 2020 Tax Refund Proceeds available under applicable Law to the Loan Parties (and any Subsidiary filing as a part of a consolidated, combined or unitary Tax group) as reasonably determined by the Borrower and take such other actions as the Administrative Agent or the Required Lenders may reasonably request in respect of the 2020 Tax Refund Claim.

(c) Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, (i) comply, and cause each of its Restricted Subsidiaries to comply, with all applicable Environmental Laws and Environmental Permits; (ii) obtain and renew, and cause each of its Restricted Subsidiaries to obtain and renew, all Environmental Permits necessary for its operations and properties; and (iii) conduct, and cause each of its Restricted Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of and to the extent required by any Governmental Authority pursuant to all Environmental Laws; provided, however, that neither the Parent nor any of its Restricted Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

(d) Maintenance of Insurance. Maintain, and cause each of its Restricted Subsidiaries to maintain, insurance (as deemed to be reasonably prudent in the good faith judgment of the Responsible Officers of such Loan Party or its Restricted Subsidiaries) (including, without limitation, business interruption insurance) with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas and with similar risk factors in which the Parent or such Restricted Subsidiary operates.

(e) Preservation of Corporate Existence, Etc. Except as permitted under Section 5.02(d) or 5.02(e)(viii), preserve and maintain, and cause each of its Restricted Subsidiaries to preserve and maintain, its existence, rights (charter and statutory), permits, licenses, approvals, privileges and franchises; provided that neither the Parent nor any of its Restricted Subsidiaries shall be required to preserve or maintain any right, permit, license, approval, privilege or franchise if the failure to do so could not reasonably be expected to have a Material Adverse Effect. Nothing contained in this Section 5.01(e) shall be deemed to prohibit any Subsidiary or the parent entity of such Subsidiary from reorganizing or changing the entity form of such Subsidiary upon prior notice to the Administrative Agent and provided that such reorganization or change is not materially adverse to the Lenders.

(f) Visitation Rights; Field Examinations; Appraisals.

(i) Visitation Rights. At any reasonable time and from time to time, upon reasonable prior notice at any mutually agreeable reasonable time during normal business hours, permit any of the Agents or any of the Lenders, or any agents or representatives thereof, to examine and make copies of and abstracts from the financial records and books of account of, and visit the properties of, Holdings and any of its Restricted Subsidiaries, and to discuss the affairs, finances and accounts of Holdings and any of its Restricted Subsidiaries with any of their officers or directors and with their independent certified public accountants (subject to the consent of such accountants); provided, that, so long as no Event of Default has occurred and is continuing, the Agents and the Lenders shall coordinate the exercise of such rights (except to the extent pertaining to the 2020 Tax Refund Claim) through the Administrative Agent and shall not be entitled to exercise the foregoing rights (except to the extent pertaining to the 2020 Tax Refund Claim) more than once in any calendar year at the expense of the Borrower, on a collective basis; provided, however, that a representative of the Borrower shall be given the opportunity to be present for any communication with the independent accountants.

(ii) Field Examinations and Inventory Appraisals. Upon reasonable prior notice and at any mutually agreeable reasonable time during normal business hours and from time to time, permit the Collateral Agent and/or any representatives designated by the Collateral Agent (including any consultants, accountants and lawyers retained by the Collateral Agent) to visit the properties of the Loan Parties to conduct periodic field examinations and inventory appraisals at the Borrower’s expense ~~(which permitted field examinations and inventory appraisals may be conducted by the Collateral Agent in its sole discretion and shall be conducted by the Collateral Agent upon the request of the Required Lenders)~~; provided, however,

(A) subject to clauses (B)  ~~through~~and (~~E~~C) below, only one such field examination and ~~two~~one such ~~appraisals~~appraisal shall be permitted at the Borrower’s expense in any twelve month period;

(B) in the event that ~~ABL~~ Excess Availability is less than the greater of (x)  ~~twenty-five~~fifteen percent (~~25.0~~15%) of the ABL Borrowing Base (calculated without giving effect to the Term Pushdown Reserve) and (y)  $~~50,000,000~~45,000,000 , in any such case for ~~three~~five (~~3~~5) consecutive Business Days in any twelve month period, two such field examinations and two such appraisals shall be permitted at the Borrower’s expense in such twelve month period; and

~~(C) [intentionally omitted];~~

~~(D~~

(C ) notwithstanding the limitations set forth in the foregoing clauses (A) and (B), (1) additional field examinations and ~~inventory~~ appraisals shall be permitted ~~(1)~~ at the Borrower’s expense if a Specified Event of Default has occurred and is continuing, at the sole discretion of ~~any~~the Collateral Agent, ~~or~~and (2) one additional field examination and one appraisal in any twelve month period shall be permitted at the Lenders’ expense as ~~any~~the Collateral Agent ~~or the Required Lenders~~ in its ~~or their~~ reasonable discretion deems necessary or appropriate~~; and~~

~~(E) in addition to the foregoing, any Agent shall be entitled to cause to be conducted one inventory appraisal during the period commencing on December 15, 2020 and ending on April 30, 2021 or upon the sooner occurrence of an Event of Default, which shall be at the Borrower’s expense and shall not be subject to (or included in) the limitations set forth in this Section 5.01(f)(ii) on the number of field examinations or inventory appraisals for which the Collateral Agent is entitled to be reimbursed in any period~~.

Notwithstanding the foregoing, so long as (1) no Event of Default has occurred and is continuing and (2) the ABL Collateral Agent and/or the Borrower furnish to the Administrative Agent copies (in the case of the Borrower, in the form received by it) of any field examinations and inventory appraisals conducted by the applicable ABL Agent or its retained professionals in accordance with the ABL Credit Agreement, together with any backup material reasonably requested by the Collateral Agent or the Required Lenders, the Agents and the Lenders shall rely on such field examinations and inventory appraisals conducted by the applicable ABL Agent or its retained professionals in lieu of conducting independent field examinations and inventory appraisals pursuant to the terms of this Section 5.01(f)(ii).

The field examinations and inventory appraisals described in Section 3.01(a)(xii) shall not be included in the determination of whether field examinations or inventory appraisals may be undertaken pursuant to this Section 5.01(f)(ii).

(iii) Intellectual Property Appraisals. Upon reasonable prior notice and at any mutually agreeable reasonable time during normal business hours and from time to time, permit the Collateral Agent and/or any representatives designated by the Collateral Agent (including any consultants, accountants and lawyers retained by the Collateral Agent) to visit the properties of the Loan Parties to conduct periodic Intellectual Property appraisals at the Borrower’s expense (which permitted Intellectual Property appraisals may be conducted by the Collateral Agent in its sole discretion and shall be conducted by the Collateral Agent upon the request the Required Lenders); provided, however, (A) subject to clauses (B) and (C) below, only one such appraisal shall be permitted at the Borrower’s expense in any twelve month period; (B) in the event that ABL Excess Availability is less than the greater of (x)  ~~twenty-five~~fifteen percent (~~25.0~~15%) of the ABL Borrowing Base (calculated without giving effect to the Term Pushdown Reserve) and (y) $~~50,000,000~~45,000,000 , in any such case for ~~three~~five (~~3~~5) consecutive Business Days in any twelve month period, two such Intellectual Property appraisals shall be permitted at the Borrower’s expense in such twelve month period; and (C) notwithstanding the limitations set forth in the foregoing ~~clause~~clauses (A), and (B), (x) additional Intellectual Property appraisals shall be permitted ~~(x)~~ at the Borrower’s expense if a Specified Event of Default has occurred and is continuing, at the sole discretion of ~~any~~the Collateral Agent, ~~or~~and (y) one additional Intellectual Property appraisal in any twelve month period shall be permitted at the Lenders’ expense as ~~any~~the Collateral Agent ~~or the Required Lenders~~ in its ~~or their~~ reasonable discretion deems necessary or appropriate. The Intellectual Property appraisal described in Section 3.01(a)(xii) shall not be included in the determination of whether Intellectual Property appraisals may be undertaken pursuant to this Section 5.01(f)(iii). Any Intellectual Property appraisal conducted pursuant to this Section 5.01(f)(iii) shall be conducted by an appraiser set forth on Schedule 5.01(f)(iii) hereto, or such other appraiser that is reasonably satisfactory to the Borrower and each Agent and the Required Lenders.

(iv) No ABL Borrowing Base or Term Loan Borrowing Base calculation shall include Collateral obtained in a Permitted Acquisition or otherwise outside the ordinary course of business until completion of applicable appraisals and field examinations (which shall not be included in the limits provided above) satisfactory to each Agent.

(g) Keeping of Books. Keep, and cause each of its Restricted Subsidiaries to keep, proper books of record and account, in which full and correct entries in all material respects shall be made of all financial transactions and the assets and business of Holdings and each such Restricted Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

(h) Maintenance of Properties, Etc.

(i) Maintain and preserve, and cause each of its Restricted Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of and material to its business in good working order and condition, ordinary wear and tear, casualty and condemnation excepted, except to the extent the failure to do so could reasonably be expected not to have a Material Adverse Effect.

(ii) Take, and cause each of its Subsidiaries to take, in its commercially reasonable business judgment, commercially reasonable steps, including, in any proceeding before the PTO and the USCO, as applicable, to maintain and pursue each application (and to obtain the relevant issuance or registration) and to maintain each issuance or registration of the Material Intellectual Property, including, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(iii) Preserve and renew, and cause each of its Subsidiaries preserve and renew, all of its Material Intellectual Property except to the extent in the commercially reasonable business judgement of the applicable Loan Party or applicable Subsidiary such Material Intellectual Property is no longer used or necessary in the business of any Loan Party or its Subsidiaries; provided that each Loan Party hereby agrees, and shall cause its Subsidiaries to agree, not to abandon or let lapse any Material Intellectual Property included in the determination of the Term Loan Borrowing Base.

(i) Transactions with Affiliates. Conduct, and cause each of its Restricted Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are no less favorable, in the aggregate, to Holdings or such Restricted Subsidiary than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate, as determined by the board of directors of Holdings, the Borrower or such Restricted Subsidiary in good faith; provided, the foregoing restriction shall not apply to (a) transactions between or among Loan Parties or transactions between or among Subsidiaries of Holdings that are not Loan Parties or transactions between a Loan Party and a Subsidiary that is not a Loan Party so long as the terms of such transaction are no less favorable to the Loan Party than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate; (b) Restricted Payments permitted to be made pursuant to Section 5.02(g), Investments permitted under Section 5.02(f) and permitted intercompany Debt and asset transfers; (c) reasonable and customary cash fees paid to and indemnification of members of the board of directors (or similar governing body) of Holdings and its Subsidiaries paid in cash; (d) cash compensation and indemnity arrangements payable in cash and benefit plans for officers and other employees of Holdings and its Subsidiaries entered into or maintained or established in the ordinary course of business and paid in cash;

(e) sales of Equity Interests of Parent to Affiliates of Loan Parties or contributions to the equity capital of Parent by any shareholder or any of its Affiliates not otherwise prohibited by the Loan Documents and the granting of registration and other customary rights in connection therewith; (f) any transaction with an Affiliate where the only consideration paid is Equity Interests of Parent; (g) ~~[intentionally omitted]~~transactions involving consideration (as determined as though on fair and reasonable terms in an arm’s length transaction with a Person other than an Affiliate) not to exceed $2,500,000 as to any individual transaction or $7,500,000 as to all such transactions; or (h) the existence of, and the performance by the Parent (or the Borrower on behalf of the Parent) and the Borrower of their respective obligations under any limited liability company, limited partnership or other constitutive document or security holders agreement (including any registration rights agreement or purchase agreement related thereto).

(j) Covenant to Guarantee Obligations and Give Security. Upon ~~(w) the request of any Agent or the Required Lenders,~~ (x) the formation or acquisition of any new direct or indirect Restricted Subsidiaries (other than Excluded Subsidiaries or a merger Subsidiary formed in connection with a Permitted Acquisition or Investment or other acquisition permitted hereunder but only so long as it has no material assets and such transaction has not been consummated) by any Loan Party or upon any Restricted Subsidiary (that is not an Excluded Subsidiary) of a Loan Party becoming a Material Subsidiary, (y) the acquisition of any property by any Loan Party, that is of similar nature to the property of the Loan Parties that is subject to the Liens created by the Collateral Documents, in the judgment of the Collateral Agent or the Required Lenders, shall not already be subject to a perfected (subject to Permitted Liens and other Liens created or permitted by the Loan Documents) security interest in favor of the Collateral Agent for the benefit of the Secured Parties, or (z) an Unrestricted Subsidiary being designated as a Restricted Subsidiary (that is not an Excluded Subsidiary), then in each case at the Borrower’s expense and subject to the terms of the Collateral Documents:

(i) in connection with the formation or acquisition by a Loan Party of a Restricted Subsidiary that is not an Excluded Subsidiary or a merger Subsidiary formed in connection with a Permitted Acquisition or Investment or other acquisition permitted hereunder (but only so long as it has no material assets and such transaction has not been consummated), upon any Restricted Subsidiary (that is not an Excluded Subsidiary) of a Loan Party becoming a Material Subsidiary or upon any Unrestricted Subsidiary being designated as a Restricted Subsidiary (that is not an Excluded Subsidiary), within ~~thirty~~sixty (~~30~~60 ) days after such formation, acquisition or designation (or such later date as permitted by each Agent and the Required Lenders in its or their sole discretion), cause each such Restricted Subsidiary, and cause each direct and indirect parent (that is not an Excluded Subsidiary) of such Restricted Subsidiary (if it has not already done so), to duly execute and deliver to the Collateral Agent a guaranty or guaranty supplement, in form and substance reasonably satisfactory to the Collateral Agent, guaranteeing the other Loan Parties’ obligations under the Loan Documents; provided that any Subsidiary of an Excluded Subsidiary shall not be required to execute such guaranty or guaranty supplement,

~~(ii) [intentionally omitted],~~

(ii) ~~(iii)~~ within ~~thirty~~sixty (~~30~~60) days (or such later date as permitted by each Agent and the Required Lenders in its or their sole discretion) after (A) such request or acquisition of property by any Loan Party, duly execute and deliver, and cause each Loan Party to duly execute and deliver, to the Collateral Agent such additional security agreement supplements and other security agreements as specified by, and in form and substance reasonably satisfactory to the Collateral Agent, securing payment of all the Obligations of such Loan Party under the Loan Documents and constituting Liens on all such properties and (B) such formation or acquisition of any new Restricted Subsidiary (other than an Excluded Subsidiary or a merger Subsidiary formed in connection with a Permitted Acquisition or Investment or other acquisition permitted hereunder but only so long as it has no material assets and such transaction has not been consummated), the designation of any Restricted Subsidiary (that is not an Excluded Subsidiary) of a Loan Party as a Material Subsidiary or the designation of any Unrestricted Subsidiary as a Restricted Subsidiary (that is not an Excluded Subsidiary), duly execute and deliver and cause such Restricted Subsidiary to duly execute and deliver to the Collateral Agent security agreement supplements and other security agreements as specified by, and in form and substance reasonably satisfactory to, the Collateral Agent, securing payment of all of the obligations of such Restricted Subsidiary under the Loan Documents,

(iii) ~~(iv)~~ within ~~thirty~~sixty (~~30~~60 ) days (or such later date as permitted by each Agent in its sole discretion) after such request, formation, acquisition or designation, take, and cause each Loan Party and each newly acquired, newly formed or newly designated Restricted Subsidiary (other than an Excluded Subsidiary, a merger Subsidiary formed in connection with a Permitted Acquisition or Investment or other acquisition permitted hereunder (but only so long as it has no material assets and such transaction has not been consummated) or a Restricted Subsidiary that is an Excluded Subsidiary) to take, all reasonable actions (including, without limitation, the filing of Uniform Commercial Code financing statements) as may be necessary or advisable in the opinion of the Collateral Agent or the Required Lenders to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the security agreement supplements and security agreements delivered pursuant to this Section 5.01(j), enforceable against all third parties in accordance with their terms,

(iv) ~~(v)~~  within ~~thirty~~sixty (~~30~~60) days (or such later date as permitted by each Agent and the Required Lenders in its or their sole discretion) after such request, formation, acquisition or designation, deliver to the Collateral Agent, upon the request of any Agent or the Required Lenders in its or their sole discretion, ~~a~~ signed ~~copy~~copies of ~~a favorable opinion~~customary opinions of counsel to the Loan Parties consistent with those delivered on the First Amendment Signing Date (other than changes to legal opinions resulting from a change in law, change in fact (including to reflect a joinder of a new Loan Party) or as a result of a different jurisdiction), addressed to the Agents and the other Secured Parties, ~~of counsel for the Loan Parties~~ acceptable to each Agent as to such other matters as any Agent may reasonably request, and

(v) ~~(vi)~~ at any time and from time to time, promptly execute and deliver, and cause each Loan Party and each newly acquired, newly formed or newly designated Restricted Subsidiary to execute and deliver, any and all further instruments and documents and take, and cause each Loan Party and each newly acquired, newly formed or newly designated Restricted Subsidiary to take, all such other action as any Agent or and the Required Lenders may deem reasonably necessary in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, security agreement supplements and security agreements.

Notwithstanding anything to the contrary contained in the foregoing, the Collateral Agent may (x) in its sole discretion, with the prior written consent of the Required Lenders, lengthen the foregoing time periods ~~and~~, (y) in consultation with the Borrower, otherwise modify the foregoing requirements to the extent it deems it reasonable and prudent to do so, and ~~may~~(z) waive the foregoing requirements to the extent that the cost of obtaining a security interest in the foregoing Collateral is excessive (as reasonably determined by each Agent and the Required Lenders) in relation to the benefits to the Lenders.

At all times, each “Loan Party” (as defined in the ABL Loan Documents) shall be and remain a Loan Party under the Loan Documents, except to the extent a release of such Loan Party from its obligations under the ABL Loan Documents and the Loan Documents is permitted pursuant to the terms of the ABL Loan Documents and the Loan Documents.

(k) Further Assurances.

(i) Promptly upon the reasonable request by any Agent, or any Lender through the Administrative Agent, correct, and cause each of its Restricted Subsidiaries promptly to correct, any matter that the parties mutually agree is a material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof.

(ii) Promptly upon request by any Agent, or any Lender through the Administrative Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any document or instrument supplemental to or confirmatory of the Collateral Documents as any Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder.

(iii) Without limiting the generality of the foregoing, (A) take such actions as are reasonably requested by any Agent or the Required Lenders to evidence (including of record with the Internal Revenue Service) the Collateral Agent’s first priority Lien in the 2020 Tax Refund Proceeds, (B) upon the reasonable request of the Collateral Agent or the Required Lenders, cause each of its third party logistics providers, customs brokers, freight forwarders, consolidators and other carriers which have control over, and/or hold the documents evidencing ownership of, Inventory or other Collateral of the Loan Parties to deliver a Customs Broker/Carrier Agreement to the Collateral Agent, (C) simultaneously with the delivery to the ABL Collateral Agent, deliver to the Collateral Agent an agreement covering such matters and in such form as the Collateral Agent may reasonably require with each such third party logistics provider, customs broker, freight forwarder, consolidator or other carrier for which such an agreement has been provided to the ABL Collateral Agent, (D) upon the reasonable request of the Collateral Agent or the Required Lenders, cause any of its landlords with respect to real property acquired or leased after the First Amendment Effective Date to deliver a Collateral Access Agreement to the Collateral Agent, and (E) simultaneously with the delivery to the ABL Collateral Agent, deliver to the Collateral Agent a Collateral Access Agreement for any real property for which a Collateral Access Agreement has been provided to the ABL Collateral Agent.

(iv) Notwithstanding anything to the contrary contained herein (including this Section 5.01) or in any other Loan Document, the Agents may elect not to accept delivery of any joinder to any Loan Document with respect to any Subsidiary of any Loan Party that is not a Loan Party, if such Subsidiary ~~that~~ qualifies as a “legal entity customer” under the Beneficial Ownership Regulation unless such Subsidiary has delivered a Beneficial Ownership Certification in relation to such Subsidiary and the Administrative Agent has completed its Patriot Act searches, OFAC/PEP searches and customary individual background checks for such Subsidiary, the results of which shall be satisfactory to the Administrative Agent.

(l) Designation of Subsidiaries. Subject to the limitations set forth in ~~the definition of Unrestricted Subsidiary and~~this Section  ~~5.02(k~~5.01(l), the Borrower may, at any time on or after the ~~End~~First Amendment Effective Date, designate any Restricted Subsidiary of the Borrower (other than any Loan Party) as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary by providing written notice thereof to the Administrative Agent; provided that (a) immediately before and after such designation, no Event of Default shall have occurred and be continuing, (b) on a pro forma basis, the Payment Conditions shall have been satisfied, and (c) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if (i) after such designation, it is a “restricted subsidiary”, or otherwise obligated as a borrower or guarantor, under any documentation governing Debt permitted under Section 5.02(b)(viii), 5.02(b)(xi) or 5.02(b)(~~xii~~xviii ) hereof, (ii) such Subsidiary owns any Equity Interests of any Restricted Subsidiary, ~~or~~ (iii) such Subsidiary owns any Intellectual Property, or (iv) such Subsidiary has any material liabilities, is engaged in any business or commercial activities, or owns any assets with a book value of more than $10,000,000 in the aggregate. The designation of any Restricted Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower or other applicable Restricted Subsidiary therein at the date of designation in an amount equal to the fair market value of the Borrower or its Restricted Subsidiaries’ (as applicable) Investments therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute, at the time of such designation, the incurrence of Debt of such Unrestricted Subsidiary and the Liens on the assets of such Unrestricted Subsidiary, in each case outstanding on the date of such designation. No Subsidiary can be designated as an Unrestricted Subsidiary hereunder unless such Subsidiary is designated as an Unrestricted Subsidiary under the ABL Credit Agreement.

(m) Term Pushdown Reserve. The Loan Parties shall take such steps as shall be required under the ABL Credit Agreement and the ABL Intercreditor Agreement, as applicable (including, without limitation, delivery of such ABL Borrowing Base Certificates and Term Loan Borrowing Base Certificates as may be required by the applicable ABL Agent and any Agent (or the Required Lenders)), to enable the ABL Administrative Agent to implement and maintain the Term Pushdown Reserve against the ABL Borrowing Base, as and when the Term Pushdown Reserve is greater than zero.

~~(n) Independent Consultant.~~

~~(i) On or before January 22, 2021 (or such later date as the Administrative Agent and the Required Lenders may agree in its or their sole and exclusive discretion), engage, and thereafter retain, the Independent Consultant, the scope and terms of such engagement to be reasonably satisfactory to each Agent and the Required Lenders (which engagement shall include, without limitation, assisting the Loan Parties with the preparation of projections and the other financial and Collateral reporting required to be delivered to the Agents and the Lenders pursuant to this Agreement), until the earlier to occur of (x) the first date the Independent Consultant Termination Conditions have been satisfied or (ii) such other date as the Administrative Agent and the Required Lenders may agree in writing in its or their sole and exclusive discretion (such earlier date, the “Independent Consultant Termination Date”); provided that any Agent (or the Required Lenders) may require that such Independent Consultant Termination Date be extended if an Event of Default has occurred and is continuing.~~

~~(ii) Allow the Agents and each Lender access to, upon reasonable notice during normal business hours, all financial professionals engaged by the Loan Parties, including, but not limited to, the Independent Consultant (which engagement, with respect to any financial professionals engaged after the Effective Date, shall be on terms and conditions reasonably satisfactory to the Administrative Agent and the Required Lenders).~~

~~(iii) The Loan Parties authorize each Agent and each Lender Group Consultant (as defined below) to communicate directly with its independent certified public accountants, appraisers, financial advisors and consultants (including the Independent Consultant), which have been engaged from time to time by the Loan Parties, and authorize and shall instruct those accountants, appraisers, financial advisors and consultants to communicate to the Agents and the Lenders information relating to each Loan Party with respect to the business, results of operations, prospects and financial condition of such Loan Party. Upon reasonable request of~~

~~any Agent or the Required Lenders, senior management of the Loan Parties and such financial and restructuring consultants shall (unless such Agent and the Required Lenders otherwise consent in writing) participate in periodic telephonic calls with such Agent, the Lenders (and/or its or their advisors and counsel) to discuss various matters, including projections and other financial statements required to be delivered hereunder.~~

~~(iv) Each Loan Party acknowledges that any Agent and the Required Lenders shall be permitted to engage such outside consultants and advisors (each, a “Lender Group Consultant”), for the sole benefit of the Agents and the Required Lenders and the other Secured Parties, as any Agent or the Required Lenders may determine to be necessary or appropriate in its or their sole discretion. Each Loan Party agrees that (i) such Loan Party shall provide its complete cooperation during business hours with any Lender Group Consultant (including, without limitation, providing reasonable access to such Loan Party’s business, books and records); and (ii) all reasonable costs and expenses of any such Lender Group Consultant shall be expenses for which the Borrower is responsible pursuant to Section 9.04; and (iii) all reports, determinations and other written and verbal information provided by any Lender Group Consultant shall be confidential and no Loan Party shall be entitled to have access to same.~~

SECTION 5.02. Negative Covenants.

Until the Payment in Full of the Obligations (other than Unmatured Surviving Obligations), unless the Required Lenders shall otherwise consent in writing, no Loan Party will, at any time:

(a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Restricted Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Restricted Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement that names Holdings or any of its Restricted Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Restricted Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Restricted Subsidiaries to assign, any accounts or other right to receive income, except for Permitted Liens and Transfers permitted by Section 5.02(e).

(b) Debt. Create, incur, assume or suffer to exist, or permit any of its Restricted Subsidiaries to create, incur, assume or suffer to exist, any Debt, except:

(i) Debt under the Loan Documents;

(ii) (A) Capitalized Leases, and (B) purchase money Debt incurred by the Borrower or any Restricted Subsidiary to finance the acquisition, lease, construction, repair, replacement or improvement of ~~any~~ fixed or capital assets; provided that (x) (i) such Debt is incurred concurrently with or no later than 270 days after the applicable acquisition, lease, construction, repair, replacement or improvement, and (y) the aggregate amount of Debt incurred pursuant to this clause (ii) shall not exceed ~~the greater of (1) $25,000,000 and (2) 21.0% of EBITDA for the most recently completed Measurement Period~~$30,000,000 at any one time outstanding;

(iii) any Existing Debt and any Permitted Refinancing Debt in respect of such Existing Debt;

(iv) Debt in respect of Hedge Agreements designed to hedge against fluctuations in interest rates, commodity prices or currency exchange rates incurred in the ordinary course of business and consistent with prudent business practice;

(v) Debt owed to the Borrower or any Subsidiary of the Borrower, which Debt shall be otherwise permitted under the provisions of Section 5.02(f);

(vi) To the extent it constitutes Debt, Debt incurred by the Borrower or any of its Restricted Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of the Borrower or any such Restricted Subsidiary pursuant to such agreements, in connection with acquisitions permitted by Section 5.02(f) or Transfers permitted by Section 5.02(e); provided that, in respect of any Debt incurred hereunder pursuant to agreements providing for indemnification in connection with Transfers permitted by Section 5.02(e), such Debt shall not exceed the amount of net cash proceeds received from such Transfers;

(vii) Debt which may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal, completion guarantees, export or import indemnities, customs and revenue bonds or similar instruments, workers’ compensation claims, self-insurance obligations and bankers acceptances issued for the account of any Loan Party in the ordinary course of business, including guarantees or obligations of any Loan Party with respect to letters of credit supporting such bid, performance or surety bonds, workers’ compensation claims, self-insurance obligations and bankers acceptances (in each case other than for an obligation for money borrowed) or similar obligations incurred in the ordinary course of business;

(viii) Debt of the Loan Parties incurred under the ABL Loan Documents (and any Permitted Refinancing Debt in respect thereof) in an aggregate principal amount not to exceed the amount permitted under the ABL Intercreditor Agreement;

(ix) Debt of ~~a~~any Restricted Subsidiary outstanding on the date such Restricted Subsidiary was acquired by the Borrower or any of its Subsidiaries or assumed in connection with the acquisition of assets from a Person (other than Debt incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Subsidiary of the Borrower or was otherwise acquired by the Borrower) in an acquisition permitted by Section 5.02(f) in an aggregate principal amount not to exceed $~~5,000,000~~11,500,000 at any time outstanding;

(x) Debt consisting of the deferred purchase price of acquisitions permitted under Section 5.02(f);

(xi) other unsecured Debt of the Borrower and its Restricted Subsidiaries in an unlimited amount so long as the Payment Conditions are satisfied and the Leverage Ratio, as calculated on a pro forma basis after giving effect to the incurrence of such Debt, is less than or equal to 3.00:1.00;

(xii) ~~[intentionally omitted]~~Debt of any Restricted Subsidiary that is not a Loan Party in an aggregate principal amount not to exceed $11,500,000 at any time outstanding;

(xiii) Guaranteed Debt of any Loan Party in respect of Debt otherwise permitted under or not prohibited by this Section 5.02 (other than Debt permitted under Section 5.02(f)(xii));

(xiv) Debt arising in connection with endorsement of instruments for collection or deposit in the ordinary course of business;

(xv) [intentionally omitted];

(xvi) Debt consisting of deferred purchase price or notes issued to officers, directors and employees to purchase equity interests (or options or warrants or similar instruments) of Parent (or any direct or indirect holding company of Parent) in an aggregate amount not to exceed ~~the greater of (1) $2,500,000 and (2) 2.0% of EBITDA for the most recently completed Measurement Period~~$3,500,000 outstanding at any time; ~~and~~

(xvii) Debt incurred in connection with the financing of insurance premiums in an amount not to exceed the annual premiums in respect thereof at any one time outstanding; and

(xviii) Debt in an aggregate principal amount outstanding not to exceed $20,000,000.

(c) Change in Nature of Business. Make, or permit any of its Restricted Subsidiaries to conduct any business other than the businesses as carried on at the First Amendment Effective Date and other businesses substantially related, incidental thereto or complementary thereto, or are reasonable extensions thereof.

(d) Mergers, Etc. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Restricted Subsidiaries to do so, except that:

(i) any Restricted Subsidiary of the Borrower may merge into or consolidate or amalgamate with any other Restricted Subsidiary of the Borrower or with the Borrower; provided that, in the case of any such merger, consolidation or amalgamation, the Person formed by such merger, consolidation or amalgamation shall be a wholly owned (other than directors’ qualifying shares or other nominal issuance in order to comply with local laws) Restricted Subsidiary of the Borrower or the Borrower; and provided further that, in the case of any such merger, consolidation or amalgamation to which a Subsidiary Guarantor is a party, the Person formed by such merger, consolidation or amalgamation shall be a Subsidiary Guarantor or the Borrower;

(ii) as part of any acquisition permitted under Section 5.02(f), any Restricted Subsidiary of the Borrower may merge into or consolidate or amalgamate with any other Person or permit any other Person to merge into or consolidate or amalgamate with it; provided that the Person surviving such merger, consolidation or amalgamation shall be a wholly owned (other than directors’ qualifying shares or other nominal issuance in order to comply with local laws) Restricted Subsidiary of the Borrower; and provided further that, in the case of any merger, consolidation or amalgamation to which a Subsidiary Guarantor is a party, the Person formed by such merger, consolidation or amalgamation shall be a Subsidiary Guarantor;

(iii) as part of any Transfer permitted under Section 5.02(e), any Restricted Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; and

(iv) any Restricted Subsidiary may dissolve, liquidate or wind up its affairs at any time; provided that such dissolution, liquidation or winding up, as applicable, could not reasonably be expected to have a Material Adverse Effect and the assets of such Restricted Subsidiary are distributed to a Loan Party (other than to Parent or either Holdings Entity).

(e) Sales, Etc. of Assets. Sell, lease, transfer, assign, exchange, convey or otherwise dispose of (including, without limitation, pursuant to an allocation of assets among newly divided limited liability companies pursuant to a “plan of division”) (each a “Transfer”), or permit any of its Restricted Subsidiaries to Transfer, any assets, except:

(i) (A) Transfers of Inventory (including unusable, excess, obsolete or slow-moving Inventory), delinquent accounts receivables and other capital assets in the ordinary course of its business (it being agreed that for purposes of this Agreement, Transfers of such assets from a Loan Party to a Foreign Subsidiary shall be deemed not in the ordinary course of business if the consideration for such Transfer is less than the selling Loan Party’s cost of the assets subject to such Transfer or the selling Loan Party does not receive payment for such Transfer within ten (10) days after the consummation thereof, and for the avoidance of doubt, any amounts owing by a Foreign Subsidiary to a Loan Party in connection with such Transfer described in this parenthetical may be evidenced by an intercompany balance or intercompany note and shall be permitted as a Permitted Investment so long as such Investment is otherwise in compliance with Section 5.03(f) hereof) and Transfers of accounts receivables in connection with the private label credit card programs in the ordinary course of business~~, (B) [intentionally omitted];~~ and (~~C~~B) dispositions of cash and Cash Equivalents in the ordinary course of business;

(ii) (A) Transfers of assets among Loan Parties (other than to Parent or either Holdings Entity); (B) Transfers of assets among Restricted Subsidiaries that are not Loan Parties; and (C) Transfers of assets from Subsidiaries that are not Loan Parties to Loan Parties (other than to Parent or either Holdings Entity); provided that, for purposes of determining the application of each of clauses (A) through (~~D~~C) above in connection with any Transfer made in connection with reorganizing or restructuring of Subsidiaries, any Transfer or series of related Transfers between Loan Parties and/or Subsidiaries shall be deemed to be a Transfer solely between the initial and the ultimate holder of any such assets transferred without regard to any intermediate holder of such assets;

(iii) Transfers of unneeded, used, worn out, obsolete or damaged equipment and trade-ins and exchanges of equipment in the ordinary course of business and the abandonment or other disposition of Intellectual Property that is, in the reasonable judgment of Loan Parties, no longer economically practicable or commercially desirable in the conduct of the business of the Loan Parties taken as a whole (other than Material Intellectual Property included in the determination of the Term Loan Borrowing Base);

(iv) Transfers in connection with any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation, expropriation or similar proceeding of, any property or asset of a Loan Party;

(v) ~~[intentionally omitted]~~Transfers of assets of the type included in the ABL Borrowing Base or the Term Loan Borrowing Base (other than Intellectual Property), not otherwise permitted hereunder, subject to the requirements set forth in the last paragraph of this Section 5.02(e);

(vi) Leases and subleases, licenses and sublicenses of real or personal property in the ordinary course of business;

(vii) Licensing of Intellectual Property (x) on a non-exclusive basis in the ordinary course of business or (y) on an exclusive basis (in jurisdictions outside of the United States and Canada for the use of such Intellectual Property) so long as such exclusive licensing is limited to geographic areas, particular fields of use, customized products for customers or limited time periods in the ordinary course of business; provided that in the case of this clause (vii) no such licensing (x) shall adversely affect in any material respect the fair value of any Eligible Inventory or the ability of the Agents to dispose of or otherwise realize upon any Eligible Inventory after an Event of Default or (y) could reasonably be expected to reduce the Appraised Value of the Eligible Intellectual Property;

(viii) Any liquidation or dissolution of a Restricted Subsidiary (other than the Borrower) so long as its immediate parent or a Loan Party (other than Parent or either Holdings Entity) becomes the owner of its assets;

(ix) Transfers of Inventory and other capital assets pursuant to franchise arrangements in the ordinary course of business and on terms substantially consistent with past practice;

(x) ~~[intentionally omitted]~~Transfers of assets (other than assets of the type included in the ABL Borrowing Base or the Term Loan Borrowing Base), not otherwise permitted hereunder as long as (A) no Event of Default then exists or would arise therefrom, and (B) such sale or transfer is made for fair market value and at least 75% of the consideration received by Holdings and its Restricted Subsidiaries for such sale or transfer is (i) cash, (ii) Cash Equivalents, (iii) the assumption by the transferee of Debt or other liabilities contingent or otherwise of the Borrower or any of its Restricted Subsidiaries (other than liabilities that are expressly subordinated to the Obligations) from all liability on such Debt or other liability in connection with such Transfer pursuant to a written agreement releasing the Borrower or such Restricted Subsidiary from all such liabilities, or (iv) Designated Non-Cash Consideration received by Holdings and its Restricted Subsidiaries in respect of such Transfer having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (x) that is at that time outstanding, not in excess (at the time of receipt of such Designated Non-Cash Consideration) of $7,500,000;

(xi) mergers, amalgamations, consolidations and dissolutions in compliance with Section 5.02(d);

(xii) Investments in compliance with Section 5.02(f);

(xiii) discounts or forgiveness of accounts receivable in the ordinary course of business or in connection with collection or compromise thereof;

(xiv) Permitted Liens; and

(xv) Transfers of Inventory and other capital assets from a Loan Party to a Foreign Subsidiary not in the ordinary course of business; provided that, with respect to each Transfer made pursuant to this clause (xv), (1) the Payment Conditions shall have been satisfied, and (2) for the avoidance of doubt, any amounts owing by a Foreign Subsidiary to a Loan Party in connection with a Transfer described in this clause (xv) may be evidenced by an intercompany balance or intercompany note and shall be permitted as a Permitted Investment so long as such Investment is otherwise in compliance with Section 5.03(f) hereof. Any assets transferred to a Foreign Subsidiary not in compliance with this clause (xv) are expressly transferred subject to the continuing Lien of the Collateral Agent and are not transferred free and clear of such Lien.

Notwithstanding anything to the contrary set forth herein, (A) no Intellectual Property shall be the subject of any Transfer (including, without limitation, by sale, contribution, pledge, assignment or other transfer of the Equity Interest of any Restricted Subsidiary that owns or holds such Intellectual Property or resulting in Intellectual Property being owned or controlled by a Subsidiary that is designated as an Unrestricted Subsidiary or other Excluded Subsidiary) (other than as provided in clauses (iii) and (vii) above) and (B) no other asset included in the determination of any Term Loan Borrowing Base or any ABL Borrowing Base (other than Transfers described in Section 5.02(e)(i)) shall be the subject of any Transfer (in each case, whether pursuant to a Transfer, a Permitted Investment, a Permitted Lien or otherwise) to any non-Loan Party as provided in this Section 5.02(e) unless, in the case of this ~~Clause~~clause (B), (1) before and after giving effect to any such Transfer, the Payment Conditions are satisfied ~~and~~, (2) such Transfer is made for fair market value and the consideration received by Holdings and its Restricted Subsidiaries for such Transfer is cash or Cash Equivalents and is not less than the combined net amount included in the ABL Borrowing Base and the Term Loan Borrowing Base with respect to such asset, (3) in connection with Transfers of assets (in one transaction or a series of related transactions) having an aggregate fair market value in excess of $5,000,000, at least three (3) Business Days prior to the consummation of such Transfer, the Borrower shall have delivered to the Administrative Agent an updated Borrowing Base Certificate excluding the assets subject to such Transfer from the calculations thereunder, and (4) contemporaneously therewith, the Borrower shall have made such payments as are required by Section 2.06(b).

(f) Investments in Other Persons. Make or hold, or permit any of its Restricted Subsidiaries to make or hold, any Investment in any Person, except (each of the following a “Permitted Investment” and collectively, the “Permitted Investments”):

(i) (A) Investments by Holdings and its Restricted Subsidiaries in their Subsidiaries outstanding on the ~~Effective~~First Amendment Signing Date, (B) additional Investments by Holdings and its Restricted Subsidiaries in their Subsidiaries that are Loan Parties, (C) additional Investments by Holdings and its Restricted Subsidiaries in the Costa Rica Subsidiary in an aggregate amount not to exceed (i) for the calendar year ending December 31, 2022, $4,000,000, (ii) from January 1, 2023 through December 31, 2023, $6,000,000 plus any unused capacity under the foregoing clause (i), (iii) from January 1, 2024 through December 31, 2024, $8,000,000 plus any unused capacity under the foregoing clauses (i) and (ii), and (iv) for each calendar year thereafter, $10,000,000 plus any unused capacity under the foregoing clauses (i) through (iii), (D) additional Investments by Subsidiaries of the Borrower that are not Loan Parties in other Subsidiaries that are not Loan Parties, and (~~D) if the Payment Conditions are satisfied,~~E) additional Investments by the Loan Parties in Subsidiaries that are not Loan Parties (including Subsidiaries that are Excluded Subsidiaries) in an aggregate amount invested from the ~~Effective~~First Amendment Signing Date not to exceed ~~the greater of (1) $35,000,000 and (2) 30.0% of EBITDA for the most recently completed Measurement Period~~$20,000,000 at any time outstanding;

(ii) loans and advances to employees in the ordinary course of the business of the Borrower and its Restricted Subsidiaries in an aggregate principal amount not to exceed ~~the greater of (1) $5,000,000 and (2) 4.0% of EBITDA for the most recently completed Measurement Period~~$7,500,000 at any time outstanding;

(iii) loans to directors, officers and employees to purchase Equity Interests of Parent (or any direct or indirect holding company of Parent);

(iv) Investments by the Borrower and its Restricted Subsidiaries in bank deposits in the ordinary course of business or Cash Equivalents;

(v) Investments existing on the First Amendment Effective Date and described on Schedule 5.02(f);

(vi) Investments in Hedge Agreements permitted under Section 5.02(b)(iv);

(vii) (x) the purchase or other acquisition of all or substantially all of the Equity Interests in any Person that, upon the consummation thereof, will be wholly owned (other than directors’ qualifying shares or other nominal issuance in order to comply with local laws) directly by the Borrower or one or more of its wholly owned Restricted Subsidiaries (including, without limitation, as a result of a merger or consolidation) ~~and~~or (y) the purchase or other acquisition by the Borrower or one or more of its wholly-owned (other than directors’ qualifying shares or other nominal issuance in order to comply with local laws) Restricted Subsidiaries of all or substantially all of the property and assets of any Person (~~collectively~~any such purchase or other acquisition described in the foregoing clause (x) or (y), an “Acquisition”, and any such Acquisition that satisfies each of the following requirements in this clause (vii), a “Permitted Acquisition”); provided that, with respect to each ~~purchase or other acquisition~~Acquisition made pursuant to this clause (vii):

(A) ~~Such purchase or acquisition shall have been approved by the board of directors of the Person (or similar governing body if such Person is not a corporation) which is the subject of such purchase acquisition and such Person shall not have announced that it will oppose such purchase or acquisition or shall not have commenced any action which alleges that such purchase or acquisition shall violate applicable law~~such Acquisition is not a hostile or contested purchase or acquisition;

(B) the Loan Parties and any such newly created or acquired domestic Subsidiary shall comply with the requirements of Section 5.01(j) to the extent required to do so; provided that the aggregate amount of consideration paid in respect of Permitted Acquisitions of Persons that do not become Loan Parties shall not exceed $20,000,000;

(C) the lines of business of the Person to be (or the property and assets of which are to be) so purchased or otherwise acquired shall be permitted by Section 5.02(c);

(D) with respect to any Acquisition, the consideration for which is in excess of $25,000,000, the Borrower shall have furnished the Administrative Agent with ten (10) Business Days’ prior written notice of such intended ~~purchase or acquisition~~Acquisition, and pro forma projected financial statements for the twelve (12) month period following such ~~purchase or acquisition~~Acquisition after giving effect to such ~~purchase or acquisition~~Acquisition (including balance sheets, cash flows and income states for the acquired Person, individually, and on a Consolidated basis with all Loan Parties), and, in addition to the foregoing, the Borrower shall have furnished the Administrative Agent with a current draft of the acquisition documents (and final copies thereof as and when executed), a summary of any due diligence undertaken by the Loan Parties in connection with such ~~purchase or acquisition~~Acquisition, and appropriate historical financial statements of the Person which is the subject of such ~~purchase or acquisition;~~

~~(E) the legal structure of purchase or acquisition shall be reasonably acceptable to each Agent and the Required Lenders~~Acquisition;

(E) ~~(F)~~ the Payment Conditions shall have been satisfied;

~~(G) (i) with respect to any Acquisition to be consummated prior to the first anniversary of the Effective Date, or at any time where the outstanding principal balance of the Obligations is less than $40,000,000, unless each Agent otherwise agrees in writing in its sole discretion, the EBITDA (as reasonably approved by each Agent) of the Target shall not be less than zero, and (ii) if requested by any Agent, the Loan Parties shall provide a quality of earnings report (in form and substance, and with results, reasonably acceptable to each Agent),~~ and

(F) ~~(H)~~ the Borrower shall have delivered to the Administrative Agent, on behalf of the Lenders, at least ~~ten~~two (~~10~~2 ) Business Days (or such shorter period as the Administrative Agent may agree in its sole discretion) prior to the date on which any such ~~purchase or other acquisition~~Acquisition is to be consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to ~~each~~the Administrative Agent, certifying that all of the requirements set forth in this clause (vii) have been satisfied or will be satisfied in all respects on or prior to the consummation of such ~~purchase or other acquisition~~Acquisition;

(viii) Investments (A) received in satisfaction or partial satisfaction of accounts from financially troubled Account Debtors (whether in connection with a foreclosure, bankruptcy, workout or otherwise) and (B) consisting of deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of the Borrower and its Restricted Subsidiaries;

(ix) guaranties in the ordinary course of business of obligations owed to or of landlords, suppliers, customers, franchisees and licensees of the Borrower and its Subsidiaries or otherwise permitted hereunder;

(x) ~~other cash Investments (other than the purchase or other acquisition of all or substantially all of the Equity Interests in any Person that, upon the consummation thereof, will be wholly owned (other than directors’ qualifying shares or other nominal issuance in order to comply with local laws) directly by the Borrower or one or more of its wholly owned (other than directors’ qualifying shares or other nominal issuance in order to comply with local laws) Restricted Subsidiaries (including, without limitation, as a result of a merger or consolidation) and the purchase or other acquisition by the Borrower or one or more of its wholly-owned (other than directors’ qualifying shares or other nominal issuance in order to comply with local laws) Restricted Subsidiaries of all or substantially all of the property and assets of any Person) made in a Person that is not an Affiliate; provided that, with respect to each Investment made pursuant to this clause (x), the Payment Conditions shall have been satisfied~~[intentionally omitted];

(xi) the Loan Parties and their Restricted Subsidiaries may (A) acquire and hold accounts receivable owing to any of them if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms, (B) invest in, acquire and hold cash and Cash Equivalents, (C) endorse negotiable instruments held for collection in the ordinary course of business or (D) make lease, utility and other similar deposits in the ordinary course of business;

(xii) the Loan Parties and their Restricted Subsidiaries may sell or transfer amounts and acquire assets to the extent permitted by Section 5.02(e); ~~and~~

(xiii) any Loan Party and its Restricted Subsidiaries may hold Investments to the extent such Investments reflect an increase in the value of Investments already made;

(xiv) Investments (other than Acquisitions) not otherwise specifically permitted herein in an aggregate principal amount not to exceed, as to all Investments made in reliance on this clause (xiv) outstanding at any time, $7,500,000;

(xv) Investments by Restricted Subsidiaries that are not Loan Parties which Investments are not otherwise specifically permitted herein, in an aggregate principal amount not to exceed, as to all Investments made in reliance on this clause (xv) outstanding at any time $7,500,000; and

(xvi) other Investments (other than Acquisitions) not otherwise specifically permitted above, provided, that, as of the date of any such Investment and after giving effect thereto, the Payment Conditions shall have been satisfied.

For purposes of determining compliance with the provisions of this Section 5.02(f), Investments made by a Loan Party or any of its Subsidiaries (the “investor”) in any Subsidiary that are effected pursuant to one or more Investments made contemporaneously or in prompt succession by the investor and/or any of its Subsidiaries shall be deemed one Investment by the investor.

Notwithstanding anything to the contrary set forth herein, (~~A~~a) no Intellectual Property shall be the subject of any Investment (including an Investment by any Loan Party of the Equity Interest of any Restricted Subsidiary that owns or holds such Intellectual Property or resulting in Intellectual Property being owned or controlled by a Subsidiary that is designated as an Unrestricted Subsidiary or other Excluded Subsidiary) and (~~B~~b) no other asset included in the determination of any Term Loan Borrowing Base or any ABL Borrowing Base shall be the subject of any Investment in or to any non-Loan Party as provided in this Section 5.02(f) unless, in the case of this ~~Clause~~clause (~~B~~b), (i) before and after giving effect to any such Investment, no Default shall have occurred and be continuing and the Payment Conditions are satisfied ~~and~~, (ii) in connection with Investments in respect of assets (in one transaction or a series of related transactions) having an aggregate fair market value in excess of $5,000,000, at least three (3) Business Days prior to the consummation of such Investment, the Borrower shall have delivered to the Administrative Agent an updated Borrowing Base Certificate excluding the assets subject to such Investment from the calculations thereunder, and (iii) contemporaneously therewith, the Borrower shall have made such payments as are required by Section 2.06(b).

(g) Restricted Payments. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to Parent’s stockholders, partners or members (or the equivalent Persons thereof) as such, or permit any of its Restricted Subsidiaries to do any of the foregoing, or permit any of its Restricted Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in the Borrower (any of the foregoing, a “Restricted Payment”), except that:

(i) the Parent may (A) declare and pay dividends and distributions payable only in Equity Interests (other than Disqualified Stock) of the Parent and (B) purchase, redeem, retire, defease or otherwise acquire Equity Interests with the cash proceeds received contemporaneously from the issuance of Equity Interests (other than Disqualified Stock) with equal or inferior voting powers, designations, preferences and rights, so long as no Event of Default shall have occurred and be continuing at the time of such purchase, redemption, retirement, defeasance or acquisition or would result therefrom;

(ii) [intentionally omitted];

(iii) any Restricted Subsidiary of the Borrower may declare and pay cash dividends or other cash distributions (A) to the Borrower or to any Loan Party (other than to Parent or either Holdings Entity) of which it is a Subsidiary, or (B) to any direct equity owner of Equity Interests of such Restricted Subsidiary (so long as such owner is also a Subsidiary) on a pro rata basis (or more favorable basis from the perspective of the Borrower or such Restricted Subsidiary) based on its relative ownership interests;

(iv) the Loan Parties may acquire Equity Interests of the Borrower or the Parent (or any direct or indirect holding company of the Parent) or any other Loan Party in connection with the exercise of stock options (or the equivalent with respect to membership interests) or stock appreciation rights (or the equivalent with respect to membership interests) by way of cashless exercise or in connection with the satisfaction of withholding tax obligations so long as no Event of Default shall have occurred and be continuing at the time of the acquisition of such Equity Interests or would result therefrom;

(v) the Loan Parties may purchase, redeem or acquire fractional shares of Equity Interests arising out of stock dividends, splits or combinations or business combinations;

(vi) the Parent may convert convertible securities and make cash payments in lieu of fractional shares in connection with any such conversion;

(vii) in connection with any acquisition permitted by Section 5.02(f) and so long as no Event of Default shall have occurred and be continuing at the time of such acquisition or would result therefrom, the Parent or any Restricted Subsidiary may (A) receive or accept the return to the Parent or any of its Restricted Subsidiaries of Equity Interests constituting a portion of the purchase price consideration in settlement of indemnification claims or (B) make cash payments or cash distributions to dissenting stockholders pursuant to applicable law;

(viii) the Loan Parties may make Permitted Distributions;

(ix) so long as no Specified Default, Event of Default or Triggering Event shall have occurred and be continuing at such time or would result therefrom, the Borrower and its Restricted Subsidiaries may make cash payments to the Parent (and, if applicable, payments by the Parent to its direct or indirect holding companies) to permit the Parent (or such holding company), and the subsequent use of such payments by Parent (or such holding company), to repurchase or redeem Qualified Capital Stock of Parent (or such holding company) held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) of any Loan Party, upon their death, disability, retirement, severance or termination of employment or service, or to make payments on Debt issued to buy such Qualified Capital Stock or pursuant to and in accordance with stock option plans or other benefit plans; provided that the aggregate cash consideration paid for all such redemptions and payments shall not exceed, in any fiscal year, the sum of (x) net cash proceeds from issuances of Equity Interests plus (y) the greater of (1) $10,000,000 and (2) 8.0% of EBITDA for the most recently completed Measurement Period (and up to 100% of such amount not used in any fiscal year may be carried forward to the two next succeeding (but no other) fiscal years) plus (z) the amount of any net cash proceeds received by or contributed to Borrower from the issuance and sale since the issue date of Qualified Capital Stock of Parent to officers, directors or employees of any Loan Party that have not been used to make any repurchases, redemptions or payments under this clause (ix); ~~and~~

(x) so long as no Event of Default shall have occurred and be continuing or would result therefrom, the Loan Parties may make Restricted Payments in an aggregate amount, as to all Restricted Payments made in reliance on this clause (x), not to exceed $7,500,000; and

(xi) ~~(x)~~ the Loan Parties may make additional Restricted Payments ~~in cash to their respective shareholders, provided that, with respect to each Restricted Payment made pursuant to this clause (x)~~,so long as the Payment Conditions shall have been satisfied.

Notwithstanding anything to the contrary set forth herein, (a) no Intellectual Property shall be the subject of any Restricted Payment to any non-Loan Party (including by way of a Restricted Payment of the Equity Interests of any Restricted Subsidiary that owns such Intellectual Property or ~~any~~as a result of Intellectual Property being owned or controlled by a Subsidiary that is designated as an Unrestricted Subsidiary or other Excluded Subsidiary), and (b) no other asset included in the determination of any Term Loan Borrowing Base or any ABL Borrowing Base shall be the subject of any Restricted Payment to any non-Loan Party (including by way of a Restricted Payment of the Equity ~~Interest~~Interests of any Restricted Subsidiary that owns such ~~Intellectual Property or such~~ other assets or as a result of ~~Intellectual Property or~~ such other assets being owned or controlled by a Subsidiary that is designated as an Unrestricted Subsidiary or other Excluded Subsidiary) ~~without~~unless, in the ~~prior written consent of each Agent and the Required Lenders~~case of this clause (b), (i) before and after giving effect to any such Restricted Payment, the Payment Conditions are satisfied, (ii) in connection with Restricted Payments in respect of assets (in one transaction or a series of related transactions) having an aggregate fair market value in excess of $5,000,000, at least three (3) Business Days prior to the consummation of such Restricted Payment, the Borrower shall have delivered to the Administrative Agent an updated Borrowing Base Certificate excluding the assets subject to such Restricted Payment from the calculations thereunder, and (iii) contemporaneously therewith, the Borrower shall have made such payments as are required by Section 2.06(b).

(h) Amendments of Constitutive Documents. Amend, or permit any of its Restricted Subsidiaries to amend, its certificate of incorporation or bylaws or other constitutive documents in a manner materially adverse to the Lenders. Nothing contained in this Section 5.02(h) shall be deemed to prohibit any Subsidiary or the parent entity of such Subsidiary from reorganizing or changing the entity form of such Subsidiary upon prior notice to the Administrative Agent and provided that such reorganization or change is not materially adverse to the Lenders (it being understood that any reorganization or change into a limited partnership or a limited liability company by any Subsidiary or the parent entity of such Subsidiary shall not be deemed to be materially adverse to the Lenders).

(i) Accounting Changes. Make or permit, or permit any of its Restricted Subsidiaries to make or permit, any change in Fiscal Year.

(j) Amendments and Prepayments~~, Etc.,~~ of Debt. ~~(i)~~

(i) Prepayments of Unsecured and Subordinated Debt. Voluntarily prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, (x) any unsecured Debt unless the Payment Conditions are satisfied, or (y) any Subordinated Debt unless the Payment Conditions are satisfied (but in any event not in violation of any subordination terms ~~of such Subordinated Debt,~~ applicable to such Subordinated Debt); provided, that, so long as no Event of Default shall have occurred and be continuing or would result therefrom, the Loan Parties may make payments otherwise restricted by this clause (i) (but in any event not in violation of any subordination terms applicable to such Subordinated Debt) to the extent the aggregate amount of all such payments, when aggregated with the amount of payments made in reliance on Section 5.02(~~ii~~j) ~~amend~~(iii)(y) of the ABL Credit Agreement, do not exceed $5,000,000;

(ii) Amendments to Unsecured and Subordinated Debt. Amend, modify or change in any manner materially adverse to the Lenders any term, provision or condition of any unsecured Debt or Subordinated Debt (unless, with respect to Subordinated Debt, expressly permitted by the subordination provisions thereof)~~, (iii) permit any of its Subsidiaries to do any of the foregoing other than to prepay any Debt permitted to be incurred hereunder payable to the Borrower or another Subsidiary, or (iv) amend~~;

(iii) Amendments to ABL Loan Documents. Amend, modify ~~or~~, waive or change in any manner any term, provision or condition of any ABL Loan Documents or agreement in respect of any refinancing of any Debt under any ABL Loan Document, unless permitted under the ABL Intercreditor Agreement.; or

(iv) Prepayments and Amendments Generally. Permit any of its Restricted Subsidiaries to do any of the foregoing other than to prepay any Debt permitted to be incurred hereunder payable to the Borrower or another Restricted Subsidiary.

~~(k) Subsidiaries. Notwithstanding anything to the contrary set forth herein or in any other Loan Document, create, form, or acquire or hold any Investment in any Subsidiary that may be a Foreign Subsidiary or an Excluded Subsidiary, designate any Subsidiary as an Unrestricted Subsidiary, or otherwise allow any Subsidiary to be a Foreign Subsidiary, an Excluded Subsidiary or an Unrestricted Subsidiary, in each case without prior written consent of each Agent and the Required Lenders, each in its sole discretion~~[Intentionally Omitted].

(l) Negative Pledge. Enter into or suffer to exist, or permit any of its Restricted Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets securing the Obligations under the Loan Documents, except (i) prohibitions or conditions under (A) any purchase money Debt permitted by Section 5.02(b)(ii) solely to the extent that the agreement or instrument governing such Debt prohibits a Lien on the property acquired with the proceeds of such Debt (together with any accessions and additions thereto and the proceeds thereof), (B) [intentionally omitted] or (C) any Capitalized Lease permitted by Section 5.02(b)(ii) solely to the extent that such Capitalized Lease prohibits a Lien on the property subject thereto (together with any accessions and additions thereto and the proceeds thereof); (ii) customary restrictions and conditions relating to (A) specific property to be sold pursuant to an executed agreement with respect to a Transfer permitted under this agreement, including under Section 5.02(d) or (e) or (B) the sale of any property pending the consummation of such sale under stock sale agreements, joint venture agreements, sale/leaseback agreements, purchase agreements, or acquisition agreements (including by way of merger, acquisition or consolidation), entered into by Parent or any Restricted Subsidiary solely to the extent pending the consummation of such transaction; (iii) restrictions by reason of customary provisions restricting Liens, assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be); (iv) restrictions and conditions applicable to any Subsidiary acquired after the First Amendment Effective Date if such restrictions and conditions existed at the time such Subsidiary was acquired, were not created in anticipation of such acquisition and apply solely to such acquired Subsidiary; (v) [intentionally omitted]; (vi) [intentionally omitted]; (vii) prohibitions or limitations that exist in any agreement governing Debt permitted by Section 5.02(b)(viii)~~, (xii),~~ or (xi); provided that such prohibition or limitation is not more restrictive in any material respect than those contained in the Loan Documents; (viii) restrictions or limitations imposed by any amendments, refinancings, refundings, renewals, replacements or defeasance that are otherwise permitted by the Loan Documents of the contracts, instruments or obligations referred to in clause (ii), provided that such amendments, refinancings, refundings, renewals, replacements or defeasance are no more materially restrictive with respect to such prohibitions and limitations than those prior to such amendment, refinancing, refunding, renewal, replacement or defeasance; (ix) any other agreement that does not restrict in any manner (directly or indirectly) Liens created pursuant to the Loan Documents on any Collateral securing the Obligations and does not require the direct or indirect granting of any Lien securing any Debt or other obligation by virtue of the granting of Liens on or pledge of property of any Loan Party to secure the Obligations; or (x) any prohibition or limitation that exists pursuant to applicable requirements of law.

(m) 2020 Tax Refund Claim. Without each Agent’s and the Required Lenders’ prior written consent (not to be unreasonably withheld, delayed or conditioned), amend or revoke any Forms filed with the Internal Revenue Service or otherwise executed in connection with the 2020 Tax Refund Claim in a manner that ~~is~~could reasonably be expected to reduce or delay the amount of 2020 Tax Refund Proceeds or otherwise adversely impact any Lender, in each case, in any material respect.

SECTION 5.03. Reporting Requirements.

Until the Payment in Full of the Obligations (other than Unmatured Surviving Obligations), the Borrower will furnish to the Administrative Agent for further distribution to each Lender:

(a) Default Notice. Promptly upon the occurrence of each Event of Default or any event, development or occurrence that has resulted in a Material Adverse Effect, a statement of a Responsible Officer of the Borrower setting forth details of such Event of Default, event, development or occurrence and the action that the Borrower has taken and proposes to take with respect thereto.

(b) Annual Financials.

(i) With respect to Holdings, within 120 days after the end of each Fiscal Year, a copy of the annual audit report for such year for Holdings, as of the end of such Fiscal Year and a Consolidated balance sheet, statement of income, and a statement of cash flows of Holdings for such Fiscal Year, in each case accompanied by an opinion as to such audit report of ~~any of the “Big 4” accounting firms or other independent public accountants of recognized standing reasonably acceptable to each Agent~~an Approved Accounting Firm, which opinion shall not have any “going concern” qualification, except to the extent that such a “going concern” qualification relates to the report and opinion accompanying the financial statements for the Fiscal Year immediately prior to the stated final maturity date of the Loans and which qualification or statement is solely a consequence of such impending stated final maturity date under this Agreement; provided that, in the event of any change in GAAP used in the preparation of such financial statements, the Parent shall also provide a reconciliation of such financial statements to former GAAP.

(ii) Incidental to the delivery of the reporting required in subparagraph (b)(i) above, within 120 days after the end of each Fiscal Year, derivative reconciliations with respect to the Parent and its Restricted Subsidiaries (in a form reasonably satisfactory to each Agent) as of the end of such Fiscal Year, covering balance sheets, statements of income, and statements of cash flows, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by a Responsible Officer of the Parent as having been prepared in accordance with GAAP (other than the absence of footnotes), together with (A) a certificate on behalf of the Parent signed by a Responsible Officer of the Parent stating that no Event of Default has occurred and is continuing or, if ~~a~~an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action that the Parent has taken and proposes to take with respect thereto, (B) a schedule prepared by a Responsible Officer of the Parent in form satisfactory to each Agent and the Required Lenders of the computations used by the Parent in determining a pro forma calculation of the Leverage Ratio, (C) a certificate on behalf of the Parent signed by a Responsible Officer of the Parent (1~~) listing all Unrestricted Subsidiaries at such time and certifying that each Subsidiary set forth on such list qualifies as an Unrestricted Subsidiary, (2~~) attaching a reconciliation statement reflecting adjustments necessary to eliminate the assets, liabilities, revenues, expenses and net income of the Unrestricted Subsidiaries in such financial statements (it being understood and agreed that such reconciliation statements shall not be audited) or, in the case of the first such list so delivered, since the First Amendment Effective Date, ~~and (3~~(2) certifying that no Subsidiary is a Foreign Subsidiary, Excluded Subsidiary, or an Unrestricted Subsidiary except as identified therein, and (3) identifying each incurrence of Debt for Borrowed Money in an amount in excess of $20,000,000, each issuance of Equity Interests outside of the ordinary course of business with a value in excess of $20,000,000, and each Transfer of any Collateral outside of the ordinary course of business whether or not included in the ABL Borrowing Base or the Term Loan Borrowing Base with an aggregate value in excess of $20,000,000, in each case occurring during the period covered by the financial statements delivered with such certificate, (D) [intentionally omitted], (E) a calculation of ~~EBITDA and~~ the Fixed Charge Coverage Ratio (including, without limitation, EBITDA), in form and detail satisfactory to each Agent and the Required Lenders, and (F) to the extent not previously disclosed to each Agent, a description of any new Subsidiary and a listing of any registrations, and applications for registration, of Intellectual Property filed, acquired or made by any Loan Party or that are no longer Excluded Assets, or any abandoned or lapsed registered Intellectual Property of any Loan Party, in each case since the date of the most recent list delivered pursuant to this clause (F) (or, in the case of the first such list so delivered, since the First Amendment Effective Date).

(c) Quarterly Financials. Within 60 days after the end of each Fiscal Quarter:

(i) With respect to Holdings, (x) a Consolidated balance sheet as of the end of such quarter, (y) a Consolidated statement of income and Consolidated statement of cash flows for the period commencing at the end of the previous Fiscal Quarter and ending with the end of such Fiscal Quarter and (z) a Consolidated statement of income and a Consolidated statement of cash flows for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by a Responsible Officer of the Parent as having been prepared in accordance with GAAP (other than the absence of footnotes).

(ii) Incidental to the delivery of the reporting required in subparagraph (c)(i) above, derivative reconciliations with respect to the Parent and its Restricted Subsidiaries (in a form reasonably satisfactory to each Agent), (x) balance sheets of the Parent and its Restricted Subsidiaries as of the end of such quarter, (y) statements of income and statements of cash flows of the Parent and its Restricted Subsidiaries for the period commencing at the end of the previous Fiscal Quarter and ending with the end of such Fiscal Quarter, and (z) statements of income and statements of cash flows of the Parent and its Restricted Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by a Responsible Officer of the Parent as having been prepared in accordance with GAAP (other than the absence of footnotes), together with (A) a certificate on behalf of the Parent signed by a Responsible Officer of the Parent stating that no Event of Default has occurred and is continuing or, if ~~a~~an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action that the Parent has taken and proposes to take with respect thereto, (B) a schedule prepared by a Responsible Officer of the Parent in form satisfactory to each Agent and the Required Lenders of the computations used by the Parent in determining a pro forma calculation of the Leverage Ratio, (C) an accounts payable aging report in form and detail satisfactory to each Agent and the Required Lenders, (D) a certificate on behalf of the Parent signed by a Responsible Officer of the Parent (1~~) listing all Unrestricted Subsidiaries at such time and certifying that each Subsidiary set forth on such list qualifies as an Unrestricted Subsidiary, (2~~) attaching a reconciliation statement reflecting adjustments necessary to eliminate the assets, liabilities, revenues, expenses and net income of the Unrestricted Subsidiaries in such financial statements (it being understood and agreed that such reconciliation statements shall not be audited) or, in the case of the first such list so delivered, since the First Amendment Effective Date, ~~and (3~~(2) certifying that no Subsidiary is a Foreign Subsidiary, Excluded Subsidiary, or an Unrestricted Subsidiary except as identified therein, and (3) identifying each incurrence of Debt for Borrowed Money in an amount in excess of $20,000,000, each issuance of Equity Interests outside of the ordinary course of business with a value in excess of $20,000,000, and each Transfer of any Collateral outside of the ordinary course of business whether or not included in the ABL Borrowing Base or the Term Loan Borrowing Base with an aggregate value in excess of $20,000,000, in each case occurring during the period covered by the financial statements delivered with such certificate, (E) a calculation of ~~EBITDA and~~ the Fixed Charge Coverage Ratio (including, without limitation, EBITDA), in form and detail satisfactory to each Agent and the Required Lenders, and (F) to the extent not previously disclosed to each Agent, a description of any new Subsidiary and a listing of any registrations, and applications for registration, of Intellectual Property filed, acquired or made by any Loan Party or that are no longer Excluded Assets, or any abandoned or lapsed registered Intellectual Property of any Loan Party, in each case since the date of the most recent list delivered pursuant to this clause (F) (or, in the case of the first such list so delivered, since the First Amendment Effective Date).

(d) Annual Forecasts. No later than 60 days after the end of each Fiscal Year of Holdings, (i) internally prepared forecasts in form reasonably satisfactory to ~~each~~the Administrative Agent ~~and the Required Lenders~~, including Consolidated balance sheets, income statements, and cash flow statements, as supplemented with certain consolidating information and other relevant detail and information as ~~any~~the Administrative Agent ~~or the Required Lenders~~ may request, in each case with respect to Holdings and its Subsidiaries on a quarterly basis for the Fiscal Year following such Fiscal Year, and (ii) monthly availability model and projections for ABL Excess Availability, the ABL Borrowing Base, and the Term Loan Borrowing Base for the then-current Fiscal Year.

(e) Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any Governmental Authority affecting any Loan Party or any of its Subsidiaries of the type described in Section 4.01(g).

(f) Securities Reports. Promptly after the sending or filing thereof copies of all material regular, periodic and special reports, and all material registration statements, that any Loan Party or any of its Subsidiaries files with the SEC or any Governmental Authority that may be substituted therefor, or with any national securities exchange.

(g) Monthly Financials. Within 30 days after the end of each Fiscal Month, a Consolidated balance sheet of the Parent and its Restricted Subsidiaries (in a form reasonably satisfactory to each Agent) as of the end of such Fiscal Month and a Consolidated statement of income and a Consolidated statement of cash flows of the Parent and its Restricted Subsidiaries (in a form reasonably satisfactory to each Agent) for the period commencing at the end of the previous Fiscal Month and ending with the end of such Fiscal Month, and a Consolidated statement of income and a Consolidated statement of cash flows of the Parent and its Restricted Subsidiaries (in a form reasonably satisfactory to each Agent) for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Month, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by a Responsible Officer of the Parent as having been prepared in accordance with GAAP (other than the absence of footnotes), together with (~~w~~x) a certificate on behalf of the Parent signed by a Responsible Officer stating that no Event of Default has occurred and is continuing or, if ~~a~~an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action that the Parent has taken and proposes to take with respect thereto, ~~(x) an accounts payable aging report in form and detail satisfactory to each Agent and the Required Lenders,~~ (y) a reconciliation statement reflecting adjustments necessary to eliminate the assets, liabilities, revenues, expenses and net income of the Unrestricted Subsidiaries in such financial statements (it being understood and agreed that such reconciliation statements shall not be audited), and (z) a calculation of ~~EBITDA and~~ the Fixed Charge Coverage Ratio (including, without limitation, EBITDA), in form and detail satisfactory to each Agent and the Required Lenders.

(h) Other Notices.

~~(i) Within three Business Days after any Loan Party incurs any Debt for Borrowed Money in an amount in excess of $10,000,000, issues any Equity Interest outside of the ordinary course of business with a value in excess of $10,000,000, or Transfers any Collateral outside of the ordinary course of business whether or not included in the Term Loan Borrowing Base and/or the ABL Borrowing Base with an aggregate value in excess of $10,000,000, give prompt written notice to the Administrative Agent of such incurrence, issuance or Transfer.~~

(i) ~~(ii)~~ Promptly and in any event within two Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan.

(ii) ~~(iii)~~ Promptly upon request by the Administrative Agent, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan.

(iii) ~~(iv)~~ Promptly and in any event within five Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (A) or (B).

(iv) ~~(v)~~ Promptly and in any event within five Business Days after obtaining knowledge thereof by any Loan Party, the assertion of any claim against Material Intellectual Property that would reasonably be expected to have a Material Adverse Effect or otherwise could reasonably be expected to result in a liability of the Loan Parties in excess of $1,000,000.

(i) Environmental Conditions. Promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by any Loan Party or any of its Restricted Subsidiaries with any Environmental Law or Environmental Permit, in each case, that could reasonably be expected to have a Material Adverse Effect.

(j) ABL Events.

(i) Promptly following receipt by any Loan Party, copies of each amendment, supplement, modification, waiver, consent or forbearance in respect of the ABL Loan Documents, and of any material notices received from any lender or agent of, under or with respect to the ABL Obligations (including, without limitation, any ABL Agent), to the extent not otherwise provided to the Administrative Agent under the Loan Documents.

(ii) As and when due pursuant to the ABL Credit Agreement, ABL Borrowing Base Certificates, to the extent not otherwise provided to the Administrative Agent under the Loan Documents.

(iii) Contemporaneously with the occurrence thereof, notice of any mandatory prepayment under the ABL Loan Documents.

(iv) Contemporaneously with the earlier to occur of the Loan Parties’ obtaining knowledge thereof or the receipt by the Loan Parties of notice thereof from any ABL Agent, the occurrence of any ~~“Default” or~~ “Event of Default” under (and as defined in) the ABL Loan Documents.

(v) Promptly after any Agent’s request therefor, a calculation of the outstanding principal balance of the ABL Obligations.

(vi) Promptly after any Agent’s request therefor, a calculation of the ABL Used Commitment and ABL Excess Availability in form and substance reasonably satisfactory to such Agent.

(k) 2020 Tax Refund Claim. Promptly (but in any event within one (1) Business Day following the occurrence thereof or, in the case of clause (x), any Agent’s or any Lender’s request therefor), together with true and complete copies thereof (as applicable), notice of:

(i) the receipt by any Loan Party of written notice of any rejection by the Internal Revenue Service of the 2020 Tax Refund Claim or any request by the Internal Revenue Service for the applicable Loan Parties to remit 2020 Tax Refund Proceeds in excess of $~~5,000,000~~2,500,000;

(ii) any material written communication to or from the Internal Revenue Service by any Loan Party with respect to the 2020 Tax Refund Claim, including with respect to the anticipated timing for receipt of all or any portion of the 2020 Tax Refund Proceeds;

(iii) any material revision to the Loan Parties’ calculation with respect to the 2020 Tax Refund Claim;

(iv) the filing of Form 1139 (or any similar form) or any amended income tax return with the Internal Revenue Service with respect to the 2020 Tax Refund Claim, or of any amendment or supplemental filing with respect thereto;

(v) ~~the filing of any tax return with the Internal Revenue Service with respect to the taxable year ending January 30, 2021;~~

(v) ~~(vi)~~ the receipt by any Loan Party or any of its Affiliates of any portion of the 2020 Tax Refund Proceeds;

(vi) ~~(vii)~~ the receipt by any Loan Party or any of its Affiliates of any written claim made by the Internal Revenue Service or any other Governmental Authority with respect to setoff against any portion of the 2020 Tax Refund Proceeds;

(vii)  ~~(viii) the Borrower’s~~any Loan Party’s obtaining knowledge of any Change in Law that could reasonably be expected to materially affect the amount of the 2020 Tax Refund Claim (including, without limitation, any such Change in Law with respect to Section 172(b)(1)(D) of the Internal Revenue Code or any similar rule of state or local law);

(viii) ~~(ix)~~ any material updates to any calculations prepared by KPMG US LLP and reporting to management in respect of the 2020 Tax Refund Claim; and

(ix) ~~(x)~~ any other documents, instruments, agreements or information as any Agent ~~or Lender~~ may reasonably request with respect to the 2020 Tax Refund Claim or the 2020 Tax Refund Proceeds (including, without limitation, any information reasonably requested in connection with any tax diligence reports or updates or supplements thereto prepared by Nardella & Taylor, LLP).

(l) Other Information. Such other information respecting the business, financial condition, operations of any Loan Party or any of its Restricted Subsidiaries as any Agent, or any Lender through the Administrative Agent, may from time to time reasonably request, including, without limitation, (x) such information as requested pursuant to Section 9.13, (y) (i) confirmation of the accuracy of the information set forth in the most recent Beneficial Ownership Certification for the Borrower provided to the Agents and the Lenders, (ii) to the extent a Beneficial Ownership Certification has previously been delivered with respect to the Borrower, any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification, and (iii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation and a Beneficial Ownership Certification has not previously been delivered with respect to the Borrower, information regarding such change in status together with a Beneficial Ownership Certification for the Borrower, and (z) if applicable, financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of financial ratios or requirements made before and after giving effect to any changes in GAAP. Notwithstanding anything to the contrary in this Agreement, none of the Parent, the Borrower or any Restricted Subsidiary will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to any Agent or any Lender (or their respective representatives or contractors) is prohibited by law or any binding agreement or (iii) is confidential or is subject to attorney-client or similar privilege or constitutes attorney work product.

(m) Borrowing Base Certificates, Etc.

(i) Borrowing Base Certificates will be completed as of the last day of the Fiscal Month and delivered within fifteen (15) Business Days thereafter; provided that (A) if ABL Excess Availability is less than the greater of (x) $40,000,000 and (y) fifteen percent (15%) of the ABL Borrowing Base (calculated without giving effect to the Term Pushdown Reserve) at any time, Borrowing Base Certificates will be delivered weekly, completed as of each Saturday and delivered three (3) Business Days after each Saturday (and, in the case of this clause (A), until the date that ABL Excess Availability has equaled or exceeded such requisite amount for 90 consecutive days) (it being understood and acknowledged that the Borrower does not close its books on a basis more frequently than monthly and weekly Borrowing Base Certificates may only include a Collateral roll-forward); (B) if a Specified Default or Event of Default has occurred and is continuing, an updated Borrowing Base Certificate will be delivered within one (1) Business Day following request therefor by any Agent or any Lender; and (C) notwithstanding the foregoing, updated Borrowing Base Certificates (each based upon the most recent month-end information and other estimates reasonably believed to be true and correct at the time furnished) will be required within five (5) Business Days prior to a Transfer, not in the ordinary course of business, of any Eligible Inventory, Eligible Credit Card Receivables, or Eligible Intellectual Property (or any combination thereof) with an aggregate value in excess of $5,000,000 since the last Borrowing Base Certificate was delivered; ~~and (D) an updated Term Loan Borrowing Base Certificate (based upon the most recent month-end (or week-end, as applicable) information and other estimates reasonably believed to be true and correct at the time furnished) will be~~provided that the Borrower may, from time to time, elect to deliver Borrowing Base Certificates more frequently than as required ~~within two~~ pursuant to this Section 5.03(~~2~~m) ~~Business Days following receipt by any Loan Party of any 2020 Tax Refund Proceeds, which Term Loan Borrowing Base Certificate shall reflect the elimination of the 2020 Tax Refund Claim from the Term Loan Borrowing Base (to the extent then included~~in its sole discretion (it being understood and agreed that if the Borrower makes such election, the Borrower shall continue to furnish Borrowing Base Certificates of such more frequent basis for at least thirty (30) consecutive days).

(ii) The Borrowing Base Certificate referred to in clause (i) above shall be delivered with the supporting documentation set forth on Schedule 5.03(m), to the extent required to be delivered at such time.

Documents required to be delivered (i) pursuant to Section 5.03(a) through 5.03(m) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are sent via e-mail to the Administrative Agent for posting on the Borrower’s behalf on any relevant website, if any, established on its behalf by the Administrative Agent and to which each Lender and the Administrative Agent have access or on which any Borrower has posted such documents on its own website to which each Lender and the Administrative Agent have access and notified the Administrative Agent of such posting and (ii) pursuant to Section 5.03(b) and (c) may be delivered by filing such documents with public availability on the SEC’s Electronic Data Gathering and Retrieval System and providing the Administrative Agent and the Lenders with a notice of such filing. Notwithstanding anything contained herein, at the reasonable written request of the Administrative

Agent, the Borrower shall thereafter promptly be required to provide paper copies of any documents required to be delivered pursuant to Section 5.03, or with respect to items delivered pursuant to clause (ii) of the immediately preceding sentence, by electronic mail electronic versions (i.e., soft copies, or links to access such documents) of such documents. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents. If the delivery of any of the foregoing documents required under this Section 5.03 shall fall on a day that is not a Business Day, such deliverable shall be due on the next succeeding Business Day.

The Loan Parties and the Administrative Agent hereby agree that the delivery of any ABL Borrowing Base Certificate or any Term Loan Borrowing Base Certificate through the Administrative Agent’s electronic platform or portal, subject to the Administrative Agent’s authentication process, by such other electronic method as may be approved by the Administrative Agent from time to time in its sole discretion, or by such other electronic input of information necessary to calculate the ABL Borrowing Base or the Term Loan Borrowing Base as may be approved by the Administrative Agent from time to time in its sole discretion, shall in each case be deemed to satisfy the obligation of the Borrower to deliver such ABL Borrowing Base Certificate or Term Loan Borrowing Base Certificate, with the same legal effect as if such ABL Borrowing Base Certificate or such Term Loan Borrowing Base Certificate had been manually executed by the Borrower and delivered to the Administrative Agent.

SECTION 5.04. Holding Company Status.

(a) Parent shall not engage in any business or activity other than (i) the ownership of all outstanding Equity Interests in the Borrower and Express Finance Corp., (ii) maintaining its corporate existence, (iii) participating in tax, accounting and other administrative activities as parent of the consolidated group of companies including the Loan Parties, (iv) the performance of obligations under the Loan Documents to which it is a party, (v) making or receiving any Restricted Payment permitted under Section 5.02(g) and (e) activities incidental to the businesses or activities described in the foregoing clauses (i) through (v).

(b) Intermediate Holdings shall not engage in any business or activity other than (i) the ownership of all outstanding Equity Interests in the Parent, (ii) maintaining its corporate existence, (iii) participating in tax, accounting and other administrative activities as parent of the consolidated group of companies including the Loan Parties, (iv) the performance of obligations under the Loan Documents to which it is a party, (v) making or receiving any Restricted Payment permitted under Section 5.02(g) and

(e) activities incidental to the businesses or activities described in the foregoing clauses (i) through (v).

(c) Holdings shall not engage in any business or activity other than (i) the ownership of all outstanding Equity Interests in Intermediate Holdings, (ii) maintaining its corporate existence, (iii) participating in tax, accounting and other administrative activities as parent of the consolidated group of companies including the Loan Parties, (iv) the performance of obligations under the Loan Documents to which it is a party, (v) making or receiving any Restricted Payment permitted under Section 5.02(g) and

(e) activities incidental to the businesses or activities described in the foregoing clauses (i) through (v).

SECTION 5.05. Financial Covenant.

The Borrower shall maintain, at all times, ABL Excess Availability of at least the greater of (a) $~~25,000,000 or~~30,000,000 and (b) ten percent (10%) of the ~~sum of (i) the ABL~~Global Loan Cap ~~plus (ii) the lesser of (A) the Facilities and (B) the Term Loan Borrowing Base~~.

ARTICLE VI

EVENTS OF DEFAULT

SECTION 6.01. Events of Default.

If any of the following events (“Events of Default”) shall occur and be continuing:

(a) (i) the Borrower shall fail to pay any principal of the Loans when the same shall become due and payable ~~or~~, (ii) the Borrower shall fail to pay any interest on the Loans or any fee within three (3) Business Days after the same shall have become due and payable, or (iii) any Loan Party shall fail to make any other payment under any Loan Document within five (5) Business Days after the same shall become due and payable; or

(b) (i) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect (or, in the case of any representation or warranty qualified by materiality in the text thereof, in any respect) when made, except to the extent such representations and warranties relate to an earlier date in which case such representations and warranties shall prove to have been incorrect in any material respect (or, in the case of any representation or warranty qualified by materiality in the text thereof, in any respect) as of such earlier date, or (ii) any information provided to the Lenders in respect of the 2020 Tax Refund Claim shall have been untrue ~~and~~or incorrect ~~as of the date provided~~ in any material respect as of the date provided; or

(c) any Loan Party shall fail to perform or observe any term, covenant or agreement contained in any of (i) Sections 2.06(b), ~~2.06(c),~~ 5.01(m), 5.02, 5.03(a), 5.03(j)(iv), 5.03(k), 5.03(m) or 5.05, (ii) Sections 5 or 6 of the Security Agreement, (iii) the Post-Closing Letter or (iv) Sections 2.14, 5.01(a)(ii), 5.01(c)(ii), 5.01(d), 5.01(e) (as to preservation of existence only), 5.01(f), 5.01(h)(iii), 5.01(i), 5.03(b), 5.03(c), 5.03(d), 5.03(e), 5.03(f), 5.03(g), 5.03(h), 5.03(j) (other than Section 5.03(j)(iv), which is governed by clause (i) above) or 5.04 (solely with respect to this clause (iv), with a five (5) Business Day grace period from the earlier of the date on which (x) any Responsible Officer of a Loan Party becomes aware of such failure or (y) written notice thereof shall have been given to the Borrower by any Agent or any Lender); or

(d) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied or shall not be waived for a period of 30 days after the earlier of the date on which (i) any Responsible Officer of a Loan Party becomes aware of such failure or (ii) written notice thereof shall have been given to the Borrower by any Agent or any Lender; or

(e) (i) any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of (x) the ABL Obligations, or (y) any other Debt of such Loan Party or such Subsidiary (as the case may be) that is outstanding in a principal amount (or, in the case of any Hedge Agreement, an Agreement Value) of at least $25,000,000 either individually or in the aggregate for all such Loan Parties and Subsidiaries (but excluding Debt outstanding hereunder) (the Debt described in the foregoing clauses (x) and (y), collectively, “Material Debt”), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after all applicable grace and notice periods have expired, if any, specified in the agreement or instrument relating to such Material Debt; or (ii) any other event shall occur or condition shall exist under any ABL Loan Document or any agreement or instrument relating to any other Material Debt and shall continue after all applicable grace and notice periods have expired, if any, specified in such ABL Loan Document or other agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Material Debt or otherwise to cause, or to permit the holder thereof to cause, such Material Debt to mature; or (iii) any such Material Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption or mandatory prepayments), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Material Debt shall be required to be made, in each case prior to the stated maturity thereof; provided that this clause (e)(iii) shall not apply to secured Material Debt (other than the ABL Obligations) that becomes due as a result of the voluntary Transfer or other disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Material Debt, if such Transfer is not prohibited hereunder and under the documents providing for such Material Debt; or

(f) any Loan Party or any Subsidiary shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Material Subsidiaries seeking to adjudicate it as bankrupt or insolvent, or, except as otherwise permitted under Sections 5.02(d)(iv) or 5.02(e)(viii), seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed, unstayed or undischarged for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any of its Material Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

(g) any judgments or orders, either individually or in the aggregate, for the payment of money in excess of $25,000,000 (to the extent not reasonably expected to be adequately covered by (i) insurance in respect of which a solvent and unaffiliated insurance company has acknowledged coverage or (ii) a third party indemnification agreement under which the indemnifying party has accepted responsibility and would reasonably be expected to remain solvent after satisfying such indemnification obligations) shall be rendered against any Loan Party or any of its Subsidiaries and either (A) enforcement proceedings shall have been commenced by any creditor upon such judgment or order (and such proceedings shall not have been stayed) or (B) there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(h) any material provision of any Loan Document after delivery thereof shall for any reason cease to be valid and binding on or enforceable against any Loan Party party to it, or any such Loan Party shall so state in writing; or

(i) any Collateral Document or financing statement after delivery thereof shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority (except to the extent of Permitted Liens) lien on and security interest in a material portion of the Collateral purported to be covered thereby, except to the extent that any such loss of perfection or priority results from the acts or omissions of the Administrative Agent or the Collateral Agent; or

(j) a Change of Control shall occur; or

(k) any ERISA Event shall have occurred with respect to a Plan that, when taken and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) exceeds $25,000,000; or

(l) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $25,000,000 or requires payments exceeding $3,000,000 per annum; or

(m) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $25,000,000; or

(n) except as otherwise expressly permitted hereunder, any Loan Party shall take any action to (i) suspend the operation of all or a material portion of its business in the ordinary course, (ii) liquidate all or a material portion of its assets, or (iii) employ an agent or other third party to conduct a program of closings, liquidations, or “Going-Out-Of-Business” sales of any material portion of its business; or

(o) there shall occur a loss or material impairment of continuing efficacy or utility in respect of any Material Intellectual Property; or

(p) the subordination provisions of the documents evidencing or governing any Subordinated Debt (the “Subordination Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Subordinated Debt; (ii) the Borrower or any other Loan Party shall, directly or indirectly, (A) make any payment on account of any Subordinated Debt that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent that such payment is permitted by the terms of the Subordination Provisions applicable to such Subordinated Debt or (B) disavow or contest in any manner (x) the effectiveness, validity or enforceability of any of the Subordination Provisions or the Intercreditor Provisions (as defined below), (y) that the Subordination Provisions and the Intercreditor Provisions exist for the benefit of the Secured Parties, or (z) that all payments of principal of or premium and interest on the applicable Subordinated Debt, or realized from the liquidation of any property of any Loan Party, shall be subject to any of the Subordination Provisions or the Intercreditor Provisions, as applicable; or (iii) any Intercreditor Agreement or any provision thereof (the “Intercreditor Provisions”) shall, in whole or in part, terminate or otherwise fail or cease to be effective or legally valid and binding on, or enforceable against, any Loan Party, each ABL Agent or any holder of the ABL Obligations (or any Loan Party, any ABL Agent, MGF (in the case of the MGF Intercreditor Agreement only) or any such holder shall so state in writing); or (iv) any provision of any Intercreditor Agreement shall, at any time after the delivery of such Intercreditor Agreement, fail to be legally valid, binding or enforceable; or

(q) The applicable ABL Agent shall fail to implement and maintain the Term Pushdown Reserve against the ABL Borrowing Base at any time that the Term Pushdown Reserve is greater than zero ($0).

then, and in any such event, the Administrative Agent (i) may, or shall at the request of the Required Lenders, by notice to the Borrower, declare the Commitments of each Lender terminated, and (ii) may, or shall at the request of the Required Lenders, by notice to the Borrower, declare the Loans, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that, in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (x) the Commitments of each Lender shall automatically be terminated and (y) the Loans, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

ARTICLE VII

THE AGENTS

SECTION 7.01. Authorization and Action.

(a) Each Lender (in its capacities as a Lender and on behalf of itself and its Affiliates) hereby appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Obligations of the Loan Parties under the Loan Documents), no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that no Agent shall be required to take any action that exposes such Agent to personal liability or that is contrary to this Agreement or applicable law.

(b) In furtherance of the foregoing, each Lender (in its capacities as a Lender and on behalf of itself and its Affiliates) hereby appoints and authorizes the Collateral Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent (and any Supplemental Collateral Agents appointed by the Collateral Agent pursuant to Section 7.01(c) for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights or remedies thereunder at the direction of the Collateral Agent) shall be entitled to the benefits of this Article VII (including, without limitation, Section 7.05) as though the Collateral Agent (and any such Supplemental Collateral Agents) were an “Agent” under the Loan Documents, as if set forth in full herein with respect thereto.

(c) Any Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder at the direction of the Collateral Agent) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Collateral Agent may also from time to time, when the Collateral Agent deems it to be necessary or desirable, appoint one or more trustees, co-trustees, collateral co-agents, collateral subagents or attorneys-in-fact (each, a “Supplemental Collateral Agent”) with respect to all or any part of the Collateral; provided, however, that no such Supplemental Collateral Agent shall be authorized to take any action with respect to any Collateral unless and except to the extent expressly authorized in writing by the Collateral Agent. Should any instrument in writing from the Borrower or any other Loan Party be required by any Supplemental Collateral Agent so appointed by the Collateral Agent to more fully or certainly vest in and confirm to such Supplemental Collateral Agent such rights, powers, privileges and duties, the Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon the reasonable request by the Collateral Agent. If any Supplemental Collateral Agent, or successor thereto, shall die, become incapable of acting, resign or be removed, all rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall automatically vest in and be exercised by the Collateral Agent until the appointment of a new Supplemental Collateral Agent. No Agent shall be responsible for the negligence or misconduct of any agent, attorney-in-fact or Supplemental Collateral Agent that it selects in accordance with the foregoing provisions of this Section 7.01(c) in the absence of such Agent’s gross negligence or willful misconduct.

(d) Notwithstanding anything contained in this Agreement to the contrary, each of the Sole Lead Arranger and Bookrunner and the Syndication Agent named on the title page of this Agreement is named as such for recognition purposes only and in its capacity as such shall have no powers, duties, responsibilities or liabilities with respect to this Agreement or the other Loan Documents or the Transaction. Without limitation of the foregoing, neither such Sole Lead Arranger and Bookrunner nor such Syndication Agent shall, solely by reason of this Agreement or any other Loan Document, have any fiduciary relationship in respect of any Lender or any other Person.

SECTION 7.02. Agents’ Reliance, Etc.

(a) Neither any Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Agent: (a) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents or for the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith; (c) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or the existence at any time of any Default under the Loan Documents or to inspect the property (including the books and records) of any Loan Party; (d) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (e) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or electronic communication) believed by it to be genuine and signed or sent by the proper party or parties.

(b) The Agents shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Agents:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that none of the Agents shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law; and

(iii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Loan Parties or any of their Affiliates that is communicated to or obtained by the Person serving as an Agent or any of its Affiliates in any capacity.

(c) No Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders, as applicable (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.01) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a final and non-appealable judgment of a court of competent jurisdiction.

(d) Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including, but not limited to, any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, each Agent may presume that such condition is satisfactory to such Lender unless such Agent shall have received written notice to the contrary from such Lender prior to the making of such Loan.

(e) No Agent shall be deemed to have knowledge of any Default unless and until notice describing such Default is given to such Agent by the Loan Parties or a Lender. Upon the occurrence of a Default, the Agents shall take such action with respect to such Default as shall be reasonably directed by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents). Unless and until the Agents shall have received such direction, the Agents may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to any such Default as they shall deem advisable in the best interest of the Secured Parties. In no event shall any Agent be required to comply with any such directions to the extent that such Agent believes that its compliance with such directions would be unlawful.

SECTION 7.03. Agents and Affiliates. With respect to its Commitments, the Loans made by it and any Notes issued to it, each Agent (in its or its Affiliate’s capacity as a Lender) shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it (or its Affiliate, as the case may be) were not an Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include such Agent (or its Affiliate) in its individual capacity. Each Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person that may do business with or own securities of any Loan Party or any such Subsidiary, all as if such Agent were not an Agent and without any duty to account therefor to the Lenders. No Agent shall have any duty to disclose any information obtained or received by it or any of its Affiliates relating to any Loan Party or any of its Subsidiaries to the extent such information was obtained or received in any capacity other than as such Agent.

SECTION 7.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

SECTION 7.05. Indemnification.

(a) Each Lender severally agrees to indemnify each Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender’s ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents (collectively, the “Indemnified Costs”); provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender agrees to reimburse each Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 9.04, to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.05 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person.

(b) [Intentionally Omitted].

(c) For purposes of this Section 7.05, each Lender’s ratable share of any amount shall be determined, at any time, according to the aggregate principal amount of the Loans outstanding at such time and owing to such Lender. The failure of any Lender to reimburse any Agent promptly upon demand for its ratable share of any amount required to be paid by the Lenders to such Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse such Agent for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse such Agent for such other Lender’s ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this Section 7.05 shall survive the ~~payment~~Payment in ~~full~~Full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

SECTION 7.06. Successor Agents.

Any Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, and any Agent (other than Wells Fargo in its capacity as an Agent) may be removed at any time with or without cause by the Required Lenders (without giving effect to the first proviso of the definition of “Required Lenders” requiring the inclusion of at least two (2) non-Affiliate Lenders); provided, however, that any removal of the Administrative Agent will not be effective until it has also been replaced as Collateral Agent and released from all of its obligations in respect thereof. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent with the consent of the Borrower (not to be unreasonably withheld or delayed). If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent’s giving of notice of resignation or the Required Lenders’ removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, with the consent of the Borrower (such consent not to be unreasonably withheld or delayed), appoint a successor Agent; provided that, if, such retiring Administrative Agent is unable to find an institution which is willing to accept such appointment and which meets the qualifications set forth above, subject to this Section 7.06, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Required Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor as provided for above. Upon the acceptance of any appointment as Agent hereunder by a successor Agent and, in the case of a successor Collateral Agent, upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. If within 45 days after written notice is given of the retiring Agent’s resignation or removal under this Section 7.06 no successor Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (a) the retiring Agent’s resignation or removal shall become effective, (b) the retiring Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (c) the Required Lenders shall thereafter perform all duties of the retiring Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Agent as provided above. After any retiring Agent’s resignation or removal hereunder as Agent shall have become effective, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

SECTION 7.07. [Intentionally Omitted].

SECTION 7.08. Collateral and Guaranty Matters. The Secured Parties irrevocably authorize each Agent, at its option and in its discretion,

(a) to release any Lien on any property granted to or held by such Agent under any Loan Document (i) upon Payment in Full of all Obligations, (ii) that is disposed of or sold or to be disposed of or sold as part of or in connection with any disposition or sale permitted hereunder or under any other Loan Document or, with respect to ABL Priority Collateral, as to which the Agents are required to release such Lien pursuant to the terms of the ABL Intercreditor Agreement, or (iii) if approved, authorized or ratified in writing by the applicable Lenders in accordance with Section 9.01;

(b) to subordinate any Lien on any property granted to or held by such Agent under any Loan Document to the holder of any Lien on such property that is permitted by clause (w) of the definition of Permitted Liens;

(c) to subordinate any Lien on Collateral other than Term Priority Collateral to the applicable ABL Agent, subject to and in accordance with the ABL Intercreditor Agreement;

(d) to release any Guarantor from its obligations under the Subsidiary Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder; provided that~~,~~ (i) if such Person is, or continues to be, an obligor with respect to the ABL Obligations (whether as a borrower or a guarantor thereunder), the Agents shall not release any such Person from its obligations under the

Subsidiary Guaranty unless and until such Person is no longer an obligor with respect to the ABL Obligations, and (ii) a Guarantor that becomes an Excluded Subsidiary of the type described in clause (v) of such term will not be released from the Subsidiary Guaranty if the transaction that resulted in its becoming such an Excluded Subsidiary was done with an Affiliate, except if such transaction is being effected primarily for a bona fide business purpose independent of, and unrelated to, obtaining such release from the Subsidiary Guaranty, and not in contemplation of adversely affecting the Secured Parties’ interests in the Subsidiary Guaranty provided by such Guarantor and the Collateral owned by it securing the Obligations; and

(e) to release any Guarantor from its obligations under the Subsidiary Guaranty if in the case of any Subsidiary, such Person becomes an Excluded Subsidiary as a result of a transaction or designation permitted hereunder.

Upon request by any Agent at any time, the Lenders will confirm in writing such Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Subsidiary Guaranty pursuant to this Section 7.08. In each case as specified in this Section 7.08, the Agents will, at the Loan Parties’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Subsidiary Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 7.08.

Notwithstanding anything to the contrary, the Agents shall not be obligated to release their Liens on any Collateral until proceeds of such Collateral have been received as required by this Agreement.

SECTION 7.09. Notice of Transfer. The Administrative Agent may deem and treat a Lender party to this Agreement as the owner of such Lender’s portion of the Obligations for all purposes, unless and until, and except to the extent, an Assignment and Assumption shall have become effective as set forth in Section 9.07.

SECTION 7.10. Reports and Financial Statements. By signing this Agreement, each Lender:

(a) [intentionally omitted];

(b) is deemed to have requested that the Administrative Agent or the Collateral Agent (as applicable) furnish such Lender, and each such Agent agrees to furnish such Lender, promptly after they become available, copies of all Borrowing Base Certificates, financial statements and other certificates, reports, documents and notices delivered by the Borrower hereunder and all field examinations and appraisals of the Collateral received by the Administrative Agent (collectively, the “Reports”);

(c) expressly agrees and acknowledges that the Administrative Agent makes no representation or warranty as to the accuracy of the Reports, and shall not be liable for any information contained in any Report;

(d) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Administrative Agent or any other party performing any audit or examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel;

(e) agrees to keep all Reports confidential in accordance with the provisions hereof; and

(f) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agents and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with the Loans that the indemnifying Lender has made or may make to the Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, the Loans; and (ii) to pay and protect, and indemnify, defend, and hold the Agents and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including attorney costs) incurred by the Agents and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

SECTION 7.11. Agency for Perfection. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting Liens for the benefit of the Agents and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other applicable law of the United States can be perfected only by possession. Should any Lender (other than the Collateral Agent) obtain possession of any such Collateral, such Lender shall notify the Collateral Agent thereof, and, promptly upon the Collateral Agent’s request therefor shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions.

ARTICLE VIII

GUARANTY

SECTION 8.01. Guaranty; Limitation of Liability.

(a) Each Guarantor, jointly and severally, hereby absolutely, unconditionally and irrevocably guarantees the punctual payment and performance when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the “Guaranteed Obligations”; provided that the Guaranteed Obligations shall not include any Excluded Swap Obligations), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by any Agent or any other Lender in enforcing any rights under, as applicable, this Guaranty or any other Loan Document. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Lender under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party under any Bankruptcy Law. Each Guarantor hereby acknowledges and agrees that this Guaranty constitutes a guaranty of payment and performance when due of all Guaranteed Obligations and not of collection and, to the fullest extent permitted by applicable law, waives any right to require that any resort be had by any Agent or any Lender to any of the Collateral or other security held for payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of any Agent or any Lender in favor of any Loan Party or any other Person or to any other guarantor of all or part of the Guaranteed Obligations.

(b) Each Guarantor, and by its acceptance of this Guaranty, any Agent and each Lender hereby confirms that it is the intention of all such Persons that this Guaranty and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Agents, the Lenders and the Guarantors hereby irrevocably agree that the Obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance. Without limiting the foregoing, in any action or proceeding with respect to any Guarantor involving any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of each Guarantor under this Guaranty, if the obligations of such Guarantor under Section 8.01 would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 8.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, the Agents, the Lenders or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

(c) Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Lender under this Guaranty or any other guaranty, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Lenders under or in respect of the Loan Documents.

SECTION 8.02. Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender with respect thereto. The Obligations of each Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents in accordance with their respective terms, or any other amendment or waiver of or any consent to departure from any Loan Document in accordance with their respective terms, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

(c) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty in accordance with its terms, for all or any of the Guaranteed Obligations;

(d) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;

(e) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

(f) any failure of any Lender to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Lender (each Guarantor waiving any duty on the part of the Lenders to disclose such information);

(g) the failure of any other Person to execute or deliver this Agreement, any Guaranty Supplement or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

(h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Lender that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety, except Payment in Full.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Lender or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

SECTION 8.03. Waivers and Acknowledgments.

(a) Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and, except for those notices specified under this Agreement, any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.

(b) Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

(c) Each Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Lender that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor hereunder.

(d) Each Guarantor acknowledges that the Collateral Agent may, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor under this Guaranty, foreclose under any mortgage by nonjudicial sale, and each Guarantor hereby waives any defense to the recovery by the Collateral Agent and the other Secured Parties against such Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.

(e) Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Lender to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by such Lender.

(f) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 8.02 and this Section 8.03 are knowingly made in contemplation of such benefits.

SECTION 8.04. Subrogation.

Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower, any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s Obligations under or in respect of this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Lender against the Borrower, any other Loan Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and the Commitments shall have expired or been terminated. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, and (b) the Maturity Date, such amount shall be received and held in trust for the benefit of the Lenders, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) any Guarantor shall make payment to any Lender of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, and (iii) the Termination Date shall have occurred, the Lenders will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor pursuant to this Guaranty.

SECTION 8.05. Guaranty Supplements.

Upon the execution and delivery by any Person of a guaranty supplement in substantially the form of Exhibit D hereto (each, a “Guaranty Supplement”), (a) such Person shall be referred to as an “Additional Guarantor” and shall become and be a Guarantor hereunder, and each reference in this Guaranty to a “Guarantor” shall also mean and be a reference to such Additional Guarantor, and each reference in any other Loan Document to a “Subsidiary Guarantor” shall also mean and be a reference to such Additional Guarantor, and (b) each reference herein to “this Guaranty,” “hereunder,” “hereof” or words of like import referring to this Guaranty, and each reference in any other Loan Document to the “Guaranty,” “thereunder,” “thereof” or words of like import referring to this Guaranty, shall mean and be a reference to this Guaranty as supplemented by such Guaranty Supplement.

SECTION 8.06. Subordination.

Each Guarantor hereby subordinates any and all debts, liabilities and other Obligations owed to such Guarantor by each other Loan Party (the “Subordinated Obligations”) to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 8.06:

(a) Prohibited Payments, Etc. Except during the continuance of an Event of Default, each Guarantor may receive payments from any other Loan Party on account of the Subordinated Obligations. After the occurrence and during the continuance of any Event of Default, however, unless the Required Lenders otherwise agree, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

(b) Prior Payment of Guaranteed Obligations. In any proceeding under any Bankruptcy Law relating to any other Loan Party, each Guarantor agrees that the Lenders shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding (“Post-Petition Interest”)) before such Guarantor receives payment of any Subordinated Obligations.

(c) Turn-Over. After the occurrence and during the continuance of any Event of Default, each Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Lenders and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations (including all Post-Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.

(d) Administrative Agent Authorization. After the occurrence and during the continuance of any Event of Default, the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Guarantor, to collect and enforce, and to submit claims in respect of, the Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post-Petition Interest), and (ii) to require each Guarantor (A) to collect and enforce, and to submit claims in respect of, the Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post-Petition Interest).

SECTION 8.07. Continuing Guaranty; Assignments.

This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations (other than Unmatured Surviving Obligations) and all other amounts payable under this Guaranty and (ii) the Termination Date; provided that this Guaranty shall be reinstated if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by any Agent, any Lender or any Guarantor upon the bankruptcy or reorganization of any Loan Party or otherwise, (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Lenders and their successors, transferees and assigns that are permitted under Section 9.07. No Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01. Amendments, Etc.

No amendment or waiver of any provision of this Agreement or ~~the Notes~~any other Loan Document, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders (or by an Agent with the written approval of the Required Lenders) (except as provided in Section 5.01(k)(i), which may be performed by the Administrative Agent), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that

(a) no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders ~~(other than any Lender that is, at such time, a Defaulting Lender)~~, do any of the following at any time:

(i) on or prior to the Effective Date, waive any of the conditions specified in Section 3.01,

(ii) amend the definition of “Required Lenders” or any other provision hereof that would change the percentage of the aggregate unpaid principal amount of the Loans that shall be required for the Lenders or any of them to take any action hereunder,

(iii) except to the extent that it would constitute a Transfer permitted under Section 5.02(e), release one or more Significant Guarantors (or otherwise limit such Significant Guarantors’ liability with respect to the Obligations owing to the Agents and the Lenders under the Guaranties) if such release or limitation is in respect of all or substantially all of the value of the Guaranties to the Lenders, except as a transfer or dissolution would be permitted under Section 5.02(d),

(iv) release all or substantially all of the Collateral in any transaction or series of related transactions,

(v) amend this Section 9.01,

(vi) amend or modify Sections 2.11(f), 2.11(g) or 2.13,

(vii) contractually subordinate all or any portion of the Obligations under the Loan Documents, or the Collateral Agent’s Liens in any Collateral securing such Obligations, to any other Debt or Liens securing any other Debt, except to the extent permitted under Section 7.08,

(viii) change the definition of “Term Loan Borrowing Base”, the definition of “Term Pushdown Reserve”, or any component definition of any such terms if, as a result thereof, the amounts available to be borrowed by the Borrower would be increased,

(ix) increase the Credit Card Advance Rate, the Inventory Advance Rate, or the IP Advance Rate if, as a result thereof, the amount available to be borrowed by the Borrower would be increased,

(x) amend, waive any Default arising under, or consent to any non-compliance with Section 5.05, ~~or~~

(xi) amend, waive any Default arising under, or consent to any non-compliance with Section 5.01(m) or 6.01(q), or

(xii) permit any Loan Party to make an Investment, Restricted Payment or other Transfer of any Intellectual Property (including, without limitation, by sale, contribution, pledge, assignment or other transfer of the Equity Interest of any Loan Party that owns or holds such Intellectual Property or resulting in Intellectual Property being owned or controlled by a Subsidiary that is designated as an Unrestricted Subsidiary or other Excluded Subsidiary) that is not permitted under this Agreement at such time,

(b) [intentionally omitted], and

(c) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender specified below for such amendment, waiver or consent:

(i) increase the Loan of a Lender (other than a Protective Advance made by such Lender in accordance with Section 2.01(c)) without the consent of such Lender,

(ii) reduce the principal of, or stated rate of interest (other than Default Rate) on, the Loans owed to a Lender or any fees or other amounts stated to be payable hereunder or under the other Loan Documents to such Lender (other than in accordance with the terms hereof) without the consent of such Lender, or

(iii) postpone any date scheduled for any payment of principal of, or interest on, the Loans pursuant to Section 2.05 or 2.07 or any date fixed for any payment of fees hereunder in each case payable to a Lender without the consent of such Lender~~, and~~

~~(d) no amendment, waiver or consent of or under the Intercreditor Agreements shall be effective unless approved in writing by the Required Lenders~~;

provided further that (x) (1) no amendment, waiver or consent shall, unless in writing and signed by the applicable Agent in addition to the Lenders required above to take such action, affect the rights or duties of such Agent under this Agreement or the other Loan Documents, (2) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto (except for any such amendment or waiver of the provisions thereof relating to the Early Termination Fee, which shall be approved in writing by the Required Lenders); and (3) no consent is required to effect any amendment or supplement to the Intercreditor Agreements, (A) that is solely for the purpose of adding holders of Debt incurred or issued pursuant to a Permitted Refinancing Debt of the ABL Credit Agreement (or any agent or trustee of such holders) as parties thereto, as contemplated by the terms of the Intercreditor Agreements and permitted under Section 5.02(b)(viii) (it being understood that any such amendment or supplement may make such other changes to the Intercreditor Agreements as, in the good faith determination of each Agent, as required to effectuate the foregoing and provided that such other changes are not adverse to the interests of the Lenders) or (B) that is expressly contemplated by the Intercreditor Agreements with respect to a Permitted Refinancing Debt of the ABL Credit Agreement

permitted under Section 5.02(b)(viii) (or the comparable provisions, if any, of any successor intercreditor agreement with respect to a Permitted Refinancing Debt of the ABL Credit Agreement permitted under Section 5.02(b)(viii)); provided further that no such agreement or supplement shall, pursuant to this clause (3), amend, modify or otherwise effect the rights or duties of any Agent hereunder or under any other Loan Document without the prior written consent of such Agent and (y) any amendment contemplated by Section 2.10(g) in connection with the use or administration of Term SOFR or a Benchmark Transition Event, as applicable, shall be effective as contemplated by such Section 2.10(g).

SECTION 9.02. Notices, Etc.

(a) All notices and other communications provided for hereunder shall be either (x) in writing (including telegraphic, telecopy or electronic communication) and mailed, telegraphed, telecopied or delivered or (y) as and to the extent set forth in Section 9.02(b) and in the proviso to this Section 9.02(a), in an electronic medium and delivered as set forth in Section 9.02(b), if to any Loan Party, to the Borrower at its address at One Express Drive, Columbus, OH 43230, Attention: ~~Perry Pericleous~~Jason Judd, Chief Financial Officer, E-mail Address: ~~PPericleous~~JJudd@express.com; with a copy (which shall not constitute notice) to: Kirkland & Ellis LLP, 2049 Century Park East, Suite 3700, Los Angeles, CA 90067, Telecopy: (213) 680-8500, Attention: David M. Nemecek, P.C., E-mail Address: david.nemecek@kirkland.com; if to any Lender, at its Applicable Lending Office ~~specified opposite its name on Schedule I hereto; if to any other Lender, at its Applicable Lending Office specified in the Assignment and Assumption pursuant to which it became a Lender~~; if to the Administrative Agent or the Collateral Agent, to Wells Fargo Bank, National Association, at its address at 125 High Street, 11th Floor, Boston, Massachusetts 02110, Attention: Tamar Scoville, Vice President, Telecopy: (866) 328-8599, E-mail Address: tamar.scoville@wellsfargo.com, with a copy (which shall not constitute notice) to Choate, Hall & Stewart LLP, Two International Place, Boston, MA 02110, Attention: Kevin Simard, Telecopy: (617) 502-4086, E-mail Address: ksimard@choate~~.com; if to Sycamore, to its address at 9 West 57th Street, 31s~~t ~~Floor, New York, NY 10019, Attention: John Woodworth, CFO, E-mail Address: jwoodworth@sycamorepartners.com, with a copy (which shall not constitute notice) to Latham & Watkins LLP, 885 Third Avenue, New York, NY 10022, Attention: Joshua Tinkelman, E-mail Address: joshua.tinkelman@lw~~.com; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties; provided, however, that materials and information described in Section 9.02(b) shall be delivered to the Administrative Agent in accordance with the provisions thereof or as otherwise specified to the Borrower by the Administrative Agent. All such notices and other communications shall, when mailed, telegraphed, telecopied, or e-mailed, be effective upon receipt.

(b) The Borrower hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (ii) provides notice of any Default under this Agreement or (iii) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to an electronic mail address specified by the Administrative Agent to the Borrower. In addition, the Borrower agrees to continue to provide the Communications to the Administrative Agent in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent.

(c) IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, “AGENT PARTIES”) HAVE ANY LIABILITY TO THE BORROWER, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(d) The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees (i) to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address. Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 9.03. No Waiver; Remedies.

No failure on the part of any Lender or any Agent to exercise, and no delay in exercising, any right hereunder or under any Note or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 9.04. Costs and Expenses.

(a) Each Loan Party agrees to pay promptly after demand (i) all reasonable, documented and out-of-pocket costs and expenses of each Agent ~~and Sycamore~~ in connection with the preparation, execution, delivery, administration, modification and amendment of, or any consent or waiver (regardless of whether such modification, amendment, consent or waiver is consummated) under, the Loan Documents (including, without limitation, (A) all due diligence ~~(including with respect to third party advisors engaged with respect to the 2020 Tax Refund Claim)~~, collateral review, syndication (including printing, distribution and meetings), transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses, (B) the Administrative Agent’s customary fees and charges imposed or incurred in connection with any background checks or OFAC/PEP searches related to any Loan Party or its Subsidiaries, (C) the Administrative Agent’s customary fees and charges (as adjusted from time to time) with respect to the disbursement of funds (or the receipt of funds) to or for the account of the Borrower (whether by wire transfer or otherwise), together with any out-of-pocket costs and expenses incurred in connection therewith, (D) customary charges imposed or incurred by the Administrative Agent resulting from the dishonor of checks payable by or to any Loan Party, (E) in connection with the “work-out” or restructuring of the obligations and (F) the reasonable fees and expenses of (x) one counsel (together with one local or foreign counsel in each relevant jurisdiction)

representing the Administrative Agent and the Collateral Agent with respect thereto and (y) ~~for Sycamore,~~ one counsel (together with one local or foreign counsel in each relevant jurisdiction) representing ~~Sycamore~~one or more Lenders, as a group, with respect thereto, in each case of the foregoing clauses (x) and (y), with respect to advising such Agent or ~~Sycamore~~Lenders as to its or their rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Event of Default or any events or circumstances that may give rise to an Event of Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors’ rights generally and any proceeding ancillary thereto and (ii) all reasonable, documented and out-of-pocket costs and expenses of each Agent and each Lender in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally (including, without limitation, the reasonable fees and expenses of (x) one counsel (in addition to a single special counsel and up to one local counsel in each applicable local jurisdiction) for the ~~Administrative Agent and each Lender~~Agents with respect thereto ~~(and any additional counsel due to existence of an actual or potential conflict of interest)~~ and (y) ~~for Sycamore,~~ one counsel ~~for Sycamore with respect thereto~~ (in addition to a single special counsel and up to one local counsel in each applicable local jurisdiction) for one or more Lenders, as a group, with respect thereto (and any additional counsel due to existence of an actual or potential conflict of interest)).

(b) The Borrower agrees to indemnify, defend and save and hold harmless each Agent, each Lender and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the ~~Facilities~~Term Loan, the actual or proposed use of the proceeds of the Loans, the Loan Documents or any of the transactions contemplated thereby or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Restricted Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Restricted Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence, bad faith or willful misconduct or that of its affiliates, directors, officers, employees, advisors or agents or any material violation by any such Indemnified Party of the Loan Documents; provided that the Borrower shall not be required to reimburse the legal fees and expenses of more than ~~(x)~~ one outside counsel (in addition to a single special counsel and up to one local counsel in each applicable local jurisdiction) for all Indemnified Parties (which shall be selected by the Administrative Agent) unless, in the reasonable opinion of the Administrative Agent, representation of all such Indemnified Parties would be inappropriate due to existence of an actual or potential conflict of interest~~, and (y) for Sycamore, one outside counsel (in addition to a single special counsel and up to one local counsel in each applicable local jurisdiction) for Sycamore (which shall be selected by Sycamore)~~. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors, any Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto. The Borrower also agrees not to assert any claim against any Agent, any Lender or any of their Affiliates, or any of their respective officers, directors, employees, agents and advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the ~~Facilities~~Term Loan, the actual or proposed use of the proceeds of the Loans, the Loan Documents or any of the transactions contemplated by the Loan Documents.

(c) [Intentionally omitted].

(d) If any Loan Party fails to pay when due any undisputed costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender, in its sole discretion.

(e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Loan Parties contained in Sections 2.10 and 2.12 and this Section 9.04 shall survive the ~~payment~~Payment in ~~full~~Full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

SECTION 9.05. Right of Set-off.

Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Loans due and payable pursuant to the provisions of Section 6.01, each Agent and each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Lender or such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under the Loan Documents, irrespective of whether such Agent or such Lender shall have made any demand under this Agreement and although such Obligations may be unmatured. Each Agent and each Lender agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent, such Lender and their respective Affiliates may have.

SECTION 9.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and each Agent and the Administrative Agent shall have been notified by each Lender that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of each Lender. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Secured Parties, regardless of any investigation made by any Secured Party or on their behalf and notwithstanding that any Secured Party may have had notice or knowledge of any Default at the time of the Loans, and shall continue in full force and effect as long as the Loans or any other Obligation hereunder shall remain unpaid or unsatisfied. Further, the provisions of Sections 2.10, 2.12, and 9.04, and Article VII shall survive and remain in full force and effect regardless of the repayment of the Obligations, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof. In connection with the termination of this Agreement and the release and termination of the security interests in the Collateral, the Agents may require such indemnities and collateral security as they shall reasonably deem necessary or appropriate to protect the Secured Parties against (x) loss on account of credits previously applied to the Obligations that may subsequently be reversed or revoked and (y) any Obligations that may thereafter arise under Section 9.04.

SECTION 9.07. Assignments and Participations.

(a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Loan or Loans owing to it and the Note or Notes held by it~~, or of all or a portion of its Delayed Draw Term Loan Commitment~~); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of ~~the Term Loan Facility, Delayed Draw Term Loan Facility or Delayed Draw Term Loan Commitment, as applicable~~this Agreement, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, an Affiliate of any Lender or an Approved Fund of any Lender or an assignment of all of a Lender’s rights and obligations under this Agreement, the aggregate amount of the Term Loan~~, Delayed Draw Term Loan or Delayed Draw Term Loan Commitment~~ being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Assumption with respect to such assignment) shall in no event be less than $5,000,000, (iii) each such assignment shall be to an Eligible Assignee, ~~(iv) no such assignments shall be permitted without the consent of the Administrative Agent~~ and (~~v~~iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Assumption, together with any Note or Notes (if any) and a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.

(b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Assumption, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Assumption, have the rights and obligations of a Lender hereunder and (ii) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Assumption, relinquish its rights (other than its rights under Sections 2.10, 2.12 and 9.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(c) By executing and delivering an Assignment and Assumption, each Lender assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows: (i) other than as provided in such Assignment and Assumption, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

(d) The Administrative Agent, acting for this purpose (but only for this purpose) as the agent of the Borrower, shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Assumption delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the principal amount of the Loans owing to, each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice. This Section 9.07(d) shall be construed so that the ~~Facilities~~Term Loan at all times is maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and Section 5f.103-1(c) of the United States Treasury Regulations.

(e) Upon its receipt of an Assignment and Assumption executed by an assigning Lender and an assignee, together with any Note or Notes (if any) subject to such assignment, the Administrative Agent shall, if such Assignment and Assumption has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Assumption, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and each other Agent. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes (if any) a new Note to the order of such Eligible Assignee in an amount equal to the Loans assumed by it pursuant to such Assignment and Assumption. Such new Note or Notes shall be dated the effective date of such Assignment and Assumption and shall otherwise be in substantially the form of Exhibit C hereto.

(f) [Intentionally Omitted].

(g) Each Lender may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Loans owing to it and the Note or Notes (if any) held by it); provided, however, that (i) such Lender’s obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Loans or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral or the value of the Guaranties. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal and interest amounts of each participant’s interest in the Loans or other obligations under this Agreement (a “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Sections 163(f), 871(h)(2) and 881(e)(2) of the Internal Revenue Code and Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(h) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender.

(i) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Loans owing to it and the Note or Notes (if any) held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

(j) Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and any Note or Notes held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that, unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 9.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(k) [Intentionally Omitted].

(l) Notwithstanding anything to the contrary in this Agreement or the other Loan Documents, (i) no Lender nor any of its Affiliates shall be required to comply with this Section 9.07 in connection with any transaction involving ~~any other Affiliate of such Lender or~~ any of its lenders or funding or financing sources, and no Lender nor any of its Affiliates shall have an obligation to disclose any such transaction to any Person and (ii) there shall be no limitation or restriction on (A) the ability of any Lender or its Affiliates to assign or otherwise transfer its rights and/or obligations under this Agreement or any other Loan Document, any Commitment, any Loan or any Obligation to ~~any other Affiliate of such Lender or~~ any lender or financing or funding source of such Lender or any of its Affiliates or (B) any such lender’s or funding or financing source’s ability to assign or otherwise transfer its rights and/or obligations under this Agreement or any other Loan Document, any Commitment, any Loan or any Obligation; provided, however, that such Lender shall continue to be liable as a “Lender” under this Agreement and the other Loan Documents unless such other Person complies with the provisions of this Agreement to become a “Lender.”

SECTION 9.08. Execution in Counterparts; Integration. ~~(a)~~ This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 3.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. ~~Delivery~~Execution of ~~an executed counterpart of a signature page of this Agreement or any other Loan Document by telecopy, pdf or other electronic transmission shall be as effective as delivery of a manually executed~~any such counterpart ~~of this Agreement.~~

~~(b) This Agreement and any notices delivered under this Agreement,~~ may be executed by means of (~~i~~a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, as in effect from time to time, state enactments of the Uniform Electronic Transactions Act, as in effect from time to time, or any other relevant and applicable electronic signatures law; (~~ii~~b) an original manual signature; or (~~iii~~c) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. The Administrative Agent reserves the right, in its sole discretion, to accept, deny, or condition acceptance of any electronic signature on this Agreement or on any notice delivered to the Administrative Agent under this Agreement. Any party delivering an executed counterpart of this Agreement by faxed, scanned or photocopied manual signature shall, upon the request of the Administrative Agent, also deliver an original manually executed counterpart, but the failure to deliver an original manually executed counterpart shall not affect the validity, enforceability and binding effect of this Agreement. The foregoing shall apply to each other Loan Document, and any notice delivered hereunder or thereunder, mutatis mutandis.

SECTION 9.09. Intercreditor Agreements.

(a) EACH LENDER UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT LIENS SHALL BE CREATED ON THE COLLATERAL PURSUANT TO THE LOAN DOCUMENTS, WHICH LIENS SHALL BE SUBJECT TO TERMS AND CONDITIONS OF THE INTERCREDITOR AGREEMENTS. PURSUANT TO THE EXPRESS TERMS OF THE INTERCREDITOR AGREEMENTS, IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENTS AND ANY OF THE LOAN DOCUMENTS, THE PROVISIONS OF THE INTERCREDITOR AGREEMENTS SHALL GOVERN AND CONTROL.

(b) EACH LENDER AUTHORIZES AND INSTRUCTS THE AGENTS TO ENTER INTO THE INTERCREDITOR AGREEMENTS (AND ANY OTHER DOCUMENT EVIDENCING AN INTERCREDITOR ARRANGEMENT TO THE EXTENT CONTEMPLATED BY THE TERMS HEREOF) ON BEHALF OF THE LENDERS, AND TO TAKE ALL ACTIONS (AND EXECUTE ALL DOCUMENTS) REQUIRED (OR DEEMED ADVISABLE) BY THE AGENTS IN ACCORDANCE WITH THE TERMS OF THE INTERCREDITOR AGREEMENTS (OR SUCH OTHER DOCUMENT EVIDENCING AN INTERCREDITOR ARRANGEMENT). THE PARTIES HERETO ACKNOWLEDGE THAT THE INTERCREDITOR AGREEMENTS OR SUCH OTHER DOCUMENT EVIDENCING AN INTERCREDITOR ARRANGEMENT ARE BINDING UPON THEM. EACH LENDER HEREBY AGREES THAT IT WILL BE BOUND BY AND WILL TAKE NO ACTIONS CONTRARY TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENTS OR ANY OTHER DOCUMENT EVIDENCING AN INTERCREDITOR ARRANGEMENT ENTERED INTO PURSUANT TO THE IMMEDIATELY PRECEDING SENTENCE.

(c) THE PROVISIONS OF THIS SECTION 9.09 ARE NOT INTENDED TO SUMMARIZE ALL RELEVANT PROVISIONS OF THE INTERCREDITOR AGREEMENTS. REFERENCE MUST BE MADE TO EACH INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE INTERCREDITOR AGREEMENTS AND THE TERMS AND PROVISIONS THEREOF, AND NEITHER ANY AGENT NOR ANY OF ANY AGENT’S AFFILIATES MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE INTERCREDITOR AGREEMENTS.

SECTION 9.10. Confidentiality.

(a) Neither any Agent nor any Lender shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to such Agent’s or such Lender’s Affiliates and their officers, directors, employees, agents, advisors, investment committees and funding sources, and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) as requested or required by any state, Federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any similar organization or quasi-regulatory authority) regulating such Lender, (d) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Loan Parties received by it from such Lender or (e) in connection with the exercise of any right or remedy under this Agreement or any other Loan Document; provided that, in the case of disclosure under clause (b), unless specifically prohibited by law or court order, each Agent and each Lender shall make reasonable efforts to notify the Borrower of any such requirement for disclosure prior to the disclosure of such Confidential Information; or (f) to any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any credit derivative transaction relating to Obligations of the Borrower hereunder; provided that such counterparty (or such counterparty’s professional advisor) shall undertake to preserve the confidentiality of any Confidential Information relating to the Loan Parties received by it in connection with such credit derivative transaction.

(b) Anything in this Agreement to the contrary notwithstanding, the Agents and the Sole Lead Arranger and Bookrunner and the Syndication Agent named on the title page of this Agreement (i) may disclose information concerning the terms and conditions of this Agreement and the other Loan Documents to loan syndication and pricing reporting services or in ~~its~~their respective marketing or promotional materials, with such information to consist of deal terms and other information customarily found in such publications or marketing or promotional materials and may otherwise use the name, logos, and other insignia of the Borrower or the other Loan Parties and the Commitments provided hereunder in any “tombstone” or other advertisements, on ~~its website~~their respective websites or in other marketing materials of the ~~Administrative Agent. The Administrative Agent~~such Persons, and (ii) shall provide a draft reasonably in advance of any press release or advertising materials to the Borrower for review and comment prior to the publication thereof.

SECTION 9.11. Release of Collateral. Upon the sale, lease, transfer or other disposition of any item of Collateral of any Loan Party in accordance with the terms of the Loan Documents, the Collateral Agent will, at the Borrower’s expense, execute and deliver to such Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents in accordance with the terms of the Loan Documents and, in the case of any sale or dissolution of any Guarantor (to the extent permitted by the Loan Documents), a release of such Guarantor from the Guaranty; provided that all of such documents shall be in form and substance reasonably satisfactory to the Collateral Agent and the Required Lenders.

SECTION 9.12. Replacement of Holdout Lender.

(a) (i) If any action to be taken by the Lenders or any Agent hereunder requires the unanimous consent, authorization, or agreement of all Lenders and the consent of the Required Lenders is obtained but a Lender (other than any Agent in its capacity as a Lender) (“Holdout Lender”) fails to give its consent, authorization, or agreement or (ii~~) if at any time any Lender becomes a Defaulting Lender or becomes insolvent or (iii~~) if at any time the Borrower becomes obligated to pay additional payments described in Section 2.10 and 2.12(a) to a Lender, in each case, then the Administrative Agent or the Borrower, upon at least five (5) Business Days prior irrevocable notice to the Holdout ~~Lender, Defaulting~~ Lender or other Lender, as the case may be, may permanently replace the Holdout ~~Lender, Defaulting~~ Lender or other Lender, as the case may be, with one or more substitute Lenders (each, a “Replacement Lender”), and the Holdout ~~Lender, the Defaulting~~ Lender or other Lender, as the case may be, shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout ~~Lender, the Defaulting~~ Lender or other Lender, as the case may be, shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.

(b) Prior to the effective date of such replacement, the Holdout ~~Lender, the Defaulting~~ Lender or other Lender, as the case may be, and each Replacement Lender shall execute and deliver an Assignment and Assumption, subject only to the Holdout ~~Lender, the Defaulting~~ Lender or other Lender, as the case may be, being repaid its share of the outstanding Obligations under the Loan Documents (including all accrued but unpaid interest, fees ~~(except any amounts, including commitment fees, not due to such Defaulting Lender in accordance with the terms of this Agreement, after subtracting all amounts such Lender owes to the Loan Parties),~~ and other amounts that may be due and payable in respect thereof. If the Holdout ~~Lender, the Defaulting~~ Lender or other Lender, as the case may be, shall refuse or fail to execute and deliver any such Assignment and Assumption prior to the effective date of such replacement, the Holdout ~~Lender, the Defaulting~~ Lender or other Lender, as the case may be, shall be deemed to have executed and delivered such Assignment and Assumption. The replacement of any Holdout ~~Lender, the Defaulting~~ Lender or other Lender, as the case may be, shall be made in accordance with the terms of Section 9.07. Until such time as the Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Holdout Lender hereunder and under the other Loan Documents, the Holdout ~~Lender, the Defaulting~~ Lender or the other Lender, as the case may be, shall remain obligated to make the Holdout ~~Lender’s, the Defaulting~~ Lender’s or the other Lender’s pro rata share of Loans.

SECTION 9.13. Patriot Act Notice, Etc.

(a) Each Lender and each Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or such Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act. The Borrower shall, and shall cause each of its Subsidiaries to, provide such information and take such actions as are reasonably requested by any Agent or any Lender in order to assist the Agents and the Lenders in maintaining compliance with applicable Laws (including, without limitation, the Patriot Act and other “know your customer” and Ani-Money Laundering Laws) and any policy or procedure implemented by any Agent or such Lender to comply therewith) on all Loan Parties, their senior management and key principals and legal and beneficial owners. Each Loan Party agrees that the reasonable and documented out-of-pocket costs and charges incurred by any Agent in connection with conducting due diligence searches and checks in connection with the foregoing shall constitute expenses payable by the Borrower pursuant to Section 9.04 hereof.

(b) Neither the Loans nor use of the proceeds of any thereof will violate the Patriot Act, the Trading With the Enemy Act or any other requirements contained in the rules and regulations of the OFAC.

SECTION 9.14. Jurisdiction, Etc.

(a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

(b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

SECTION 9.15. Governing Law.

This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York.

SECTION 9.16. Waiver of Jury Trial.

The Loan Parties, the Agents and the Lenders irrevocably waive all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Loans, or the actions of any Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

SECTION 9.17. [Intentionally Omitted].

SECTION 9.18. Keepwell.

Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under the Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 9.18 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 9.18, or otherwise under the Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until ~~payment~~Payment in ~~full~~Full of the Obligations. Each Qualified ECP Guarantor intends that this Section 9.18 constitute, and this Section 9.18 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

SECTION 9.19. [Intentionally Omitted].

SECTION 9.20. Acknowledgment and Consent to Bail-In of Affected Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 9.21. Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a

Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.

SECTION 9.22. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.23. Erroneous Payments.

(a) Each Lender and any other party hereto hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or any other Person that has received funds from the Administrative Agent or any of its Affiliates, either for its own account or on behalf of a Lender (each such recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 9.23(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Administrative Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(b) Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify the Administrative Agent in writing of such occurrence.

(c) In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and upon demand from the Administrative Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent and upon the Administrative Agent’s written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of the Loans owing to it (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Loans”) to the Administrative Agent or, at the option of the Administrative Agent, the Administrative Agent’s applicable lending affiliate (such assignee, the “Agent Assignee”) in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of such Loans (but not Commitments) of the Erroneous Payment Impacted Loans, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Agent Assignee as the assignee of such Erroneous Payment Deficiency Assignment. Without limitation of its rights hereunder, following the effectiveness of the Erroneous Payment Deficiency Assignment, the Administrative Agent may make a cashless reassignment to the applicable assigning Lender of any Erroneous Payment Deficiency Assignment at any time by written notice to the applicable assigning Lender and upon such reassignment all of the Loans assigned pursuant to such Erroneous Payment Deficiency Assignment shall be reassigned to such Lender without any requirement for payment or other consideration. The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 9.07 and (3) the Administrative Agent may reflect such assignments in the Register without further consent or action by any other Person.

(e) Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent (1) shall be subrogated to all the rights of such Payment Recipient and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under this Section 9.23 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the Borrowers or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrowers or any other Loan Party for the purpose of making for a payment on the Obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.

(f) Each party’s obligations under this Section 9.23 shall survive the resignation or replacement of the Administrative Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

(g) The provisions of this Section 9.23 to the contrary notwithstanding, (i) nothing in this Section 9.23 will constitute a waiver or release of any claim of any party hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment and (ii) there will only be deemed to be a recovery of the Erroneous Payment to the extent that the Administrative Agent has received payment from the Payment Recipient in immediately available funds the Erroneous Payment Return, whether directly from the Payment Recipient, as a result of the exercise by the Administrative Agent of its rights of subrogation or set off as set forth above in clause (e) or as a result of the receipt by an Agent Assignee of a payment of the outstanding principal balance of the Loans assigned to such Agent Assignee pursuant to an Erroneous Payment Deficiency Assignment, but excluding any other amounts in respect thereof (it being agreed that any payments of interest, fees, expenses or other amounts (other than principal) received by such Agent Assignee in respect of the Loans assigned to such Agent Assignee pursuant to an Erroneous Payment Deficiency Assignment shall be the sole property of such Agent Assignee and shall not constitute a recovery of the Erroneous Payment).

[Signature Pages ~~Follow.~~Omitted from Conformed Copy]

Annex B

Certain Amended and Restated Exhibits to Credit Agreement

[see attached]

Annex C

Certain Amended and Restated Schedules to Credit Agreement

[see attached]

SCHEDULE I

First Amendment Commitments and Applicable Percentages

Lender	First Amendment Commitment	Applicable Percentage
Wells Fargo Bank, National Association	$15,000,000.00	16.666666667%
Bank of America, N.A.	$15,000,000.00	16.666666667%
ReStore Capital, LLC	$45,000,000.00	50.000000000%
ReStore Capital (EXPRS), LLC	$15,000,000.00	16.666666667%

Total:	$90,000,000.00	100.000000000%

SCHEDULE II

Subsidiary Guarantors

1.	Express GC, LLC, an Ohio limited liability company

2.	Express Finance Corp., a Delaware corporation

3.	Express Fashion Operations, LLC, a Delaware limited liability company

4.	Express Fashion Logistics, LLC, a Delaware limited liability company

5.	UW, LLC, a Delaware limited liability company

SCHEDULE III

Fiscal Months; Fiscal Quarters

Fiscal Quarter	Begin Date	End Date
Q4 2020	November 1, 2020	January 30, 2021
Q1 2021	January 31, 2021	May 1, 2021
Q2 2021	May 2, 2021	July 31, 2021
Q3 2021	August 1, 2021	October 30, 2021
Q4 2021	October 31, 2021	January 29, 2022
Q1 2022	January 30, 2022	April 30, 2022
Q2 2022	May 1, 2022	July 30, 2022
Q3 2022	July 31, 2022	October 29, 2022
Q4 2022	October 30, 2022	January 28 2023
Q1 2023	January 29, 2023	April 29 2023
Q2 2023	April 30, 2023	July 29, 2023
Q3 2023	July 30, 2023	October 28, 2023
Q4 2023	October 29, 2023	February 3, 2024
Q1 2024	February 4, 2024	May 4, 2024
Q2 2024	May 5, 2024	August 3, 2024
Q3 2024	August 4, 2024	November 2, 2024
Q4 2024	November 3, 2024	February 1, 2025
Q1 2025	February 2, 2025	May 3, 2025
Q2 2025	May 4, 2025	August 2, 2025
Q3 2025	August 3, 2025	November 1, 2025
Q4 2025	November 2, 2025	January 31, 2026
Q1 2026	February 1, 2026	May 2, 2026
Q2 2026	May 3, 2026	August 1, 2026
Q3 2026	August 2, 2026	October 31, 2026
Q4 2026	November 1, 2026	January 30, 2027
Q1 2027	January 31, 2027	May 1, 2027
Q2 2027	May 2, 2027	July 31, 2027
Q3 2027	August 1, 2027	October 30, 2027
Q3 2027	October 31, 2027	January 29, 2028

Fiscal Month	Begin Date	End Date
June 2019	June 2, 2019	July 8, 2019
July 2019	July 7, 2019	August 3, 2019
August 2019	August 4, 2019	August 31, 2019
September 2019	September 1, 2019	October 5, 2019
October 2019	October 6, 2019	November 2, 2019
November 2019	November 3, 2019	November 30, 2019
December 2019	December 1, 2019	January 4, 2020
January 2020	January 5, 2020	February 1, 2020
February 2020	February 2, 2020	February 29, 2020
March 2020	March 1, 2020	April 4, 2020
April 2020	April 5, 2020	May 2, 2020
May 2020	May 3, 2020	May 30, 2020
June 2020	May 31, 2020	July 4, 2020
July 2020	July 5, 2020	August 1, 2020
August 2020	August 2, 2020	August 29, 2020
September 2020	August 30, 2020	October 3, 2020
October 2020	October 4, 2020	October 31, 2020
November 2020	November 1, 2020	November 28, 2020
December 2020	November 29, 2020	January 1, 2021
January 2021	January 3, 2021	January 30, 2021
February 2021	January 31, 2021	February 27, 2021
March 2021	February 28, 2021	April 3, 2021
April 2021	April 4, 2021	May 1, 2021
May 2021	May 2, 2021	May 29, 2021
June 2021	May 30, 2021	July 3, 2021
July 2021	July 4, 2021	July 31, 2021
August 2021	August 1, 2021	August 28, 2021
September 2021	August 29, 2021	October 2, 2021
October 2021	October 3, 2021	October 30, 2021
November 2021	October 31, 2021	November 27, 2021
December 2021	November 28, 2021	January 1, 2022
January 2022	January 2, 2022	January 29, 2022
February 2022	January 30, 2022	January 26, 2022
March 2022	February 27, 2022	April 2, 2022
April 2022	April 3, 2022	April 30, 2022
May 2022	May 1, 2022	May 28, 2022

Fiscal Month	Begin Date	End Date
June 2022	May 29, 2022	July 2, 2022
July 2022	July 3, 2022	July 30, 2022
August 2022	July 31, 2022	August 27, 2022
September 2022	August 28, 2022	October 1, 2022
October 2022	October 2, 2022	October 29, 2022
November 2022	October 30, 2022	November 26, 2022
December 2022	November 27, 2022	December 31, 2022
January 2023	January 1, 2023	January 28, 2023
February 2023	January 29, 2023	February 25, 2023
March 2023	February 28, 2023	April 1, 2023
April 2023	April 2, 2023	April 29, 2023
May 2023	April 30, 2023	May 27, 2023
June 2023	May 28, 2023	July 1, 2023
July 2023	July 2, 2023	July 29, 2023
August 2023	July 30, 2023	August 26, 2023
September 2023	August 27, 2023	September 30, 2023
October 2023	October 1, 2023	October 28, 2023
November 2023	October 29, 2034	November 25, 2023
December 2023	November 26, 2023	December 30, 2023
January 2024	December 31, 2023	February 3, 2024
February 2024	February 4, 2024	March 2, 2024
March 2024	March 3, 2024	April 6, 2024
April 2024	April 7, 2024	May 4, 2024
May 2024	May 5, 2024	June 1, 2024
June 2024	June 2, 2024	July 6, 2024
July 2024	July 7, 2024	August 3, 2024
August 2024	August 4, 2024	August 31, 2024
September 2024	September 1, 2024	October 5, 2024
October 2024	October 6, 2024	November 2, 2024
November 2024	November 3, 2024	November 30, 2024
December 2024	December 1, 2024	January 4, 2025
January 2025	January 5, 2025	February 1, 2025
February 2025	February 2, 2025	March 1, 2025
March 2025	March 3, 2025	April 5, 2025
April 2025	April 6, 2025	May 3, 2025
May 2025	May 4, 2025	May 31, 2025

Fiscal Month	Begin Date	End Date
June 2025	June 1, 2025	July 5, 2025
July 2025	July 6, 2025	August 2, 2025
August 2025	August 3, 2025	August 30, 2025
September 2025	August 31, 2025	October 4, 2025
October 2025	October 5, 2025	November 1, 2025
November 2025	November 2, 2025	November 29, 2025
December 2025	November 30, 2025	January 3, 2026
January 2026	January 4, 2026	January 31, 2026
February 2026	February 1, 2026	March 1, 2026
March 2026	March 2, 2026	April 4, 2026
April 2026	April 5, 2026	May 2, 2026
May 2026	May 3, 2026	May 30, 2026
June 2026	May 31, 2026	July 4, 2026
July 2026	July 5, 2026	August 1, 2026
August 2026	August 2, 2026	August 29, 2026
September 2026	August 30, 2026	October 3, 2026
October 2026	October 4, 2026	October 31, 2026
November 2026	November 1, 2026	November 28, 2026
December 2026	November 29, 2026	January 2, 2027
January 2027	January 3, 2027	January 30, 2027
February 2027	January 31, 2027	February 27, 2027
March 2027	February 28, 2027	April 3, 2027
April 2027	April 4, 2027	May 1, 2027
May 2027	May 2, 2027	May 29, 2027
June 2027	May 30, 2027	July 3, 2027
July 2027	July 4, 2027	July 31, 2027
August 2027	August 1, 2027	August 28, 2027
September 2027	August 29, 2027	October 2, 2027
October 2027	October 3, 2027	October 30, 2027
November 2027	October 31, 2027	November 27, 2027
December 2027	November 28, 2027	January 1, 2028
January 2028	January 2, 2028	January 29, 2028

Annex D

Composite Security Agreement

[see attached]

~~Execution Version~~Annex D – Composite Security Agreement Through First Amendment

SECURITY AGREEMENT

Dated as of January 13, 2021

From

EXPRESS, INC.,

EXPRESS TOPCO LLC,

EXPRESS HOLDING, LLC,

EXPRESS, LLC,

- and -

the other Grantors referred to herein,

as Grantors

to

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Collateral Agent

T A B L E O F C O N T E N T S

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~~Schedules~~

~~Schedule I~~	~~—~~	~~Investment Property~~
~~Schedule II~~	~~—~~	~~Pledged Deposit Accounts/Securities Accounts~~
~~Schedule III~~	~~—~~	~~Intellectual Property~~
~~Schedule IV~~	~~—~~	~~Commercial Tort Claims~~
~~Schedule V~~	~~—~~	~~Chief Executive Office, Type of Organization, Jurisdiction of Organization and Organizational Identification Number~~
~~Schedule VI~~	~~—~~	~~Changes in Name, Location, Etc.~~
~~Schedule VII~~	~~—~~	~~Locations of Equipment and Inventory~~
~~Schedule VIII~~	~~—~~	~~Letters of Credit~~
~~Schedule IX~~	~~—~~	~~Credit Card Processing Arrangements~~
~~Schedule X~~	~~—~~	~~Websites and Domain Names~~

Exhibits

Exhibit A	—	Form of Security Agreement Supplement
Exhibit B	—	Form of Intellectual Property Security Agreement
Exhibit C	—	Form of Intellectual Property Security Agreement Supplement

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SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of January 13, 2021 (this “Agreement”), made by EXPRESS, INC., a Delaware corporation (“Holdings”), EXPRESS TOPCO LLC, a Delaware limited liability company (“Intermediate Holdings”), EXPRESS HOLDING, LLC, a Delaware limited liability company (the “Parent”), EXPRESS, LLC, a Delaware limited liability company (the “Borrower”), the other Persons listed on the signature pages hereof and the Additional Grantors (as defined in Section 25) (Holdings, Intermediate Holdings, the Parent, the Borrower, the Persons so listed, and the Additional Grantors being, collectively, the “Grantors” and each individually, a “Grantor”), to WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent (in such capacity, together with any successor collateral agent appointed pursuant to Article VII of the Term Loan Agreement (as hereinafter defined), the “Collateral Agent”) for the Secured Parties (as defined in the Term Loan Agreement).

PRELIMINARY STATEMENTS.

1. Holdings, Intermediate Holdings, the Parent, the Borrower and the Subsidiary Guarantors (as defined in the Term Loan Agreement referred to below) have entered into an Asset-Based Term Loan Agreement, dated as of January 13, 2021 (said agreement, as amended, amended and restated, restated, supplemented, modified, or otherwise in effect from time to time, being the “Term Loan Agreement”) with the Lenders and the Agents (each as defined therein).

2. Each Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Loan Documents (as defined in the Term Loan Agreement).

3. This Agreement is given by each Grantor in favor of the Collateral Agent for the benefit of the Secured Parties to secure the payment and performance of all of the Secured Obligations (as hereinafter defined).

4. It is a condition to the obligations of the Lenders to make the Loans under the Term Loan Agreement that each Grantor execute and deliver the applicable Loan Documents, including this Agreement.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantors and the Collateral Agent, on its own behalf and on behalf of the other Secured Parties (and each of their respective successors or assigns), hereby agree as follows:

Section 1. Defined Terms.

(a) Terms defined in the Term Loan Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the Term Loan Agreement.

(b) Unless otherwise defined in this Agreement or in the Term Loan Agreement, any terms (whether capitalized or lowercase) used in this Agreement that are defined in Article 8 or 9 of the UCC (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9. “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the UCC differently than in another Article thereof, the term shall have the meaning set forth in Article 9 of the UCC; provided further that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection or the priority, of a security interest in any Collateral (as defined below) or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or the priority, or availability of such remedy, as the case may be.

(c) In addition, the following terms shall have the following meanings:

“Brand Archive” shall mean those records (whether physically or electronically stored in any medium) relating to embodiment and/or exploitation of the Intellectual Property Collateral and its historic embodiment and/or exploitation which are in the possession of the Grantors and including, but not limited to:

(i)	style tech packs;

(ii)	style specification sheets; (iii) style patterns and fits;

(iv)	size charts;

(v)	fabric information; and

(vi)	trim and label information.

“Brand Records” shall mean Brand Archive, together with any other records (whether physical or electronically stored in any medium) that relate to the Intellectual Property Collateral.

“Collateral Account” shall mean a Deposit Account maintained by the Borrower with the ABL Collateral Agent, for its own benefit and the benefit of the other ABL Secured Parties, under the sole and exclusive dominion and control of the ABL Collateral Agent, in the name of the ABL Collateral Agent or as the ABL Collateral Agent shall otherwise direct, which account will be subject to the terms and conditions of the ABL Loan Documents.

“Data Protection Law” shall mean any law applicable from time to time relating to the processing of personal data and/or privacy, as in force at the date of this Agreement or as re-enacted, applied, amended, superseded, repealed or consolidated, including without limitation, the UK Data Protection Act 2018, EU Regulation 2016/679 (the General Data Protection Regulation), and the Privacy and Electronic Communications (EC Directive) Regulations 2003, in each case including any legally binding regulations, direction and orders issued from time to time under or in connection with any such law.

“Domain Names” shall mean Internet domain names registrations, and uniform resource locations (URLs) to which the registered domain names resolve.

“Franchise Agreements” shall mean all of the Grantors’ franchise agreements, royalty agreements, development, distribution and license agreements with respect to such Grantors’ Intellectual Property Collateral.

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“Goodwill” shall mean, collectively, with respect to each Person, the goodwill connected with such Person’s business including, without limitation, (i) all goodwill connected with the use of and symbolized by any other Trademarks in which such Person has any interest, (ii) all know-how, trade secrets, customer and supplier lists, proprietary information, inventions, methods, procedures, formulae, descriptions, compositions, technical data, drawings, specifications, name plates, catalogs, confidential information and the right to limit the use or disclosure thereof by any Person, pricing and cost information, business and marketing plans and proposals, consulting agreements, engineering contracts and such other assets which relate to such goodwill and (iii) all product lines of such Person’s business.

“Initial Pledged Debt” shall have the meaning assigned to such term in Section 9(g).

“Initial Pledged Equity” shall have the meaning assigned to such term in Section 9(g).

“Licenses” shall mean, collectively, with respect to each Person, all license, distribution, development and franchise agreements with any other Person with respect to any Intellectual Property Collateral or any other patent, trademark, copyright or other intellectual property, whether such Person is a licensor or licensee, distributor or distributee, developer or developee or franchisor or franchisee under any such license, distribution or franchise agreement, together with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present or future infringements or violations thereof, (iii) rights to sue for past, present and future infringements or violations thereof and (iv) other rights to use, exploit or practice any or all of the other Intellectual Property Collateral.

“Pledged Deposit Accounts” shall have the meaning assigned to such term in Section 9(i).

“Social Media Accounts” shall mean the social media accounts operated by the Grantors.

Section 2. Grant of Security.

Each Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in such Grantor’s right, title and interest in and to the following personal property, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the “Collateral”):

(a) all equipment in all of its forms, including, without limitation, all machinery, tools, furniture and fixtures, and all parts thereof and all accessions thereto, including, without limitation, computer programs and supporting information that constitute equipment within the meaning of the UCC (any and all such property being the “Equipment”);

(b) all inventory in all of its forms, including, without limitation, (i) all raw materials, work in process, finished goods and materials used or consumed in the manufacture, production, preparation or shipping thereof; (ii) goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which such Grantor has an interest or right as consignee) and (iii) goods that are returned to or repossessed or stopped in transit by such Grantor), and all accessions thereto and products thereof and Documents therefor, including, without limitation, computer programs and supporting information that constitute inventory within the meaning of the UCC (any and all such property being the “Inventory”);

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(c) all Accounts (including, without limitation, health care insurance receivables), Chattel Paper (including, without limitation, Tangible Chattel Paper and Electronic Chattel Paper), Instruments (including, without limitation, promissory notes), Deposit Accounts (including, without limitation, the Term Loan Priority Account), Letters of Credit, Letter-of-Credit Rights, General Intangibles (including, without limitation, payment intangibles, all General Intangibles constituting amounts due or to become due arising out of the use of a credit card, debit card or charge card or information contained on or for use with such credit card, debit card or charge card, including, without limitation, all Credit Card Receivables, and all Franchise Agreements) and other obligations of any kind, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance, and all rights now or hereafter existing in and to all Supporting Obligations and in and to all security agreements, mortgages, Liens, leases, letters of credit and other contracts securing or otherwise relating to the foregoing property (any and all of such Accounts, Chattel Paper, Instruments, Deposit Accounts, Letters of Credit, Letter-of-Credit Rights, General Intangibles and other obligations, to the extent not referred to in clauses (d), (e) or (f) below, being the “Receivables,” and any and all such Supporting Obligations, security agreements, mortgages, Liens, leases, letters of credit and other contracts being the “Related Contracts”);

(d) the following (collectively, the “Security Collateral”; provided that the term “Security Collateral” shall not include any Excluded Assets):

(i) the Initial Pledged Equity and the certificates, if any, representing the Initial Pledged Equity, and all dividends, distributions, returns of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Equity and all warrants, rights or options issued thereon or with respect thereto;

(ii) the Initial Pledged Debt and the instruments, if any, evidencing the Initial Pledged Debt, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Debt;

(iii) all additional shares of stock and other Equity Interests from time to time acquired by such Grantor, in any manner (such shares and other Equity Interests, together with the Initial Pledged Equity, being the “Pledged Equity”; provided that the term “Pledged Equity” shall not include any Excluded ~~Asset~~Assets), and the certificates, if any, representing such additional shares or other Equity Interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all such shares or other Equity Interests and all warrants, rights or options issued thereon or with respect thereto;

(iv) all additional indebtedness from time to time owed to such Grantor (such indebtedness, together with the Initial Pledged Debt, being the “Pledged Debt”; provided that the term “Pledged Debt” shall not include any Excluded ~~Asset~~Assets) and the instruments, if any, evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness;

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(v) all Securities Accounts (including, without limitation, the Securities Accounts ~~listed on Schedule II hereto~~set forth in Section II.B. of the Information Certificate), all security entitlements with respect to all financial assets from time to time credited to such Securities Accounts, and all financial assets, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such security entitlements or financial assets and all warrants, rights or options issued thereon or with respect thereto; and

(vi) all other Investment Property (including, without limitation, all securities (whether certificated or uncertificated), commodity contracts and commodity accounts) in which such Grantor has now, or acquires from time to time hereafter, any right, title or interest in any manner, and the certificates or instruments, if any, representing or evidencing such Investment Property, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Investment Property and all warrants, rights or options issued thereon or with respect thereto;

(e) the following (collectively, the “Account Collateral”; provided that the term “Account Collateral” shall not include any Excluded ~~Asset~~Assets ):

(i) the Pledged Deposit Accounts, the Collateral Account, the Term Loan Priority Account, and all funds and financial assets from time to time credited thereto (including, without limitation, all Cash Equivalents), and all certificates and instruments, if any, from time to time representing or evidencing the Pledged Deposit Accounts, the Collateral Account, or the Term Loan Priority Account;

(ii) all promissory notes, certificates of deposit, checks and other instruments from time to time delivered to or otherwise possessed by the Collateral Agent for or on behalf of such Grantor in substitution for or in addition to any or all of the then existing Account Collateral; and

(iii) all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral;

(f) the following (collectively, the “Intellectual Property Collateral”; provided that the term “Intellectual Property Collateral” shall not include any Excluded ~~Asset~~Assets):

(i) all patents, industrial designs, applications for patents and industrial design, applications, utility models and statutory invention registrations, all inventions or designs claimed or disclosed therein and all improvements thereto (whether issued, registered or applied for in the United States or any other country or any political subdivision thereof), including, without limitation, those patents, industrial designs, patent applications and industrial design applications ~~listed~~set forth in ~~Schedule~~Section III ~~hereto~~.A. of the Information Certificate, together with any and all (A) rights, priorities and privileges arising under applicable law with respect to the foregoing, (B) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (C) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present or future infringements thereof, (D) rights corresponding thereto throughout the world and (E) rights to sue for past, present or future infringements thereof (collectively, the “Patents”);

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(ii) all trademarks, service marks, trade dress, logos, certification marks, designs, slogans, trade names, business names, corporate names and other source identifiers, whether statutory or common law, whether registered or unregistered and whether established or registered in the United States or any other country or any political subdivision thereof, and the Goodwill associated therewith and symbolized thereby, and all registrations and applications for the foregoing, including, without limitation, the registrations and applications ~~listed~~set forth in ~~Schedule~~Section III ~~hereto~~.A. of the Information Certificate, together with any and all (A) rights, priorities and privileges arising under applicable law with respect to the foregoing, (B) reissues, continuations, extensions and renewals thereof, (C) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including, without limitation, damages, claims and payments for past, present or future infringements thereof, (D) rights corresponding thereto throughout the world and (E) rights to sue for past, present and future infringements and dilutions thereof (collectively, the “Trademarks”);

(iii) all copyrights (including, without limitation, copyrights in Computer Software, web sites and the content thereof, advertising and marketing materials, and content and materials of franchisor manuals and any associated documents), and any other rights in clothing patterns and fabric designs (whether statutory or common law, whether established or registered in the United States or any other country or any political subdivision thereof whether registered or unregistered and whether published or unpublished) and all registrations and applications for registration thereof, including, without limitation, the registrations and applications ~~listed~~set forth in ~~Schedule~~Section III ~~hereto~~.A. of the Information Certificate, together with any and all (A) rights, priorities and privileges arising under applicable law with respect to the foregoing, (B) renewals, restorations, supplemental registrations, and extensions thereof, (C) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (D) rights corresponding thereto throughout the world, and (E) rights to sue for past, present or future infringements thereof (collectively, the “Copyrights”);

(iv) all computer software, programs and databases (including, without limitation, source code, object code and all related applications and data files), firmware and documentation and material relating thereto, together with any and all maintenance rights, service rights, programming rights, hosting rights, test rights, improvement rights, renewal rights and indemnification rights and any substitutions, replacements, improvements, error corrections, updates and new versions of any of the foregoing (the “Computer Software”);

(v) all Social Media Accounts (including all usernames and passwords therefor) and corporate names and general intangibles of a like nature, together with the Goodwill symbolized thereby;

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(vi) all e-commerce and site traffic information, as well as all of the Grantors’ user names and passwords for google analytics accounts;

(vii) all confidential and proprietary information, including, without limitation, know how, trade secrets, manufacturing and production processes and techniques, inventions, ideas, research and development information, formulas, compositions, databases and data, including, without limitation, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, customer and supplier lists and information (including full contact information, home address lists and e-mail addresses, and other purchasing history and related information), business and marketing plans and proposals and historical product and marketing archives, in each case to the extent transferrable by applicable law (including Data Protection Laws) (collectively, the “Trade Secrets”), and all other intellectual, industrial and intangible property of any type, including, without limitation, mark works;

(viii) all registrations and applications for registration for any of the foregoing to the extent owned by or registered to a Grantor, including, without limitation, those registrations and applications for registration set forth in ~~Schedule~~Section III ~~hereto~~.A. of the Information Certificate, together with all reissues, divisions, continuations, continuations-in-part, extensions, restorations, renewals, supplemental registrations and reexaminations thereof;

(ix) all tangible embodiments of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

(x) all agreements, permits, consents, orders and franchises relating to the license, development, use or disclosure of any of the foregoing to which such Grantor, now or hereafter, is a party or a beneficiary and under which (A) any Grantor has provided any license or sublicense in material Intellectual Property Collateral to any other Person, or otherwise permitted the use or exploitation thereof by any other Person, or (B) any Person has granted to any Grantor any license or sublicense in Intellectual Property owned or licensed by such Person that is material to the business of such Grantor, or otherwise permitted the use or exploitation thereof by such Grantor (other than non-exclusive licenses for commercial off-the-self software or other agreements that constitute Excluded Assets), including without limitation, the agreements set forth in ~~Schedule~~Section III ~~hereto~~.D. of the Information Certificate (the “IP Agreements”);

(xi) all Domain Names, Licenses, and the Brand Records; and

(xii) any and all claims for damages and injunctive relief for past, present and future infringements, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to use for and collect, or otherwise recover, such damages;

(g) the Commercial Tort Claims described in ~~Schedule~~Section IV ~~hereto~~of the Information Certificate (together with any Commercial Tort Claims as to which the Grantors have complied with the requirements of Section 17, the “Commercial Tort Claims Collateral”; provided that the term “Commercial Tort Claims Collateral” shall not include any Excluded ~~Asset~~Assets);

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(h) all federal, state, municipal and other tax refunds or rebates, including, without limitation, the 2020 Tax Refund Claim;

(i) all Proceeds of leases of real property;

(j) all Goods (including all Fixtures) and all Documents;

(k) all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Agent is the loss payee thereof), including, without limitation, all business interruption insurance policies;

(l) all books, records, account ledgers, data processing records (including, without limitation, customer lists, credit files, printouts and other computer output materials and records) of such Grantor; and

(m) all Proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and Supporting Obligations relating to, any and all of Collateral (including, without limitation, proceeds, collateral and Supporting Obligations that constitute property of the types described in clauses (a) through (m) of this Section 2) and, to the extent not otherwise included, all (A) payments under insurance (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, and (B) all monies (whether or not in the possession or under the control of any Agent, a Lender, or a bailee or Affiliate of an Agent or a Lender);

provided that, notwithstanding anything to the contrary in this Agreement, (x) this Agreement shall not constitute an assignment or pledge to or grant of a security interest in, and (y) the term “Collateral” shall not include, any of the following property (each, an “Excluded Asset”): (i) any property to the extent (but only so long as) the granting of a security interest therein is prohibited by applicable law or regulation or would require any governmental consent that has not been obtained (other than to the extent such prohibition is rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including any Debtor Relief Law) or principles of equity), (ii) leased real property, (iii) shares of stock and other Equity Interests of any joint venture that is not a Subsidiary to the extent, and for so long as, the pledge of such shares of stock or Equity Interests of such joint venture would be validly prohibited by the terms of any joint venture agreement or shareholders’ agreement applicable to such joint venture (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including any Debtor Relief Law) or principles of equity); provided that the proceeds, distributions and other economic interest in such shares of stock or other Equity Interest shall still constitute Collateral, (iv) assets of any Excluded Subsidiary, (v) any license, permit or lease held by any Grantor (x) if, and for so long as, the grant of such security interest shall constitute or result in (A) the abandonment, invalidation or unenforceability of any right, title or interest of such Grantor therein or (B) a breach or termination pursuant to the terms of, or a default under, any such license, permit or lease, (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including any Debtor Relief Law) or principles of equity) or (y) to the extent that, and for so long as, ~~that~~ applicable law prohibits the creation

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of a security interest therein or thereon to or in favor of the Collateral Agent (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including any Debtor Relief Law) or principles of equity), (vi) motor vehicles, airplanes, vessels and other assets subject to certificates of title (except to the extent a security interest therein can be perfected by the filing of a UCC-1 financing statement), (vii) [reserved], (viii) any property if the cost of obtaining security interests in any such property is excessive (as determined by the Administrative Agent in writing in consultation with Borrower) in relation to the benefit to the Secured Parties, (ix) [reserved], (x) any equipment subject to a purchase money security interest or capitalized lease, in each case to the extent permitted under the Loan Documents, to the extent that a security interest therein would violate or invalidate such purchase money or capitalized lease arrangement after giving effect to the applicable anti-assignment clauses of the UCC and applicable laws, other than the proceeds and receivables thereof the assignment of which is expressly deemed effective under the UCC or any similar applicable laws notwithstanding such prohibition, (xi) [reserved], (xii) any assets to the extent a security interest in such assets would result in material adverse tax consequences as mutually and reasonably determined by the Administrative Agent and the Borrower, and (xiii) any intent-to-use Trademark application prior to the filing and acceptance of a statement of use or an amendment to allege use with respect thereto, only for as long as, and only to the extent that, granting assignment security interest therein would deleteriously affect the validity or enforceability of such intent-to-use trademark application or any registration issuing from such application under applicable law;

provided, further, that (x) notwithstanding anything to the contrary herein, “Excluded Assets” shall not include (i) the right to receive any proceeds arising therefrom, the right to receive any payment of money (including, without limitation, General Intangibles) or any other rights referred to in Sections 9-406(f), 9-407(a) or 9-408(a) of the UCC or any Proceeds, substitutions or replacements of any Excluded Asset (unless such Proceeds, substitutions or replacements would otherwise independently constitute Excluded Assets), or (ii) any assets of any Grantor included in the determination of the ABL Borrowing Base or the Term Loan Borrowing Base, and (y) no property shall constitute “Excluded Assets” hereunder to the extent that such property is pledged to secure the Grantors’ obligations under the ABL Loan Documents or any obligations owing to MGF or any of its Affiliates.

Section 3. Security for Obligations.

This Agreement secures, in the case of each Grantor, the payment of all Obligations and Guaranteed Obligations of such Grantor now or hereafter existing under the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise (all such Obligations and Guaranteed Obligations being the “Secured Obligations”); provided that, notwithstanding anything to the contrary, the Secured Obligations shall exclude any Excluded Swap Obligations. Without limiting the generality of the foregoing, this Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Secured Obligations and would be owed by such Grantor to any Secured Party under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party. Notwithstanding anything herein to the contrary, no Grantor, Loan Party or any of their Subsidiaries shall be required to deliver or provide (or take any actions with respect to obtaining) any leasehold mortgages.

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Section 4. Grantors Remain Liable.

Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in such Grantor’s Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Loan Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 5. Delivery and Control of Security Collateral.

Subject to the ABL Intercreditor Agreement:

(a) All certificates or instruments representing or evidencing Security Collateral (if certificated or represented by an instrument) shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent; provided that no Grantor shall be required to deliver an instrument representing Pledged Debt if the amount of such Pledged Debt is less than $~~100,000~~1,000,000 individually or $~~250,000~~5,000,000 in the aggregate as to all such Pledged Debt. After the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right from time to time to exchange certificates or instruments representing or evidencing Security Collateral for certificates or instruments of smaller or larger denominations.

(b) With respect to any Security Collateral that constitutes an Uncertificated Security that is at any time subject to Article 8 of the UCC and is not held in a Securities Account, the relevant Grantor will promptly provide the Collateral Agent written notice thereof and, if requested by Collateral Agent, cause, to the extent permitted by applicable law, each issuer thereof that is a Subsidiary of such Grantor to execute and deliver to the Collateral Agent an acknowledgment of the pledge of such Security Collateral and an agreement by such issuer to comply with instructions originated by the Collateral Agent without further consent by such Grantor, in each case in a form and substance that is reasonably satisfactory to the Borrower and the Collateral Agent (such agreement being an “Uncertificated Security Control Agreement”). In addition to and without limiting the foregoing, each Grantor which is or may become the issuer of any such Uncertificated Security constituting Collateral hereby agrees to comply with instructions originated by the Collateral Agent with respect to such Uncertificated Security without further consent by the registered owner thereof.

(c) Each Grantor represents and warrants that the Collateral Agent has a perfected first priority security interest (which priority shall be subject to Permitted Liens having priority by operation of law and, with respect to ABL Priority Collateral, Permitted Liens described in clause (z) of such definition) in all Security Collateral pledged by it hereunder that is in existence on the ~~date hereof~~First Amendment Effective Date to the extent the actions described in Section 9(k) have been taken and that the applicable constitutive documents do not require the consent of the other shareholders, members, partners or other Person (other than the applicable Grantor) to permit the Collateral Agent or its designee to be substituted for the applicable Grantor as a shareholder, member, partner or other equity owner, as applicable, thereto. With respect to any Security Collateral that at any time is not evidenced by certificates of ownership, then each applicable Grantor shall, to the extent permitted by applicable law and upon the reasonable request of the Collateral Agent, cause such pledge to be recorded on the equityholder register or the books of the issuer, execute customary pledge forms or other

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documents necessary or reasonably requested to complete the pledge, and shall otherwise comply with the provisions of Section 9 hereof, and give the Collateral Agent the right to transfer such Security Collateral under the terms hereof. Alternatively, the applicable Grantor may cause such Security Collateral to become (if not already the case) a “security” governed by Article 8 of the UCC and issue “security certificates” (as defined in Article 8 of the UCC) for such Security Collateral, so long as such “security certificates” are delivered to the Collateral Agent in accordance with the provisions of Section 5(a).

(d) With respect to (i) the Securities Accounts and (ii) any Security Collateral that constitutes a security entitlement as to which the financial institution acting as Collateral Agent hereunder is not the Securities Intermediary, the relevant Grantor will cause the Securities Intermediary with respect to each such account or security entitlement either (A) to identify in its records the Collateral Agent as the entitlement holder thereof or (B) to agree with such Grantor and the Collateral Agent that such Securities Intermediary will comply with entitlement orders originated by the Collateral Agent without further consent of such Grantor, such agreement to be in form and substance reasonably satisfactory to the Borrower and Collateral Agent (a “Securities Account Control Agreement”); provided, however, any Securities Account with an aggregate value of less than $500,000 shall not be subject to the requirements of this Section 5(d); provided further that the aggregate value of all Securities Accounts not subject to the requirements of this Section 5(d) shall not exceed $1,500,000 at any one time outstanding; provided further that (i) the Collateral Agent will not give any such orders except (A) prior to the Discharge of ABL Obligations, after the occurrence and during the continuance of a Triggering Event, and (B) after the Discharge of ABL Obligations, ~~no~~after the occurrence and during the continuance of an Event of Default ~~shall have occurred and be continuing~~, and (ii) if both (A) prior to the Discharge of ABL Obligations, the cure (but not a partial cure) or waiver of any previously continuing Triggering Event has occurred, and (B) after the Discharge of ABL Obligations, the cure (but not a partial cure) or waiver of any previously continuing Event of Default has occurred, the Collateral Agent shall take such action, at the expense of such Grantor, as shall be reasonably necessary to reconvey to such Grantor the right to give entitlement orders and instructions or directions to any issuer of Uncertificated Securities or Securities Intermediary.

(e) As between the Collateral Agent and the Grantors, the Grantors shall bear the investment risk with respect to the Security Collateral, and the risk of loss of, damage to, or the destruction of the Security Collateral, whether in the possession of, or maintained as a security entitlement or deposit by, or subject to the control of, the Collateral Agent, a Securities Intermediary, any Grantor or any other Person; provided, however, that nothing contained in this Section 5 shall release or relieve any Securities Intermediary of its duties and obligations to the Grantors or any other Person under any Securities Account Control Agreement or under applicable law. Each Grantor shall pay, when due and payable, all claims and fees of whatever kind or nature with respect to the Security Collateral, except as otherwise permitted under the ABL Loan Documents ~~or~~and the Loan Documents. In the event any Grantor shall fail to make such payment contemplated in the immediately preceding sentence, the Collateral Agent may do so for the account of such Grantor and the Grantors shall promptly reimburse and indemnify the Collateral Agent for all costs and expenses incurred by the Collateral Agent under this Section 5 and under Section 24 hereof.

(f) Upon the request of the Collateral Agent (i) prior to the Discharge of ABL Obligations, following the occurrence and during the continuance of ~~an~~a Triggering Event and (ii) after the Discharge of ABL Obligations, following the occurrence and during the continuance of an Event of Default, each Grantor will notify each issuer of Securities Collateral (other than any other Loan Party) in which a security interest has been granted by it hereunder that such Securities Collateral is subject to the security interest granted hereunder.

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Section 6. Maintaining the Account Collateral.

Until the Payment in Full of the Secured Obligations, subject to the terms and provisions of the ABL Intercreditor Agreement:

(a) Each Grantor will maintain Deposit Accounts only with a bank (a “Pledged Account Bank”) that has agreed with such Grantor and the Collateral Agent to comply with instructions originated by the Collateral Agent directing the disposition of funds in such Deposit Account without the further consent of such Grantor, such agreement to be in form and substance reasonably satisfactory to the Borrower and Collateral Agent (each, a “Deposit Account Control Agreement”); provided, however, that this Section 6(a) shall not apply to the following Deposit Accounts (collectively, “Excluded Deposit Accounts”): (i) accounts used solely as local store level accounts (to the extent that the aggregate amount on deposit with such local store level accounts does not exceed $3,500,000 (other than temporary increases due to high sales volume for any consecutive five (5) day period beginning on a Friday of any week and ending on the Tuesday of the following week), in each case maintained in the ordinary course of business, (ii) zero balance accounts, (iii) accounts constituting (and solely used for) a tax or payroll account, escrow account, trust account, petty cash account (to the extent that the aggregate amount on deposit with such petty cash accounts does not exceed $100,000), pension, employee benefits or other trust purposes, flexible spending benefit account, or for the benefit of any other party other than any Grantor or Subsidiary, in each case maintained in the ordinary course of business, or (iv) other Deposit Accounts to the extent that the aggregate amount on deposit with each Deposit Account does not exceed $250,000 at any time. Each Grantor agrees that at no time shall the aggregate amount on deposit in all Deposit Accounts referred to in the foregoing clause (iv) for which there is not in effect a Deposit Account Control Agreement exceed $500,000. So long as (x) prior to the Discharge of ABL Obligations, no Triggering Event has occurred and is continuing and (y) after the Discharge of ABL Obligations, no Event of Default has occurred and is continuing, the Collateral Agent agrees that (i) it shall not issue any instructions to any Pledged Account Bank or withhold any withdrawal rights from such Grantor with respect to funds from time to time credited to any Deposit Account and (ii) upon the termination of all such Triggering Events or Events of Default, as applicable, the Collateral Agent shall thereafter take such action, at the expense of such Grantor, as shall be reasonably necessary to reconvey to such Grantor the right to give instructions directing the disposition of funds credited to any such Deposit Account. Notwithstanding anything contained herein to the contrary, each Grantor shall transfer, or direct the transfer of, funds from its local store level accounts and credit card processors to a cash concentration account that shall be a Pledged Deposit Account within three (3) Business Days (or such longer period as the Collateral Agent may agree in its sole discretion) of such funds being deposited.

(b) (1) prior to the Discharge of ABL Obligations, after the occurrence and during the continuance of a Triggering Event and (2) after the Discharge of ABL Obligations, after the occurrence and during the continuance of an Event of Default, (x) each Grantor will promptly instruct each Person obligated at any time to make any payment to such Grantor for any reason (an “Obligor”) to make such payment to a Pledged Deposit Account or the Collateral Account (or, if constituting proceeds of Term Priority Collateral, to the Term Loan Priority Account, or as otherwise agreed by the Collateral Agent), except that such Grantor shall not be under such obligation with respect to Persons (i) making payments to a Pledged Deposit Account or Collateral Account as of the date hereof, (ii) making payments to such Grantor less than $100,000 a year in the aggregate, or (iii) making payments to accounts not purported to be subject to the security interest of the Secured Parties in accordance with the Term Loan Agreement, if any; and (y) each Grantor shall cause all cash receipts and collections received by such Grantor from all sources, including, without limitation, all available cash receipts from the sale of Inventory and other

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assets (whether or not constituting Collateral), all proceeds of collections of Receivables (including, without limitation, all Credit Card Receivables), all net proceeds and other cash payments received by a Grantor from any Person or from any source or on account of a Transfer or other transaction or event, and the proceeds of all credit card charges to be deposited into a Pledged Deposit Account or the Collateral Account (or, if constituting proceeds of Term Priority Collateral, to the Term Loan Priority Account, or as otherwise agreed by the Collateral Agent). Notwithstanding the foregoing, prior to the Discharge of ABL Obligations (as defined in the ABL Intercreditor Agreement), the proceeds of ABL Priority Collateral may be deposited into the Collateral Account (or as otherwise agreed to by the Collateral Agent), and after the Discharge of ABL Obligations, the proceeds of all Collateral shall be deposited into the Term Loan Priority Account or as otherwise agreed to by the Collateral Agent.

(c) [Reserved].

(d) If, at any time (i) prior to the Discharge of ABL Obligations, after the occurrence and during the continuance of a Triggering Event and (ii) after the Discharge of ABL Obligations, after the occurrence and during the continuance of an Event of Default, any cash or Cash Equivalents owned by any Grantor (other than amounts on deposit in Excluded Deposit Accounts) are deposited to any account, or held or invested in any manner, other than in a Pledged Deposit Account, the Collateral Account or the Term Loan Priority Account, the Collateral Agent may require the applicable Grantor to close such account and have all funds therein transferred to a Pledged Deposit Account, and all future deposits made to a Pledged Deposit Account.

(e) In the event that the Collateral Agent shall have delivered a “Notice of Exclusive Control” (as defined in any applicable Deposit Account Control Agreement) to a Pledged Account Bank at which a Pledged Deposit Account is held, and thereafter (i) prior to the Discharge of ABL Obligations, no Triggering Event shall have occurred and be continuing and (ii) after the Discharge of ABL Obligations, no Event of Default ~~has~~shall have occurred and ~~is~~be continuing, the Collateral Agent shall deliver a written notice to such Pledged Account Bank rescinding the Notice of Exclusive Control previously delivered.

(f) Upon any termination by a Grantor of any Pledged Deposit Account, such Grantor will immediately (i) transfer all funds and property held in such terminated Pledged Deposit Account to another Pledged Deposit Account or other account if a Deposit Account Control Agreement is entered into in respect of such other account or the Collateral Account (or the Term Loan Priority Account, as applicable) and (ii) notify all Obligors that were making payments to such Pledged Deposit Account to make all future payments to another Pledged Deposit Account or other account if a Deposit Account Control Agreement is entered into in respect of such other account or the Collateral Account (or the Term Loan Priority Account, as applicable), in each case so that the Collateral Agent shall have a continuously perfected security interest in such Account Collateral, funds and property.

(g) Notwithstanding anything in this Section 6 to the contrary, prior to the Discharge of Term Obligations (as defined in the ABL Intercreditor Agreement), to the extent required by the ABL Intercreditor Agreement, the proceeds of Term Priority Collateral shall be deposited into the Term Loan Priority Account or as otherwise agreed to by the Administrative Agent. Prior to the Discharge of ABL Obligations, the Grantors shall not deposit or cause to be deposited any funds into the Term Loan Priority Account other than proceeds of Term Priority Collateral.

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Section 7. Investing of Amounts in the Term Loan Priority Account.

The Collateral Agent may (but shall not be obligated to), subject to Sections 6, 8 and 22, from time to time (a) direct the applicable Pledged Account Bank to invest, amounts received with respect to the Term Loan Priority Account in such Cash Equivalents credited to the Term Loan Priority Account as the Borrower may select so long as no Event of Default has occurred and is continuing and the Collateral Agent may approve, and (b) invest interest paid on the Cash Equivalents referred to in clause (a) above, and reinvest other proceeds of any such Cash Equivalents that may mature or be sold, in each case in such Cash Equivalents credited in the same manner. Interest and proceeds that are not invested or reinvested in Cash Equivalents as provided above shall be deposited and held in the Term Loan Priority Account subject to Sections 6, 8 and 22. In addition, subject to Sections 6, 8 and 22, the Collateral Agent shall have the right at any time to exchange, or direct the applicable Pledged Account Bank to exchange, such Cash Equivalents for similar Cash Equivalents of smaller or larger determinations, or for other Cash Equivalents, credited to the Term Loan Priority Account.

Section 8. Release of Amounts.

Subject to the terms of the ABL Intercreditor Agreement, (i) prior to the Discharge of ABL Obligations, so long as no Triggering Event shall have occurred and be continuing and (ii) after the Discharge of ABL Obligations, so long as no Event of Default shall have occurred and ~~is~~be continuing, the Grantors shall have the sole and exclusive right to direct the applicable Pledged Account Bank to pay and release, to the applicable Grantor or at its order or, at the request of such Grantor, to the Administrative Agent to be applied to the Obligations of the Grantors under the Loan Documents, such amount, if any, as is then on deposit in the Collateral Account and the Pledged Deposit Accounts.

Section 9. Representations and Warranties.

Each Grantor represents and warrants as follows:

(a) Such Grantor’s exact legal name, chief executive office, type of organization, jurisdiction of organization and, if applicable, organizational identification number is as set forth in ~~Schedule V hereto~~Sections I.A. and I.B. of the Information Certificate, as applicable. Such Grantor has no trade names as of the ~~date hereof~~First Amendment Effective Date other than as ~~listed on Schedule III hereto~~set forth in Section III.B. of the Information Certificate. Within the five years preceding the ~~date hereof~~First Amendment Effective Date, such Grantor has not changed its name, chief executive office, type of organization, jurisdiction of organization or organizational identification number ~~from those set forth in Schedule V hereto~~ except as set forth in ~~Schedule VI hereto~~Sections I.C. and I.E. of the Information Certificate.

(b) Such Grantor is the legal and beneficial owner of the Collateral granted or purported to be granted by it free and clear of any Lien, claim, option or right of others, except for (x) Permitted Liens and (y) the security interest created under this Agreement or as permitted under the Term Loan Agreement. To the best of such Grantor’s knowledge, no valid or effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing such Grantor or any trade name of such Grantor as debtor is on file in any recording office, except such as may have been filed in favor of the Collateral Agent relating to the Loan Documents or in respect of Permitted Liens.

(c) All of the Equipment and Inventory of such Grantor are located at the places specified therefor in ~~Schedule VII hereto~~Section I.B. of the Information Certificate, subject to the requirements set forth therein, or at another location as to which such Grantor has complied with the requirements of Section 11(a), other than Equipment and Inventory (i) out for repair, (ii) absent for repair and replacement in the ordinary course of business, (iii) being shipped, or in-transit, from a supplier or to a customer or between suppliers, (iv) in the possession of suppliers, subcontractors and licensees, (v) marked out-of-stock Inventory in the possession of

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third parties or (vi) Inventory located at third-party fabric mills. As of the First Amendment Effective Date, all of such Grantor’s third-party import logistics providers that provide logistics services at any location with respect to such Grantor’s Inventory being shipped or in-transit (which providers may include customs brokers, freight forwarders, consolidators and carriers, if any), having a fair market value in excess of $1,500,000 individually or $5,000,000 in the aggregate as to all such locations, are specified in ~~Schedule VII hereto~~Section I.D. of the Information Certificate.

(d) No amount payable under or in connection with any of the Collateral in excess of $~~100,000~~1,000,000 individually or $~~250,000~~5,000,000 as to all such amounts is evidenced by a promissory note or other instrument that has not been delivered to the Collateral Agent. As of the ~~date hereof~~First Amendment Effective Date, no amount payable under or in connection with any of the Collateral in excess of $~~500,000~~1,000,000 individually or $~~1,000,000~~5,000,000 as to all such amounts is evidenced by any Electronic Chattel Paper or any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction).

(e) If such Grantor is an issuer of Security Collateral, such Grantor confirms that it has received notice of the security interest granted hereunder.

(f) The Pledged Equity which has been pledged by such Grantor hereunder has been duly authorized and validly issued and is fully paid and non-assessable, and none of the Pledged Equity was issued in violation of any preemptive rights or any agreement by which any Grantor is bound. The Pledged Debt pledged by such Grantor hereunder which has been issued by a Loan Party has been duly authorized, authenticated or issued and delivered, is the legal, valid and binding obligation of the issuers thereof, except as may be limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and if evidenced by one or more promissory notes in an amount in excess of $~~250,000~~1,000,000 individually or $5,000,000 as to all such promissory notes, such promissory notes have been delivered to the Collateral Agent in accordance with Section 5(a) hereof.

(g) Such Grantor is the owner of the shares of issued and outstanding stock or other Equity Interests (the “Initial Pledged Equity”) set forth opposite such Grantor’s name on and as otherwise described in ~~Part I~~Section VII of ~~Schedule I hereto~~the Information Certificate and issued by the Persons named therein. The Initial Pledged Equity pledged by such Grantor constitutes the percentage of the issued and outstanding Equity Interests of the issuers thereof indicated ~~on Schedule I hereto~~in Section VII of the Information Certificate. Such Grantor is the creditor with respect to the indebtedness in an amount in excess of $~~250,000~~1,000,000 individually or $5,000,000 as to all such indebtedness (the “Initial Pledged Debt”) owed to such Grantor set forth opposite such Grantor’s name on and as otherwise described in ~~Part~~Section II.D. of ~~Schedule I hereto~~the Information Certificate and issued by the obligors named therein. The Initial Pledged Debt constitutes all of the outstanding indebtedness owed to such Grantor by the issuers thereof and is outstanding in the principal amount indicated ~~on Schedule I hereto~~in Section II.D. of the Information Certificate.

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(h) Such Grantor has no Investment Property, other than the Investment Property ~~listed on Schedule I hereto~~set forth in Section II of the Information Certificate and additional Investment Property as to which such Grantor has complied with the requirements of Section 5 to the extent required thereunder.

(i) Such Grantor has no Deposit Accounts, other than (i) the Deposit Accounts ~~listed on Schedule II hereto~~set forth in Section II.C. of the Information Certificate, (ii) additional Deposit Accounts as to which such Grantor has complied with the requirements of Section 6(a), and (iii) Excluded Deposit Accounts. The Deposit Accounts described in the foregoing clauses (i) and (ii) are referred to herein as “Pledged Deposit Accounts”. As of the ~~date hereof~~First Amendment Effective Date, such Grantor has no Securities Accounts, other than the Securities Accounts ~~listed on Schedule II hereto~~set forth in Section II.B. of the Information Certificate.

(j) Such Grantor is not a beneficiary or assignee under any letter of credit constituting Collateral with a face amount in excess of $~~250,000~~1,000,000 individually or $5,000,000 as to all such letters of credit, other than the letters of credit described in ~~Schedule VIII hereto~~Section VI of the Information Certificate and additional letters of credit as to which such Grantor has complied with the requirements of Section 16 to the extent required thereunder.

(k) This Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties a valid security interest in the Collateral granted by such Grantor (to the extent such matter is governed by the laws of the United States, or a jurisdiction located therein), securing the payment of the Secured Obligations and when (i) financing statements, fixture filings and other filings, including, without limitation, to the extent applicable, filings with the PTO or the USCO (or other similar offices), in appropriate form are filed in the applicable filing offices and (ii) upon the taking of possession or control by the Collateral Agent of the Collateral with respect to which a security interest may be perfected only by possession or control, the Liens created by this Agreement shall constitute perfected Liens on, and security interests in, all right, title and interest of the grantors in the Collateral (other than such Collateral in which a security interest cannot be perfected by such action under the UCC as in effect at the relevant time in the relevant jurisdiction), in each case subject to no Liens other than Permitted Liens and other Liens created or permitted by the Loan Documents.

(l) No Governmental Authorization, and no notice to or filing with, any Governmental Authority or other third party is required for (i) the grant by such Grantor of the security interest granted hereunder or for the execution, delivery or performance of this Agreement by such Grantor, (ii) the perfection or maintenance of the security interest created hereunder (including the nature of priority thereof contemplated by the ABL Intercreditor Agreement), to the extent such perfection is required hereunder and can be accomplished under applicable laws of the United States or any jurisdiction located therein (except for the filing of financing and continuation statements under the UCC (including fixture filings), which financing statements have been or will be filed after the date hereof and, at such time, will be in full force and effect, the recordation of the Intellectual Property Security Agreements referred to in Section 14(f) with the PTO and the USCO with respect to Intellectual Property Collateral issued by, or registered or applied for in the PTO or the USCO, which agreements, once recorded, will be in full force and effect, and the actions described in Section 5 with respect to the Security Collateral, which actions have been taken (or will be taken subject to the ABL Intercreditor Agreement) and are in full force and effect), or (iii) the exercise by the Collateral Agent or any other Secured Party of its voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except (A) as may be required in connection with the disposition of any portion of the Security Collateral by laws affecting the offering and sale of securities generally, (B) the authorizations, approvals, actions, notices and filings contemplated by the Collateral Documents, (C) notices and filings which customarily are required in connection with the exercise of remedies in respect of the Collateral and (D) landlord consents and waivers.

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(m) Except where failure to so comply would not be reasonably likely to have a Material Adverse Effect, the Inventory that has been produced or distributed by such Grantor has been produced in compliance with all requirements of applicable law, including, without limitation, the Fair Labor Standards Act and similar laws affecting such Grantor.

(n) As to itself and its Intellectual Property Collateral, except where failure to so comply would not be reasonably likely to have a Material Adverse Effect:

(i) ~~To~~to such Grantor’s knowledge, the operation of such Grantor’s business as currently conducted and as contemplated to be conducted and the use of the Intellectual Property Collateral in connection therewith do not conflict with, infringe, misappropriate, dilute, misuse or otherwise violate the intellectual property rights of any third party.

(ii) ~~Such~~such Grantor is the exclusive owner of all right, title and interest in and to the Intellectual Property Collateral, or has a valid right to use, all Material Intellectual Property.

(iii) ~~The~~the Intellectual Property Collateral set forth ~~on Schedule III hereto~~in Section III.A. and III.D. of the Information Certificate, as applicable, includes all of the issued US patents, patent applications, US trademark registrations and applications, US copyright registrations and applications and IP Agreements as of the ~~date hereof~~First Amendment Effective Date.

(iv) ~~To~~to such Grantor’s knowledge, the Intellectual Property Collateral is subsisting ~~and~~ ,has not been adjudged invalid or unenforceable in whole or part, and is valid and enforceable. Such Grantor is not aware of any uses of any item of Intellectual Property Collateral that could be expected to lead to such item becoming invalid or unenforceable.

(v) ~~Such~~such Grantor has made or performed all filings, recordings and other acts and has paid all required fees and taxes to maintain and protect its interest in the Intellectual Property Collateral in full force and effect in the United States, and to protect and maintain its interest therein including, without limitation, recordations of any of its interests in its Patents and Trademarks with the PTO and recordation of any of its interests in its Copyrights with the USCO except where such Grantor has determined in its commercially reasonable business judgment that such actions would not be commercially reasonable in the circumstances. Such Grantor has used proper statutory notice in connection with its use of each Patent, Trademark and Copyright in the Intellectual Property Collateral.

(vi) ~~To each~~to such Grantor’s knowledge, no claim, action, suit, investigation, litigation or proceeding has been asserted or is pending or threatened in writing against such Grantor (A) based upon or challenging or seeking to deny or restrict ~~the~~such Grantor’s rights in or use of any of the Intellectual Property Collateral or the validity or enforceability thereof, (B) alleging that ~~the~~such Grantor, or that any services provided by, processes used by, or products manufactured or sold by, such Grantor infringe, misappropriate, dilute, misuse or otherwise violate any patent, trademark, copyright or any other proprietary right of any third party, or (C) alleging that any Intellectual Property Collateral is being licensed or sublicensed in violation or contravention of the terms of any license or other agreement. To ~~each~~such Grantor’s knowledge, no Person is engaging in any activity that infringes, misappropriates, dilutes, misuses or otherwise violates or conflicts with any Intellectual Property Collateral or ~~the~~such Grantor’s

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rights in or use thereof. Except as set forth ~~on Schedule III hereto~~in Sections III.C. and III.D. of the Information Certificate and for non-exclusive licenses granted in the ordinary course of business, such Grantor has not granted any license, release, covenant not to sue, non-assertion assurance, or other right to any Person with respect to any part of the Intellectual Property Collateral. The consummation of the transactions contemplated by the Loan Documents and the ABL Loan Documents will not result in the termination or impairment of any of the Intellectual Property Collateral, or any rights of such Grantor therein.

(vii) ~~To each~~to such Grantor’s knowledge, (A) none of the Trade Secrets of such Grantor has been used, divulged, disclosed or misappropriated to the detriment of such Grantor for the benefit of any other Person other than such Grantor; (B) no employee, independent contractor or agent of such Grantor has misappropriated any trade secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor; and (C) no employee, independent contractor or agent of such Grantor is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of such Grantor’s Intellectual Property.

(viii) ~~Except~~except as set forth ~~on Schedule III hereto~~in Section III.E. of the Information Certificate, no Grantor or Intellectual Property Collateral is subject to any outstanding consent, settlement, decree, order, injunction, judgment or ruling restricting the use of any Intellectual Property Collateral or that would impair the validity or enforceability of such Intellectual Property Collateral.

(o) Such Grantor has no Commercial Tort Claims constituting Collateral ~~other than those listed in Schedule IV hereto and additional Commercial Tort Claims~~ in an amount ~~not~~ in excess of $~~250,000~~1,000,000 individually or $5,000,000 in the aggregate, other than those set forth in Section IV of the Information Certificate or as to which such Grantor has complied with the requirements of Section 17.

(p) ~~Annexed hereto as Schedule IX~~Set forth in Section V of the Information Certificate is a list describing all arrangements as of the First Amendment Effective Date to which any Grantor is a party with respect to the processing and/or payment to such Loan Party of the proceeds of any credit card charges and debit card charges for sales made by such Loan Party.

(q) Set forth ~~on Schedule X~~in Section III.A. of the Information Certificate is a complete list of all Domain Names of the Grantors, including the Domain Name registrar. Each Domain Name set forth ~~on Schedule X~~in Section III.A. of the Information Certificate is, as of the First Amendment Effective Date, duly registered with the Domain Name registrar set forth ~~on Schedule X~~in Section III.A. of the Information Certificate opposite such Domain Name and has not been registered with any other Domain Name registrar. The Grantors (i) own and have marketable title to all their Domain Name that are material to the Grantors’ business and (ii) use thereof on any of their websites by the Grantors does not infringe on, violate or misappropriate the rights of any other Person, except as would not reasonably be expected to result in a Material Adverse Effect. The Domain Names set forth ~~on Schedule X~~in Section III.A. of the Information Certificate have been maintained and renewed in accordance in all material respects with all applicable laws and all applicable rules and procedures of each Domain Name registrar and ICANN. The Grantors have taken, in their good faith business judgment, commercially reasonable steps to protect their rights and interests in and to their material websites and Domain Names. To the best knowledge of the Grantors, no Person has gained unauthorized access to the Grantors’ websites or data stored thereon (including any customer data), in each case, which would reasonably be expected to result in a Material Adverse Effect.

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Section 10. Further Assurances.

(a) Each Grantor agrees that from time to time, at the expense of such Grantor and subject to the ABL Intercreditor Agreement, such Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be necessary, or that the Collateral Agent may reasonably request, in order to perfect and maintain perfection of any pledge or security interest granted or purported to be granted by such Grantor hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Grantor. Without limiting the generality of the foregoing, each Grantor will promptly with respect to Collateral of such Grantor: (i) upon the occurrence and during the continuance of an Event of Default, and upon the reasonable request of the Collateral Agent, mark conspicuously each document included in Inventory, each Chattel Paper included in Receivables, each Related Contract and, at the reasonable request of the Collateral Agent, each of its records pertaining to such Collateral with a legend, in form and substance reasonably satisfactory to the Collateral Agent, indicating that such document, Chattel Paper, Related Contract or Collateral is subject to the security interest granted hereby; (ii) if any such Collateral shall be evidenced by a promissory note or other Instrument or Chattel Paper, deliver and pledge to the Collateral Agent hereunder such note or Instrument or Chattel Paper having a value in excess of $~~100,000~~1,000,000 individually or $~~250,000~~5,000,000 as to all such notes, Instruments and Chattel Paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Collateral Agent; (iii) execute or authenticate and file, or authorize the Collateral Agent to file, such financing or continuation statements, or amendments thereto and such other instruments or notices, as may be necessary, or as the Collateral Agent may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted by such Grantor hereunder; and (iv) to the extent required hereunder, and in any case upon the occurrence and during the continuance of an Event of Default, (A) take all action reasonably necessary to ensure that the Collateral Agent has control of Collateral consisting of Deposit Accounts, Electronic Chattel Paper, transferable record, Investment Property and Letter-of-Credit Rights as provided in Sections 9-104, 9-105, 9-106 and 9-107 of the UCC or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, and (B) promptly upon request of the Collateral Agent, cause the Collateral Agent to be the beneficiary under all letters of credit that constitute Collateral with a face amount in excess of $~~250,000~~1,000,000 individually or $~~1,000,000~~5,000,000 as to all such letters of credit, with the exclusive right to make all draws under such letters of credit, and with all rights of a transferee under Section 5-114(e) of the UCC; and (v) promptly deliver to the Collateral Agent evidence that all other actions that the Collateral Agent may deem reasonably necessary in order to perfect and protect the security interest granted or purported to be granted by such Grantor under this Agreement have been taken; provided that notwithstanding anything to the contrary set forth herein (A) Grantors shall not be required to take any action to perfect the security interest granted under this Agreement in any Collateral (1) under any certificate of title statute or (2) in cash (other than the requirements hereunder in respect of accounts in which cash is maintained), and (B) so long as no Event of Default has occurred and is continuing, no consents to assignments of any contracts or agreements shall be required to be obtained from any third party under this Agreement.

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(b) Each Grantor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, including, without limitation, one or more financing statements indicating that such financing statements cover all assets or all personal property (or words of similar effect) of such Grantor, in each case without the signature of such Grantor, and regardless of whether any particular asset described in such financing statements falls within the scope of the UCC or the granting clause of this Agreement. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law. Each Grantor ratifies its authorization for the Collateral Agent to have filed such financing statements, continuation statements or amendments filed prior to the ~~date hereof~~First Amendment Effective Date.

(c) Each Grantor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral of such Grantor and such other reports in connection with such Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

Section 11. As to Equipment and Inventory.

(a) Each Grantor will keep its Equipment and Inventory (other than Inventory sold in the ordinary course of business including Inventory sold at the Grantors’ retail stores) at the places therefor specified in Section 9(c) or, upon five (5) days’ prior written notice to the Collateral Agent (or such shorter period as the Collateral Agent may agree in its sole discretion), at such other places designated by such Grantor in such notice; provided that this Section 11(a) shall not apply to Equipment and Inventory (i) Transferred in accordance with the terms of the Term Loan Agreement, i) being shipped, or in transit, from a supplier or to a customer or between suppliers, ii) absent for repair and replacement in the ordinary course of business, iii) in the possession of suppliers, subcontractors and licensees, (v) marked out-of-stock Inventory in the possession of third parties or (vi) Inventory located at third-party fabric mills.

(b) In producing its Inventory, each Grantor will comply with all requirements of applicable law, including, without limitation, the Fair Labor Standards Act and similar laws affecting such Grantor, except where failure to so comply would not be reasonably likely to have a Material Adverse Effect.

Section 12. Insurance.

(a) Each Grantor will, at its own expense, maintain insurance with respect to its Equipment and Inventory in such amounts, against such risks, in such form and with such insurers, as deemed to be reasonably prudent in the good faith judgment of the Responsible Officers of such Grantor and as is customarily carried by comparable companies engaged in similar businesses and owning similar properties in localities where such Grantor operates. Each policy of each Grantor for liability insurance shall provide for all losses to be paid on behalf of the Collateral Agent and such Grantor as their interests may appear. Each such policy shall in addition (i) name such Grantor and the Collateral Agent as additional insured parties or lender loss payees thereunder, as the case may be (without any representation or warranty by or obligation upon the Collateral Agent), as their interests may appear, (ii) contain the agreement by the insurer that any loss thereunder shall be payable to the Collateral Agent notwithstanding any action, inaction or breach of representation or warranty by such Grantor, (iii) provide that there shall be no recourse against the Collateral Agent for payment of premiums or other amounts with respect thereto and (iv) provide that at least 10 days’ prior written notice of cancellation or of lapse shall be given to the Collateral Agent by the insurer. If an Event of Default has occurred and is continuing, each Grantor will, at the written request of the Collateral Agent, duly execute and deliver instruments of assignment of such insurance policies and cause the insurers to acknowledge notice of such assignment.

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(b) Reimbursement under any liability insurance maintained by any Grantor pursuant to this Section 12 may be paid directly to the Person who shall have incurred liability covered by such insurance.

(c) So long as no Event of Default shall have occurred and be continuing, all insurance payments received by the Collateral Agent in connection with any loss, damage or destruction of any Collateral will be released by the Collateral Agent to the applicable Grantor. Upon the occurrence and during the continuance of any Event of Default, all insurance payments in respect of such Collateral shall be paid to the Collateral Agent and shall, in the Collateral Agent’s sole discretion, (i) be released to the applicable Grantor or (ii) be held as additional Collateral hereunder or applied as specified in Section 23(b).

Section 13. Post-Closing Changes; Collections on Receivables and Related Contracts.

(a) No Grantor will change its name, type of organization, jurisdiction of organization, organizational identification number or chief executive office from those set forth in Section 9(a) of this Agreement without first giving at least 10 days’ (or such shorter period as the Collateral Agent may agree in its sole discretion) prior written notice to the Collateral Agent and each Grantor will take all action reasonably required by the Collateral Agent in connection therewith for the purpose of perfecting or protecting the security interest granted by this Agreement.

(b) Each Grantor, at the Collateral Agent’s direction upon the occurrence and during the continuance of an Event of Default, will take such action as such Grantor or the Collateral Agent may deem reasonably necessary or advisable to enforce collection of the Receivables and Related Contracts of such Grantor; provided, however, that the Collateral Agent shall have the right at any time, upon the occurrence and during the continuance of an Event of Default, to notify each account debtor obligated under any Receivables and Related Contracts of the assignment of such Receivables and Related Contracts to the Collateral Agent and to direct such account debtors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent and, at the expense of such Grantor, to enforce collection of any such Receivables and Related Contracts, to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done, and to otherwise exercise all rights with respect to such Receivables and Related Contracts, including, without limitation, those set forth set forth in Section 9-607 of the UCC. Upon the occurrence and during the continuance of an Event of Default, subject to the ABL Intercreditor Agreement, (i) all amounts and proceeds (including, without limitation, instruments) received by such Grantor in respect of the Receivables and Related Contracts of such Grantor shall be deemed to be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement) to be deposited in a Pledged Deposit Account to be designated by Collateral Agent and either (A) released to such Grantor on the terms set forth in Section 8 if such Event of Default has been cured or waived or (B) if any Event of Default shall have occurred and be continuing, applied as provided in Section 23(b) and (ii) such Grantor will not adjust, settle or compromise the amount or payment of any Receivable or amount due on any Related Contract, release wholly or partly any Obligor thereof or allow any credit or discount thereon. No Grantor will permit or consent to the subordination of its right to payment under any of the Receivables and Related Contracts to any other indebtedness or obligations of the Obligor thereof.

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Section 14. As to Intellectual Property Collateral.

(a) With respect to each item of Intellectual Property Collateral and until termination or release of the security interest in the Intellectual Property Collateral, each Grantor agrees to take, at its expense, all necessary steps in accordance with the exercise of such Grantor’s commercially reasonable business discretion in such Grantor’s ordinary course of business, including, without limitation, in the PTO, the USCO and any other applicable governmental authority, to (i) maintain the validity and enforceability of such Intellectual Property Collateral and maintain such Intellectual Property Collateral in full force and effect, and (ii) pursue the registration and maintenance of each patent, trademark, or copyright registration or application, now or hereafter included in such Intellectual Property Collateral of such Grantor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the PTO, the USCO or other governmental authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings, as applicable. No Grantor shall, without the written consent of the Collateral Agent, abandon any Material Intellectual Property, discontinue use of any Trademark included in the Intellectual Property Collateral or abandon any right to file an application for patent, trademark, or copyright unless such Grantor shall have previously determined, in its reasonable business judgment, that such use or the pursuit or maintenance of such Material Intellectual Property Collateral is no longer desirable in the conduct of such Grantor’s business and that the loss thereof, either individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

(b) Each Grantor agrees promptly to notify the Collateral Agent if such Grantor becomes aware (i) that any Material Intellectual Property has become abandoned, placed in the public domain, invalid or unenforceable (other than as a result of the expiration of the statutory term for such Material Intellectual Property, or of any adverse determination or development regarding such Grantor’s ownership of any Material Intellectual Property or its right to register the same or to keep and maintain and enforce the same to the extent the happening of such an event would reasonably be expected to materially and adversely affect the value or utility of the Intellectual Property Collateral, or (ii) of any adverse determination (including, without limitation, the institution of any proceeding in the PTO or any court) regarding any Material Intellectual Property.

(c) In the event that any Grantor becomes aware that any Material Intellectual Property is being infringed or misappropriated by a third party, such Grantor shall promptly notify the Collateral Agent and shall take commercially reasonable actions (unless failure to take such actions would not reasonably be expected to have a Material Adverse Effect), at its expense, to protect or enforce such Material Intellectual Property, including, without limitation, as Grantor deems necessary or desirable in its reasonable business discretion, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation.

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(d) Each Grantor shall take commercially reasonable actions to use proper statutory notice in connection with its use of each item of Material Intellectual Property owned by such Grantor as reasonably necessary to maintain such Grantor’s rights therein. No Grantor shall do or permit any act or knowingly omit to do any act whereby any of its Material Intellectual Property may lapse or become invalid or unenforceable or placed in the public domain.

(e) Each Grantor shall take commercially reasonable actions which it or the Collateral Agent deems reasonable and appropriate under the circumstances to preserve and protect each item of its Material Intellectual Property, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent in all material respects with the quality of the products or services as of the date hereof, and taking all steps reasonably necessary to ensure that all licensed users of any of the Trademarks use such consistent standards of quality.

(f) With respect to the Intellectual Property Collateral, each Grantor agrees to execute or otherwise authenticate an agreement, in substantially the form set forth in Exhibit B hereto or otherwise in form and substance reasonably satisfactory to the Borrower and Collateral Agent (an “Intellectual Property Security Agreement”), for recording the security interest granted hereunder to the Collateral Agent in such Intellectual Property Collateral with the PTO, the USCO and any other governmental authorities necessary to perfect the security interest hereunder in such Intellectual Property Collateral.

(g) Each Grantor agrees that, before the Obligations have been Paid in Full, should it obtain an ownership interest in or license to any item of the type set forth in Section 2(f) that is not on the date hereof a part of the Intellectual Property Collateral, but otherwise would be part of the Intellectual Property Collateral if such Grantor had an ownership interest in or license to such item on the date hereof (“After-Acquired Intellectual Property”) (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property and, in the case of Trademarks, the goodwill symbolized thereby, shall automatically become part of the Intellectual Property Collateral subject to the terms and conditions of this Agreement with respect thereto. Each Grantor shall give written notice to the Collateral Agent identifying any issued Patents, Patent applications, Trademark registrations, Trademark applications, Copyright registrations, and Copyright applications that are part of the After-Acquired Intellectual Property (including as a result of the filing and acceptance of a statement of use or an amendment to allege use with respect to any intent-to-use Trademark application that had previously been an Excluded Asset), and, such Grantor shall execute and deliver to the Collateral Agent with such written notice, or otherwise authenticate, an agreement substantially in the form of Exhibit C hereto or otherwise in form and substance reasonably satisfactory to and requested by the Collateral Agent (an “IP Security Agreement Supplement”) covering such After-Acquired Intellectual Property for recording the security interest granted hereunder to the Collateral Agent in such After-Acquired Intellectual Property, which IP Security Agreement Supplement shall be recorded with the PTO, the USCO and any other governmental authorities necessary to perfect the security interest hereunder in such After-Acquired Intellectual Property, to the extent perfection may be achieved by making such recordings.

(h) With respect to websites and Domain Names:

(i) Each Grantor shall take all actions consistent with commercially reasonable business judgment and customarily taken by companies engaged in retail sales via the Internet to maintain, preserve and protect their rights and interests and the rights and interests of the Collateral Agent with respect to all material Domain Names of the Grantors and their Subsidiaries, including, making all necessary filings, registrations and applications with the appropriate Domain Name registrars and paying all fees, costs and expenses associated therewith.

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(ii) Each Grantor shall maintain in effect all Domain Name registrations which are, in the Grantor’s good faith business judgment, material to its business, with an ICANN-accredited Domain Name registrar and not permit any such registrations to lapse or to be cancelled, abandoned or terminated.

Section 15. Voting Rights; Dividends; Etc.

(a) (x) prior to the Discharge of ABL Obligations, so long as no Triggering Event shall have occurred and be continuing and (y) after the Discharge of ABL Obligations, so long as no Event of Default shall have occurred and be continuing:

(i) Each Grantor shall be entitled to receive and retain any and all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Security Collateral, from time to time received, receivable or otherwise distributed to such Grantor in respect of or in exchange for any or all of the Security Collateral (any of the foregoing, a “Distribution” and collectively the “Distributions”) paid in respect of the Security Collateral of such Grantor to the extent that the payment thereof is not otherwise prohibited by the terms of the Loan Documents; provided, however, that any and all Distributions paid or payable other than in cash (other than in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus) in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Security Collateral, shall be, and, subject to the limitations in the definition of “Collateral” shall be promptly delivered to the Collateral Agent to hold as, Security Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Grantor and be promptly delivered to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement).

(ii) The Collateral Agent shall be deemed without further action or formality to have granted to each Grantor all necessary consents relating to the rights described in paragraph (i) above and shall, if necessary, upon written request of any Grantor, from time to time execute and deliver (or cause to be executed and delivered) to such Grantor all such instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to receive the Distributions that it is authorized to receive and retain pursuant to paragraph (i) above.

(b) (x) prior to the Discharge of ABL Obligations, upon the occurrence and ~~continuation~~during the continuance of a Triggering Event and (y) after the Discharge of ABL Obligations, upon the occurrence and ~~continuation~~during the continuance of an Event of Default:

(i) All rights of each Grantor to receive Distributions that it would otherwise be authorized to receive and retain pursuant to Section 15(a)(i) shall automatically cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to receive and hold as Security Collateral such dividends, interest and other distributions.

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(ii) All Distributions that are received by any Grantor contrary to the provisions of paragraph (i) of this Section 15(b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be promptly paid over to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement).

(iii) Promptly following the waiver of all such Triggering Events or Events of Default, as applicable, the Collateral Agent shall return to each Grantor all cash and funds that Collateral Agent has received pursuant to subsection (ii) of this clause (b) and that such Grantor is entitled to retain pursuant to Section 15(a)(i) if such cash or funds have not been applied to repayment of the Secured Obligations.

(c) So long as no Event of Default shall have occurred and be continuing:

(i) Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral of such Grantor or any part thereof for any purpose not in violation of the Loan Documents.

(ii) The Collateral Agent shall be deemed without further action or formality to have granted to each Grantor all necessary consents relating to voting rights and shall, if necessary, upon written request of any Grantor, from time to time execute and deliver (or cause to be executed and delivered) to such Grantor all such instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above.

(d) Upon the occurrence and during the continuance of an Event of Default, all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 15(c)(i) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights.

Section 16. As to Letter-of-Credit Rights.

(a) If any Grantor is, at any time, a beneficiary or assignee under Related Contracts consisting of letters of credit constituting Collateral, such Grantor shall promptly notify the Collateral Agent thereof and such Grantor shall promptly use commercially reasonable efforts to cause the issuer of each such letter of credit having a face amount in excess of $~~250,000~~1,000,000 individually or $~~1,000,000~~5,000,000 as to all such letters of credit and each nominated person (if any) with respect thereto to consent to such Grantor’s assignment of the proceeds thereof pursuant to a consent in form and substance reasonably satisfactory to the Collateral Agent and deliver written evidence of such consent to the Collateral Agent.

(b) ~~each~~Each Grantor will, promptly upon written request by the Collateral Agent, (i) notify (and such Grantor hereby authorizes the Collateral Agent to notify) the issuer and each nominated person with respect to each of the Related Contracts consisting of letters of credit constituting Collateral having a face amount in excess of $~~250,000~~1,000,000 individually or $~~1,000,000~~5,000,000 as to all such letters of credit that the proceeds thereof have been assigned to the Collateral Agent hereunder and any payments due or to become due in respect thereof are to be made directly to the Collateral Agent or its designee and (ii) arrange for the Collateral Agent to become the transferee beneficiary of such letters of credit.

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Section 17. Commercial Tort Claims.

Each Grantor will promptly give notice to the Collateral Agent of any Commercial Tort Claim constituting Collateral that may arise after the ~~date hereof~~First Amendment Effective Date with an anticipated recovery of at least $~~250,000~~1,000,000 individually or $~~1,000,000~~5,000,000 as to all such Commercial Tort Claims and will immediately execute or otherwise authenticate a supplement to this Agreement, and otherwise take all action reasonably necessary to subject such Commercial Tort Claim to the security interest created under this Agreement.

Section 18. Transfer and Other Liens; Additional Shares.

Each Grantor agrees that it will (a) cause each issuer of the Pledged Equity pledged by such Grantor not to issue any Equity Interests or other securities in addition to or in substitution for the Pledged Equity issued by such issuer, except to such Grantor or except as permitted by the Term Loan Agreement and (b) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional Equity Interests or other securities to the extent constituting Security Collateral or otherwise required to be pledged hereunder.

Section 19. Certain Provisions Concerning Credit Card Receivables.

(a) Special Representations and Warranties. As of the time when any of its Credit Card Receivables is included in the ABL Borrowing Base or the Term Loan Borrowing Base as an Eligible Credit Card Receivable, each Grantor shall be deemed to have represented and warranted that each such Eligible Credit Card Receivable, and all records, papers and documents relating thereto (i) are genuine and correct and in all respects what they purport to be and (ii) are in all respects in compliance and conform with all applicable federal, state and local laws and applicable laws of any relevant foreign jurisdiction.

(b) Maintenance of Records. Each Grantor shall keep and maintain at its own cost and expense records of each Credit Card Receivable in a manner consistent with prudent business practice and in any event true and complete in all material respects, including, without limitation, records of payments received, credits granted thereon, merchandise returned and other documentation relating thereto. Each Grantor shall, at such Grantor’s sole cost and expense, upon the Agents’ demand made at any time after the occurrence and during the continuance of any Event of Default, deliver all tangible evidence of all Credit Card Receivables, including, without limitation, all documents evidencing such Credit Card Receivables and any books and records relating thereto to the Agents or to their representatives (copies of which evidence and books and records may be retained by such Grantor). Upon the occurrence and during the continuance of any Event of Default, the Agents may transfer a full and complete copy of any Grantor’s books, records, credit information, reports, memoranda and all other writings relating to the Credit Card Receivables to and for the use by any Person that has acquired or is contemplating acquisition of an interest in the Credit Card Receivables or the Collateral Agent’s security interest therein in accordance with applicable law without the consent of any Grantor.

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(c) Modification of Terms, Etc.

No Grantor shall rescind or cancel any indebtedness evidenced by any Credit Card Receivable or modify any term thereof or make any adjustment with respect thereto except in the ordinary course of business consistent with prudent business practice, or extend or renew any such indebtedness except in the ordinary course of business consistent with prudent business practice or compromise or settle any dispute, claim, suit or legal proceeding relating thereto or sell any Credit Card Receivable or interest therein except in the ordinary course of business consistent with prudent business practice or in accordance with the Term Loan Agreement without the prior written consent of the Agents.

Section 20. Collateral Agent Appointed Attorney-in-Fact.

Each Grantor hereby irrevocably appoints the Collateral Agent as such Grantor’s attorney-in-fact (such appointment to cease upon the Payment in Full of the Secured Obligations, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time, exercisable upon the occurrence and during the continuance of an Event of Default, in the Collateral Agent’s reasonable discretion, to take any action and to execute any instrument that the Collateral Agent may deem necessary to accomplish the purposes of this Agreement, including, without limitation:

(a) to obtain and adjust insurance required to be paid to the Collateral Agent pursuant to Section 12,

(b) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

(c) to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) or (b) above, and

(d) to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of the rights of the Collateral Agent with respect to any of the Collateral (including, without limitation, to prepare and file any Forms with the Internal Revenue Service with respect to the 2020 Tax Refund Claim).

Section 21. Collateral Agent May Perform.

If any Grantor fails to perform any agreement contained herein, the Collateral Agent may, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor under Section 23. In addition to the foregoing, after the occurrence and during the continuance of an Event of Default, with respect to any Eligible In-Transit Inventory, the Collateral Agent may exercise all rights of any Grantor with respect thereto, including, without limitation, (i) exercise all rights of any Grantor as a consignee with respect to any bills of lading or other documents of title relating thereto (including the negotiation of such bills of lading or other documents of title), (ii) pay for and take possession of such Inventory and (iii) give instructions to any customs broker, freight forwarder or carrier with respect to such Inventory.

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Section 22. The Collateral Agent’s Duties.

(a) The powers conferred on the Collateral Agent hereunder are solely to protect the Secured Parties’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the safe custody of any Collateral in its possession or in the possession of an Affiliate of the Collateral Agent or any designee (including without limitation, a Subagent (as defined below)) of the Collateral Agent acting on its behalf and the accounting for moneys actually received by it or its Affiliates hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent and any of its Affiliates or any designee (including without limitation, a Subagent) on its behalf shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession or in the possession of an Affiliate or any designee (including without limitation, a Subagent) on its behalf if such Collateral is accorded treatment substantially equal to that which it accords its own property.

(b) Anything contained herein to the contrary notwithstanding, the Collateral Agent may from time to time, when the Collateral Agent deems it to be necessary, appoint one or more subagents (each, a “Subagent”) for the Collateral Agent hereunder with respect to all or any part of the Collateral. In the event that the Collateral Agent so appoints any Subagent with respect to any Collateral, (i) the assignment and pledge of such Collateral and the security interest granted in such Collateral by each Grantor hereunder shall be deemed for purposes of this Agreement to have been made to such Subagent, in addition to the Collateral Agent, for the ratable benefit of the Secured Parties, as security for the Secured Obligations of such Grantor, (ii) such Subagent shall automatically be vested, in addition to the Collateral Agent, with all rights, powers, privileges, interests and remedies of the Collateral Agent hereunder and pursuant to the terms hereof, with respect to such Collateral, and (iii) the term “Collateral Agent,” when used herein in relation to any rights, powers, privileges, interests and remedies of the Collateral Agent with respect to such Collateral, shall include such Subagent; provided, however, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Collateral Agent.

(c) In no event shall the Collateral Agent’s or any other Secured Party’s responsibility for the custody and preservation of the Collateral in its possession extend to matters beyond the control of such Person, including, without limitation, acts of God, war, insurrection, riot, governmental actions or acts of any corporate or other depository.

Section 23. Remedies.

If any Event of Default shall have occurred and be continuing:

(a) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and all the rights and remedies available to the Collateral Agent under the other Loan Documents, applicable law or in equity and also may: (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) without notice except as specified herein or below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, as part of one or more going out of business sales in the Collateral Agent’s own right or by one or more agents and contractors, all as the Collateral Agent, in its discretion, may deem advisable, for cash, on credit or for future delivery, and upon

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such other terms as the Collateral Agent may deem commercially reasonable; (iii) to the extent permitted under such Grantor’s lease, occupy any premises where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; (iv) augment the Inventory with other goods (all of which other goods shall remain the sole property of the Collateral Agent or applicable agent or contractor thereof, and it being understood and agreed that any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and expenses incurred with their disposition) shall be determined in good faith by the Collateral Agent and shall be the sole property of the Collateral Agent or such agent or contractor, and no Grantor or other Person claiming under or in right of any Grantor shall have any interest therein); and (v) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, (A) any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Receivables, the Related Contracts and the other Collateral, (B) withdraw, or cause or direct the withdrawal, of all funds with respect to the Account Collateral and (C) exercise all other rights and remedies with respect to the Receivables, the Related Contracts and the other Collateral, including, without limitation, those set forth in Section 9-607 of the UCC. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice (or, if the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market, such advance notice as may be practicable under the circumstances) to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) Any cash held by or on behalf of the Collateral Agent and all cash proceeds received by or on behalf of the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 23) in whole or in part by the Collateral Agent for the ratable benefit of the Secured Parties against, all or any part of the Secured Obligations, in the order of priority specified in Section 2.11 of the Term Loan Agreement, subject to the ABL Intercreditor Agreement. Any surplus of such cash or cash proceeds held by or on the behalf of the Collateral Agent and remaining after Payment in Full of the Secured Obligations shall be paid over to the applicable Grantor or to whomsoever may be lawfully entitled to receive such surplus.

(c) All payments received by any Grantor under or in connection with the Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement).

(d) The Collateral Agent may, without notice to any Grantor except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Secured Obligations against any funds held with respect to the Account Collateral or in any other Deposit Account.

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(e) Without limiting its right to do so (i) prior to the Discharge of ABL Obligations, upon the occurrence and during the continuance of a Triggering Event and (ii) after the Discharge of ABL Obligations, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may send to each bank, Securities Intermediary or issuer party to any Deposit Account Control Agreement or Securities Account Control Agreement a “Notice of Exclusive Control” as may be defined in and under such Deposit Account Control Agreement or Securities Account Control Agreement, as applicable.

(f) In the event of any sale or other disposition of any of the Intellectual Property Collateral of any Grantor, the Goodwill symbolized by any Trademarks subject to such sale or other disposition shall be included therein, and such Grantor shall supply to the Collateral Agent or its designee such Grantor’s know-how and expertise, and documents and things relating to any Intellectual Property Collateral subject to such sale or other disposition, and such Grantor’s customer lists and other records and documents relating to such Intellectual Property Collateral and to the manufacture, distribution, advertising and sale of products and services of such Grantor.

(g) The Collateral Agent or any other Secured Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of any or all of the Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations owed to such Person as a credit on account of the purchase price of any Collateral payable by such Person at such sale. Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. To the fullest extent permitted by law, each Grantor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree.

(h) The Collateral Agent is authorized, in connection with any sale of the Security Collateral pursuant to this Section 23, to deliver or otherwise disclose to any prospective purchaser of the Security Collateral any information in its possession relating to such Security Collateral.

(i) For the purpose of enabling the Collateral Agent, during the continuance of an Event of Default, to exercise rights and remedies under this Section 23 with respect to the Collateral at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Collateral Agent, to the extent it has the right to do so, an irrevocable (subject to the terms herein), non-exclusive license or sublicense (exercisable without payment of royalty, rent or other compensation to such Grantor) to use, assign, license, sublicense or otherwise exploit any ~~intellectual~~of the Intellectual Property Collateral, Fixtures, Equipment, real property ~~now~~or other assets now owned or

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licensed or hereafter ~~owned~~acquired or licensed by such Grantor (subject in the case of Trademarks to quality control measures sufficient to avoid the invalidation of such Trademarks), wherever the same may be located and whether or not the same constitutes Collateral, including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.

Section 24. Indemnity and Expenses.

(a) Each Grantor severally agrees (to the extent not promptly reimbursed by the Borrower) to indemnify, defend and save and hold harmless each Secured Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceedings or preparation of a defense in connection therewith) this Agreement, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct of its affiliates, directors, officers, employees, advisors or agents; provided that each Grantor shall not be required to reimburse legal fees and expenses of more than one outside counsel (in addition to a single special counsel and up to one local or foreign counsel in each relevant jurisdiction and any additional counsel due to the existence of an actual or potential conflict of interest for all Indemnified Parties (which shall be selected by the Collateral Agent), unless, in the reasonable opinion of the Collateral Agent, representation of all Indemnified Parties would be inappropriate due to the existence of actual or potential conflict of interest. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 24(a) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Grantor, its directors, shareholders or creditors or any Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto and whether or not the Transaction is consummated. The Grantors also agree not to assert any claim against the Collateral Agent, any Secured Party or any of their Affiliates, or any of their respective officers, directors, employees, agents and advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to ~~the~~ this Agreement or any other Loan Document.

(b) Each Grantor agrees to pay (to the extent not promptly reimbursed by the Borrower) ~~within 30 days of~~promptly after demand (i) all reasonable, documented out-of-pocket costs and expenses of the Collateral Agent in connection with the preparation, execution, delivery, administration, modification and amendment of, or any consent or waiver under, this Agreement (including, without limitation, (A) all due diligence, collateral review, syndication (including printing, distribution and bank meetings), transportation, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses, (B) the “work-out” or restructuring of the obligations and (C) the reasonable fees and expenses of one counsel (together with one local or foreign counsel in each relevant jurisdiction) representing the Collateral Agent

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with respect thereto, with respect to advising the Collateral Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under this Agreement, with respect to negotiations with any Grantor or any of its Subsidiaries with other creditors of any Grantor or any of its Subsidiaries arising out of any Event of Default or any events or circumstances that may give rise to an Event of Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors’ rights generally and any proceeding ancillary thereto) and (ii) all reasonable, documented and out-of-pocket costs and expenses of the Collateral Agent in connection with the enforcement of the Agreement, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally (including, without limitation, the reasonable fees and expenses of one counsel (in addition to a single special counsel and up to one local or foreign counsel in each relevant jurisdiction) for the Collateral Agent with respect thereto (and any additional counsel due to the existence of an actual or potential conflict of interest)).

Section 25. Amendments; Waivers; Additional Grantors; Etc.

(a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent, and then such waiver or consent (which consent shall not be unreasonably withheld, delayed or conditioned) shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right, nor shall the Collateral Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

(b) Upon the execution and delivery by any Person of a security agreement supplement in substantially the form of Exhibit A hereto (each a “Security Agreement Supplement”), such Person shall be referred to as an “Additional Grantor” and shall be and become a Grantor hereunder, and each reference in this Agreement and the other Loan Documents to “Grantor” shall also mean and be a reference to such Additional Grantor, each reference in this Agreement and the other Loan Documents to the “Collateral” shall also mean and be a reference to the Collateral granted by such Additional Grantor and each reference in this Agreement to a ~~Schedule~~Section of the Information Certificate shall also mean and be a reference to the ~~schedules~~corresponding Section of the Information Certificate attached to such Security Agreement Supplement.

Section 26. Notices, Etc.

All notices and other communications provided for hereunder shall be in writing (including telecopier) and mailed, telecopied or otherwise delivered, in accordance with the Term Loan Agreement, or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties.

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Section 27. Continuing Security Interest; Assignments Under the Term Loan Agreement.

This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the Payment in Full of the Secured Obligations, (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Secured Parties and their respective successors, transferees and permitted assigns. Without limiting the generality of the foregoing clause (c), any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under the Term Loan Agreement (including, without limitation, all or any portion of the Loans owing to it and the Note or Notes, if any, held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, in each case as provided in Section 9.07 of the Term Loan Agreement.

Section 28. Release; Termination.

(a) Upon any sale, lease, transfer or other disposition of any item of Collateral of any Grantor (to a ~~person~~Person other than another Grantor) in accordance with the terms of the Loan Documents, the Collateral Agent will, at such Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; provided, however, that, except as permitted under Section 5.02(e) of the Term Loan Agreement, (i~~) at the time of such request and such release no Event of Default shall have occurred and be continuing, (ii) such Grantor shall have delivered to the Collateral Agent, at least three (3) Business Days (or such shorter period as the Collateral Agent may agree in its sole discretion) prior to the date of the proposed release, a written request for release in reasonable detail describing the item of Collateral, together with a form of release for execution by the Collateral Agent and a certificate of such Grantor to the effect that the transaction is in compliance with the Loan Documents, (iii~~) with respect to sales of Equipment and Inventory in the ordinary course of business that are permitted by the Term Loan Agreement, the Liens granted herein shall be deemed to be released with no further action on the part of any Person, and (~~iv~~ii ) such release shall not in any manner discharge, affect or impair the Secured Obligations or any Liens (other than those expressly being released) upon (or obligations of any Grantor in respect of) all interests in the Collateral retained by any Grantor, including, without limitation, the Proceeds of any sale of the Collateral, all of which shall continue to constitute part of the Collateral.

(b) Upon the Payment in Full of the Secured Obligations, the pledge and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantor. Upon any such termination, the Collateral Agent will, at the applicable Grantor’s expense, execute, assign, transfer and deliver to such Grantor such documents and instruments (including, but not limited to UCC-3 termination financing statements or releases) as such Grantor shall reasonably request to evidence such termination; provided that such documents and instruments shall be in form and substance reasonably satisfactory to the Collateral Agent. Notwithstanding the foregoing, the Collateral Agent shall not be required to execute any such document on terms which, in its reasonable opinion, would, under applicable law, expose the Collateral Agent to liability or entail any adverse consequence other than the release of any Liens without recourse or warranty.

Section 29. Execution in Counterparts.

(a) This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and

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supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the Collateral Agent and when the Collateral Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, pdf or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

(b) Without limiting the provisions of clause (a) above, this Agreement and any notices delivered under this Agreement, may be executed by means of (~~a~~i) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law; (~~b~~ii ) an original manual signature; or (~~c~~iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. The Collateral Agent reserves the right, in its sole discretion, to accept, deny, or condition acceptance of any electronic signature on this Agreement or on any notice delivered to the Collateral Agent under this Agreement.

Section 30. Governing Law.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 31. Obligations Absolute.

All obligations of each Grantor hereunder shall be absolute and unconditional irrespective of:

(a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Grantor;

(b) any lack of validity or enforceability of the Term Loan Agreement or any other Loan Document, or any other agreement or instrument relating thereto;

(c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Term Loan Agreement or any other Loan Document or any other agreement or instrument relating thereto;

(d) any pledge, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

(e) any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, the Term Loan Agreement or any other Loan Document except as specifically set forth in a waiver granted pursuant to the provisions of Section 25 hereof; or

(f) any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Grantor (other than the occurrence of the Payment in Full of the Secured Obligations).

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Section 32. Severability.

Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 33. ABL Intercreditor Agreement.

Notwithstanding anything herein to the contrary:

(a) the Liens and security interests granted to the Collateral Agent pursuant to this Agreement, and the exercise of any right or remedy by the Collateral Agent hereunder, are subject to the provisions of the ABL Intercreditor Agreement. In the event of any conflict between the terms of the ABL Intercreditor Agreement and the terms of this Agreement, (i) as between the Collateral Agent, on one hand, and the Grantors, on the other hand, the terms of this Agreement shall govern and control, and (ii) as between the Collateral Agent, on one hand, and the ABL Collateral Agent, on the other hand, the terms of the ABL Intercreditor Agreement shall govern and control; and

(b) until the Discharge of ABL Obligations, to the extent the Grantors are required under the terms of the ABL Loan Documents to deliver any possessory Collateral constituting ABL Priority Collateral to the applicable ABL Agent, such delivery shall be deemed to satisfy any obligation hereunder to deliver such Collateral to the Collateral Agent so long as the applicable ABL Agent holds such Collateral as bailee for the Collateral Agent pursuant to the terms of the ABL Intercreditor Agreement.

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Signature Pages Omitted from Conformed Copy]

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